As filed with the Securities and Exchange Commission on May 19, 1998

                                                      Registration No. 333-52031
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            PRE-EFFECTIVE AMENDMENT
                                    NO. 1 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    THE FIRST AMERICAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

CALIFORNIA                                  6361                      95-1068610
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation of Organization) Classification Code No.) Identification No.)

                              114 EAST FIFTH STREET
                        SANTA ANA, CALIFORNIA 92701-4642
                                 (800) 854-3643
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                                                                       (COPIES TO)
               MARK R ARNESEN, ESQ.                            NEIL W. RUST, ESQ.                    BARBARA L. BORDEN, ESQ.
                     SECRETARY                                  WHITE & CASE LLP                        COOLEY GODWARD LLP
     THE FIRST AMERICAN FINANCIAL CORPORATION                 633 WEST FIFTH STREET                    4365 EXECUTIVE DRIVE
               114 EAST FIFTH STREET                      LOS ANGELES, CALIFORNIA 90071            SAN DIEGO, CALIFORNIA 92121
            SANTA ANA, CALIFORNIA 92701                          (213) 620-7700                           (619) 550-6000
                  (714) 558-3211
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)

     Approximate date of commencement of proposed sale to the public: with respect to the offering being made by the Registrant, as soon as practicable after this Registration Statement becomes effective and certain other conditions under the Merger Agreement are met or waived and with respect to the offering being made by the Selling Shareholders pursuant to Rule 415, on a delayed or continuous basis after the Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.( )

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.( )Registration No._____

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.( )Registration No._____


                                 ______________

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                     PROPOSED             PROPOSED
  TITLE OF EACH CLASS OF SECURITIES             AMOUNT                MAXIMUM             MAXIMUM                  AMOUNT OF
           TO BE REGISTERED                     TO BE             AGGREGATE PRICE        AGGREGATE               REGISTRATION
                                            REGISTERED(1)           PER UNIT(2)      OFFERING PRICE(3)              FEE(4)
======================================= ======================= ==================== =================== ===========================
    Common shares, $1.00 par value          838,095 shares            $74.063           $62,071,830               $2,339.04(5)
======================================= ======================= ==================== =================== ===========================

(1) Based upon the maximum number of Common shares of the Registrant issuable in the Merger described herein.

(2) The proposed maximum offering price per unit is based on the last sale price of the Registrant's Common shares on May 5, 1998. There can be no assurance as to the actual price of Common shares of the Registrant prior to, at or following the effective time of the Merger.

(3) Represents the maximum aggregate value of the Registrant's Common shares issuable to security holders of Data Tree Corporation in connection with the Merger.

(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended. The book value of the securities to be received by the Registrant as of March 31, 1998 was $7,928,955.

(5)  Previously paid.

                                 ______________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                 ______________

                              DATA TREE CORPORATION
                         550 WEST "C" STREET, SUITE 2040
                           SAN DIEGO, CALIFORNIA 92101

Dear Data Tree Shareholder:

     You are cordially invited to attend a Special Meeting of the Shareholders of Data Tree Corporation, a California corporation ("Data Tree"), which will be held at 9:00 a.m. California Time on June 1, 1998 (the "Data Tree Special Meeting") at the corporate offices of Data Tree at 550 West "C" Street, Suite 2040, San Diego, California 92101.

     At the Data Tree Special Meeting, you will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve the principal terms of (i) an Agreement and Plan of Merger dated as of March 27, 1998 by and among Data Tree, Harish Chopra, the Chief Executive Officer of Data Tree, The First American Financial Corporation, a California corporation (the "Company") and Image Acquisition Corp., a California corporation and wholly-owned subsidiary of the Company ("IAC"), whereby Data Tree will be merged with IAC (the "Merger") and Data Tree will continue as the surviving corporation and a wholly owned subsidiary of the Company and (ii) the related Agreement of Merger to be filed with the office of the Secretary of State of the State of California to effect the Merger. As a result of the Merger, the Company will issue that number of shares of Common Stock of the Company equal in value to $43,113,373 less the amount by which aggregate fees and expenses of counsel, accountants and financial advisors to Data Tree and personal counsel to Mr. Chopra exceed $1,000,000 (the net amount referred to herein as the "Purchase Price"). The exact number of shares of Company Common Stock to be issued to the shareholders of Data Tree (the "Merger Shares") will not be fixed until the end of the trading day immediately preceding the day of the Data Tree Special Meeting as such number is determined by dividing the Purchase Price by the average of the last reported sales prices of one share of the Company's Common Stock for the twenty consecutive trading days ending on the trading day immediately preceding the Data Tree Special Meeting; provided, however, that in no circumstances will the total Merger Shares be more than 838,095 shares of Company Common Stock. Assuming an average price of $76.313 for one share of the Company's Stock (the closing price of a share of Company Stock as reported on the New York Stock Exchange on May 15, 1998) and a total Purchase Price of $43,013,373 (which assumes $100,000 of aggregate expenses in excess of $1,000,000) the Data Tree shareholders would be entitled to receive in the aggregate approximately 563,644 shares of the Company's Common Stock. Each share of Data Tree Common Stock (other than Dissenting Shares, as defined in the attached Prospectus/Proxy Statement) outstanding immediately prior to the consummation of the Merger will be converted into the right to receive that fraction of a share of the Company's Common Stock, equal to the Merger Shares divided by the total number of shares of Data Tree Common Stock outstanding immediately prior to the consummation of the Merger. Each Data Tree shareholder will receive in the Merger a whole number of shares of the Company's Common Stock, plus cash in lieu of a fractional share.

     The Merger Proposal is described more fully in the accompanying Notice of Special Meeting of the Shareholders of Data Tree and The First American Financial Corporation Prospectus and Data Tree Corporation Proxy Statement (the "Prospectus/Proxy Statement").

         Among other things, as a condition to the closing of the Merger, the Merger Proposal must be approved by the vote of 100% of the shareholders of Data Tree. If the requisite approval of the shareholders of Data Tree is received and all other conditions to the Merger are satisfied or waived, the Merger is anticipated to close by June 1, 1998.

     Holders of Data Tree Common Stock may, by complying with Chapter 13 of the California General Corporation Law, be entitled to dissenters' rights and the receipt of cash payment for their shares as set forth therein.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, DATA TREE AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

     You are urged to review carefully the information contained in the accompanying Prospectus/Proxy Statement, including in particular the information under the captions "Risk Factors" and "The Merger - Background Of The Acquisition; Reasons for the Merger" prior to voting on the Merger and the Merger Agreement.

     Whether or not you expect to attend the Data Tree Special Meeting, please complete, sign, date and return the enclosed proxy card in the postage-prepaid envelope to assure that your shares will be represented at the Data Tree Special Meeting. You may revoke your proxy at any time before it has been voted, and if you attend the Data Tree Special Meeting you may vote in person even if you have previously returned your proxy card.

     Regardless of the number of shares you own, your vote for the approval and adoption of the Merger Agreement is important. Your prompt attention to this matter is appreciated.

                                Very truly yours,

                                /s/ Harish K. Chopra

                                Harish K. Chopra
                                President and Chairman of the Board of Directors

                              DATA TREE CORPORATION
                         550 WEST "C" STREET, SUITE 2040
                           SAN DIEGO, CALIFORNIA 92101


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 1,1998

Dear Data Tree Shareholder:

     PLEASE TAKE NOTICE that a Special Meeting of Shareholders (the "Data Tree Special Meeting") of Data Tree Corporation, a California corporation ("Data Tree"), will be held on June 1, 1998, commencing at 9:00 a.m., California Time, at 550 West "C" Street, Suite 2040, San Diego, California 92101 for the following purpose:

     To consider and vote upon a proposal (the "Merger Proposal") to approve the principal terms of (i) the Agreement and Plan of Merger dated as of March 27, 1998 (the "Merger Agreement"), by and among The First American Financial Corporation, a California corporation (the "Company"), Image Acquisition Corp., a California corporation and wholly-owned subsidiary of the Company ("IAC"), Data Tree and Harish Chopra, the President and Chairman of the Board of Directors of Data Tree, pursuant to which, among other things, (a) IAC will merge with and into Data Tree, with Data Tree continuing as the surviving corporation and becoming a wholly-owned subsidiary of the Company (the "Merger") and (b) each issued and outstanding share of Data Tree Common Stock, no par value, will be converted into the right to receive a fraction of a share of Common Stock of the Company, $1.00 par value per share, such fraction to be determined in accordance with the Merger Agreement on the day prior to the Data Tree Special Meeting and (ii) the related Agreement of Merger to be filed with the office of the Secretary of State of the State of California to effect the Merger. Each Data Tree shareholder will receive in the Merger a whole number of shares of the Common Stock of the Company, plus cash in lieu of a fractional share.

     As a result of the Merger, the Company will issue that number of shares of Common Stock of the Company equal in value to $43,113,373 less the amount by which aggregate fees and expenses of counsel, accountants and financial advisors to Data Tree and personal counsel to Mr. Chopra exceed $1,000,000 (the net amount referred to herein as the "Purchase Price"). The exact number of shares of Company Common Stock to be issued to the shareholders of Data Tree (the "Merger Shares") will not be fixed until the end of the trading day immediately preceding the day of the Data Tree Special Meeting as such number is determined by dividing the Purchase Price by the average of the last reported sales prices of one share of the Company's Common Stock for the twenty consecutive trading days ending on the trading day immediately preceding the Data Tree Special Meeting; provided, however, that in no circumstances will the total Merger Shares be more than 838,095 shares of Company Common Stock. Assuming an average price of $76.313 for the Company's Stock (the closing price of a share of Company Stock as reported on the New York Stock Exchange on May 15, 1998) and a total Purchase Price of $43,013,373 (which assumes $100,000 of aggregate expenses in excess of $1,000,000) the Data Tree shareholders would be entitled to receive in the aggregate approximately 563,644 shares of Stock. Each share of Data Tree Common Stock (other than Dissenting Shares, as defined in the attached Prospectus/Proxy Statement) outstanding immediately prior to the consummation of the Merger will be converted into the right to receive that fraction of a share of the Company's Common Stock, equal to the Merger Shares divided by the total number of shares of Data Tree Common Stock outstanding immediately prior to the consummation of the Merger.

     The Merger Proposal and other related matters are described more fully in the attached Prospectus of The First American Financial Corporation and the Data Tree Corporation Proxy Statement (the "Prospectus/Proxy Statement") and the Annexes thereto. A copy of the Merger Agreement is attached as Annex A to the Prospectus/Proxy Statement and a copy of the Agreement of Merger to be filed with the office of the Secretary of State of the State of California to effect the Merger is attached as Annex B to the Prospectus/Proxy Statement.

     The Board of Directors of Data Tree has fixed the close of business on May 15, 1998 as the record date for the determination of shareholders of Data Tree entitled to notice of and to vote at the Data Tree Special Meeting and any adjournments or postponements thereof. Only holders of record of Data Tree Common Stock on the record date are entitled to vote at the Data Tree Special Meeting.

     Among other things, as a condition to the closing of the Merger, the Merger Proposal must be approved by the vote of 100% of the shareholders of Data Tree. If the requisite approval of the shareholders of Data Tree is received and all other conditions to the Merger are satisfied or waived, the Merger is anticipated to close by June 1, 1998.

     Holders of Data Tree Common Stock may, by complying with Chapter 13 of the California General Corporation Law (the "CGCL"), be entitled to dissenters' rights and the receipt of cash payment for their shares as set forth therein. A copy of Chapter 13 of the CGCL is attached as Annex C to this Prospectus/Proxy Statement.

     Your vote is important no matter how many shares you hold. You can ensure that your shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy card will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of Data Tree at Data Tree's corporate offices at 550 West "C" Street, Suite 2040, San Diego, California 92101, by signing and returning a later dated proxy or by voting in person at the Data Tree Special Meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE DATA TREE SPECIAL MEETING, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.


                                              By Order of the Board of Directors

                                              /s/ Michael D. Reynolds
                                              Michael D. Reynolds
                                              Secretary

San Diego, California
May 22, 1998

               THE FIRST AMERICAN FINANCIAL CORPORATION PROSPECTUS
                      DATA TREE CORPORATION PROXY STATEMENT


     The First American Financial Corporation, a California corporation (the "Company"), has filed a Registration Statement on Form S-4 (the "Registration
Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering up to 838,095 of its Common shares, $1.00 par value (all Common shares of the Company, including the 838,095 Common shares referenced herein, the "Stock"), to be issued in connection with the proposed merger (the "Merger") of Image Acquisition Corp., a California corporation and wholly-owned subsidiary of the Company ("IAC"), with and into Data Tree Corporation, a California corporation ("Data Tree"), pursuant to the terms set forth in the Agreement and Plan of Merger, dated as of March 27, 1998 (the "Merger Agreement"), by and among the Company, IAC, Data Tree and Harish Chopra, an individual residing in Rancho Santa Fe, California ("Chopra").

     This Prospectus/Proxy Statement is being furnished to the shareholders of Data Tree on behalf of the Data Tree board of directors (the "Data Tree Board") for use at the Data Tree Special Meeting to be held at 9:00 a.m., California Time, on June 1, 1998 at the corporate offices of Data Tree at 550 West "C" Street, Suite 2040, San Diego, California, and at any adjournments of postponements thereof. The Data Tree Special Meeting is being called to solicit the approval by the shareholders of Data Tree of the principal terms of the Merger Agreement and the related Agreement of Merger, the proposed Merger and the transactions contemplated thereby (the "Merger Proposal").

     Pursuant to the Merger Agreement, upon the consummation of the Merger, Data Tree will become a wholly-owned subsidiary of the Company and Data Tree Stock (as defined below) will be converted into the right to receive shares of the Stock and cash in lieu of fractional shares of Stock. As used herein, "Data Tree Stock" means all issued and outstanding common shares of Data Tree. The Merger Agreement contemplates that to acquire the Data Tree Stock the Company will issue Stock in an amount equal in value to the difference between (x) $43,113,373 and (y) such reasonable fees and expenses of the counsel, accountants and financial advisors of Data Tree and personal counsel to Chopra which exceed in the aggregate $1,000,000 (the net amount referred to herein as the "Purchase Price"). Dissenting Shareholders (as defined below) will not receive shares of Stock and the value of shares of Stock issued in the Merger will be decreased by the value of the Stock that would have been issued to such Dissenting Shareholder had such shareholder not dissented. It is a condition to the Merger that there be no Dissenting Shareholders. The exact number of shares of Stock to be issued by the Company pursuant to the Merger shall be determined by dividing the Purchase Price by the average of the last reported sales price on the New York Stock Exchange of one share of Stock for the twenty consecutive Trading Days (as defined below) ending on the Trading Day immediately prior to the date that the Data Tree shareholders meet to vote on the Merger (the "Data Tree Special Meeting"). As used herein, a "Trading Day" is a day on which the New York Stock Exchange is open for at least one-half of its normal business hours. As of May 4, 1998 there were 7,039,830 shares of Data Tree Stock issued and outstanding and warrants to acquire 110,136 shares of Data Tree Stock. See "The Merger Agreement - Conversion of Securities."

     This Prospectus/Proxy Statement ("Prospectus/Proxy  Statement") constitutes
(a) the Prospectus of the Company filed as part of the Registration Statement and (b) the Proxy Statement of Data Tree relating to the Data Tree Special Meeting called to vote on the approval and adoption of the Merger Agreement.

     All information herein with respect to Data Tree has been furnished by Data Tree, all information herein with respect to Chopra has been furnished by Chopra and all information herein with respect to the Company and IAC has been furnished by the Company. This Prospectus/Proxy Statement is first being mailed to shareholders of Data Tree on or about May 22, 1998.

     Shares of Stock issued to Data Tree "affiliates," as used within the meaning of Rule 145 promulgated under the Securities Act pursuant to this Prospectus/Proxy Statement may be reoffered pursuant hereto by such holders thereof (the "Selling Shareholders") from time to time in transactions on the open market, in negotiated transactions, through the writing of options on such shares of Stock or through a combination of such methods of sale, at negotiated prices, fixed prices which may be changed, market prices prevailing at the time of sale or prices relating to such prevailing market prices. See "Selling Shareholders."

     The Stock is traded on the New York Stock Exchange under the symbol "FAF." On May 15, 1998, the last sales price of the Stock as reported on the New York Stock Exchange was $76.313.

     Holders of Data Tree Stock may, by complying with Chapter 13 of the California General Corporation Law (the "CGCL"), be entitled to dissenters' rights and the receipt of cash payment for their shares as set forth therein. A copy of Chapter 13 of the CGCL is attached as Annex C to this Prospectus/Proxy Statement. See "The Data Tree Special Meeting - Dissenters' Rights."

     SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY DATA TREE SHAREHOLDERS BEFORE VOTING IN FAVOR OF THE MERGER.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS MAY 19, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THESE MATTERS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR DATA TREE. THIS
PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE SHARES OF STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE STOCK OFFERED HEREBY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR ANY SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THE DATE OF THE DOCUMENT CONTAINING SUCH INCORPORATED INFORMATION, AS THE CASE MAY BE.

     Titlescape(R)and IDEA(TM)are trademarks of Data Tree. This Prospectus/Proxy Statement may also include trademarks and trade names which are the property of their respective owners.



TABLE OF CONTENTS
Available Information..................................................................................inside cover
Incorporation of Documents by Reference................................................................inside cover
Forward Looking Statements.............................................................................inside cover
Summary...........................................................................................................1
Risk Factors.....................................................................................................18
The Data Tree Special Meeting....................................................................................20
Beneficial Security Ownership of Certain Owners and Management of Data Tree......................................24
The Merger ......................................................................................................25
The Merger Agreement.............................................................................................33
Use of Proceeds..................................................................................................45
Selling Shareholders.............................................................................................45
Plan of Distribution.............................................................................................47
The First American Financial Corporation.........................................................................49
Image Acquisition Corp...........................................................................................53
Data Tree Corporation............................................................................................53
Management's Discussion and Analysis and Results of Operations of Data Tree......................................57
Comparison of Rights of Holders of Data Tree Stock and Company Stock.............................................62
Tax Matters......................................................................................................67
Description of the Stock.........................................................................................70
Legal Matters....................................................................................................73
Experts..........................................................................................................73
Index to Data Tree's Financial Statements........................................................................73
Financial Statements - Data Tree Corporation....................................................................F-1
Annex A - Agreement and Plan of Merger..........................................................................A-1
Annex B - Agreement of Merger...................................................................................B-1
Annex C - Chapter 13 of the CGCL................................................................................C-1
Annex D - The Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1997..................D-1
Annex E - The Company's Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 1998.............E-1
Annex F - The Company's Report on Form 8-K dated January 23, 1998...............................................F-1
Annex G - The Company's Report on Form 8-K dated January 27, 1998...............................................G-1
Annex H - The Company's Report on Form 8-K dated March 18, 1998.................................................H-1
Annex I - The Company's Report on Form 8-K dated March 31, 1998.................................................I-1
Annex J - The Company's Report on Form 8-K dated April 7, 1998..................................................J-1
Annex K - The Company's Registration Statement on Form 8-A dated November 7, 1997...............................K-1

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding the Company. In addition, such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which the shares of Stock of the Company are listed.

     Data Tree is not subject to the informational requirements of the Exchange Act and, as a result, does not file reports, proxy or information statements or other information with the Commission.

     This Prospectus/Proxy Statement constitutes part of a Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. In accordance with the rules and regulations of the Commission, this Prospectus/Proxy Statement does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto. For further information concerning the Company and the Stock offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules filed therewith which may be obtained at the
Commission's offices whose addresses are listed above. The Registration Statement has been filed electronically and may be obtained at the Commission's Web site listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company hereby states that all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Prospectus/Proxy Statement and prior to the termination of any offering or resale of securities made by this Prospectus/Proxy Statement, shall be deemed to be incorporated by reference in this Prospectus/Proxy Statement and to be part hereof from the date of filing of such documents. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

     THIS PROSPECTUS/PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS FILED BY THE COMPANY WITH THE COMMISSION AFTER THE DATE OF THIS PROSPECTUS/PROXY STATEMENT AND PRIOR TO THE TERMINATION OF OFFERING OR RESALE OF SECURITIES MADE BY THIS PROSPECTUS/PROXY STATEMENT. SHOULD ANY DOCUMENT BE FILED WITH THE COMMISSION DURING SUCH PERIOD, THESE DOCUMENTS WILL BE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS/PROXY STATEMENT IS DELIVERED UPON FIVE BUSINESS DAYS' WRITTEN OR ORAL REQUEST OF MARK R ARNESEN, VICE PRESIDENT AND SECRETARY, THE FIRST AMERICAN FINANCIAL CORPORATION, 114 EAST FIFTH STREET, SANTA ANA, CALIFORNIA 92701-4642; TELEPHONE NUMBER (714) 558-3211.

                           FORWARD-LOOKING STATEMENTS

     Except for historical information contained in this Prospectus/Proxy Statement and in any documents incorporated in this Prospectus/Proxy Statement by reference, the matters discussed herein and therein contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including, without limitation, the effect of economic conditions, interest rates, market demand, competition and other risks detailed herein and in the Company's other filings with the Commission.

                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus/Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Prospectus/Proxy Statement and the Annexes hereto. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Prospectus/Proxy Statement. Data Tree shareholders are urged to read this Prospectus/Proxy Statement and the Annexes in their entirety.

THE COMPANIES

     THE FIRST AMERICAN FINANCIAL CORPORATION.

     The Company was organized in 1894 as Orange County Title Company, succeeding to the business of two title abstract companies founded in 1889 and operating in Orange County, California. In 1924, the Company commenced issuing title insurance policies. In 1986, the Company began a diversification program by acquiring and developing financial service businesses closely related to the real estate transfer and closing process. The Company is a California corporation.

     The Company, through its subsidiaries, is engaged in the business of providing real estate-related financial and information services to real property buyers and mortgage lenders. The Company's products and services include title insurance, tax monitoring, credit reporting, property data services, flood certification, field inspection services, appraisal services, mortgage loan servicing systems, mortgage document preparation and home warranty services. The Company also provides investment, trust and thrift services. Although industry-wide data for 1997 is not currently available, the Company believes that First American Title Insurance Company ("FATICO") was the largest title insurer in the United States, based on premiums written, and its wholly owned subsidiary, First American Real Estate Information Services, Inc., ("FAREISI") was the nation's largest provider of flood zone determinations, based on the number of flood zone determinations issued, the nation's largest mortgage credit reporting service, based on the number of credit reports issued, and the nation's second largest provider of tax monitoring services, based on the number of loans under service. The Company also believes that its majority owned subsidiary, First American Home Buyers Protection Corporation, was one of the largest providers of home warranties in the United States, based on the number of home protection contracts under service. The title insurance and real estate information segments operate through networks of offices nationwide. The Company, through FATICO and its subsidiaries, transacts the business of title insurance through a network of more than 300 branch offices and over 4,000 independent agents. The Company also offers its title services in Australia, the Bahama Islands, Bermuda, Canada, Guam, Mexico, Puerto Rico, the U.S. Virgin Islands and the United Kingdom. Home warranty services are available in certain counties of Arizona, California, Nevada, North Carolina, South Carolina, Texas, Utah and Washington. The trust, banking and thrift businesses operate in Southern California only. See "The First American Financial Corporation."

     The Company's executive offices are located at 114 East Fifth Street, Santa Ana, California 92701, and its telephone number at that address is (714) 558-3211.

     IMAGE ACQUISITION CORP.

     IAC was incorporated in California in March 1998 for the purpose of effecting the acquisition of Data Tree via the Merger. IAC has no material assets and has not engaged in any activities except in connection with the proposed acquisition of Data Tree. IAC's principal offices are located at 114 East Fifth Street, Santa Ana, California 92701, and its telephone number at that address is (714) 558-3211. See "Image Acquisition Corp."

     DATA TREE CORPORATION.

     Data Tree, a California close corporation, was founded in 1987 by Chopra. Today, Data Tree is a leading provider of document imaging and database management systems and services to the title insurance industry and county recorders and other government agencies. Data Tree believes it maintains one of the largest proprietary image databases of recorded documents with over 400 million images. It offers its proprietary products and services through a network of nine data centers in five states. Title customers access its database via a PC-based image workstation.

     Data Tree primarily offers two products: Titlescape(R)and IDEA(TM)(Indexing Document Extraction Application). Titlescape(R) is a subscription-based, Windows compliant software package that combines access to on-line historical databases with integration software that enables customers to combine their title processing applications into one system, either on one desktop PC or on a complete network of PCs. IDEA(TM) is a turnkey imaging, indexing and document management system designed for county recorders and other governmental agencies. The system simplifies and expedites the maintenance of documents by allowing the user to convert paper documents and other input media into electronic images and then manage the storage, retrieval and routing of these images.

     Data Tree's executive offices are located at 550 West "C" Street, Suite 2040, San Diego, California 92101, and its telephone number at that address is
(619) 231-3300.

THE MERGER

     Upon consummation of the Merger pursuant to the Merger Agreement, IAC will be merged with and into Data Tree, with Data Tree continuing as the surviving corporation (the "Surviving Corporation") and becoming a wholly-owned subsidiary of the Company. Each share of Data Tree Stock, other than Dissenting Shares (defined below), which is issued and outstanding at the Effective Time (as defined below) will be converted into the right to receive a fraction of a share of Stock, which fraction will be determined after both the occurrence of the Data Tree Special Meeting and the final determination of the fees of advisors to Data Tree and Chopra. See "The Merger Agreement - Manner and Basis for Converting Shares."

     It is anticipated that the Merger will become effective as promptly as practicable after the approval of the Data Tree shareholders has been obtained and all other conditions to the Merger have been satisfied or waived. If the Effective Time does not occur within one month of the closing of the Merger, the parties to the Merger Agreement have the right to terminate the Merger Agreement.

DATE AND PLACE OF THE MEETINGS

     The Data Tree Special Meeting will be held on June 1, 1998 at 9:00 a.m. California Time, at the corporate offices of Data Tree located at 550 West "C" Street, Suite 2040, San Diego, California 92101. See "The Data Tree Special Meeting."

RECORD DATE

     Only holders of record on the close of business on May 15, 1998 (the "Record Date") of issued and outstanding shares of Data Tree Stock are entitled to notice of and to vote to approve the Merger Proposal. As of May 15, 1998 there were 27 shareholders of record and 7,039,830 shares of Data Tree Stock issued and outstanding. See "The Data Tree Special Meeting - Record Date; Quorum."

PURPOSE OF THE MEETING

     The purpose of the Data Tree Special Meeting is to consider and vote upon the Merger Proposal. See "The Data Tree Special Meeting - Matters to Be Considered at the Meeting."

MERGER APPROVAL

     Under California law, approval of the Merger Proposal requires the affirmative vote of holders of two-thirds of the outstanding shares of Data Tree Stock entitled to vote; however, the Merger Agreement requires that no Data Tree shareholders entitled to vote dissent from the Merger. Therefore, the terms of the Merger Agreement effectively require the affirmative vote of 100% of the outstanding shares of Data Tree Stock to approve the Merger Proposal. A vote of the Company's shareholders is not required to approve the Merger. The approval of the sole shareholder of IAC is required. Such approval has already been obtained.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     As of May 1, 1998, certain directors and executive officers of Data Tree, and their affiliates held or may be deemed to have held 975,000 shares of Data Tree Stock directly or beneficially, representing 13.85% of the outstanding shares of Data Tree Stock.

     As of May 1, 1998, certain directors and executive officers of the Company, and their affiliates held or may be deemed to have held 1,239,941 shares of Stock directly or beneficially, representing 6.9% of the outstanding shares of the Company.

     Two employees of Data Tree, Michael D. Reynolds and William P. Dow, will receive certain benefits as a result of the Merger, including a bonus equal to 20% of their respective salaries. Certain other employees will also receive a cash bonus between $10,000 and $25,000 each as a result of the Merger. See "The Merger - Interests of Directors, Officers and Employees in the Merger."

     Chopra, the Chief Executive Officer, a director and a shareholder of Data Tree, will also receive certain benefits as a result of the Merger. Upon consummation of the Merger, he will become subject to a five-year employment agreement with the successor to the Surviving Corporation which will pay him a salary equal to $250,000 and a bonus equal to 2% of the adjusted pre-tax earnings of the successor to the Surviving Corporation. An entity established by Chopra will also receive a 20% interest in the successor to the Surviving Corporation in exchange for an $11,000,000 secured promissory note with a two and one-half year term and a seven-year noncompetition agreement. This same entity will enter into a supply agreement with the successor to the Surviving Corporation pursuant to which that entity will receive during the two and one-half year term of the agreement in excess of $11,000,000. See "The Merger - Interests of Directors, Officers and Employees in the Merger."

     Carl Strunk, a director and shareholder of Data Tree, is the Executive Vice President, Finance of Fidelity National Financial, Inc. ("Fidelity") and a Vice President of Cal West Service Corporation, a major shareholder of Data Tree and a wholly-owned subsidiary of Fidelity.

REGULATORY REQUIREMENTS

     The   consummation   of  the  Merger  is  subject  to  certain   regulatory
requirements, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). The Company's and Data Tree's request for early termination of the applicable 30-day waiting period has been granted. See "The Merger - Regulatory Requirements."

DISSENTERS' RIGHTS

     It is a condition precedent to the consummation of the Merger that no Data Tree shareholder dissents from the Merger. However, in the event that this condition is waived, holders of Data Tree Stock who do not vote in favor of the Merger may, under certain circumstances and by following the procedures outlined in the CGCL, exercise dissenters' rights and receive cash for their shares of Data Tree Stock in an amount equal to the fair value of the Data Tree Stock as determined pursuant to such procedure. Should a Data Tree shareholder attempt to exercise dissenters' rights and fail to make a proper demand for payment or otherwise loses his or her status as a dissenting shareholder, such Data Tree shareholder shall be entitled to receive the same number of shares of Stock and cash payment in lieu of any fractional share that he or she would have received in the Merger if he or she had not attempted to exercise dissenters' rights. See "The Data Tree Special Meeting - Dissenters' Rights."

EFFECT OF THE MERGER

     Upon consummation of the Merger, pursuant to the Merger Agreement: (i) IAC will be merged with and into Data Tree, Data Tree will become the surviving corporation and, consequently, a wholly-owned subsidiary of the Company, (ii) each issued and outstanding share of Data Tree Stock, other than Dissenting Shares, will be converted into the right to receive that fraction of a share of Stock equal to the Purchase Price divided by the total number of shares of Data Tree Stock issued and outstanding immediately prior to the consummation of the Merger. Each share of Data Tree Stock will be so converted by virtue of the Merger and without any action on the part of the holder thereof. Fractional shares of the Stock will not be issued in connection with the Merger; Data Tree shareholders entitled to receive a fractional share of Stock will be paid the value of such fractional share of Stock in cash.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     It is intended that the Merger be a tax-free reorganization, so that no gain or loss would be recognized by the Company, Data Tree or the Data Tree shareholders, except with respect to cash received by the Data Tree shareholders in lieu of fractional shares or for dissenters' shares. It is a condition to the Merger that Data Tree shall have received an opinion of its counsel to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code and that no gain or loss will be recognized by Data Tree or Data Tree's shareholders as a result of the Merger. See "Tax Matters."

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The selected historical consolidated financial data of the Company as of and for the years ended December 31, 1995 through 1997 and for the quarterly periods ended March 31, 1997 and 1998 have been derived from their respective historical financial statements and should be read in conjunction with such financial statements and notes thereto of the separate companies, which are included elsewhere in this Prospectus/Proxy Statement or incorporated herein. The selected historical financial information with respect to the Company's statements of income for each of the two years ended December 31, 1993 and 1994 and with respect to the Company's balance sheets at December 31, 1993, 1994 and 1995 are derived from the audited financial statements of the Company which are not included in this Prospectus/Proxy Statement.

     The selected historical financial data set forth below with respect to Data Tree's statement of income for the six months ended March 31, 1997 and 1998 and with respect to its balance sheet at March 31, 1998, is derived from the unaudited financial statements of Data Tree, included elsewhere in this Prospectus/Proxy Statement. The selected historical financial information set forth below with respect to Data Tree's statements of income for each of the three years ended September 30, 1995 through 1997 and with respect to Data Tree's balance sheets at September 30, 1997 and 1996 are derived from the financial statements of Data Tree, which have been audited by Ernst & Young LLP, independent auditors, included elsewhere in this Prospectus/Proxy Statement. The selected historical financial information with respect to Data Tree's statements of income for each of the two years ended September 30, 1993 and 1994 and with respect to Data Tree's balance sheets at September 30, 1993, 1994 and 1995 are derived from the audited financial statements of Data Tree which are not included in this Prospectus/Proxy Statement.

     In the opinion of Data Tree's management, the unaudited financial statements include all adjustments consisting only of normal recurring accruals, that Data Tree considers necessary for a fair presentation of the results of operations and financial position of Data Tree for each of the periods presented. Operating results for Data Tree for the six months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending September 30, 1998.

     The financial statement data set forth below should be read in conjunction with, and are qualified in their entirety by reference to, the financial statements and notes related thereto included elsewhere in this Prospectus/Proxy Statement and "Data Tree's Management's Discussion and Analysis of Financial Condition and Results of Operations."

             Company Selected Historical Consolidated Financial Data

     The summary below should be read in connection with the financial information included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which is attached hereto as Annex D, and the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, which is attached hereto as Annex E.

                                                                                                          Three Months Ended
                                                     Year Ended December 31,                                   March 31,
                              -----------------------------------------------------------------------------------------------------
                                  1993          1994          1995           1996          1997          1997            1998
                                  ----          ----          ----           ----          ----          ----            ----
                                             (Dollars in thousands, except per share data)
INCOME STATEMENT DATA:

Revenues:
  Operating revenues            $1,379,781    $1,356,946     $1,227,185    $1,571,168     $1,860,205      $376,425       $561,614

  Investment and other
  income                           $18,645       $19,447        $23,031       $26,398        $27,256        $6,452        $43,435
                                ----------    ----------     ----------    ----------     ----------      --------       --------
                                $1,398,426    $1,376,393     $1,250,216    $1,597,566     $1,887,461      $382,877       $605,049
                                ----------    ----------     ----------    ----------     ----------      --------       --------
Expenses:
  Salaries and other
  personnel costs                 $397,902      $423,328       $431,984      $531,250       $647,750      $140,787       $199,122

  Premiums retained by
  agents                          $504,375      $533,598       $413,444      $516,593       $563,137      $122,193       $140,045

  Other operating expenses        $222,934      $232,532       $257,823      $322,709       $411,319       $82,347       $135,000

  Provision for title
  losses and other claims         $125,588      $110,230        $90,387       $86,487        $90,323       $18,592        $27,328

  Depreciation and
  amortization                     $16,333       $19,796        $20,790       $27,242        $38,149        $8,598        $13,706

  Interest                          $4,419        $6,267         $6,242        $4,796         $9,994        $1,122         $3,576

  Minority interest                 $5,267        $2,944         $2,132        $2,624         $3,676          $311         $7,753
                                ----------    ----------     ----------    ----------     ----------       --------      --------
                                $1,276,818    $1,328,695     $1,222,802    $1,491,701     $1,764,348      $373,950       $526,530
                                ----------    ----------     ----------    ----------     ----------       --------      --------

Income before premium and
income taxes                      $121,608       $47,698        $27,414     $105,865        $123,113         $8,927       $78,519

Premium taxes                      $17,617       $15,453        $13,627      $16,676         $16,904         $4,161        $4,154
                                ----------    ----------     ----------    ----------     ----------       --------      --------
Income before income taxes        $103,991       $32,245        $13,787      $89,189        $106,209         $4,766       $74,365

Income taxes                       $41,900       $13,300         $6,200      $35,600         $41,500         $1,900       $29,400
                                ----------    ----------     ----------    ----------     ----------       --------      --------
Income before cumulative
effect  of a change in
accounting for income taxes        $62,091       $18,945         $7,587      $53,589         $64,709         $2,866       $44,965

Cumulative effect of a
change in accounting for
income taxes                        $4,200            --             --           --              --             --            --
                                ----------    ----------     ----------    ----------     ----------       --------      --------
Net income                         $66,291       $18,945         $7,587      $53,589         $64,709         $2,866       $44,965
                                ==========    ==========     ==========    ==========     ==========       ========      ========


EARNINGS PER SHARE DATA:*

Basic                                $3.89         $1.10          $0.44        $3.12           $3.73          $0.17         $2.57

Diluted                              $3.89         $1.10          $0.44        $3.09           $3.64          $0.16         $2.49
                                     =====         =====          =====        =====           =====          =====         =====

                                                                  December 31,                                March 31,
                                    1993          1994           1995        1996           1997                1998
BALANCE SHEET DATA:

Cash and invested assets          $359,127      $368,999       $340,089     $364,620        $411,014          $435,948

Total assets                      $786,448      $828,649       $873,778     $979,794      $1,168,144        $1,298,955

Notes and contracts payable        $85,022       $89,600        $77,206      $71,257         $41,973           $39,149

Guaranteed preferred
beneficial interest in the
Company's junior
subordinated deferrable
interest debentures                     --            --             --           --        $100,000          $100,000

Total stockholders' equity        $283,718      $292,110       $302,767     $352,465        $411,412          $463,349

OTHER DATA:

Loss ratio                            9.1%          8.1%           7.4%         5.5%            4.9%              4.9%

Ratio of debt to total
capitalization**                     21.5%         22.1%          19.1%        16.0%            7.3%              5.9%

Cash dividends per share             $0.34         $0.40          $0.40        $0.46           $0.51             $0.15

*    Based upon the weighted average number of common shares outstanding.
**   Capitalization   includes  minority   interests  and  junior   subordinated
     deferrable interest debentures.

                  Data Tree Selected Historical Financial Data

     The summary below should be read in connection with the financial information beginning on page F-1 of this Prospectus/Proxy Statement.


                                               Year Ended September 30,                              Six Months Ended
                                                                                                         March 31,
                      --------------------------------------------------------------------------------------------------------
                          1993           1994          1995            1996             1997        1997         1998
                          ----           ----          ----            ----             ----        ----         ----
STATEMENTS OF
INCOME DATA:

Net Sales                $1,930,647    $3,407,032     $4,564,818       $7,470,333      $8,375,982   $3,819,998      $4,626,394

Gross Profit             $1,342,346    $2,685,532     $3,303,234       $5,486,108      $6,080,872   $2,815,273      $3,151,763

Income from
Operations                 $765,471      $824,029     $1,254,708       $2,771,283      $3,257,530   $1,522,724      $1,248,721

Net Income                 $413,505      $335,510       $529,251       $1,371,913      $1,770,402     $752,135        $637,427

EARNINGS PER SHARE
DATA:*                        $0.08         $0.07          $0.10            $0.21           $0.25        $0.11           $0.09


                                                    September 30,                                          March 31,
                          -----------------------------------------------------------------------------------------------
                          1993           1994          1995            1996             1997                 1998
                          ----           ----          ----            ----             ----                 ----

BALANCE SHEET DATA:

Cash and cash
equivalents                $727,067      $199,730       $478,098         $641,848      $1,746,777          $497,052

Total assets             $4,059,547    $7,625,342    $11,178,507      $14,762,259     $21,257,627       $21,125,377

Notes payable, less
current portion          $1,500,000    $4,500,000     $6,369,426       $6,895,373      $7,400,000        $6,250,000

Total shareholders'
equity                   $1,000,622    $1,335,932     $1,865,183       $3,937,096      $7,291,528        $7,928,955

* Calculated based on the number of shares reported to be issued and outstanding on the Data Tree Balance Sheet (5,125,000 in 1993; 5,125,000 in 1994; 5,125,000 in 1995; 6,406,250 in 1996; 7,039,830 in 1997; 7,039,830
     for the six months ended March 31, 1998 and 1997).


                        Company, Experian and Data Tree
              Unaudited Pro Forma Selected Combined Financial Data

     The following pro forma combined financial data gives effect to the joint venture with Experian Information Solutions, Inc. ("Experian") and the acquisition of Data Tree. See "The First American Financial Corporation - Business Segments." The pro forma combined financial data includes the effects of the joint venture with Experian because immediately following consummation of the Merger, the Data Tree business will be combined with the Digistar business already owned as part of the joint venture between the Company and Experian and certain balances on these statements would be different if Experian was not included. The business combination with Experian and the acquisition of Data Tree have been accounted for by the purchase method and reflect adjustments as if the transaction occurred on January 1, 1997, for income statement purposes and December 31, 1997, for balance sheet purposes.

     The pro forma selected financial data is not intended to be indicative of the financial condition or results of operations that would have been reported if the transactions had occurred on the dates specified. The pro forma combined income statement does not reflect cost savings related to economies of scale that the Company's management believes will be realized as a result of the transactions. The pro forma combined balance sheet includes all allocations of the Purchase Price to certain acquired assets and liabilities based on their fair values. Final allocation of the Purchase Price is subject to valuations and other studies that are not yet complete.

Pro Forma Combined Balance Sheet:
($ in thousands)


                                              DECEMBER 31,        DECEMBER 31,      SEPTEMBER 30,
                                                 1997                1997               1997          PRO FORMA        PRO FORMA
                                            FIRST AMERICAN         EXPERIAN           DATA TREE      ADJUSTMENTS       COMBINED
                                            --------------        -----------       -------------    -----------       ---------
ASSETS

Cash and cash equivalents                        $181,531                $697          $1,747               -          $183,975

Accounts and accrued income receivable           $128,017             $15,362          $1,342               -          $144,721

Investments

   Deposits with savings and loan
   associations and banks                         $29,029                   -               -               -           $29,029

   Debt securities                               $151,503                   -               -               -          $151,503

   Equity securities                              $13,904                   -               -               -           $13,904

   Other long-term investments                    $35,047                   -               -               -           $35,047
                                               ----------                                                             ----------
                                                 $229,483                   -               -               -          $229,483

Loans receivable                                  $63,378                   -               -               -           $63,378

Property and equipment, net                      $200,377             $22,773          $3,587   (1)(2) $9,360          $236,097

Title plants and other indexes                   $100,626                             $13,765   (1)(2)$71,331          $185,722

Assets acquired in connection with
claim settlements                                 $21,119                    -             -                -           $21,119

Deferred income taxes                             $31,563                    -       ($2,568)               -           $28,995

Goodwill and other intangibles                   $132,361                    -             -                -          $132,361

Deferred policy acquisition costs                 $25,016                    -             -                -           $25,016

Other assets                                      $54,673              $1,449            $817               -           $56,939
                                               ----------             -------         -------                        ----------
                                               $1,168,144             $40,281         $18,690         $80,691        $1,307,806
                                               ==========             =======         =======         =======        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Demand deposits                                   $62,475                   -              -                -           $62,475

Accounts payable and accrued
liabilities:

   Accounts payable                               $12,220              $2,878           $490                            $15,588

   Salaries and other personnel costs             $55,973              $2,035              -                -           $58,008

   Pension costs                                  $39,431                   -              -                -           $39,431

   Other                                          $60,509              $8,349         $1,090                -           $69,948
                                               ----------             -------        -------                         ----------
                                                 $168,133             $13,262         $1,580                -          $182,975
Deferred revenue                                 $104,124              $6,312              -                -          $110,436
Reserve for known and incurred but
not reported claims                              $250,826                   -              -                -          $250,826
Income taxes payable                               $3,987                   -           $218                -            $4,205
Notes and contracts payable                       $41,973              $1,107         $9,600                -           $52,680
Minority interests in consolidated
subsidiaries                                      $25,214                   -              -    (1)(2)$32,134           $57,348
Guaranteed preferred beneficial
interests in Company's junior
subordinated deferrable interest
debenture                                        $100,000                  -              -                 -          $100,000

Stockholders' equity:
   Common Stock                                   $17,374                  -          $2,421     (2) ($1,779)           $18,016
   Additional paid-in capital                     $43,953                  -               -     (2) $42,358            $86,311
   Retained earnings                             $344,645             $19,600         $4,871   (1)(2) $7,978          $ 377,094

   Net unrealized gain on securities               $5,440                                                                $5,440
                                               ----------             -------        -------         -------         ----------
                                                 $411,412             $19,600         $7,292         $48,557           $486,861
                                               ----------             -------        -------         -------         ----------
                                               $1,168,144             $40,281        $18,690         $80,691         $1,307,806

    ==========             =======        =======         =======         ==========

_____________________
(1) A pro forma adjustment has been made to reflect the joint venture with Experian reflecting the allocation of the Purchase Price to certain acquired assets and recognition of the minority interest liability associated with the transaction. The pro forma adjusting entry is as follows (in thousands):

                                                  Debit       Credit
                                                 -------     --------
              Retained Earnings                  $19,600
              Title Plant                        $40,000
              Property and Equipment, net        $ 3,525
                  Minority Interest Liability                 $30,676
                  Retained Earnings                           $32,449

(2) A pro forma adjustment has been made to reflect (i) the issuance of 641,791 shares of Stock (which assumes that the Purchase Price will equal
     $43,000,000 and that the average of the last reported sales price on one share of the Stock for the twenty consecutive Trading Days prior to the Data Tree Special Meeting is $67.00) to acquire 7,039,830 shares of Data Tree Stock and (ii) the 20% interest R. Squared Limited, an entity created by Chopra, will receive in NEWCO (as defined below), to which the assets and liabilities of Data Tree will be transferred after the Merger. The pro forma adjusting entry is as follows (in thousands):

                                                  Debit       Credit
                                                 -------     --------

              Title Plant                        $31,331
              Property and Equipment, net        $ 5,835
              Common Stock                       $ 2,421      $   642
              Retained Earnings                  $ 4,871
                  Paid-in Capital                             $42,358
                  Minority Interest Liability                 $ 1,458

Pro Forma Combined Income Statement
($ in thousands, except per share amounts)

                                          12 MONTHS ENDED      12 MONTHS ENDED     12 MONTHS ENDED
                                         DECEMBER 31, 1997    DECEMBER 31, 1997   SEPTEMBER 30, 1997   PRO FORMA     PRO FORMA
                                          FIRST AMERICAN          EXPERIAN            DATA TREE       ADJUSTMENTS    COMBINED
                                         -----------------    -----------------   ------------------  -----------    ---------
Revenues

   Operating Revenues                          $1,860,205            $92,687            $8,376                        $1,961,268

   Investment and other income                    $27,256                $61               $88                           $27,405
                                               ----------            -------            ------                        ----------
                                               $1,887,461            $92,748            $8,464                        $1,988,673
                                               ----------            -------            ------                        ----------
Expenses

   Salaries and other personnel costs            $647,750             $6,411            $2,031                          $656,192

   Premiums retained by agents                   $563,137                                                               $563,137

   Other operating expenses                      $411,319            $79,872            $2,400                          $493,591

   Provision for title losses and
   other claims                                   $90,323                                                                $90,323

   Depreciation and amortization                  $38,149             $5,791              $696      (1) $2,340           $46,976

   Interest                                        $9,994                $30              $386                           $10,410

   Minority interest                               $3,676                                           (2)$12,711           $16,387
                                               ----------            -------            ------         -------        ----------
                                               $1,764,348            $92,104            $5,513         $15,051        $1,877,016
                                               ----------            -------            ------         -------        ----------

Income before premium and income taxes           $123,113               $644            $2,951        ($15,051)         $111,657

Premium taxes                                     $16,904                                                                $16,904
                                               ----------            -------            ------         -------        ----------
Income before income taxes                       $106,209               $644            $2,951        ($15,051)          $94,753

Income taxes                                      $41,500                               $1,180      (3)($5,945)          $36,735
                                               ----------            -------            ------         -------        ----------

Net income                                        $64,709               $644            $1,771         ($9,106)           $58,018
                                               ==========            =======            ======         =======        ==========

Pro forma earnings per share:

   Basic                                           $3.73                                                                   $3.22
                                                   =====                                                                   =====
   Diluted                                         $3.64                                                                   $3.15
                                                   =====                                                                   =====
Pro forma weighted average shares:

   Basic                                      17,362,000                                                              18,004,000
                                              ==========                                                              ==========
   Diluted                                    17,785,000                                                              18,427,000
                                              ==========                                                              ==========

____________________________
(1) Pro forma adjustments have been made to the pro forma combined income statement to reflect the joint venture arrangement with Experian and the Merger as if both transactions had occurred as of January 1, 1997. This pro forma adjustment includes recognition of amortization of capitalized software related to the Experian joint venture and the Merger over an estimated useful life of 4 years.
(2) Pro forma adjustments have been made to the pro forma combined income statement to reflect the joint venture arrangement with Experian and the Merger as if both transactions had occurred as of January 1, 1997. This pro forma adjustment includes minority interest expense of $12,073,000 related to the Experian joint venture and $638,000 related to the Merger.
(3) Pro forma adjustments have been made to the pro forma combined income statement to reflect the joint venture arrangement with Experian and Merger as if both transactions had occurred as of January 1, 1997. This pro forma adjustment includes the related tax effects of the Merger.


COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical and pro forma per share data of the Company and Data Tree. This data should be read in conjunction with the selected historical financial data and the separate historical consolidated financial statements of the Company and Data Tree and the notes thereto included elsewhere in this Prospectus/Proxy Statement or incorporated herein.


                                                                       1997  (1)
                                                                       ----

NET INCOME PER SHARE:
     Company Basic                                                    $3.73
     Company Diluted                                                  $3.64
     Company Pro Forma Basic (Data Tree only)                         $3.62
     Company Pro Forma Diluted (Data Tree only)                       $3.54
     Company Pro Forma Basic (including Data Tree and Experian)       $3.22
     Company Pro Forma Diluted (including Data Tree and Experian)     $3.15
     Data Tree                                                        $0.25  (2)
     Data Tree Equivalent Pro Forma                                   $0.32  (6)
     Data Tree Equivalent Pro Forma (including Experian)              $0.29  (6)

CASH DIVIDENDS DECLARED PER SHARE:
     Company                                                          $0.51
     Data Tree                                                        $0.00
     Data Tree Equivalent Pro Forma                                   $0.05  (6)

BOOK VALUE PER SHARE:
     Company                                                          $23.68 (3)
     Company Pro Forma (Data Tree only)                               $25.24
     Company Pro Forma (Data Tree and Experian)                       $27.04 (5)
     Data Tree                                                         $1.04 (4)
     Data Tree Equivalent Pro Forma                                    $2.30 (6)
     Data Tree Equivalent Pro Forma (including Experian)               $2.47 (6)

________________________

(1) Determined by using the twelve months or period ended December 31, 1997 for the Company and Experian and the twelve months or period ended September 30, 1997 for Data Tree.
(2) Determined by dividing Data Tree's net income reported on its Statements of Income by the number of shares of Data Tree Stock issued and outstanding on September 30, 1997 (7,039,830).
(3) Determined by dividing the Company's total shareholders' equity reported on its Balance Sheet (rounded to the nearest thousand) by the number of shares of Stock issued and outstanding on December 31, 1997 (17,374,000).
(4) Determined by dividing Data Tree's total shareholders' equity reported on its Balance Sheet by the number of shares of Data Tree Stock issued and outstanding on September 30, 1997 (7,039,830).
(5)  Determined by dividing the pro forma  stockholders'  equity  reported above
     ($486,861,000) by the pro forma weighted average shares reported above (18,004,000).
(6) The Data Tree equivalent pro forma combined per share amounts are calculated by multiplying the Company pro forma combined per share amounts by .0912, which represents the fraction of a share of Stock each Data Tree shareholder will receive for each share of Data Tree Stock converted in the Merger (assuming there are no Dissenting Shareholders (as defined below)) if the closing price of the Stock on April 28, 1998 ($67.00) is used to determine the Purchase Price and Surplus Expenses equal $113,373; under these assumptions the Purchase Price equals $43,000,000 and 641,791 shares of the Stock would be issued in the Merger.

MARKET PRICE INFORMATION

     Shares of Data Tree Stock are not traded on an established public market.

     Shares of the Stock have traded on the New York Stock Exchange under the symbol "FAF" since December 3, 1993. The following table sets forth the range of high and low sale prices reported on the New York Stock Exchange for the Stock for the calendar quarters indicated (share prices have been adjusted to reflect a three-for-two stock split, effective January 16, 1998):


                                        HIGH              LOW
1994
            First Quarter              $25.00            $20.67
            Second Quarter             $20.42            $15.42
            Third Quarter              $16.33            $13.50
            Fourth Quarter             $13.66            $10.67
1995
            First Quarter              $13.75            $11.17
            Second Quarter             $17.00            $12.75
            Third Quarter              $16.92            $15.17
            Fourth Quarter             $18.25            $14.50
1996
            First Quarter              $21.33            $16.75
            Second Quarter             $22.50            $16.59
            Third Quarter              $23.83            $19.50
            Fourth Quarter             $27.42            $22.42
1997
            First Quarter              $29.75            $25.08
            Second Quarter             $26.58            $20.92
            Third Quarter              $40.21            $26.00
            Fourth Quarter             $49.25            $39.83
1998
            First Quarter              $69.00            $48.25

     On March 30, 1998, the last trading day prior to the public announcement by the Company and Data Tree that they had reached an agreement concerning the Merger, the closing price of a share of the Stock as reported by the New York Stock Exchange was $62.94 per share. As of May 1, 1998 there were approximately 3,109 shareholders of record of the Stock. The Company pays cash dividends quarterly and in each quarter for the previous five years has paid a cash dividend. For the annual total of such cash dividends, see "Summary - Selected Historical and Pro Forma Financial Data."

     The total number of shares Stock to be received by the Data Tree shareholders will not be fixed until the trading day immediately preceding the Data Tree Special Meeting (the "Determination Date"), which is anticipated to be one or two days prior to the Effective Time. Therefore, through the Determination Date, changes in the market price of the Stock will affect the fraction of a share of Stock to be received by the Data Tree shareholders in the Merger. Once the exchange ratio is fixed, changes in the market price of the Stock will affect the dollar value of the Stock to be received by the Data Tree shareholders in the Merger. Following the Effective Time, the value of the Stock received by the former Data Tree shareholders will be subject to market fluctuations due to factors that may be outside the control of the Company. Data Tree shareholders are urged to obtain current market quotations for the Stock prior to the Data Tree Special Meeting.

     Following the Merger, the Stock will continue to be traded on the New York Stock Exchange under the symbol "FAF."


                                  RISK FACTORS

     In addition to the other information contained in this Prospectus/Proxy Statement and incorporated by reference herein, Data Tree shareholders should consider carefully the following risk factors in evaluating whether to approve the Merger Proposal and thereby become holders of the Stock. To the extent any of the information contained or incorporated by reference in this Prospectus/Proxy Statement constitutes a "forward-looking statement" as defined in Section 21E(i)(1) of the Exchange Act, the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement.

VOLATILITY OF STOCK PRICE

     The market price of the Stock could be subject to significant fluctuations in response to variations in financial results or announcements of material events by the Company or its competitors. Regulatory changes, developments in the real estate services industry or changes in general conditions in the economy or the financial markets could also adversely affect the market price of the Stock.

CYCLICAL NATURE OF REAL ESTATE MARKET

     Substantially all of the Company's title insurance, tax monitoring, credit reporting, flood zone determination and property information business results from resales and refinancings of real estate, including residential and commercial properties, and from the construction and sale of new properties. The Company's home warranty business results from residential resales and does not benefit from refinancings or commercial transactions. Resales and refinancings of residential properties constitute the major source of the Company's revenues. Real estate activity is cyclical in nature and is affected greatly by the cost and availability of long-term mortgage funds. Real estate activity and, in turn, the Company's revenue base, can be adversely affected during periods of high interest rates and/or limited money supply. However, this adverse effect is mitigated in part by the continuing diversification of the Company's operations into areas outside of its traditional title insurance business.

RISKS ASSOCIATED WITH ACQUISITION STRATEGY

     As a key component of its growth strategy, the Company has pursued and is pursuing acquisitions in the real estate-related financial services industry. Certain risks are inherent in an acquisition strategy, such as increasing leverage and debt service requirements and combining disparate company cultures and facilities, which could adversely affect the Company's operating results. The success of any completed acquisition will depend in part on the Company's ability to integrate effectively the acquired businesses into the Company. This process may involve unforeseen difficulties and may require a disproportionate amount of management's attention and the Company's financial and other resources. No assurance can be given that additional suitable acquisition candidates will be identified, financed and purchased on acceptable terms, or that recent acquisitions or future acquisitions, if completed, will be successful.

DEPENDENCE ON KEY PERSONNEL

     The success of the Company is dependent upon the continued services of the Company's senior management, particularly its President, Parker S. Kennedy, its Chairman and Director, D.P. Kennedy, and its Executive Vice President and Chief Financial Officer, Thomas A. Klemens. The loss of the services of any of these individuals could have a material adverse effect on the Company's financial position and results of operations. The Company's success also depends on its ability to attract and retain other highly qualified managerial personnel.

YEAR 2000 COSTS

     Currently, many computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. The Company and third parties with which the Company does business rely on numerous computer programs in their day to day operations. The Company is evaluating the Year 2000 issue as it relates to the Company's internal computer systems and third party computer systems with which the Company interacts. The Company expects to incur internal staff costs as well as consulting and other expenses related to these issues; these costs will be expensed as incurred. In addition, the appropriate course of action may include replacement or an upgrade of certain systems or equipment at a substantial cost to the Company. There can be no assurance that the Year 2000 issues will be resolved in 1998 or 1999. The Company may incur significant costs in resolving its Year 2000 issues. If not resolved, this issue could have a significant adverse impact on the Company's operations.

GOVERNMENT REGULATION

     The title insurance industry is subject to extensive governmental regulation. Applicable laws and their interpretation vary from state to state and are enforced with broad discretion. There can be no assurance that any review of the Company's operations and business relationships by courts or other regulatory authorities will not result in determinations that could adversely affect the Company or that the regulatory environment will not change to restrict the Company's existing or future operations.

                          THE DATA TREE SPECIAL MEETING

     This Prospectus/Proxy Statement contains certain information set forth more fully in the Merger Agreement attached hereto as Annex A and is qualified in its entirety by reference to the Merger Agreement, which is hereby incorporated by reference. The Merger Agreement, including any schedule or exhibit thereto, and this Prospectus/Proxy Statement should be read carefully by each Data Tree shareholder in deciding whether to vote to approve the Merger Proposal.

GENERAL

     This Prospectus/Proxy Statement is being furnished to holders of Data Tree Stock in connection with the solicitation of proxies by the Data Tree board of directors for use at the Data Tree Special Meeting to be held on June 1, 1998 at 550 West "C" Street, Suite 2040, San Diego, California 92101, commencing at 9:00 a.m., California Time, and at any adjournments or postponements thereof.

     This Prospectus/Proxy Statement and the accompanying forms of proxies are first being mailed to Data Tree shareholders on or about May 22, 1998.

MATTERS TO BE CONSIDERED AT THE MEETING

     At the Data Tree Special Meeting, holders of Data Tree Stock will consider and vote upon a proposal to approve and adopt the Merger Proposal and any motion to adjourn the Data Tree Special Meeting to a later date to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes, or any adjournments or postponements thereof.

RECOMMENDATION OF THE DATA TREE BOARD OF DIRECTORS

     The Data Tree board of directors has unanimously approved the Merger Agreement and the Merger and believes that the terms of the Merger Agreement are fair to, and that the Merger is in the best interests of, Data Tree and its shareholders. The Data Tree board of directors therefore recommends that the holders of Data Tree Stock vote FOR approval of the Merger Proposal.

RECORD DATE; QUORUM

     The Data Tree board of directors has fixed the close of business on May 15, 1998 as the record date for determining holders entitled to notice of and to vote at the Data Tree Special Meeting. Only shareholders of record of Data Tree on the Record Date will be entitled to notice of and to vote at the Data Tree Special Meeting. On the Record Date, there were 27 Data Tree shareholders of record and 7,039,830 shares of Data Tree Stock issued, outstanding and entitled to one vote in person or by proxy. Each holder of record of shares of Data Tree Stock on the Record Date is entitled to vote at the Data Tree Special Meeting.

     The presence, in person or by a properly executed proxy, of a majority of the issued and outstanding shares of Data Tree Stock is necessary to constitute a quorum at the Data Tree Special Meeting.

     Under California law, the approval and adoption of the Merger Agreement by Data Tree shareholders requires the affirmative vote of at least two-thirds of the issued and outstanding shares of Data Tree Stock entitled to vote at the Data Tree Special Meeting. The Merger Agreement provides, however, that for the Data Tree shareholders to approve the Merger Agreement, (i) no share of Data Tree Stock may be voted against approval of the Merger Proposal and (ii) the period during which any Data Tree shareholder who or which failed to vote in favor of the Merger has the right to perfect dissenters' rights under California law shall have expired or the shareholder shall have waived such right. If any Data Tree shareholder fails to vote for the approval of the Merger Proposal, the Effective Time may be delayed by more than 30 days to determine whether such Data Tree shareholder will waive or perfect dissenters' rights.

EFFECTS OF ABSTENTIONS

     At the Data Tree Special Meeting, in determining whether the proposal to approve the Merger Proposal has received the requisite number of affirmative votes, abstentions will have the same effect as a vote against such proposal. Abstentions will be counted for purposes of determining the presence of a quorum.

ADJOURNMENT OF THE DATA TREE SPECIAL MEETING

     In the event that there are insufficient votes to approve the Merger Proposal at the time of the Data Tree Special Meeting, such proposal could not be approved unless the Data Tree Special Meeting were adjourned in order to permit further solicitation of proxies from Data Tree shareholders. Proxies that are being solicited by the Data Tree board of directors grant the discretionary authority to vote for any such adjournment. If it is necessary to adjourn the Data Tree Special Meeting, and such adjournment is for a period of less than 30 days, no notice of the time and place of the adjourned meeting is required to be given to Data Tree shareholders other than an announcement of such time and place at the Data Tree Special Meeting. A majority of the voting power represented and voting at the Data Tree Special Meeting is required to approve any such adjournment whether or not a quorum is present at the Data Tree Special meeting.

DISSENTERS' RIGHTS

     If the Merger Agreement is approved by the required vote of Data Tree shareholders and is not abandoned or terminated, holders of Data Tree Stock who did not vote in favor of the Merger may, by complying with Sections 1300 through 1312 of the CGCL, be entitled to dissenters' rights as described therein. The record holders of the shares of Data Tree Stock that are eligible to, and do, exercise their dissenters' rights with respect to the Merger are referred to herein as "Dissenting Shareholders," and the shares of stock with respect to which they exercise dissenters' rights are referred to herein as "Dissenting Shares."

     The following discussion is not a complete statement of the CGCL relating to dissenters' rights, and is qualified in its entirety by reference to Sections 1300 through 1312 of the CGCL attached to this Prospectus/Proxy Statement as Annex B hereto and incorporated herein by reference. This discussion and Sections 1300 through 1312 of the CGCL should be reviewed carefully by any holder who wishes to exercise statutory dissenters' rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights.

     Shares of Data Tree Stock must satisfy each of the following requirements to qualify as Dissenting Shares under the CGCL: (i) the shares of Data Tree Stock must have been outstanding on the Record Date; (ii) the shares of Data Tree Stock must not have been voted in favor of the Merger; (iii) the holder of such shares of Data Tree Stock must make a written demand that Data Tree repurchase such shares of Data Tree Stock at fair market value (as described below); and (iv) the holder of such shares of Data Tree Stock must submit certificates for endorsement (as described below). A vote by proxy or in person against the Merger does not in and of itself constitute a demand for appraisal under the CGCL.

     Pursuant to Sections 1300 through 1312 of the CGCL, holders of Dissenting Shares may require Data Tree to repurchase their Dissenting Shares at a cash price equal to the fair market value of such shares determined as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation as a consequence of the proposed Merger, but adjusted for any stock split, reverse stock split or stock dividend that becomes effective thereafter.

     Within ten days following approval of the Merger by Data Tree shareholders, Data Tree is required to mail to each holder of shares of Data Tree Stock not voted in favor of the Merger a notice of the approval of the Merger, a statement of the price determined by Data Tree to represent the fair market value of Dissenting Shares (which shall constitute an offer by Data Tree to purchase such Dissenting Shares at such stated price) and a description of the procedures for such holders to exercise their rights as Dissenting Shareholders.

     Within 30 days after the date on which the notice of the approval of the Merger by the outstanding shares is mailed to Dissenting Shareholders, a Dissenting Shareholder must demand that Data Tree repurchase such shareholder's Dissenting Shares in a statement setting forth the number and class of Dissenting Shares held of record by such Dissenting Shareholder that the Dissenting Shareholder demands that Data Tree purchase, and a statement of what the Dissenting Shareholder claims to be the fair market value of the Dissenting Shares as of the day before the announcement of the proposed Merger. The statement of fair market value in this demand constitutes an offer by the Dissenting Shareholder to sell the Dissenting Shares at the specified price within such 30-day period. In conjunction with such demand, the Dissenting Shareholder must also submit to Data Tree or its transfer agent for endorsement the certificate or certificates representing the Dissenting Shares that the Dissenting Shareholder demands Data Tree purchase.

     If upon the Dissenting Shareholder's surrender of the certificates representing the Dissenting Shares, Data Tree and a Dissenting Shareholder agree upon the price to be paid for the Dissenting Shares and agree that such shares are Dissenting Shares, then the agreed price must be paid to the Dissenting Shareholder within the later of 30 days after the date of such agreement or 30 days after any statutory or contractual conditions to the consummation of the Merger are satisfied or waived.

     If Data Tree and a Dissenting Shareholder disagree as to the price for such Dissenting Shares or disagree as to whether such shares are entitled to be classified as Dissenting Shares, such holder has the right to bring an action in California Superior Court, within six months after the date on which the notice of the approval of the Merger by Data Tree shareholders is mailed, to resolve such dispute. In such action, the court will determine whether the shares of Data Tree Stock held by such shareholder are Dissenting Shares, the fair market value of such shares of Data Tree Common Stock, or both. The CGCL provides, among other things, that a Dissenting Shareholder may not withdraw the demand for payment of the fair market value of Dissenting Shares unless Data Tree consents to such request for withdrawal.

PROXIES

     This Prospectus/Proxy Statement is being furnished to Data Tree shareholders in connection with the solicitation of proxies by and on behalf of the Data Tree board of directors for use at the Data Tree Special Meeting. All shares of Data Tree Stock which are entitled to vote and are represented at the Data Tree Special Meeting by properly executed proxies received prior to or at the Data Tree Special Meeting and before the occurrence of the vote, and not revoked, will be voted at the Data Tree Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR approval and adoption of the Merger and the Merger Agreement.

     If any other matters are properly presented for consideration at the Data Tree Special Meeting, including, among other things, consideration of a motion to adjourn the Data Tree Special Meeting (including, without limitation, for purposes of soliciting additional proxies) to another time and/or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     The person named as proxy is an officer of Data Tree. Any proxy given pursuant to this Prospectus/Proxy Statement may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Data Tree, at or before the taking of the vote at the Data Tree Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Data Tree before the taking of the vote at the Data Tree Special Meeting or (iii) attending the Data Tree Special Meeting and voting in person (although attendance at the Data Tree Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Data Tree Corporation, 550 West "C" Street, Suite 2040, San Diego, California 92101, Attention: Secretary, or hand delivered to the Secretary of Data Tree at or before the taking of the vote at the Data Tree Special Meeting.

     All expenses relating to this Prospectus/Proxy Statement, including the cost of preparing and mailing this Prospectus/Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Data Tree in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

     DATA TREE SHAREHOLDERS SHOULD NOT SEND ANY SHARE CERTIFICATES WITH THEIR PROXY CARDS.

                        BENEFICIAL SECURITY OWNERSHIP OF
                   CERTAIN OWNERS AND MANAGEMENT OF DATA TREE

     The following table sets forth certain information regarding the ownership of Data Tree Stock as of May 15, 1998, by: (i) each person or entity who is known by Data Tree to beneficially own five percent or more of the outstanding Data Tree Stock, (ii) each director of Data Tree; (iii) the executive officers of Data Tree named below; and (iv) all directors and executive officers of Data Tree set forth below as a group.

                                                                 NUMBER OF        PERCENT OF DATA TREE
NAME AND ADDRESS                                                 SHARES (1)       STOCK OWNED (1) (2)
----------------                                                 ----------       --------------------
     R. Squared Limited.....................................     3,000,000              42.62%
     Cal. West Service Corporation..........................     1,964,830              27.91%
     Harish K. Chopra (3)...................................     565,000                 8.03%
     Robert F. Rice.........................................     400,000                 5.68%
     Carl A. Strunk.........................................     10,000                  *
     Michael D. Reynolds....................................     0                       *
     All Directors and Officers as a Group (4 people).......     975,000                13.85%

*    Represents beneficial ownership of less than one percent.

(1) This table is based upon information supplied by officers, directors and principal shareholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Data Tree believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 7,039,830 shares outstanding on May 15, 1998, adjusted as required by rules promulgated by the Commission.
(2) Beneficial ownership is determined in accordance with the rules of the Commission. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name.
(3) Includes 400,000 shares held by Harvindera Chopra, the mother of Harish Chopra, 5,000 shares held by Ravinder K. Chopra, the brother of Harish Chopra, 25,000 shares held by Seema Chopra Kapoor, the sister of Harish Chopra, and 125,000 shares held by Harish K. and Karen Chopra and 10,000 shares of Inteq Software Development Corp. Chopra does not have the legal right to vote or make investment decisions with respect to the shares held by his mother, brother and sister and disclaims any beneficial interest therein.

                                   THE MERGER

     The following discussion of the parties' reasons for the Merger and the background of the acquisition contains forward-looking statements which involve risks and uncertainties. The actual results of the Company, Data Tree and the Surviving Corporation could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus/Proxy Statement.

BACKGROUND OF THE ACQUISITION; REASONS FOR THE MERGER

     In the third quarter of 1997, Data Tree began exploring ways to raise capital to fund the growth of its business, including its planned expansion into new geographic markets for its Titlescape(R) and IDEA(TM) products. In connection with its growth objectives, Data Tree retained Salomon Smith Barney as its financial adviser to assist in examining various strategic alternatives available to Data Tree. ON September 26, 1997 at a meeting of the Data Tree board of directors, Chopra, Data Tree's president, described the strategic alternatives available for the growth of Data Tree and the advice of its financial adviser, and recommended that Data Tree seek a strategic or financial buyer to acquire Data Tree. Following discussion, the board of directors unanimously approved a strategy to privately market Data Tree for sale.

     During the fourth quarter of 1997, Data Tree, with Salomon Smith Barney, prepared a Confidential Memorandum that was sent to potential investors identified by Salomon Smith Barney. Investors who expressed an interest in providing equity capital to acquire either a minority or majority interest in Data Tree under the terms set forth by Data Tree were contacted, and Data Tree's executive team gave formal management presentations to various potential investors during December 1997 and January 1998. During the same period, Data Tree's financial adviser contacted a board member of Experian Information Solutions, Inc. ("Experian") to determine whether the Company and Experian would be interested in acquiring Data Tree. Because Data Tree competes with certain businesses of the Company and Experian, Data Tree did not send them the Confidential Memorandum at that time.

     In late January 1998, Salomon Smith Barney and Chopra contacted Parker S. Kennedy ("Kennedy"), the Company's president, to discuss the Company's potential interest in a transaction with Data Tree. Kennedy indicated that he and members of his management team would be interested in an initial meeting with Chopra to discuss Chopra's objectives and strategies for pursuing such a transaction.

     In early February 1998, Chopra met with Kennedy and Thomas A. Klemens ("Klemens"), Executive Vice President and Chief Financial Officer of the Company, to discuss the Company's possible acquisition of Data Tree. On February 4, 1998, Data Tree's executive team, led by Chopra, gave the Company's senior management a formal management presentation at the Company's corporate headquarters in Santa Ana, California.

     On February 11, 1998, Kennedy and Klemens, along with Dennis Gilmore, an officer of FARES (defined below), Chopra and a representative of Salomon Smith Barney met at Data Tree's data center in San Bernardino, California to review the facility and continue discussions regarding the potential acquisition of Data Tree.

     On February 13, 1998, Chopra and a representative of Salomon Smith Barney met with Kennedy and Klemens. During the meeting, Kennedy and Klemens presented proposed terms for the Company's acquisition of Data Tree.

     After further discussions between Kennedy and Chopra, Kennedy and Chopra jointly agreed that the Company would pursue the acquisition of Data Tree by merger subject to agreement on terms and conditions and approval by each company's board of directors and the Data Tree shareholders.

     From February 20, 1998 through March 27, 1998, representatives of the Company and Data Tree, along with respective legal counsel for the companies negotiated the structure of the transaction and the terms and conditions of the proposed Merger Agreement. During this time the Company and Chopra, together with their respective legal advisors, negotiated the related party transactions.

     On February 26, 1998, the board of directors of the Company, believing that the Merger (i) would enhance and eliminate certain costs associated with its existing recorded real estate document imaging and storage business and (ii) was generally in the best interest of the Company's shareholders, authorized the officers of the Company to pursue the Merger.

     During March and April of 1998, the Company conducted due diligence.

     On March 20, 1998, the board of directors of Data Tree, along with counsel to Data Tree, met to discuss the principal terms and conditions of the proposed Merger Agreement and the related party transactions; and on March 23, 1998, the board of directors of Data Tree, along with counsel to Data Tree, again met to discuss the Merger Agreement and related party transactions. Following extensive discussion, at the March 23 meeting, the board of directors of Data Tree unanimously approved the principal terms of the Merger Agreement and authorized management to complete the negotiations and execute the Merger Agreement consistent with the terms discussed at the meeting.

     On March 27, 1998, Data Tree, Chopra, IAC and the Company entered into the Merger Agreement.

RECOMMENDATION OF THE DATA TREE BOARD OF DIRECTORS

     The board of directors of Data Tree has unanimously approved the Merger Agreement and recommends that the Data Tree shareholders approve and adopt the Merger Agreement and the Merger. See "-Background of the Acquisition; Reasons for the Merger."

INTERESTS OF DIRECTORS, OFFICERS AND EMPLOYEES IN THE MERGER

     As of May 1, 1998, certain directors and executive officers of Data Tree, and their affiliates, held or may be deemed to have held 975,000 shares of Data Tree Stock directly or beneficially, representing 13.85% of the outstanding shares of Data Tree Stock.

     As of May 1, 1998, certain directors and executive officers of the Company, and their affiliates, held or may be deemed to have held 1,239,941 shares of Stock directly or beneficially, representing 6.9% of the outstanding shares of the Company.

     The Merger Agreement obligates Chopra to vote all Shares of Data Tree Stock either owned or controlled by him in favor of the Merger. Chopra owns or controls 565,000 shares of Data Tree Stock, representing approximately 8.03% of the shares of Data Tree Stock issued and outstanding.

     Carl Strunk, a director and shareholder of Data Tree, is the Executive Vice President, Finance of Fidelity and a Vice President of Cal West Service Corporation, a major shareholder of Data Tree and a wholly-owned subsidiary of Fidelity.

     General. As described below, one or more of the directors and the executive officers of Data Tree have interests in the Merger and the transactions contemplated following the Merger in addition to any interest they may have as shareholders of Data Tree generally. These interests include, among others, ownership interests in a joint venture to be created following the Merger, a supply agreement, employee benefits and director and officer indemnification agreements described below. Data Tree's board of directors was aware of the interests of all such persons at the time it approved the Merger Agreement. For a more complete description of these interests, refer to Exhibits A through H, inclusive, of the Merger Agreement included in Annex A hereto.

     Joint Venture; Noncompetition Agreement. Following the Merger, the Data Tree business will be combined with the Digistar business already owned by an affiliate of the Company and will be conducted through a joint venture which will use the name "Data Tree LLC." Like Data Tree, Digistar is engaged in the business of imaging real estate records and delivering images to its customers. The Digistar business is valued at approximately $3,500,000. R. Squared Limited, an Irish company ("R2"), will own 20% of the membership interests of the joint venture. R2, which owns 42.6% of the Data Tree Stock as of the Record Date, was established by Chopra, who serves as Data Tree's President and Chairman of the Board. Chopra disclaims any beneficial interest in R2.

     Immediately following consummation of the Merger, pursuant to the Contribution and Joint Venture Agreement (filed as Exhibit C to the Merger Agreement and incorporated herein by reference) (i) the Company has agreed to contribute all of the Surviving Corporation's capital stock to FAREISI, (ii) FAREISI has agreed to cause the Surviving Corporation to contribute all of its assets and liabilities to First American Real Estate Solutions LLC ("FARES"), a joint venture limited liability company, 80% of the membership interests of which are owned by FAREISI and certain of FAREISI's subsidiaries and 20% of the membership interests of which are owned by Experian and (iii) FARES has agreed to contribute all of the assets and liabilities of the Surviving Corporation and certain assets and liabilities of the Digistar business to Data Tree LLC, a newly formed California limited liability company ("NEWCO"). In addition, prior to the Merger, the Company will contribute cash in an amount equal to the sum of the Surplus Expenses (as defined in the Merger Agreement) and $486,627 to IAC. Following the Merger, such cash will form part of the Surviving Corporation's assets.

     R2 will be credited with a 1.893% membership interest in NEWCO (valued at $1,150,000) in exchange for R2 and Harish Chopra entering into a Noncompetition Agreement immediately following the consummation of the Merger. Under the Noncompetition Agreement (filed as Exhibit F to the Merger Agreement and incorporated herein by reference), R2 and Chopra have agreed for a period of seven years not to engage in any activity in and substantially competitive with the Data Tree or Digistar businesses, including the automation and digitalization of any public records of county recorders or the official recordkeeper for any county or equivalent political subdivision and the providing of digitized information to any person or entity.

     R2 also will purchase an 18.107% membership interest in NEWCO in exchange for a promissory note in the principal amount of $11,000,000, bearing interest at 8% per annum. The promissory note is payable in ten equal quarterly payments of $1,224,592 each, and is secured by 90% of R2's membership interests in NEWCO. R2 has the right to offset payments due to R2 under the Supply Agreement described below against R2's payment obligations under the note. Pursuant to the Employment Agreement described below, Chopra will serve as the President of NEWCO.

     Under the terms of the Contribution and Joint Venture Agreement, R2 may sell or be required to sell its membership interests in NEWCO at a formula price based upon an amount equal to 15 times NEWCO's adjusted earnings, as defined in the agreement.  During the period from
March 31, 2001 until March 30, 2002, R2 shall have the right to put, and the Company shall have the right to call, 33-1/3% of R2's membership interests in NEWCO for the formula exercise price described above. If during the first put/call period, no membership interests are sold, then R2 shall have the right to put, and the Company shall have the right to call, 66-2/3% of R2's membership interests during the period from March 31, 2002 to March 30, 2003. However, if during the first put/call period, R2 has sold 33-1/3% of its membership interests, then R2 shall have the right to put, and the Company shall have the right to call, 50% of R2's remaining membership interests during the second put/call period. During the period from March 31 2003 until March 31, 2005, R2 shall have the right to put, and the Company shall have the right to call, 100% of R2's membership interests. If the put or call option is not fully exercised by the last business day immediately preceding March 31, 2005, then the call shall be deemed to be exercised on March 31, 2005 and the Company shall purchase any remaining membership interests owned by R2.

     The Company may not exercise the first call if the call exercise price for 33-1/3% of R2's membership interests would be less than $3,300,000. The Company may not exercise the second call option if the call exercise price for 66-2/3% of R2's membership interest would be less than $6,600,000 or, if R2 previously sold to the Company 33-1/3% of its membership interests, then the call exercise price would be less than $3,300,000 for 50% of R2's remaining membership interests. The Company may not exercise the third call option if the call exercise price for 100% of R2's membership interests would be less than $9,900,000 or, if R2 previously sold to the Company 66-2/3% of its membership interests, the call exercise price would be less than $3,300,000 for R2's remaining membership interests.

     The put/call exercise price is the percentage of total membership interests being sold multiplied by the Enterprise Value of NEWCO, subject to certain minimums if Chopra is no longer employed by NEWCO prior to the exercise of the option. For purposes of the put/call option, the Enterprise Value is an amount in dollars equal to the product of (a) 15 and (b) the adjusted earnings of NEWCO for the 12 consecutive complete calendar month period ended prior to the option exercise (assuming an effective tax rate of 40% and excluding the effect, if any, on the profits of NEWCO of any amortization of goodwill resulting from the acquisition of Data Tree in accordance with the Merger Agreement and excluding interest paid or accrued on working capital debt of NEWCO in excess of $2,000,000 to which R2 has objected). The Company is expected to provide to NEWCO centralized administrative and other services for a fee equal to one percent of NEWCO's monthly operating revenues. If Chopra's employment with NEWCO or its affiliates is terminated by NEWCO "without cause" (as defined in the Employment Agreement) prior to the option exercise, then the minimum put/call exercise price is the product of $5,000,000 and the percentage membership interest sold by R2. If Chopra's employment is terminated for "cause" (as defined in the Employment Agreement) or if Chopra resigns, retires, is permanently disabled or dies prior to the option exercise, then the minimum put/call exercise price is the lesser of the product of $5,000,000 and the percentage membership interest sold by R2 and the product of the Enterprise Value of NEWCO on the date Chopra's employment was terminated and the percentage membership interest sold by R2.

     The Company, at its sole election, may pay the put exercise price in cash, an unsecured promissory note of the Company, with interest at prime, payable quarterly and maturing in three years or by the issuance of unrestricted registered shares of Stock or a combination of cash, promissory notes and Stock. In the case of the exercise of a call option, the Company may use cash or its registered Stock or a combination of cash and Stock.

     Under the Operating Agreement for NEWCO (filed as Exhibit D to the Merger Agreement and incorporated herein by reference), FARES will have the full, complete and exclusive authority, power and discretion to manage and control the business, property and affairs of NEWCO. R2's consent, however, is required in order for NEWCO to take certain actions, including, among others, engaging in any business other than the Data Tree and Digistar business; incurring any debt for working capital purposes in excess of $2,000,000 or any other debt in excess of $250,000; the sale, lease, transfer or encumbrance of any substantial portion of the assets of the Company except in the ordinary course of business; and the acquisition of any real property or any leasehold or other interest therein other than in the ordinary course of business for a purchase price of not less than $250,000.

     Supply Agreement. Data Tree (India) Corporation, an Indian proprietorship that is owned by Chopra ("Data Tree India"), has provided image scanning services to Data Tree since mid-1994. For the twelve months ended March 31, 1998, Data Tree has purchased 66,590,345 real estate title records from Data Tree India at a cost of $197,000. Data Tree has provided Data Tree India the rent-free use of approximately $500,000 in scanning equipment and software owned or leased by Data Tree.

     Following the Merger, NEWCO will enter into a Supply Agreement with R2 (filed as Exhibit G to the Merger Agreement and incorporated herein by reference) pursuant to which R2 shall scan or cause to be scanned not less than 235,000,000 real estate title records in the aggregate and 23,500,000 real estate title records per calendar quarter into a database owned by NEWCO. NEWCO will pay R2 a cost of $0.055 per image, with a minimum quarterly payment of $1,292,500. The Supply Agreement has a term of two and one-half years and may be terminated only with the mutual consent of the parties. R2 is expected to contract with Data Tree India for the scanning of images at the same contract rate paid by Data Tree prior to the Merger.

     Option to Acquire Data Tree India. Under the Contribution and Joint Venture Agreement, NEWCO has the option to acquire Data Tree (India) Private Limited, an Indian corporation into which the assets and liabilities of Data Tree India will be placed and of which Chopra owns 95% of the capital stock, for a purchase price of $200,000 during the period beginning after the date on which NEWCO has purchased 235,000,000 images under the Supply Agreement to and ending six months thereafter. If Chopra is employed by NEWCO at the time the option becomes exercisable, then in lieu of acquiring Data Tree India or its assets, NEWCO may enter into a supply agreement with Data Tree India for the purchase of all of Data Tree India's output at cost during its term.

     Employment Agreement. The Company has required as a condition to the consummation of the Merger that Chopra enter into a five year Employment Agreement (filed as Exhibit E to the Merger Agreement and incorporated herein by reference) with NEWCO. The Employment Agreement provides that Chopra will serve as the President of NEWCO. Chopra will be paid a base salary of $250,000 per year plus an annual formula bonus equal to two percent of NEWCO's pre-tax earnings for each fiscal year, payable in quarterly installments. During the first fiscal year, Chopra will receive a minimum annual bonus of $250,000, payable in minimum quarterly installments of $62,500 each. Pre-tax earnings will be calculated without taking into account any amortization of goodwill arising in connection with the Merger and the payment or accrual of interest on any working capital debt in excess of $2,000,000 to which R2 has objected in accordance with the Operating Agreement. If Chopra's employment is terminated by NEWCO "without cause," then Chopra will be entitled to be paid base salary and bonus until the earlier of Chopra's death, permanent disability or the end of the five year term of the Employment Agreement.

     Change in Control Payments and Employee Retention Program. Michael D. Reynolds ("Reynolds"), Chief Financial Officer and a vice-president of Data Tree and William P. Dow ("Dow"), Data Tree's corporate controller, are each parties to an Executive Compensation and Benefits Continuation Agreement each dated December 15, 1997 and a Contingent Bonus Agreement each dated December 15, 1997. Under the Contingent Bonus Agreements, Reynolds and Dow, upon consummation of the Merger, will be entitled to receive a bonus equal to 20% of their respective salaries. Based upon their salaries as of March 27, 1998, Reynolds would be entitled to receive a bonus equal to approximately $24,000 and Dow will be entitled to receive a bonus equal to approximately $14,000. Under the Executive Compensation and Benefits Continuation Agreements, upon the consummation of the Merger Reynolds and Dow each will become subject to an agreement providing that should their employment with the Surviving Corporation be terminated without cause or should they voluntarily end their employment with the Surviving Corporation for good reason, they each will be entitled to receive twelve months' salary, payable in twelve equal installments, among other benefits. The Executive Compensation and Benefits Continuation Agreements remain in effect so long as Dow and Reynolds are employed by the Surviving Corporation.

     Prior to execution of the Merger Agreement, Data Tree set aside $200,000 to pay retention bonuses to certain Data Tree employees (other than Chopra, Reynolds and Dow) who remain employed by NEWCO until December 31, 1998. The Company is indirectly contributing cash in the amount of these bonuses to NEWCO and NEWCO is assuming this obligation.

INDEMNIFICATION

     The Company has agreed to keep in effect and to cause NEWCO to keep in effect the provisions of Data Tree's articles of incorporation and bylaws providing for exculpation of director liability and the indemnification of the directors, officers and agents of Data Tree for actions or omissions while serving as a director, officer or agent of Data Tree to the fullest extent permitted by the CGCL. The Company has also agreed to keep in effect and to cause NEWCO to keep in effect and comply with the terms and conditions of indemnification agreements between Data Tree and its directors in effect as of the date of the Merger Agreement.

     Prior to the execution of the Merger Agreement, Data Tree proposed to amend its articles of incorporation to provide certain indemnification protection to Data Tree's agents and to enter into indemnification agreements with its directors and executive officer providing, to the maximum extent permissible under the law, the directors, officers and agents of Data Tree protection from liability for actions or omissions while serving as a director, officer or agent of Data Tree. The amendment to the articles of incorporation and the indemnification agreements explicitly exclude the right of a Data Tree director, officer or agent to indemnification for any liability of such director, officer or agent arising as a result of any breach of duty in connection with the Merger Agreement or transactions contemplated by the Merger Agreement.

ACCOUNTING TREATMENT

     For financial reporting purposes, the Company will account for the Merger using the purchase method under generally accepted accounting principles.

REGULATORY REQUIREMENTS

     Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. The Company on March 30, 1998 and Data Tree on April 1, 1998 filed notification and report forms under the HSR Act with the FTC and the Antitrust Division, together with a request for early termination of the applicable 30-day waiting period. Effective April 13, 1998, this 30-day waiting period was terminated.

     At any time before or after the Effective Time, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the Company or Data Tree. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of Data Tree or businesses of the Company or Data Tree. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

     Based on information available to them, the Company and Data Tree believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, the Company and Data Tree would prevail or would not be required to accept certain conditions, including certain divestitures, in order to consummate the Merger. In this regard, it is a condition to the obligation of the parties to consummate the Merger that no injunction shall have been issued prohibiting the Merger or other legal or regulatory restraint or prohibition preventing the consummation of the Merger.

                              THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is attached as Annex A to this Prospectus/Proxy Statement and incorporated herein by reference. The discussion in this Prospectus of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement. Shareholders of Data Tree are urged to read the Merger Agreement in its entirety for a more complete description of the Merger. The Merger Agreement rather than the summary set forth herein, will control the terms of the Merger and the rights of the parties and the shareholders of Data Tree. All shareholders of Data Tree are urged to read the Merger Agreement in its entirety.

EFFECTIVE TIME

     The Merger Agreement provides that the Merger will be consummated following the approval of the Merger Agreement by the Data Tree shareholders and the satisfaction or waiver of all other conditions to the consummation of the Merger.

     If all conditions to the Merger are satisfied or waived, the Merger will become effective at the time (the "Effective Time") that all documents required to be filed with the California Secretary of State to effect the Merger are so filed. At the Effective Time, IAC will merge with and into Data Tree, with Data Tree continuing as the Surviving Corporation. Data Tree, thereby, will become a wholly-owned subsidiary of the Company. As a result of the Merger, the Data Tree shareholders will become shareholders of the Company and their rights will be governed by the articles of incorporation and bylaws of the Company and California law. See "Comparison of Rights of Holders of Data Tree Stock and Company Stock."

MANNER AND BASIS FOR CONVERTING SHARES

     Merger Consideration. At the Effective Time, the shares of Data Tree Stock (other than any shares of Data Tree Stock owned by the Company or any of its subsidiaries or owned by dissenting shareholders, if any) held by each Data Tree shareholder will be converted into the right to receive shares of the Stock (the "Merger Consideration") in accordance with the following formula:

                                (PSI)
         Merger Consideration = -----(x)
                                (AP)

where (i) "PSI" equals the quotient resulting from the division of the Purchase Price by the number of shares of Data Tree Stock issued and outstanding as of the Effective Time (the "Number of Shares Outstanding"), (ii) "AP" equals the average of the last reported sales price (the "Average Price") of one share of the Stock as reported on the New York Stock Exchange for the twenty consecutive Trading Days ending on the Trading Day immediately prior to the Data Tree Special Meeting and (iii) "x" equals the number of shares of Data Tree Stock held by the such Data Tree shareholder. In lieu of a fractional share of Stock, Data Tree shareholders will receive cash in the form of a check in an amount equal to the product of the Average Price and the fractional interest.

     In no event will the total Merger Consideration paid to all Data Tree shareholders exceed 838,095 shares of Stock, less the aggregate number of shares of Stock that any dissenting shareholders would be entitled to receive under the preceding formula had such dissenting shareholders not so dissented.

     Shares of Data Tree Stock owned by the Company or any of its subsidiaries or owned by Dissenting Shareholders, if any, immediately prior to the Effective Time will be canceled and extinguished without any conversion thereof.

     At the Effective Time the Purchase Price is expected to be less than $43,113,373 and the Number of Shares Outstanding is expected to be 7,039,830. The exact Purchase Price cannot be ascertained until the fees and expenses of the legal counsel, accountants and financial advisors of Data Tree and legal counsel to Chopra are determined. The first $1,000,000 of the aggregate amount of these fees will be paid by Data Tree; to the extent that these fees exceed $1,000,000 (the "Surplus Expenses"), the amount is subtracted from $43,113,373 to arrive at the Purchase Price.

     As suggested above, the Merger Consideration payable to each Data Tree shareholder cannot be fixed until the date of the Data Tree Special Meeting and the amount of the Surplus Expenses are determined. Fluctuations in the market price of shares of Stock and the ultimate determination of the amount of the Surplus Expenses, therefore, will impact the number of shares of Stock each Data Tree shareholder will receive in the Merger. Once the Merger Consideration is fixed, changes in the market price of a share of the Stock will affect the dollar value of the Stock to be received by the Data Tree Shareholders in the Merger. Factors affecting the value of a share of Stock received by Data Tree shareholders may differ from factors that affected the value of a share of Data Tree Stock. Data Tree shareholders are urged to obtain current quotations for the Stock prior to the Data Tree Special Meeting.

     Upon the consummation of the Merger, each share of IAC issued and outstanding prior to the Effective Time will be converted into one common share of the Surviving Corporation.

     Exchange Agent. First American Trust Company has been appointed exchange agent (the "Exchange Agent") under the Merger Agreement. Each Data Tree shareholder shall have received from the Exchange Agent a notice and letter of transmittal detailing the procedure by which each Data Tree shareholder will surrender the certificates representing shares of Data Tree Stock and receive in return certificates representing shares of Stock. Upon each Data Tree shareholder's surrendering of shares of Data Tree Stock and compliance with the instructions in the notice and letter of transmittal, the Exchange Agent will transfer certificates representing the Merger Consideration to such person. CERTIFICATES REPRESENTING SHARES OF DATA TREE STOCK SHOULD NOT BE SURRENDERED UNTIL SUCH HOLDERS RECEIVE THE NOTICE AND LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT, AND THEN ONLY IN ACCORDANCE WITH THE TERMS OF SUCH NOTICE AND LETTER OF TRANSMITTAL.

     Questions and requests for assistance and requests for additional copies of the notice and letter of transmittal should be directed to the Exchange Agent addressed as follows:

         First American Trust Company
         421 North Main Street
         Santa Ana, California  92701-4642
         Telephone:   800-854-3643
         Facsimile:   714-972-1368

EFFECT OF THE MERGER

     Once the Merger is consummated, IAC will cease to exist as a corporation; Data Tree will continue to exist as the Surviving Corporation.

     Pursuant to the Merger Agreement, the articles of incorporation and the bylaws of Data Tree in effect immediately prior to the Effective Time will become the articles of incorporation and the bylaws of the Surviving Corporation immediately following the Merger. The directors of IAC prior to the Effective Time will become the directors of the Surviving Corporation. The officers of Data Tree prior to the Effective Time shall become the officers of the Surviving Corporation.

REPRESENTATIONS AND WARRANTIES

     Data Tree and Chopra have made a number of representations and warranties in the Merger Agreement, including representations and warranties regarding the organization, existence, good standing and capital structure of Data Tree, its ownership of subsidiaries and investments, financial statements and material changes, tax matters, books and records, title to properties, encumbrances, real property, leases, material contracts, restrictive documents, employee benefit plans, litigation, compliance with laws, intellectual property, governmental licenses, interests in clients and suppliers, bank accounts, powers of attorney, compensation of employees, labor matters, disclosure, consents and approvals, broker's and finder's fees, copies of documents and other matters, including Data Tree's authority to enter into the Merger Agreement and to consummate the Merger. The Company and IAC have also made a number of representations and warranties, including representations and warranties regarding the existence, good standing and capital structure of the Company and IAC, consents and approvals, restrictive documents, broker's and finder's fees, the Stock, financial statements and SEC reports, material changes, litigation, compliance with laws, disclosure and other matters, including the authority of the Company and IAC to enter into the Merger Agreement and to consummate the Merger.

     Each of the representations and warranties made by Data Tree and Chopra on the one hand and the Company and IAC on the other hand survive for a period of six months after the Effective Time and will serve as the basis for indemnification of any damages suffered by any of the parties as a result of a breach or inaccuracy of such representations and warranties. See "The Merger Agreement -- Indemnification."

CERTAIN COVENANTS AND AGREEMENTS

     Operation of Data Tree Prior to the Merger. Pursuant to the Merger Agreement, Data Tree has agreed that during the period from the date of the Merger Agreement to the Effective Time (the "Pre-Closing Period"), subject to certain exceptions, it will conduct its operations in the ordinary and usual course of business, use its reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, maintain its relations with all licensors, suppliers, distributors, customers, landlords, employees, agents and others with which it has business relationships, confer with the Company concerning operational matters of a material nature and report periodically to the Company concerning its business, operations and finances. Under the Merger Agreement, Data Tree also agreed to permit the Company and its authorized representatives to review and have access to, during the Pre-Closing Period, the properties, books and records of Data Tree and information concerning its financial and legal condition.

     In addition, except as permitted by the terms of the Merger Agreement, and subject to certain exceptions, during the Pre-Closing Period, each of Data Tree and Chopra have agreed not to do or permit, as the case may be, any of the following without the prior written consent of the Company or as otherwise permitted or required by the Merger Agreement:

     (a) amend or modify Data Tree's articles of incorporation or bylaws;

     (b) increase any bonuses, salaries, or other compensation to any director, officer, employee, or shareholder or enter into any employment severance, or similar agreement with any director, officer, or employee (subject to certain exceptions);

     (c) adopt or increase any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees;

     (d) enter into any contract or commitment except in the ordinary course of business;

     (e) increase its indebtedness for borrowed money, except current borrowings in the ordinary course of business;

     (f) cancel or waive any claim or right of substantial value which individually or in the aggregate is material;

     (g) declare or pay any dividends in respect of its capital stock or redeem, purchase or otherwise acquire any of its capital stock;

     (h) make any material change in accounting methods or practices, except as required by generally accepted accounting principles;

     (i) issue or sell any shares of capital stock or any other securities, or issue any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or make any other changes to its capital structure, except such issuances or sales of securities which Data Tree is already obligated to make as of the date of the Merger Agreement and which are disclosed to the Company;

     (j) sell, lease or otherwise dispose of any material asset or property other than sales of inventory in the ordinary course of business;

     (k) make any capital expenditure or commitment therefor, except in the ordinary course of business;

     (l) write off as uncollectible any notes or accounts receivable, except write offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material;

     (m) to the extent not included in clauses (a) through (l) above, take any of the actions which constitute changes to the balance sheet of Data Tree as described in Section 3.22 of the Merger Agreement;

     (n) agree in writing to do any of the foregoing; and

     (o) as it relates to Data Tree, file any amended tax returns.

     No Solicitation. Data Tree and Chopra have each agreed, through the closing of the Merger, that they shall not take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any person other than the Company concerning any purchase of the shares of Data Tree Stock or any merger, sale of substantially all of the assets of Data Tree or similar transaction involving Data Tree.

     Consents. Under the Merger Agreement, the Company, IAC, Data Tree and Chopra have agreed to use their best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under the applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement, including, without limitation, their respective best efforts to obtain, prior to the Effective Time, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with Data Tree, the Company and IAC as are necessary for consummation of the transactions contemplated by the Merger Agreement and to fulfill the conditions of the Merger; provided, however, that no loan agreement or contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, and no contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to Data Tree, the Company or IAC in order to obtain any such consent, approval or authorization without first obtaining the written approval of the parties.

     Shareholder Approval. Data Tree shall seek the adoption and approval of the Merger Agreement by its shareholders at a duly called meeting and in accordance with applicable laws. Chopra has agreed to cause any Data Tree Stock owned or controlled by him to be voted in favor of the Merger. As of the Record Date, Chopra owned or controlled (through relationships with immediate family or through ownership of shareholders) approximately 8.03% of the Data Tree Stock. The Company has caused all shares of IAC to be voted in favor of the Merger.

     Securities Matters. The Merger Agreement required the Company to make a filing with the Securities and Exchange Commission (the "SEC") covering the issuing of the shares of Stock to be used in the Merger as well as the resale of shares of Stock (the "Rule 145 Shares") received by Data Tree shareholders who are subject to Rule 145 of the Securities Act . The Company has agreed to maintain and keep effective that portion of the SEC filing relating to the Rule 145 Shares until the earlier of (i) one year from the Effective Time and (ii) the time at which each holder of Rule 145 Shares can sell all shares of Stock held by such shareholder in a 90 day period pursuant to the resale restrictions imposed by Rule 145 under the Securities Act.

     Indemnification. The Company has agreed to cause the Surviving Corporation to keep in effect (i) provisions of Data Tree's articles of incorporation and bylaws providing for the exculpation and indemnification of directors, officers and agents to the fullest extent permitted by the California Corporations Code, and (ii) the indemnification agreements between Data Tree and each of its directors.

     Tax Matters. Data Tree, the Company and IAC have each acknowledged and agreed that (i) it intends the Merger to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) it will report the Merger as such a reorganization in any and all tax returns filed by it. At or prior to the closing of the Merger, the Company, together with IAC and Data Tree will execute tax representation letters for the purpose of (A) the preparation and rendering of a tax opinion in accordance with the Merger Agreement by Cooley Godward LLP, and (B) the preparation of the discussion of the tax consequences of the Merger to be included in this Prospectus/Proxy Statement.

     Employee Matters. After the Effective Time, the employees of Data Tree shall participate in the Company's employee benefit plans, and such employees shall receive credit for accrued and unused sick leave, vacation and holiday time and accumulated deductibles.

CONDITIONS TO THE MERGER

     The respective obligations of each party to the Merger Agreement to effect the Merger are subject to the satisfaction or waiver of each of the following conditions: (i) the Merger Agreement and the Merger shall have been approved and by the requisite vote or consent of the Data Tree Shareholders in accordance with applicable law and the articles of incorporation and bylaws of Data Tree;
(ii) the SEC shall have declared effective a registration statement covering the
(a) issuance by the Company of the shares of Stock to be delivered to the Data Tree shareholders and (b) resale of the Stock to be received by any Data Tree shareholder subject to Rule 145 and all applicable time periods under the Securities Act shall have expired and no stop order shall have been issued by the SEC with respect to such registration statement; (iii) as of the Effective Time, no action or proceedings shall have been instituted before a court or other governmental body or any public authority to restrain or prohibit the consummation of the Merger and consummation of the transactions contemplated by the agreements attached as Exhibits C through H to the Merger Agreement (the "Related Agreements"); (iv) any waiting periods under the HSR Act relating to the Merger will have expired or terminated; (v) no preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger and the transactions contemplated by the Merger Agreement and which is in effect at the closing of the Merger; (vi) the Related Agreements shall have been duly executed on or before the closing of the Merger;
(vii) the shares of Stock issuable to shareholders of Data Tree in the Merger shall have been listed on the New York Stock Exchange upon official notice of issuance; (viii) no statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger; all governmental and other consents and approvals, if any, disclosed on any schedule to the Merger Agreement or necessary to permit consummation of the transactions contemplated by the Merger Agreement shall have been received, except where the failure to obtain a consent will not have a material adverse effect on Data Tree or the Company; and (ix) there shall be no dissenting shareholder of Data Tree and the period during which any Data Tree shareholder who or which failed to vote in favor of the Merger has the right to perfect dissenter's rights shall have expired or each shareholder shall have waived such right.

     In addition, the obligation of Data Tree and Chopra to consummate and effect the Merger are subject to the satisfaction or waiver, at the specified time, of each of the following conditions:

     (a) On the date of the closing of the Merger, Data Tree shall have received
(i) an opinion of White & Case LLP, counsel to the Company and IAC and (ii) a tax opinion of Cooley Godward LLP to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by Data Tree or its shareholders as a result of the transactions contemplated by the Merger Agreement;

     (b) As of the closing of the Merger, the Company and IAC shall have delivered to Data Tree and Chopra (i) copies of the articles of incorporation of the Company and IAC, respectively, including all amendments thereto, certified by the Secretary of State of the State of California and (ii) a certificate from the Secretary of the State of California to the effect that the Company and IAC, respectively, are in good standing and listing all charter documents of the Company and IAC on file;

     (c) The representations and warranties of the Company and IAC contained in the Merger Agreement that are qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects, in each case at and as of the date of the Merger Agreement and as of the date of the closing of the Merger (except to the extent a representation or warranty speaks specifically as of an earlier date or as contemplated in the Merger Agreement), and the Company shall have delivered to Data Tree and Chopra a certificate to such effect (subject to certain exceptions);

     (d) All of the agreements of the Company and IAC to be performed prior to the closing of the Merger pursuant to the terms of the Merger Agreement shall have been duly performed in all material respects and the Company and IAC shall have delivered to Data Tree and Chopra a certificate to such effect;

     (e) As of the closing of the Merger, all proceedings to be taken in connection with the transactions contemplated by the Merger Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Data Tree, Chopra and their respective counsel, and Data Tree and Chopra shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith;

     (f) As of the closing of the Merger there shall have been no material adverse effect on the Company and there shall not have occurred any change or development that would reasonably be expected to have a material adverse effect on the Company; and

     (g) On each Trading Day between the date of the Data Tree Special Meeting and the closing of the Merger the average closing sales price of a share of Stock for the preceding five Trading Days shall have been equal to or greater than $42.525.

     The obligations of the Company and IAC to consummate and effect the Merger are also subject to the satisfaction or waiver, at the specified time, of each of the following conditions:

     (a) The representations and warranties of Data Tree and Chopra contained in the Merger Agreement that are qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects, in each case at and as of the date of the Merger Agreement and as of the closing of the Merger (except to the extent a representation or warranty speaks specifically as of an earlier date or as contemplated in the Merger Agreement), and Data Tree and Chopra shall have delivered to the Company to such effect (subject to certain exceptions);

     (b) All of the agreements of Data Tree and Chopra to be performed prior to the closing of the Merger pursuant to the terms of the Merger Agreement shall have been duly performed in all material respects, and Data Tree and Chopra shall have delivered to the Company a certificate to such effect;

     (c) On the date of the closing of the Merger, the Company shall have received an opinion (i) from Cooley Godward LLP, counsel to Data Tree and (ii) from counsel to R2;

     (d) As of the closing of the Merger, Data Tree shall have delivered to the Company (i) copies of Data Tree's articles of incorporation including all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation, (ii) a certificate from the Secretary of State or other appropriate official of Data Tree's jurisdiction of incorporation to the effect that Data Tree is in good standing in such jurisdiction and listing all charter documents of Data Tree on file, (iii) a certificate from the secretary of state or other appropriate official in each state in which Data Tree is qualified to do business to the effect that Data Tree is in good standing in such state, (iv) a certificate as to the tax status of Data Tree from the appropriate official in its jurisdiction of incorporation and each state in which Data Tree is qualified to do business and (v) a copy of the bylaws of Data Tree, certified by the Secretary of Data Tree as being true and correct and in effect on the date of the closing of the Merger;

     (e) As of the closing of the Merger (i) there shall have been no material adverse effect on Data Tree and there shall not have occurred any change or development that would reasonably be expected to have a material adverse effect on Data Tree, (ii) the Related Agreements shall be in full force and effect, and no event shall have occurred and no condition shall exist which has, or could reasonably be expected to have, a material adverse effect upon (A) the validity or enforceability of any Related Agreement or (B) the ability of any party (other than the Company) to any Related Document to perform its obligations under any such Related Agreement and (iii) no party (other than the Company) to any Related Agreement shall have breached any material covenant of such party thereunder or failed to perform any material obligation of such party thereunder;

     (f) As of the Closing Date, Imperial Bank shall have either required Data Tree to repurchase its warrants in accordance with the terms of such warrants or exercised its warrants to purchase shares of Data Tree Stock and, if exercised, Imperial Bank shall have voted its shares of Data Tree Stock in favor of the Merger;

     (g) As of the closing of the Merger, all indebtedness, other than travel and similar advances, of Chopra, any Data Tree shareholder or the directors, officers and employees of Data Tree to Data Tree shall have been repaid in full, except for approximately the $170,000 owed the Company by Kumar Corporation, a company owned by Chopra;

     (h) As of the closing of the Merger, all corporate proceedings to be taken in connection with the transactions contemplated by the Merger Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel, and the Company shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all corporate proceedings in connection therewith;

     (i) Data Tree shall furnish the Company a copy of a statement, dated not more than 30 days prior to the closing of the Merger, issued by Data Tree pursuant to Section 1.897-2(h) of the Code, certifying that the shares of Data Tree Stock delivered pursuant to the Merger are not a U.S. real property interest as defined in Section 897 of the Code; and

     (j) On or before the closing of the Merger, all agreements and/or arrangements between Data Tree on the one hand and any shareholder (or any person controlling, controlled or under common control with any shareholder) (any such shareholder or other person, a "Related Party") on the other hand, entered into on or before the date of the Merger Agreement, shall have been reduced to written agreements in form and substance reasonably satisfactory to the Company.

TERMINATION

     The Merger Agreement provides that it may be terminated at any time as follows:

     (a) by mutual written consent of the Company, IAC, Data Tree and Chopra;

     (b) by the Company if certain conditions to the Merger (other than the execution and delivery by the Company of the Related Agreements) shall not have been materially complied with or performed on or prior to the 90th day from the date of the Merger Agreement and the Company shall not have materially breached any of its representations, warranties, covenants or agreements in the Merger Agreement;

     (c) by the Company if the board of directors of Data Tree withdraws or modifies in any manner adverse to the Company or IAC its approval or recommendation of, the Merger;

     (d) by Data Tree and/or Chopra if certain conditions precedent to the Merger, subject to certain exceptions, have not been materially complied with or performed by the 90th day from the date of the Merger Agreement and Data Tree or Chopra have not materially breached any of their representations, warranties, covenants or agreements contained in the Merger Agreement;

     (e) by Data Tree and/or Chopra if the Average Price is less than (but not equal to) $44.525;

     (f) by any one of the parties to the Merger Agreement if the Effective Time shall not have occurred within one month after the closing of the Merger; or

     (g) subject to certain limitations, by the Company by written notice to Data Tree and Chopra, received no later than April 10, 1998, if the Company is not satisfied with its due diligence review of the Related Parties.

     The parties may agree in writing to extend the time for the performance of the obligations described in clauses (b) and (d) above.

EFFECT OF TERMINATION

     If the Merger Agreement is terminated by the parties as described above, the Merger Agreement will be of no further force or effect, except that certain provisions with regard to confidentiality, publicity and expenses will survive such termination, and the Company, Data Tree, Chopra and IAC will remain liable for certain breaches of the Merger Agreement.

AMENDMENT

     The Merger Agreement may not be amended or modified orally, but only by written agreement signed by the Company, Data Tree, and Chopra. Except as otherwise provided by California law or as approved by the Data Tree shareholders, the Merger Agreement may not be amended subsequent to the approval of the Data Tree shareholders.

INDEMNIFICATION

     Each of the representations and warranties made by Data Tree and Chopra on the one hand and by the Company and IAC on the other hand, survive for a period of six months after the date of the consummation of the Merger and serve as the basis for indemnification as discussed below.

     Chopra has agreed to indemnify and hold the Company and its officers, directors, shareholders, employees, agents and any successors (the "FAFCO Parties") harmless from damages arising out of the failure of any representation or warranty made by Chopra or Data Tree to be true and correct in all material respects as of the date of the Merger Agreement or the closing of the Merger, as the case may be. Chopra's indemnification obligation becomes effective when the aggregate amount of damages suffered by the FAFCO Parties exceeds $250,000 (at which time the FAFCO Parties shall be entitled to indemnification for all such damages). Chopra's indemnification liability cannot exceed $2,000,000.

     Similarly, the Company has agreed to indemnify and hold each Data Tree shareholder and Data Tree itself (the "Data Tree Parties") harmless from damages suffered as a result of the failure of any representation or warranty made by the Company or IAC to be true and correct in all material respects as of the date of the Merger Agreement or the closing of the Merger, as the case may be. The Company's indemnification obligation becomes effective when the aggregate amount of damages suffered by the Data Tree Parties exceeds $250,000 (at which time the Data Tree Parties shall be entitled to indemnification for all such damages). The Company's indemnification liability cannot exceed $2,000,000.

     The aforementioned rights of indemnification shall be the sole recourse for the Company, the Data Tree shareholders and Data Tree for any inaccuracy in or breach of any representation or warranty made by the parties pursuant to the Merger Agreement or any certificate, instrument or document delivered pursuant to the Merger Agreement.

MERGER EXPENSES AND FEES AND OTHER COSTS

     Except as described above, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement shall be paid by the party incurring such expenses (except that Data Tree shall pay the reasonable fees and expenses of counsel to Chopra), whether or not the Merger is consummated. To the extent that the expenses of Data Tree and counsel to Chopra exceed $1,000,000, the excess expenses will be deducted from the $43,113,373 to determine the purchase price used to calculate the Merger Consideration and will have the effect of reducing the Merger Consideration payable to each Data Tree shareholder. Data Tree is obligated to pay Salomon Smith Barney investment banking fees of $900,000 plus expenses in connection with the Merger. In addition, as of May 15, 1998, in connection with the Merger, Data Tree has incurred legal and accounting fees in the amount of approximately $149,000 and Chopra has incurred legal fees in the amount of approximately $15,000.

RESALES BY SELLING SHAREHOLDERS

     The shares of Stock to be issued to the Data Tree shareholders in the Merger have been registered for issuance by the Company under the Securities Act. In addition, the shares of Stock to be issued to Selling Shareholders have been registered under the Securities Act for resale by such Selling Shareholders (the "Resale Registration Statement"). Such Selling Shareholders include the directors and executive officers of Data Tree and certain other Data Tree shareholders. Each Selling Shareholder who desires to resell the Stock received in the Merger must sell such Stock either (i) pursuant to the effective Resale Registration Statement, or (ii) in accordance with the applicable provisions of Rule 145 under the Securities Act ("Rule 145"). While the Resale Registration Statement is effective, the restrictions on resale imposed by Rule 145 are not applicable to the Selling Shareholders.

     Pursuant to the Merger Agreement, the Company has agreed to keep the Resale Registration Statement effective until the earlier of (i) one year from the Effective Time and the time at which each Selling Shareholder can sell all shares of Stock held by such Selling Shareholder in a 90 day period pursuant to the resale restrictions imposed by Rule 145.

     After the one year period to which the Company has agreed to keep the Resale Registration Statement effective, the Selling Shareholders may sell their shares of Stock received in the Merger as provided by Rule 145, or as otherwise permitted. In general, under Rule 145, a Selling Shareholder who receives shares of the Stock in the Merger will be entitled, during the one-year period from the date of receipt of such shares, to sell in any three-month period a number of shares of Stock that is the greater of (i) 1% of the then outstanding shares of the Stock and (ii) the average weekly trading volume of the Stock on the New York Stock Exchange during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission. In addition, during such one-year period, sales of the Stock by the Selling Shareholders pursuant to Rule 145 will be subject to certain other requirements relating to manner of sale and availability of current public information about the Company. Generally, after one year from the issuance of the Stock in the Merger, a Selling Shareholder, if such person is not an affiliate of the Company at the time of sale and the Company is current in the filing of its periodic reports pursuant to the Exchange Act, may freely resell the Stock received by such Selling Shareholder in the Merger without limitation. After two years from the issuance of the Stock in the Merger, a former Selling Shareholder, if such person is not an affiliate of the Company and has not been an affiliate of the Company for at least three months prior to such sale, may freely resell such Stock, without limitation, regardless of the status of the Company's filings of its periodic reports.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the resale by the Selling Shareholders of any shares of Stock resold pursuant hereto. All proceeds from such sale of shares of Stock offered hereby will be for the account of the Selling Shareholders. The Company will bear all expenses (other than selling discounts and commissions and fees and expenses of the Selling Shareholders) in connection with the registration of the shares of Stock being reoffered by the Selling Shareholders.

                              SELLING SHAREHOLDERS

     Assuming there are no dissenting shareholders of Data Tree, the following table sets forth the name of each Selling Shareholder, the number of shares of Stock that each Selling Shareholder owned prior to the offering for sale (the "Offering") of shares of Stock held by the Selling Shareholder, as of such date, the maximum number of shares of Stock that can be offered for the account of each Selling Shareholder pursuant to this Prospectus/Proxy Statement and the amount of the shares of Stock to be owned by each Selling Shareholder after the Offering (assuming each Selling Shareholder offers all of such shares of Stock for sale and such shares of Stock are sold). With the exception of Cal West Service Corporation and R. Squared Limited no Selling Shareholder will own more than one percent of the total number of shares of Stock issued and outstanding. After the Merger, Cal West Service Corporation will own approximately 1.3% of the shares of Stock issued and outstanding and R. Squared Limited (see the footnote (2), below) will own approximately 1.9% of the total shares of Stock issued and outstanding. All other Data Tree shareholders will own less than 1% of the total shares of Stock issued and outstanding subsequent to the Merger.


       NAME OF SELLING SHAREHOLDER         SHARES OWNED OF RECORD           MAXIMUM          SHARES OWNED OF RECORD
                                                PRIOR TO THE        NUMBER OF SHARES TO BE     AFTER COMPLETION OF
                                                 OFFERING(3)            OFFERED FOR THE          THE OFFERING(5)
                                                                     SELLING SHAREHOLDER'S
                                                                          ACCOUNT(4)
Harvindera Chopra(1)                               47,620                   47,620                      0
Robert F. Rice                                     47,620                   47,620                      0
Ravinder K. Chopra(1)                                595                      595                       0
Cal West Service Corporation                       233,913                  233,913                     0
Carl A. Strunk                                      1,190                    1,190                      0
R. Squared Limited(2)                              357,151                  357,151                     0
Harish K. & Karen Chopra(1)                        14,881                   14,881                      0
Inteq Software Development Corp.(1)                 1,190                    1,190                      0

_______________________
(1)  Chopra affiliate.
(2) R. Squared Limited, an Irish company, was established by Chopra. Chopra, however, disclaims any beneficial interest in it.
(3) No Selling Shareholder owned shares of Stock prior to the Merger. The shares of Stock represented in this column are those shares of Stock each Selling Shareholder will receive in the Merger (assuming that each Selling Shareholder receives the maximum possible number of shares of Stock issuable to such Selling Shareholder in the Merger).
(4) Assuming that the maximum number of shares of Stock that can be offered for the account of each Selling Shareholder pursuant to this Prospectus/Proxy Statement is so offered.
(5) Assuming that the maximum number of shares of Stock that can be offered for the account of each Selling Shareholder pursuant to this Prospectus/Proxy Statement is sold.

     None of the Selling Shareholders has held any position or office or had any material relationship with the Company during the past three years.

                              PLAN OF DISTRIBUTION

     The shares of Stock covered by this Prospectus/Proxy Statement may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders may sell the shares of Stock being offered hereby on the New York Stock Exchange, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, at varying prices or at negotiated prices. The shares of Stock may be sold, without limitation, by one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell shares of Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus; (c) a distribution in accordance with the rules of the New York Stock Exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

     In connection with distributions of the shares of Stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares of Stock in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell the shares of Stock short and deliver the shares of Stock offered hereby to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of Stock offered hereby, which shares of Stock such broker-dealer or other financial institution may resell pursuant to this Prospectus/Proxy Statement (as supplemented or amended to reflect such transaction). The Selling Shareholders may also pledge shares of Stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares of Stock pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any shares of Stock that qualify for sale pursuant to Rule 144 may, at the option of the holder thereof, be sold under Rule 144 rather than pursuant to this Prospectus.

     Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholder and/or purchasers of the shares of Stock offered hereby (and, if it acts as agent for the purchaser of such shares of Stock, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Shareholder. Broker-dealers may agree with the Selling Shareholder to sell a specified number of shares of Stock at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Shareholder, to purchase as principal any unsold shares of Stock at the price required to fulfill the broker-dealer commitment to the Selling Shareholder. Broker-dealers who acquire shares of Stock as principal may thereafter resell such shares of Stock from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to, or receive from the purchasers of such shares of Stock commissions computed as described above.

     In order to comply with the securities laws of certain states, if applicable, the shares of Stock will be sold in such jurisdictions only though registered or licensed brokers or dealers. In addition, in certain states the shares of Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Company has advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Stock in the market and to the activities of the Selling Shareholders and their affiliates. In addition, the Company will make copies of this Prospectus/Proxy Statement available to the Selling Shareholders and has informed them of the need for delivery of copies of this Prospectus/Proxy Statement to purchasers at or prior to the time of any sale of the shares of Stock offered hereby. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Stock against certain liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares of Stock is made, if required, a Prospectus Supplement will be distributed that will set forth the number of shares of Stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

     The Company has agreed with the Selling Shareholders to keep the Registration Statement of which this Prospectus constitutes a part effective until the first to occur of (i) the one year anniversary of the Effective Time, as that term is defined in the Merger Agreement and (ii) such time as each Selling Shareholder can sell all shares of Stock held by such Selling Shareholder in a 90 day period pursuant to the resale restrictions imposed by Rule 145. The Company intends to deregister any of the shares of Stock not sold by the Selling Shareholders by such date.

                    THE FIRST AMERICAN FINANCIAL CORPORATION

OVERVIEW

     The Company was organized in 1894 as Orange County Title Company, succeeding to the business of two title abstract companies founded in 1889 and operating in Orange County, California. In 1924, the Company commenced issuing title insurance policies. In 1986, the Company began a diversification program by acquiring and developing financial service businesses closely related to the real estate transfer and closing process. The Company is a California corporation whose executive offices are located at 114 East Fifth Street, Santa Ana, California 92701-4642, and its telephone number is (714) 558-3211.

     The Company, through its subsidiaries, is engaged in the business of providing real estate-related financial and informational services to real property buyers and mortgage lenders. The Company's products and services include title insurance, tax monitoring, credit reporting, property data services, flood certification, field inspection services, appraisal services, mortgage loan servicing systems, mortgage document preparation and home warranty services. The Company also provides investment, trust and thrift services.

     Through growth and acquisitions, the Company believes it has become the United States' largest provider of real estate-related financial and informational services. The Company has assembled an array of companies which, together, provide comprehensive services to the mortgage industry, commercial and residential real estate developers, home buyers and other customers.

BUSINESS SEGMENTS

     TITLE INSURANCE

     Title insurance policies are insured statements of the condition of title to real property, showing priority of ownership as indicated by public records, as well as outstanding liens, encumbrances and other matters of record, and certain other matters not of public record. Policies are issued based on a title report prepared after a search of public records, maps, and documents and are typically issued when a title is transferred.

     Before issuing title policies, title insurers seek to limit their risk of loss by accurately performing title searches and examinations. The major expenses of a title company relate to such searches and examinations, the preparation of preliminary reports or commitments and the maintenance of title plants, and not from claim losses as in the case of property and casualty insurers.

     The Company, through FATICO and its other subsidiaries, transacts its title insurance business through a network of more than 300 branch offices and more than 4,000 independent agents. In 1997, the Company's title insurance operations generated $1.46 billion in operating revenues.

     REAL ESTATE INFORMATION SERVICES

     In recent years management has developed a strategy to be a "one-stop" real estate information service company. To this end, in 1991 the Company acquired what was believed to be the second largest tax service company, and in 1995 acquired what were believed to be, in each case, the largest mortgage credit reporting company and the largest flood zone determination company, in the United States.

     In general, the Company's real estate information service products generate higher margins than its title insurance products. The majority of pre-tax profits generated by the Company from non-title business is derived from the real estate services business, which generated $45.3 million in pre-tax profits in 1997 and $331.4 million in operating revenues. Approximately 29% of the Company's pre-tax profits in 1997 were derived from its real estate information services businesses. These businesses are not regulated and hence not constrained by dividend statutes enforceable by the states in which the Company operates its title business or by constraints imposed by California on the Company's trust and banking business.

     FAREISI has grown from its tax service origins into a diversified mortgage services company. FAREISI and its subsidiaries now serve mortgage originators, mortgage servicers, title companies, real estate attorneys, consumers as well as non-lending entities. The business was initially established in 1987 to advise mortgage lenders as to the status of tax payments on real property securing their loans. The Company's real estate information services also includes mortgage and other credit reporting services, flood zone determinations, mortgage loan servicing systems, property inspections, appraisal services and mortgage document preparation.

     The tax service business includes both real estate tax reporting as well as tax outsourcing and tax certification. The Company's tax service business reports on 11 million properties annually and is believed to be the second largest provider of tax services to the real estate market. The Company works with over 22,000 taxing authorities nationwide.

     First American CREDCO, Inc. ("CREDCO"), the Company's mortgage credit reporting entity, is believed by the Company to be the largest provider of these services in the United States and processes over 600,000 credit reports per month. CREDCO provides residential mortgage credit reports, prequalifying reports, merged credit data, resident screening services, business reports, credit scoring tools and personal credit reports. CREDCO has recently branched into the consumer lending and risk scoring areas, providing credit reporting and information management services to automobile dealers, consumers and home equity lenders nationwide. Approximately 25% of CREDCO's 1997 revenues were from non-real estate related sources.

     The Company is the leading provider of flood zone determinations. Flood reporting services consist of a broad range of information required by regulatory agencies regarding properties in relation to flood zones. This business currently processes over 400,000 flood determinations per month.

     The property/field services business consists of processing single family home inspections, conducting field interviews with delinquent mortgagors, monitoring the condition of properties and assuring timely property preservation. The Company's acquisition in December 1996 of Ward Associates places the Company among the leaders in this business.

     The appraisal services business utilizes leading technology to provide national mortgage lenders with property-relative value assessments. The appraisal services business operates throughout the United States. Electronic appraisals are supplemented with qualified local appraisers.

     In April 1996, the Company acquired the Excelis Mortgage Loan Servicing System ("Excelis MLS"), now known as Excelis, Inc. Excelis MLS is the only commercially available real-time on-line servicing system that has been developed since 1990 to meet increasingly sophisticated market demands. The software employs rules-based technology which enables the user to customize the system to fit its individual servicing criteria and policies.

     In May 1997, the Company purchased all of the operations of Strategic Mortgage Services, Inc. ("SMS"), other than SMS' flood zone determination business. SMS is a leading provider of real estate information services to the U.S. mortgage and title insurance industries. The acquired businesses include SMS' credit division, which the Company believes is the third largest provider of U.S. mortgage credit information; SMS' property appraisal division, which the Company believes is the second largest provider of U.S. appraisal services; SMS' title division, which provides title and closing services throughout the United States, servicing primarily second mortgage originators; SMS' settlement services business, which provides title plant systems and accounting services, as well as escrow closing software, to the title industry; and a controlling interest in what is believed by the Company to be the largest mortgage document preparation firm.

     On January 1, 1998,  the Company and its real  estate  information  service
subsidiaries   (other  than  Excelis   Inc.)  (the  "Real   Estate   Information
Subsidiaries") consummated a joint venture with Experian, pursuant to which FARES was established. Under the joint venture, the Real Estate Information Subsidiaries contributed substantially all of their assets and liabilities to FARES in exchange for an 80% ownership interest and Experian transferred substantially all of the assets and liabilities of its Real Estate Solutions division ("RES") to FARES in exchange for a 20% ownership interest. The Company believes that RES is the nation's foremost supplier of core real estate data, providing, among other things, property valuation information, title information, tax information and imaged title documents. As a result of this joint venture, the Company believes that FARES is the nation's largest and most diverse provider of information technology and decision support solutions for the mortgage and real estate industries. See the Company's Report on Form 8-K dated January 27, 1998, which is attached hereto as Annex G.

     HOME WARRANTY

     The Company currently owns 79% of its home warranty business, First American Home Buyers Protection Corporation ("Home Buyers"), with the remaining balance owned by current and former management of this subsidiary. Pursuant to a pending exchange offer, the Company likely will acquire an additional 10.6% ownership interest in Home Buyers. The home warranty business issues one-year warranties which protect homeowners against defects in household systems and appliances such as plumbing, water heaters, and furnaces. The warranties issued are for household systems and appliances only, not for the homes themselves. The Company's home warranty business currently operates in certain counties of Arizona, California, Nevada, North Carolina, South Carolina, Texas, Utah and Washington. The Company's home warranty business is one of the largest in the United States based on contracts under service, with $46.9 million in operating revenues in 1997.

     TRUST AND THRIFT

     Since 1960, the Company has conducted a general trust business in California. In 1985, the Company formed a banking subsidiary into which its subsidiary trust operation was merged. As of December 31, 1997, the trust operations were administering fiduciary and custodial assets having a market value in excess of $1.3 billion.

     During 1988, the Company, through a majority owned subsidiary, acquired an industrial loan corporation (the "Thrift") that accepts thrift deposits and uses deposited funds to originate and purchase loans secured by commercial properties in Southern California. The loans made by the Thrift currently range in amount from $20,000 to $1,105,000, with an average loan balance of $270,500. Loans are made only on a secured basis, at loan-to-value percentages no greater than 75%. The Thrift specializes in making commercial real estate loans and financing commercial equipment leases. In excess of 93% of the Thrift's loans are made on a variable rate basis. The average yield on the Thrift's loan portfolio as of December 31, 1997, was 11%. The Thrift's average loan is 60 months in duration. Current deposits total $62.5 million and the loan portfolio totals $65.5 million.

RECENT DEVELOPMENTS

     On March 18, 1998, the Company announced a definitive agreement to acquire Contour Software, the largest supplier of mortgage origination software to the mortgage loan industry. See the Company's Report on Form 8-K dated March 18, 1998, which is attached hereto as Annex H.

     On April 7, 1998, the Company announced the issuance of $100,000,000 aggregate principal amount of its 7.55% senior debentures due 2028. The terms of the senior debentures are defined under an indenture dated as of April 7, 1998 between the Company and The Wilmington Trust Company, as trustee. See the Company's Report on Form 8-K dated April 7, 1998, which is attached hereto as Annex J.

                             IMAGE ACQUISITION CORP.

     IAC was incorporated in California in March 1998 exclusively for the purpose of effecting the acquisition of Data Tree via the Merger. IAC has no material assets and has not engaged in any activities except in connection with the proposed acquisition of Data Tree. IAC's principal offices are located at 114 East Fifth Street, Santa Ana, California 92701, and its telephone number at that address is (714) 558-3211.

                              DATA TREE CORPORATION

The following discussion of the Data Tree Corporation contains forward-looking statements that involve risks and uncertainties. The actual results of Data Tree and the Surviving Corporation could differ materially from those anticipated in these forward-looking statements as a result of certain factors.

OVERVIEW OF TITLE INSURANCE INDUSTRY

     The majority of Data Tree's revenues are generated from providing document imaging and database management systems to the title insurance industry and to county recorder offices. Title insurance companies issue insurance policies in connection with the purchase or refinancing of commercial and residential real estate, providing protection to the purchaser or lender against loss or damage resulting from existing liens and claims and other defects in the ownership chain of real property. Typically, every mortgage lender requires a title insurance policy as a precondition of funding. Prior to issuing a policy, a title insurance company conducts a search of public documents to ensure a property is free of any such liens and encumbrances. The public records are typically available for review on microfiche at the county recorder's office. For a transaction fee, Data Tree provides title insurance companies on-line access to Data Tree's image database of title records and software. Data Tree's Titlescape(R) software allows on-line access to and from a users' PC.

     County recorder's offices are the official record keeping body for all documentation related to residential, commercial and industrial real estate-related transactions, including ownership and title transfers, liens and encumbrances. On any given day each recorder's office receives these documents which are then indexed and stored. The recorder's offices also fulfill public requests for copies of these documents. In order to manage these significant inflow, storage and outflow requirements, many recorder's offices have automated their processes. To this end, Data Tree sells to county recorders its IDEA(TM) product, which offers an in-house, turnkey automation solution.

COMPANY OVERVIEW

     Data Tree is a leading provider of document imaging and database management systems to the title insurance industry and county recorders and other governmental agencies. Data Tree believes it offers one of the largest image databases of recorded documents and maps with over 400 million images, through a network of nine data centers in five states.

     Data Tree was founded in 1987 by Chopra and is organized as a California close corporation. Since its founding, Data Tree has built and continues to build an electronic database of scanned microfilm images of official records and recorded documents (liens, trust deeds) and maps and electronically recorded documents on a county by county basis to build its customer base for such services. As of the date of this Prospectus/Proxy Statement, Data Tree's database consists of images from 38 counties in Arizona, California, Nevada, Florida and Texas. Data Tree maintains data centers that assist in the timely production of Data Tree's database.

     As of March 31, 1998, Data Tree employed 139 individuals in the United States.

PRODUCTS AND SERVICES

[OBJECT OMITTED]              [OBJECT OMITTED]              [OBJECT OMITTED]

     Database Access and Document Retrieval. Titlescape(R) is Data Tree's primary product offering and is licensed to and used by local and regional offices of title insurance companies. Introduced in 1997, Titlescape(R) is a Windows-based document retrieval and integration software product that provides an integrated, open-architecture system for title workflow processing. The software package combines database access with the capability to integrate all other functions associated with title policy processing and issuance, effectively creating a "one-stop shop" at the users desktop. Titlescape(R) allows each subscriber to customize the capabilities integrated into the system, and is designed for individual workstations or client-server based systems in order to allow for access from remote locations.

     Titlescape(R) is licensed for a fixed license fee per user and installed on either the customer's PCs or on hardware sold by Data Tree. Customers contract for access to Data Tree's database, paying a fixed transaction fee for each document retrieved. Volume discounts are applied to the standard access charge to encourage large commitments from customers. Typically, user access fees exceed customer contract guarantees.

     Data Tree's hardware product line includes communication and scanning hardware, workstations and laser printers. These products are normally sold at market prices and in any event not discounted more than 10%. Data Tree's pricing on hardware has stayed relatively steady over the past two to three years.

     Turnkey Imaging, Storage and Retrieval. Data Tree's other major product line, known as IDEA(TM) (Indexing Document Extraction Application), is Data Tree's turnkey imaging system and represents a family of products sold to county recorders who require a full in-house scanning, storage and retrieval system. This system enables a county to convert its backfiles of microfilm stored official records into electronic images and record and store new records in electronic form. The IDEA(TM) system provides the following functions: (1) document capture performs the initial scanning and indexing of paper or film-based documents; (2) optical storage is used for permanent storage of the scanned digital images; and (3) retrieval and display software allows users to query the system and display and print stored images. The system is designed to integrate with other existing systems such as accounting, personnel, and file management that are particular to each county recorder's office. The IDEA(TM) set of modules which can be individually developed, customized and molded to meet the specific needs of each county recorder.

     The IDEA(TM) system typically is sold under multiple contracts and includes hardware, proprietary software and software licenses, technical assistance, and on-going maintenance. In addition, as county recorders expand to integrate with other systems, additional software modules and technical assistance is provided on a follow-on basis.

     As of March 31, 1998, Data Tree has sold its IDEA(TM) system to Orange County and San Bernardino County, California. The IDEA(TM) system is compatible with Data Tree's Titlescape(R) software, and to the extent counties adopt the IDEA(TM) systems as its operating platform for images, certain title companies have begun using Titlescape(R) electronic recording software in order to electronically file documents with the county recorder.

     Customer Service. Data Tree emphasizes ongoing customer service and training. Generally, Data Tree's representatives visit existing customers at least once a month to assess customer needs and satisfaction and provide additional training. Data Tree provides telephonic customer support during business hours.

PRODUCTION

     Data Tree maintains imaging facilities at two locations in California and contracts with Data Tree India in India for the conversion of microfilm, fiche, and paper to Data Tree's image database. The activities at these facilities consist of scanning, indexing, assembling and testing all the components that integrate into the finished database.

     Data Tree expands and updates its database continually through its main imaging plant facilities and regional data centers. Document images, either in microfilm, microfiche, or paper form, are sent to any of the above facilities for scanning and recording onto hard disk or CD. Typically most backplant activity is handled by the three imaging centers, while daily go-forward imaging is handled by the appropriate regional facility. The images themselves are either purchased, borrowed or bartered from county recorder's offices, title insurance companies, or third party vendors. The stored data at each of the facilities is linked together via dedicated T-1 communication lines, providing Data Tree with an integrated image database.

     When customers place a request through their local workstation, the request is sent via dedicated lines to one of Data Tree's central servers, which accesses the relevant information and sends it back to the requesting site where it can be viewed, manipulated and printed. The document retrieval time typically takes between a few seconds and a couple of minutes.

     Data Tree leases all of its imaging facilities. Data Tree has two facilities in California. The Sacramento, California facility has approximately 4,506 square feet and is on a 63 month lease expiring March 15, 1999. In addition to film conversion and imaging, this facility houses the operations and field service for Northern California. The facility in San Bernardino, California has 5,846 square feet and is on a 60 month lease expiring February 28, 1999.

     Equipment. Data Tree's production facilities house state-of-the-art microfiche, microfilm, and paper scanners, as well as extensive communication equipment. The California facilities contain sophisticated computer equipment, optical systems, CDs and CD jukeboxes.

MARKETING AND SALES

     Data Tree's marketing strategy is to develop new business opportunities by creating new databases in additional counties to sell to new and existing customers, and by leveraging its success with its products and services into new markets. Data Tree markets its products and services directly to its end-users through its internal sales force. Data Tree presently employs seven sales professionals, including a Vice President of Sales and six regional sales representatives, most of whom have extensive computer industry experience.

     The typical sales cycle for Data Tree's products and service requires an investment of time and effort to determine the individual customer's needs and workflow requirements. Data Tree emphasizes building a business partnership rather than maintaining merely a vendor relationship. The process for title insurance companies from initial sales call to installation can take anywhere from 2 to 12 months. For county recorders this process is slightly longer, typically taking just over one year to complete.

RESEARCH AND DEVELOPMENT

     Data Tree believes that the continued and timely development of new products and enhancements to its existing technology is necessary for it to maintain its competitive position. Data Tree's originating research and development spending during fiscal 1995, 1996 and 1997 was approximately $285,008, $651,290 and $764,939, respectively, and represented 6.3% , 8.7% and
9.1% of total revenue, respectively.

COMPETITION

     With its Titlescape(R) product, Data Tree primarily competes with title insurance companies' existing manual processes and secondarily with other database management providers, including Security Union and the Digistar business owned by FARES. With its turnkey IDEA(TM) product, Data Tree directly competes with other companies with similar product offerings, including FileNet, IBM, Eagle Systems, and Atpac.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS OF DATA TREE

The following discussion contains forward looking statements that involve risks and uncertainties. Data Tree's and the Surviving Corporation's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled "Risk Factors" and "Data Tree Corporation" as well as those discussed elsewhere in this Prospectus/Proxy Statement.

GENERAL

     Revenues. Data Tree's revenue associated with title insurance related products consists primarily of title document fees which are generated on a daily and monthly basis as customers access Data Tree's database. Additionally, Data Tree sells equipment and offers maintenance agreements. Data Tree recognizes revenue associated with title insurance products upon the monthly delivery of the images and upon the shipment of equipment.

     Revenue associated with county recorder related products consists of software, hardware, maintenance and services, and may also include title document images. In accordance with SOP 91-1, Data Tree recognizes revenue for the software component when the software is delivered, when there are no remaining significant Data Tree obligations to the customer, and when the collection of the related receivable is deemed probable. Data Tree recognizes revenue on hardware when the hardware is shipped. Maintenance revenue is recognized ratably over the maintenance period, and title document image revenue is recognized upon delivery.

     On October 27, 1997, the Accounting Standards Executive committee (AcSEC) of the AICPA issued Statement of Position 97-2 (SOP 97-2), Software Revenue Recognition, that supersedes SOP 91-1. Data Tree will be required to adopt SOP 97-2 effective October 1, 1998. SOP 97-2 replaces the SOP 91-1 method of distinguishing between significant and insignificant vendor obligations as a basis for recording revenue with a requirement that each element of a software licensing arrangement (e.g., postcontract customer support (PCS), specified upgrades and enhancements - even on a when-and-if available basis, additional software products and services) be separately identified and accounted for based on relative fair values of each element. Data Tree is evaluating the impact that the adoption of SOP 97-2 may have on future reported results of operations.

     Title Plant. In accordance with SFAS 61, both the direct and indirect costs of building title plant are capitalized and are not amortized. The cost of title plant maintenance is charged to income in the period incurred. Direct costs which are capitalized include, but are not limited to, direct labor and associated benefits, film, shipping, compact disks, and production related depreciation. Additionally, Data Tree capitalizes a portion of certain indirect costs to title plant based primarily upon the ratio of title plant images to total images (including maintenance images). These indirect costs include, but are not limited to, indirect salaries and associated benefits, rent, depreciation, occupancy, insurance, and supplies. Further, Data Tree allocates a portion of originating interest expense to title plant.


RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, information derived from Data Tree's statements of income, expressed as a percentage of revenue. There can be no assurance that the trends in revenue growth or operating results shown below will continue in the future.

                                                           PERCENT OF NET SALES
                                   ------------------------------------------------------------------
                                     FISCAL YEAR ENDED SEPTEMBER 30,              SIX MONTHS ENDED
                                                                                       March 31,
                                   ------------------------------------------------------------------
                                   1994       1995      1996      1997        1997            1998
                                   ----       ----      ----      ----        ----            ----
Net Revenues                      100.0%     100.0%    100.0%    100.0%        100%           100.0%

Cost of Revenue                    25.9       27.6      26.6      27.4         26.3            31.9

Gross Profit                       74.1       72.4      73.4      72.6         73.7            68.1

Selling, general and
  administrative expenses          50.5       44.9      36.3      33.7         32.8            34.9

Research and development            __         __        __        __           1.1             6.2

Income from operations             23.6       27.5      37.1      38.9         39.9            27.0

Interest expense, net               5.7       10.2       7.3       3.7          7.1             4.0

Provision for income taxes          8.3       5.7       11.4      14.1         13.1             9.2

Net income                          9.6       11.6      18.4      21.1         19.7            13.8

Six Months Ended March 31, 1998 Compared to Six Months Ended March 31, 1997

     Revenues. For the six months ended March 31, 1998, Data Tree's revenue increased $806,000, or 21.1%, to $4,626,000 from $3,820,000 during the same period in the prior year. The increase in revenue is primarily a result of increased revenue related to Data Tree's Titlescape(R) product offset by a decrease in revenue from its IDEA(TM) product. During the six months ended March 31, 1998, the IDEA(TM) product comprised 12.6% of total revenue compared to 21.3% of total revenue for the same period in the prior year. The increase in Titlescape(R) revenue is a result of increased penetration and sales volume in Data Tree's existing markets as well as the entry into new geographic markets. The decrease in IDEA(TM) revenues is largely due to the completion of existing contracts originated in prior years.

     Gross Profit. Gross profit as a percentage of total revenue decreased to 68.1% for the six months ended March 31, 1998 from 73.7% during the same period in 1997. The decrease in gross margin is primarily due to a change in revenue mix from higher gross profit IDEA(TM) revenue to lower gross profit Titlescape(R) revenue.

     Selling, General, and Administrative. Selling, general, and administrative expenses for the six months ended March 31, 1998 increased $323,000, or 25%, to $1,616,000 compared to $1,293,000 for the same period during 1997. This increase is primarily a result of increased salaries associated with an increase in executive and sales headcount, as well as increases in professional fees, commissions, and general infrastructure costs to support the growth of Data Tree.

     Research and Development. Research and development expenses for the six months ended March 31, 1998 increased $246,000, or 600.6%, to $287,000 compared to $41,000 for the same period in the prior year, which amount is not separately presented due to lack of materiality. This significant increase is primarily a result of Data Tree ceasing the capitalization of certain software programming costs, since the related products were available for general release during the first quarter of 1998. During the first six months of 1998, these software programming costs were expensed as incurred. Additionally, during the first six months of 1998, Data Tree increased its software programming staff headcount, resulting in increased research and development expenses.

     Interest Expense, Net. Interest expense, net, decreased $83,000 to $186,000 for the six months ended March 31, 1998, compared to $269,000 for the same period in the prior year. This decrease is primarily due to an increase in the percentage of interest expense allocated to title plant during 1998 when compared to 1997. This decrease was offset by increased interest expense associated with an increase in Data Tree's bank borrowings during 1998 compared to 1997.

     Provision for Income Taxes. The provision for income taxes decreased approximately 15% to $425,000 for the six months ended March 31, 1998 compared to $501,000 for the same period in the prior year. While the amount decreased in absolute dollars due to a decrease in income before income taxes, the effective income tax rate remained unchanged at 40%.

Year Ended September 30, 1997 Compared to Year Ended September 30, 1996

     Revenues. For the year ended September 30, 1997, Data Tree's revenue increased $906,000, or 12.1%, to $8.4 million from $7.5 million. The increase in revenue was primarily due to the addition of two new data centers and the expansion of the number of counties with records in Data Tree's database.

     Gross Profit. Gross profit as a percentage of revenue remained consistent from 1996 to 1997 at approximately 73.0%.

     Selling, General and Administrative. Selling, general, and administrative costs increased approximately $110,000, or 4.0%, for 1997 as compared to 1996. These costs increased primarily due to increased salaries associated with additional headcount. These costs as a percentage of revenue decreased approximately 2.6% to 33.7% from 36.3%. This decrease is primarily due to revenue increasing at a faster rate then selling, general, and administrative spending.

     Interest Expense, Net. Interest expense decreased approximately $240,000, or 43.9%, from $546,000 during 1996 to $307,000 during 1997. This decrease is due primarily to an increase in the percentage of interest expense allocated to title plant during 1997. This decrease was offset by the increased interest expense associated with higher average borrowing during 1997.

     Provision for Income Taxes. The provision for income taxes increased during 1997 when compared to the prior year due to the increase in income before income taxes as compared to the prior year. Data Tree's effective tax rate during 1997 was 40% as compared to 38.3% during 1996.

Year Ended September 30, 1996 Compared to Year Ended September 30, 1995

     Revenues. For the year ended September 30, 1996, Data Tree's revenue increased $2.9 million, or 63.7% to approximately $7.5 million from $4.6 million. The increase in revenue is due to a significant increase in revenue from Data Tree's IDEA(TM) product, two new data centers that were opened in fiscal 1995, and increased market penetration in certain existing markets during 1996.

     Gross Profit. Gross profit as a percentage of revenue increased slightly in 1996 to 73.4% from 72.4% in 1995. This increase in gross margin was due primarily to increased revenue associated with Data Tree's IDEA(TM) product, which commands higher gross margins than Data Tree's Titlescape(R) product.

     Selling, General and Administrative. Selling, general, and administrative costs increased to approximately $670,000 or 32.5%, during 1996 when compared to 1995. These costs increased primarily due to increased salaries associated with increased headcount, increased costs associated with a complete year of office costs related to two data centers opened in 1995, and increased general and administrative costs to support Data Tree's growth. Selling, general, and administrative costs as a percentage of revenue decreased 8.6% to 36.3% from 44.9%. This decrease is primarily due to revenues increasing at a more rapid rate than selling, general, and administrative costs.

     Interest Expense, Net. Interest expense increased approximately $81,000, or 17.4%, from $465,000 during 1995 to $546,000 during 1996. This increase is due largely to an increase in outstanding debt during 1996 as compared to 1995.

     Provision for Income Taxes. Data Tree's effective income tax rate during 1996 increased to 38.3% as compared to approximately 32.9% in the prior year. The effective income tax rate was less than the Federal statutory rate in 1995 primarily due to the utilization of loss carryforwards and tax credit carryforwards.

LIQUIDITY AND CAPITAL RESOURCES

     Data Tree's cash needs are primarily for working capital, capital expenditures, and the building of title plant to support Data Tree's current and projected growth. Data Tree has financed its operations to date primarily through cash generated from operations, bank debt, long-term equipment financing, and, to a lesser extent, the issuance of common stock. In addition to its term notes payable with a commercial bank, Data Tree may borrow up to $1 million under a line of credit, secured by eligible accounts receivable. As of March 31, 1998, Data Tree had no amount outstanding under this credit facility. The line of credit expires in June 1998.

     For the six months ended March 31, 1998, operating activities provided net cash of $1,349,000 as a result of net income, depreciation and amortization and an increase in income taxes payable of $637,000, $474,000, and $421,000, respectively. This was offset by a $186,000 decrease in accounts payable. Data Tree used $1,410,000 in investing activities, primarily for building title plant. Data Tree used $1,189,000 in financing activities, largely for the payment of notes payable to a commercial bank.

     As of March 31, 1998, Data Tree had $497,000 in cash and negative working capital of $1,682,000, compared to $1,747,000 in cash and $164,000 in negative working capital as of September 30, 1997. The negative working capital is primarily due to the current portion of notes payable of $2,200,000. In April 1998, Data Tree secured a $3 million revolving credit facility with a commercial bank, guaranteed by the Company, which expires in March 1999. Data Tree believes that its current cash balances, available credit facilities and cash flow from operations will be sufficient to meet its working capital, debt service, and capital expenditure requirements for at least the next 12 months.

YEAR 2000

     Data Tree believes its proprietary and third party software is Year 2000 compliant and Data Tree does not anticipate expending any resources in connection with any Year 2000 issues.


                       COMPARISON OF RIGHTS OF HOLDERS OF
                        DATA TREE STOCK AND COMPANY STOCK

     The Company and Data Tree are both organized under the laws of the State of California. Any differences, therefore, between the rights of shareholders of the Company and the rights of shareholders of Data Tree arise solely from differences between the respective articles of incorporation and bylaws of the two corporations and the fact that Data Tree is organized as a close corporation within the meaning of Section 158 of the CGCL.

     The following summary sets forth certain material differences between the rights of Company shareholders and the rights of Data Tree shareholders and is qualified in its entirety by reference to the Company's Restated Articles of Incorporation (the "Articles"), the Company's Bylaws (the "Bylaws"), Data Tree's Articles of Incorporation (the "Data Tree Articles") and Data Tree's Bylaws (the "Data Tree Bylaws").

AUTHORIZED AND ISSUED CAPITAL STOCK

     The authorized capital stock of the Company currently consists of 36,000,000 shares of Stock and 500,000 Preferred shares, $1.00 par value, (the "Preferred Shares") of which 1,000 of such shares have been designated Series A Junior Participating Preferred Shares (the "Series A Preferred Shares"). As of March 27, 1998, 17,850,189 shares of Stock were issued and outstanding and no Preferred Shares were issued and outstanding. The authorized capital stock of Data Tree currently consists of 10,000,000 shares of Data Tree Stock. As of May __, 1998, 7,039,830 shares of Data Tree Stock were issued and outstanding and warrants (the "Warrants") to acquire 110,136 shares of Data Tree Stock were issued and outstanding. Based upon the maximum Merger Consideration, the Warrants are not expected to be exercised and will be purchased from their holder prior to the Merger.

VOTING RIGHTS

     Each share of Stock entitles its holder to one vote on all matters submitted to a vote of the Company's shareholders. Each Preferred Share would entitle its holder to 100,000 votes on all matters submitted to a vote of the Company's shareholders. Each share of Data Tree Stock entitles its holder to one vote on all matters submitted to a vote of Data Tree shareholders.

PREEMPTIVE RIGHTS; CUMULATIVE VOTING

     Neither the Articles nor the Data Tree Articles grants any preemptive rights to shareholders. Subject to certain conditions, both the Bylaws and the Data Tree Bylaws provide for cumulative voting during the election of directors.

ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

     Both the Bylaws and the Data Tree Bylaws provide that actions which may be taken at an annual or special meeting of shareholders may be taken without such meeting and without prior notice, if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

SPECIAL MEETINGS OF SHAREHOLDERS

     Both the Bylaws and the Data Tree Bylaws state that a special meeting of the shareholders may be called at any time by the board of directors, the chairman of the board, the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

QUORUM AND VOTING REQUIREMENTS FOR SHAREHOLDER MEETINGS

     Both the Bylaws and the Data Tree Bylaws state that a majority of the shares entitled to vote at a meeting shall constitute a quorum for the transaction of business at such meeting. If a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on any matter (other than the election of directors) is required to take action, unless the vote of a greater number or voting by classes is required by the CGCL. Directors are elected by a plurality of shares entitled to vote at the meeting subject to cumulative voting described above.

BOARD OF DIRECTORS

     The Company board of directors currently consists of 16 directors who serve for one-year terms. The number of directors on the Company board of directors is subject to change by action of the Company's board of directors or by the Company's shareholders, but cannot be less than nine (9) nor more than seventeen
(17). The Data Tree board of directors consists of 3 directors who serve for one-year terms. The number of directors on the Data Tree board of directors is subject to change by action of the Data Tree board of directors or by Data Tree's shareholders but cannot be less than three (3) nor more than five (5). The number of Data Tree directors is currently set at three.

VACANCIES

     Subject to identical conditions, both the Bylaws and the Data Tree Bylaws provide that vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director.

LIMITATION ON DIRECTORS' LIABILITY

     The Articles and the Data Tree Articles provide that the liability of directors of the Company for monetary damages be eliminated to the fullest extent permissible under law.

REMOVAL OF DIRECTORS

     Neither the Articles nor the Bylaws contain provisions relating to the removal of directors. The Data Tree Bylaws provide that, subject to certain limitations, the Data Tree shareholders may remove a director upon the affirmative vote or the consent of a majority of shares of Data Tree Stock. Moreover, under certain circumstances the board of directors may remove a director or shareholders holding at least 10% of the shares of Data Tree Stock outstanding may petition the superior court to remove a director.

INDEMNIFICATION

     The Bylaws provide that (i) the Company indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Company is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the Company may not retroactively amend the indemnification provisions in the Bylaws in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through (iv) above shall apply to all past and present Officers and Directors of the corporation.

     Indemnification of Agents of the corporation who are not its Officers and Directors shall be in accordance with the provisions of Section 317 of the CGCL.

     The Company may enter into indemnification agreements with its Directors, Officers and other Agents upon such terms and conditions as are deemed to be in the best interests of the Company by its board of directors.

     The other provisions of the Bylaws to the contrary notwithstanding, the Company is not obligated:

          (a) to indemnify or advance expenses to an Officer, Director or Agent with respect to proceedings or claims initiated or brought voluntarily by such Officer, Director or Agent and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under an indemnification agreement or any statute or law or otherwise as required under Section 317 of the CGCL, but such indemnification or advancement of expenses may be provided by the corporation in specific cases if the board of directors has approved the bringing of such suit;

          (b) to indemnify an Officer, Director or Agent for any expenses incurred with respect to any proceeding instituted by such Officer, Director or Agent to enforce or interpret provisions of an indemnity agreement or this Section of the Bylaws, if a court of competent jurisdiction determines that each of the material assertions made by the Officer, Director or Agent in such proceeding was not made in good faith or was frivolous;

          (c) to indemnify an Officer, Director or Agent for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid or satisfied by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the corporation; provided that the corporation shall be obligated to remit to the Officer, Director or Agent any insurance proceeds received in respect of expenses or liabilities previously paid or satisfied by such Officer, Director or Agent;

          (d) to indemnify an Officer, Director or Agent for expenses, judgments, fines or penalties sustained, or for an accounting of profits made from, the purchase and sale by such Officer, Director or Agent of securities of the corporation in violation of the provisions of Section 16(b) of the Exchange Act, the rules and regulations promulgated thereunder, any amendments thereto or any similar provisions of any federal, state or local statutory law; or

          (e) in the event a court of competent jurisdiction finally determines that such indemnification is unlawful.

     The term "Officer" as used herein is defined as each person who is, or was, appointed to the office of Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Chief Financial Officer, Treasurer, Assistant Treasurer and such other office of the Company as the board shall designate from time to time. The term "Director" as used herein is defined as any person who is, or was, appointed to serve on the board of directors either by the shareholders or the remaining board members. The term "Agent" as used herein is defined as having the same meaning as that set forth in Section 317(a) of the CGCL, except that it shall not include Officers and Directors.

     The Data Tree Articles provide that the liability of directors of Data Tree for monetary damages shall be eliminated to the fullest extent permitted under California law. In addition, Data Tree is authorized to provide indemnification to agents of Data Tree for breach of duty to Data Tree and its shareholders in excess of that otherwise provided under California law, except that such agents shall not be entitled to any such indemnification for matters related to claims arising out of or occurring in connection with the transactions contemplated by the Merger Agreement.

     In addition to the foregoing right to indemnity provided to the agents of Data Tree under the Data Tree Articles, Data Tree has entered into indemnification agreements with its directors and executive officer (the "Data Tree Indemnitees"). Under such indemnity agreements, other than with respect to any liability or expense of a Data Tree Indemnitee for a breach of duty to Data Tree and its shareholders related to any claims arising out of or occurring in connection with the transactions contemplated by the Merger Agreement, Data Tree is obligated to hold harmless and indemnify the Data Tree Indemnitees against any and all expenses and damages to which such persons become subject by reason of the fact that such persons were acting in the capacity of directors or executive officers of Data Tree. Notwithstanding the foregoing, under the indemnity agreements, Data Tree shall not be obligated to indemnify the Data Tree Indemnitees for expenses or damages arising out of, among other things, (i) a claim against a Data Tree Indemnitee for an accounting of profits made from the purchase or sale by such person of securities of Data Tree, (ii) a Data Tree Indemnitee's conduct from which such person (A) derived an improper personal benefit, (B) believed to be contrary to the best interests of Data Tree and its shareholders, (C) showed reckless disregard for his or her duty to Data Tree and its shareholders,(D) engaged in an execused pattern of inattention that amounted to an abdication of such person's duty to Data Tree or its shareholders, (iii) any action by or in the right of Data Tree under certain circumstances, (iv) any proceeding initiated by a Data Tree Indemnitee under certain circumstances.

     Under the indemnification agreements, Data Tree is obligated to advance, prior to the final disposition of any proceeding, all expenses incurred by a Data Tree Indemnitee in connection with such proceeding upon receipt of an undertaking by such Data Tree Indemnitee to repay such amounts advanced it is ultimately determined that such Data Tree Indemnitee is not entitled to indemnification under the indemnification agreement, the Data Tree charter documents or California law.


AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

     Neither the Articles nor the Data Tree Articles specifies the approvals necessary to amend the Articles and the Data Tree Articles, respectively. Therefore, under the California General Corporation Law, any amendment to the Articles or the Data Tree Articles must be approved by a majority of the outstanding shares of Stock or shares of Data Tree Stock, respectively. Both the Bylaws and the Data Tree Bylaws provide for adoption of new bylaws, and for their respective amendment or repeal by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that the authorized number of directors may be changed only by an amendment to the relevant articles of incorporation. Both the Bylaws and the Data Tree Bylaws provide for adoption of new bylaws, and for their respective amendment or appeal by the board of directors, provided, however, that the board of directors may adopt a bylaw or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the relevant articles or bylaws.

RIGHTS TO PURCHASE PREFERRED STOCK

     Each share of Stock has attached to it a right which, subject to the terms and conditions of the Rights Agreement (the "Rights Agreement") between the Company and Wilmington Trust Company, dated October 23, 1997, entitles the holder to purchase a fraction of a Preferred Share upon the occurrence of certain events which are defined in the Rights Agreement. As of the date of this Prospectus/Proxy Statement, such rights are not exerciseable. Shares of Data Tree Stock do not have any such rights. See "Description of the Stock" and the description of Rights to Purchase Series A Junior Participating Preferred Shares contained in the Company's Registration Statement on Form 8-A, dated November 7, 1997, which is attached as Annex K hereto.

                                   TAX MATTERS

     The following is a general discussion of the material U.S. Federal income tax consequences of the receipt of the Stock by a holder of Data Tree Stock pursuant to the Merger contemplated by this Prospectus/Proxy Statement and is not intended to constitute advice regarding the federal income tax consequences of the Merger to any such holder. Except as specifically noted, this discussion applies only to a U.S. Holder (as hereinafter defined). This summary applies only to U.S. Holders who hold Data Tree Stock as capital assets and does not address aspects of U.S. Federal income tax that may be applicable to holders that are subject to special tax rules, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, foreign persons, persons with a "functional currency" other than the U.S. dollar, persons who acquired shares of Data Tree Stock pursuant to an exercise of employee stock options or rights or otherwise as compensation and persons who hold shares of Data Tree Stock as part of a "straddle," "hedging" or "conversion" transaction. Also, the summary does not address state, local or foreign income tax consequences of the Merger. Consequently, each holder should consult such holder's own tax advisor as to the specific tax consequences of the Merger to such holder.

     For purposes of this discussion, a "U.S. Holder" means a beneficial owner of shares of Data Tree Stock that is (i) a citizen or resident of the U.S., (ii) a corporation or partnership organized in or under the laws of the U.S. or any political subdivision thereof or therein, (iii) an estate the income of which is subject to U.S. Federal income taxation regardless of its source or (iv) a trust if (x) a U.S. court can exercise primary supervision over the administration of such trust and (y) one or more U.S. fiduciaries have the authority to control all of the substantial decisions of such trust. Notwithstanding the preceding sentence, to the extent provided in United States Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons also will be U.S. Holders. A "Non-U.S. Holder" is a beneficial owner of Data Tree Stock other than a U.S. Holder.

     General. The transaction contemplated in this Prospectus/Proxy Statement is structured as a merger of IAC with and into Data Tree. Except with respect to the fractional shares to be issued in connection with such Merger, consideration paid for Data Tree Stock is solely voting stock of the Company. For purposes of this discussion, the continuity of stockholder interest requirement applicable to corporate reorganizations (which requires a continuing equity interest in the Company by holders owning a significant percentage of the Data Tree Stock prior to the consummation of the Merger) is assumed.

     In addition, substantially contemporaneous with such Merger, indirect subsidiaries of the Company will enter into the following four agreements with one or more shareholders of Data Tree: an Operating Agreement for NEWCO between FARES and R2; a Supply Agreement between NEWCO and R2; an Employment Agreement between NEWCO and Chopra; and a Noncompetition Agreement among NEWCO, R2 and Chopra. The description of the federal income tax consequences of the merger set forth below assumes that all payments made in connection with such agreements constitute payments solely in exchange for such future services, property or cash.

     Tax Consequences to Holders of Data Tree Stock. If the Merger is consummated as contemplated by this Prospectus/Proxy Statement and based on the above assumptions, the material U.S. Federal income tax consequences to U.S. Holders who hold Data Tree Stock as capital assets and who exchange such Data Tree Stock pursuant to the Merger will be as follows:

          (i) no gain or loss will be recognized by a U.S. Holder on the exchange of Data Tree Stock for the Stock, except as described below with respect to the receipt of cash in lieu of fractional shares of the Stock;

          (ii) the aggregate adjusted tax basis of shares of the Stock received by a U.S. Holder (including fractional shares of the Stock deemed received and redeemed as described below) will be the same as the aggregate adjusted tax basis of the Data Tree Stock exchanged therefor;

          (iii) the holding period of shares of the Stock (including the holding period of fractional shares of the Stock) received by a U.S. Holder will include the holding period of the Data Tree Stock exchanged therefor; and

          (iv) a U.S. Holder of Data Tree Stock who receives cash in lieu of fractional shares of the Stock will be treated as having received such fractional shares and then as having received such cash in redemption of such fractional shares. Under Section 302 of the Code, provided that such deemed distribution is "substantially disproportionate" with respect to such U.S. Holder or is "not essentially equivalent to a dividend" after giving effect to the constructive ownership rules of the Code, the U.S. Holder will generally recognize capital gain or loss on such deemed redemption equal to the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in the fractional share interest in the Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period in the fractional shares is more than eighteen months.

     Consequences of Holding First American Financial Corporation Common Stock. Distributions of cash or property (other than shares of the Stock, if any, distributed pro rata to all shareholders of the Company) generally will be includible in ordinary income by a U.S. Holder in accordance with such U.S. Holder's method of tax accounting, to the extent such distributions are made from the current or accumulated earnings and profits of the Company. Such dividends will be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. The dividends received deduction is subject to certain limitations, though, and the benefit of such deduction may be reduced by the corporate alternative minimum tax. Corporate U.S. Holders should consult their own tax advisors regarding the availability of, and limitations on, the dividends received deduction. To the extent, if any, that the amount of any distribution by the Company exceeds the Company's current and accumulated earnings and profits, it will be treated first as a tax-free return of the U.S. Holder's tax basis in the shares of Stock and thereafter as capital gain. Upon the sale, exchange or redemption of Shares, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized and such holder's adjusted tax basis. Such gain or loss will be capital gain or loss, provided that the U.S. Holder holds such shares of Stock as a capital asset. In the case of a noncorporate U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if such U.S. Holder's holding period for such shares of Stock exceeds one year and will be further reduced if such shares of Stock were held for more than 18 months.

     Information Reporting and Backup Withholding Tax. United States information reporting requirements and backup withholding tax generally will apply to certain payments to certain non-corporate holders of the Stock. Information reporting will generally apply to payments of proceeds from the sale or redemption of the Stock by a payor within the United States to a holder of the Stock (other than an "exempt recipient," which includes corporations, Non-U.S. Holders that provide an appropriate certification and certain other persons). A payor within the United States will be required to withhold 31% of any payment of proceeds from the sale or redemption of the Stock within the United States to a holder (other than a corporation or an "exempt recipient") if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with such backup withholding requirements. Any amounts withheld under the backup withholding rules from a payment to a holder will be refunded (or credited against such holder's U.S. federal income tax liability, if any), provided the required information is furnished to the U.S. Internal Revenue Service.

     Treasury Regulations issued on October 6, 1997, and an IRS notice announcing revisions to such regulations, would modify certain of the rules discussed above generally with respect to payments on the Stock made after December 31, 1998. In particular, a payor within the United States will be required to withhold 31% of any payment of dividends on, or proceeds from the sale of, the Stock within the United States to a Non-U.S. Holder if such holder fails to provide an appropriate certification. In the case of such payments by a payor within the United States to a foreign partnership (other than payments to a foreign partnership that qualifies as a "withholding foreign partnership" within the meaning of such Treasury Regulations and payments to a foreign partnership that are effectively connected with the conduct of a trade or business in the United States), the partners of such partnership will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor may rely on a certification provided by a Non-U.S. Holder only if such payor does not have actual knowledge or a reason to know that any information or certification stated in such certificates is unreliable.

     THE FOREGOING IS A GENERAL DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE
FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH HOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO EACH HOLDER. IN VIEW OF THE INDIVIDUAL NATURE OF INCOME TAX CONSEQUENCES, EACH HOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.


                            DESCRIPTION OF THE STOCK

     The authorized capital stock of the Company consists of 36,000,000 Common shares, $1.00 par value (defined above as the "Stock") and 500,000 Preferred shares, $1.00 par value (defined above as "Preferred Shares"), of which 1,000 of such shares have been designated Series A Preferred Shares.

     Common Shares. As of May 1, 1998, there were approximately 17,899,902 shares of the Stock outstanding and held of record by approximately 3,109 shareholders.

     The holders of the Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Accordingly, holders of a majority of the shares of Stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding Preferred Shares, holders of the Stock are entitled to receive ratably such dividends as may be declared by the Company's board of directors our of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of the Stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of the Stock have no preemptive, conversion or redemption rights. All of the outstanding shares of Stock are, and the shares to be issued in connection with the Merger when issued will be, fully paid and non-assessable.

     Preferred Shares. On October 23, 1997, the Company declared a dividend distribution of one right (the "Right") for each share of Stock , to shareholders of record at the close of business on November 15, 1997 (the "Preferred Record Date"). Each Right entitles the record holder to purchase from the Company one one hundred-thousandth of a Preferred Share ("Preferred Share Fraction") at a price of $265 (the "Purchase Price"), subject to adjustment in certain circumstances.

     Initially, the Rights will be attached to the certificates representing outstanding shares of Stock, and no certificates evidencing such rights will be issued. The Rights, however, will separate from the shares of Stock and a "Distribution Date" will occur upon the earlier of (i) the close of business on the tenth day after the date (the "Share Acquisition Date") of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Stock, or (ii) the close of business on the tenth business day (or such later date as may be determined by the Company prior to such time as any person becomes an Acquiring Person) after the commencement of a tender offer or exchange offer if, upon consummation thereof, the person or group making such offer would be the beneficial owner of 15% or more of the outstanding shares of Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Stock certificates and will be transferred with and only with such Stock certificates, (ii) new Stock certificates issued after the Preferred Record Date will bear a legend incorporating the agreement evidencing the Rights by reference and (iii) the surrender for transfer of any certificates for shares of Stock outstanding will also constitute the transfer of the Rights associated with the shares of Stock represented by such certificate. As soon as practicable following the Distribution Date, certificates evidencing the Rights will be mailed to holders of record of shares of the Stock as of the close of business on the Distribution Date and, thereafter, such separate certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 23, 2007 unless earlier redeemed by the Company as described below.

     Except in the circumstances described below, after the Distribution Date each Right will be exercisable into a Preferred Share Fraction. Each Preferred Share Fraction carries voting and dividend rights that are intended to produce the equivalent of one share of Stock. The voting and dividend rights of the Series A Preferred Shares are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the shares of the Stock. In lieu of issuing certificates for fractions of Series A Preferred Shares (other than fractions which are integral multiples of Preferred Share Fractions), the Company may pay cash.

     In the event that, at any time following the Distribution Date, a person becomes an Acquiring Person (other than pursuant to an offer for all outstanding shares of Stock at a price and on terms which the majority of the independent directors of the Company determine to be fair to, and otherwise in the best interests of, shareholders), proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof, shares of Stock (or, in certain circumstances, cash, property or other securities, including Preferred Share Fractions, of the Company) having a value equal to two times the exercise price of the Right. In lieu of requiring payment of the Purchase Price upon exercise of the Rights following any such event, the Company may provide that each Right be exchanged for one share of Stock (or cash, property or other securities, as the case may be). Following the occurrence of any of the events set forth in this paragraph, any Rights that are, or (under certain other circumstances) were, beneficially owned by an Acquiring Person shall immediately become null and void.

     In the event that, at any time following the Share Acquisition Date, (i) the Company engages in a merger or consolidation in which the Company is not the surviving corporation, (ii) the Company engages in a merger or consolidation with another person in which the Company is the surviving corporation, but in which all or part of its shares of Stock are changed or exchanged, or (iii) 50% or more of the Company's assets or earning power is sold or transferred (except with respect to clauses (i) and (ii), a merger or consolidation (a) which follows an offer described in the second preceding paragraph and (b) in which the amount and form of consideration is the same as was paid in such offer), proper provision shall be made so that each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon the exercise thereof, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

     The Purchase Price payable, and the number of Preferred Share Fractions or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on the Series A Preferred Shares or other capital shares, or a subdivision, combination or reclassification of the Series A Preferred Shares,
(ii) upon the grant to holders of the Series A Preferred Shares of certain rights or warrants to subscribe for Series A Preferred Shares or securities convertible into Series A Preferred Shares at less than the current market price of the Series A Preferred Shares, or (iii) upon the distribution to holders of the Series A Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Series A Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Series A Preferred Shares (other than fractions which are integral multiples of Preferred Share Fractions) will be issued upon exercise of the Rights and, in lieu thereof, a cash payment will be made based on the market price of the Series A Preferred Shares on the last trading date prior to the date of exercise.

     At any time prior to the earlier of (i) the date on which a person becomes an Acquiring Person and (ii) the Final Expiration Date, the board of directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, payable in cash or securities or both (the "Redemption Price"). Immediately upon the action of the board of directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Issuance of Common Shares upon exercise of Rights is subject to regulatory approval. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Any of the provisions of the Rights Agreement, other than certain provisions relating to the principal economic terms of the Rights, may be amended by the board of directors of the Company prior to the Distribution Date. Thereafter, the provisions, other than certain provisions relating to the principal economic terms of the Rights, of the Rights Agreement may be amended by the Board in order: to cure any ambiguity, defect or inconsistency; to shorten or lengthen any time period under the agreement evidencing the Rights; or in any other respect that will not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     As long as the Rights are attached to the shares of Stock and in certain other limited circumstances, the Company will issue one Right with each new Common Share so that all such shares will have attached Rights.

     As of March 27, 1998, there were no Series A Preferred Shares outstanding.

                                  LEGAL MATTERS

     The validity of the shares of Stock offered hereby will be passed upon for the Company by White & Case LLP, Los Angeles, California.

                                     EXPERTS

     The financial statements of the Company incorporated in this Prospectus/Proxy Statement by reference have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Data Tree as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, included in the Proxy Statement of Data Tree Corporation, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                    INDEX TO DATA TREE'S FINANCIAL STATEMENTS

DATA TREE CORPORATION

Report of Ernst & Young LLP, Independent Auditors                            F-1
Balance Sheets as of September 30, 1996 and 1997                             F-2
Statements of Income for the Years Ended
         September 30, 1995, 1996 and 1997                                   F-3
Statements of Shareholders' Equity for the Years
         Ended September 30, 1995, 1996 and 1997                             F-4
Statements of Cash Flows for the Years Ended
         September 30, 1995, 1996 and 1997                                   F-5
Notes to Financial Statements                                                F-6
Balance Sheet as of March 31, 1998 (Unaudited)                              F-13
Statements of Income for the Six Months Ended
   March 31, 1997 and 1998 (Unaudited)                                      F-14
Statement of Shareholders' Equity for the Six Months Ended
   March 31, 1998 (Unaudited)                                               F-15
Statements of Cash Flows for the Six Months Ended
   March 31, 1997 and 1998 (Unaudited)                                      F-16
Notes to Financial Statements (Unaudited)                                   F-17

                         Report of Independent Auditors

The Board of Directors and Shareholders Data Tree Corporation

We have audited the accompanying balance sheets of Data Tree Corporation as of September 30, 1997 and 1996, and the related statements of income, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Data Tree Corporation at September 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.

                                             /s/ Ernst & Young LLP
December 3, 1997



                                               Data Tree Corporation

                                                  Balance Sheets

                                                                                    September 30
                                                                            1997                  1996
                                                                    --------------------------------------
Assets
Current Assets:
  Cash and cash equivalents                                              $ 1,746,777            $641,848
  Accounts receivable, net of allowance for doubtful
    accounts of $32,000 and $30,000 in 1997 and 1996,
    respectively                                                           1,341,977             764,914
  Prepaid expenses and other current assets                                  570,603             114,638
                                                                    ------------------ -------------------
Total current assets                                                       3,659,357           1,521,400

Property and equipment, net                                                3,587,239           3,030,817
Title plant and computer software technology, net                         13,764,707           9,956,450
Note receivable from related party                                           143,392             143,392
Other assets                                                                 102,932             110,200
                                                                    ------------------ -------------------
                                                                         $21,257,627         $14,762,259
                                                                    ================== ===================

Liabilities and shareholders' equity Current liabilities:
    Accounts payable                                                     $   490,512        $    175,227
    Accrued expenses and other current liabilities                           660,775             342,527
    Income taxes payable                                                     217,610             206,650
    Deferred income taxes                                                    131,554             156,000
    Current portion of notes payable to bank                               2,200,000           1,060,877
    Current portion of capital lease obligations                             122,482             102,293
                                                                    ------------------ -------------------
  Total current liabilities                                                3,822,933           2,043,574

  Notes payable to bank, less current portion                              7,400,000           6,895,373
  Capital lease obligations, less current portion                            307,606             246,216
  Deferred income taxes                                                    2,435,560           1,640,000

  Commitments

  Shareholders' equity:
    Common shares, no par value:
       Authorized shares - 10,000,000
       Issued and outstanding shares - 7,039,830 in 1997
       and 6,406,250 in 1996                                               2,420,800             836,850
    Retained earnings                                                      4,870,728           3,100,246
                                                                    ------------------ -------------------
  Total shareholders' equity                                               7,291,528           3,937,096
                                                                    ------------------ -------------------
                                                                         $21,257,627         $14,762,259
                                                                    ================== ===================

The accompanying notes are an integral part of these financial statements.


                                               Data Tree Corporation

                                               Statements of Income


                                                                       Years ended September 30
                                                              1997                        1996                    1995
                                              -----------------------------------------------------------------------------------
Net sales                                                 $8,375,982                   $7,470,333               $4,564,818
Cost of sales                                              2,295,110                    1,984,225                1,261,584
                                              ------------------------------ ----------------------------- ----------------------
Gross profit                                               6,080,872                    5,486,108                3,303,234
Selling, general and
   administrative expenses                                 2,823,342                    2,714,825                2,048,526
                                              ------------------------------ ----------------------------- ----------------------
Income from operations                                     3,257,530                    2,771,283                1,254,708
Interest expense, net                                        306,724                      546,370                  465,457
                                              ------------------------------ ----------------------------- ----------------------
Income before provision for
   income taxes                                            2,950,806                    2,224,913                  789,251

Provision for income taxes                                 1,180,324                      853,000                  260,000
                                              ============================== ============================= ======================
Net income                                                $1,770,482                   $1,371,913               $  529,251
                                              ============================== ============================= ======================

The accompanying notes are an integral part of these financial statements.


                                               Data Tree Corporation

                                        Statements of Shareholders' Equity

                                                                  Common Stock                   Retained
                                                            Shares             Amount            Earnings            Total
                                                   ---------------------------------------- ------------------- -----------------
Balance at September 30, 1995                              5,125,000          $136,850          $1,728,333        $1,865,183
   Issuance of common shares on
     conversion of $700,000 of
     convertible notes payable                             1,281,250           700,000                  --           700,000
   Net income                                                     --                --           1,371,913         1,371,913
                                                   -------------------- ------------------- ------------------- -----------------
Balance at September 30, 1996                              6,406,250           836,850           3,100,246         3,937,096
   Exercise of common shares on
     exercise of stock purchase right                        633,580         1,583,950                  --         1,583,950
   Net income                                                     --                --           1,770,482         1,770,482
                                                   -------------------- ------------------- ------------------- -----------------
Balance at September 30, 1997                              7,039,830        $2,420,800          $4,870,728        $7,291,528
                                                   ==================== =================== =================== =================

The accompanying notes are an integral part of these financial statements.


                                               Data Tree Corporation
                                             Statements of Cash Flows

                                                                                  Years Ended September 30
                                                                          1997                    1996                 1995
                                                                -------------------------------------------------------------------
Operating activities
Net income                                                              $1,770,482             $1,371,913          $  529,251
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Depreciation and amortization                                         695,601                431,207             275,850
     Deferred income taxes                                                 771,114                583,000             290,000
     Repayment of note receivable                                               --                     --             102,590
     Changes in operating assets and liabilities:
       Accounts receivable                                                (577,063)               (17,053)           (255,811)
       Inventory                                                                --                  8,870              59,302

       Prepaid expenses and other current assets                          (448,697)              (127,667)            113,492
       Accounts payable                                                    315,285               (100,047)            (46,494)
       Accrued expenses and other current liabilities                      318,248                 80,741              24,593
       Income taxes payable                                                 10,960                206,650                  --
                                                                ------------------------- --------------------- -------------------
Net cash provided by operating activities                                2,855,930              2,437,614           1,092,773

Investing activities
Purchases of property and equipment                                     (1,159,194)              (746,014)           (915,673)
Title plant                                                             (3,080,716)            (2,289,832)         (2,517,036)
Computer software technology                                              (608,302)              (441,617)           (137,511)
Note receivable from related party                                              --                106,608                  --
                                                                ------------------------- --------------------- -------------------
Net cash used by investing activities                                   (4,848,212)            (3,370,855)         (3,570,220)

Financing activities
Net proceeds of notes payable to bank                                   11,000,000                     --                  --
Payments on notes payable to bank                                       (4,356,250)                    --                  --
Net proceeds of convertible notes payable                                       --              4,300,000           3,000,000
Payments on convertible notes payable                                   (5,000,000)            (3,046,528)            (97,222)
Proceeds from exercise of common stock purchase right                    1,583,950                     --                  --
Payments on capital lease obligations                                     (130,489)              (156,481)           (146,963)
                                                                ------------------------- --------------------- -------------------
Net cash provided by financing activities                                3,097,211              1,096,991           2,755,815

Increase in cash and cash equivalents                                    1,104,929                163,750             278,368
Cash and cash equivalents at beginning of year                             641,848                478,098             199,730
                                                                ========================= ===================== ===================
Cash and cash equivalents at end of year                                $1,746,777            $   641,848          $  478,098
                                                                ========================= ===================== ===================

Supplemental disclosure of cash flow information
Interest paid                                                           $  995,000            $   865,000       $     762,000
                                                                ========================= ===================== ===================
Income taxes paid                                                       $  397,659           $     63,000       $          --
                                                                ========================= ===================== ===================

Supplemental disclosure of non-cash investing and financing
   activities
Capital lease obligations entered into for equipment                   $   212,068            $   309,570       $          --
                                                                ========================= ===================== ===================
Conversion of convertible notes payable into common stock
                                                                  $             --             $  700,000       $          --
                                                                ========================= ===================== ===================

The accompanying notes are an integral part of these financial statements.

                              Data Tree Corporation

                          Notes to Financial Statements

                               September 30, 1997


1.  Summary of  Significant Accounting Policies

Description of Business

Data Tree Corporation (the "Company") is engaged in the business of providing large databases of high quality digitized real estate title documents and turnkey systems consisting of hardware and software to title insurance companies and governmental agencies, respectively. The Company has two product lines. The first, Titlescape(R), consists of a software package and title document database marketed to title insurance companies whereby the customer remotely accesses the Company's database to obtain specific recorded title documents. The second, IDEA(TM), is a turnkey imaging, indexing, and document management system consisting of hardware and software that allows county recorder offices to streamline and automate office workflow.

Cash and Cash Equivalents

Cash equivalents consist of short-term, highly liquid investments purchased with a maturity date of three months or less. Cash equivalents are stated at cost, which approximates market value.

Concentration of Credit Risk

Credit is extended based on an evaluation of the customer's financial condition and collateral is generally not required. Credit losses have traditionally been minimal and such losses have been within management's expectations.

Property and Equipment

Property and equipment is stated at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets ranging from five to ten years.

Leased property meeting certain criteria is capitalized and the present value of the related lease payments is recorded as an obligation. Amortization of capitalized leased assets is provided over the shorter of the lease term or the estimated useful lives of the assets.

Title Plant

The Company capitalizes certain costs associated with constructing title plant in accordance with Financial Accounting Standards Board Statement 61, Accounting for Title Plant ("Statement 61"). Pursuant to Statement 61, capitalized costs of title plant are not amortized. Both direct costs, consisting primarily of salaries, benefits, and depreciation, and certain indirect costs are capitalized as title plant until the title plant begins generating revenue. Indirect costs consist of certain salaries and benefits, depreciation, interest, and office related costs and are allocated to title plant based upon certain production ratios. Costs incurred to maintain the title plant subsequent to initial revenue generation are expensed as incurred.

In accordance with Financial Accounting Standards Board Statement 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company annually reviews title plant for changes in circumstances that could indicate the carrying amount of the asset may be impaired. If the sum of the estimated future cash flows of a regional title plant database is less than its carrying value, an impairment loss would be recognized. Based on management's analysis at September 30, 1997, the title plant is not impaired.

Computer Software Technology

In accordance with Financial Accounting Standards Board Statement 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, the Company capitalizes the cost of computer software technology purchased or incurred in the development of specific products after technological feasibility has been established. Capitalization of costs ceases when the product is available for general release to the Company's customers. The capitalized software technology costs are amortized using the straight-line method over the estimated economic life of the product.

Revenue Recognition

Revenues from the Titlescape(R) product are recognized when the customer accesses the Company's proprietary database. Revenues from computer hardware sales are recognized when the hardware is shipped. Revenues from software licenses are recognized when the software has been delivered, all significant Company obligations have been completed, and collectability is probable. Revenues from maintenance agreements are recognized ratably over the maintenance contract term.

Basis of Presentation

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of conducting business. The Company anticipates that it will require additional funds to continue the expansion of its Titlescape(R) product line into new counties and to complete the development of its IDEA(TM) product line. Management believes that the funds necessary to meet these requirements for the next twelve months will be raised through a combination of debt or equity financing or a modification or expansion of its bank borrowing relationship. Without such additional or modified financing, the Company will be required to delay, reduce the scope of, or eliminate the aforementioned expansion of its business.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified to be consistent with the current year's presentation.

2.  Property and Equipment

Property and equipment consist of the following at September 30:

                                           1997             1996
                                      --------------------------------
Furniture and fixtures                $   459,372       $   405,885
Machinery and equipment                 5,988,693         4,670,918
                                      --------------------------------
                                        6,448,065         5,076,803
Less accumulated depreciation           2,860,826         2,045,986
                                      ================================
                                       $3,587,239        $3,030,817
                                     =================================


The Company has recorded at cost approximately $1,184,000 and $975,000 of equipment under capital leases at September 30, 1997 and 1996, respectively. Accumulated depreciation on the leased equipment totaled approximately $766,000 and $625,000 at September 30, 1997 and 1996, respectively.

3.  Title Plant and Computer Software Technology

Title plant and computer software technology consist of the following at September 30:

                                     1997                 1996
                                 --------------------------------------
Title plant                      $13,022,622         $ 9,597,768
Computer software technology       1,531,334             923,032
                                 --------------------------------------
                                  14,553,956          10,520,800
Less accumulated amortization
of software technology               789,249             564,350
                                 ======================================
                                 $13,764,707         $ 9,956,450
                                 ======================================

Approximately $344,000 and $413,000 of property and equipment depreciation was capitalized to the title plant during 1997 and 1996, respectively. Additionally, approximately $544,000 and $311,000 of interest expense was capitalized to title plant during 1997 and 1996, respectively.

4.  Related Party Transactions

The Company sells Titlescape(R) related products consisting primarily of real estate title documents and hardware to a customer that has a representative on the Company's Board of Directors. These related party revenues, which approximated $1,362,000, $1,699,000 and $716,000 in fiscal 1997, 1996 and 1995, respectively, are earned and recognized under the same pricing, payment, and other terms as with the Company's other customers.

The sole owner of Kumar Corporation is the president, CEO and majority shareholder of Data Tree Corporation. During fiscal 1995, the Company loaned $250,000 to Kumar Corporation under an unsecured note that bears interest at prime plus 2 1/2%. Terms of the loan require payment of interest only for the first thirty-six months followed by thirty-six equal payments of principal and interest, with all unpaid principal and interest due August 1, 2000. The Company pays a $5,000 monthly management fee to Kumar Corporation for management of the Company's affiliated business in India. Effective October 1, 1997, the management fee was terminated.

During 1997 and 1996, the Company engaged Datatree India Private Limited ("Datatree India") and Inteq Software Development Corporation ("Inteq") to construct title plant database and develop software used in title plant production. The Company paid approximately $212,000 and $149,000 to Datatree India in fiscal 1997 and 1996, respectively, and $126,000 and $197,000 to Inteq in fiscal 1997 and 1996, respectively, for such services. The sole owner of Datatree India and the majority shareholder of Inteq is the president, CEO and majority shareholder of Data Tree Corporation.

5.  Notes Payable

In April 1997, the Company entered into a $3.0 million term note agreement with a bank. The term note bears interest at prime plus 2.0% (10.50% at September 30, 1997) and requires monthly principal payments of $50,000 plus interest for 60 months beginning May 1997. Also in April 1997, the Company renewed its bank line of credit through March 1998. The line of credit provides for up to $1.0 million in borrowings at prime plus 2.0% (10.50% at September 30, 1997). At September 30, 1997, there were no borrowings outstanding under the line of credit. In connection with these financings, the Company issued the bank a warrant to purchase 31,000 shares of the Company's common stock at $10.50 per share. The warrant expires in April 2004.

In November 1996, the Company entered into a $8.0 million term note agreement with a bank. The term note bears interest at prime plus 1.75% (10.25% at September 30, 1997) and requires monthly principal payments of $133,333 plus interest for 60 months beginning December 1996. The Company used the proceeds of this financing to repay the balance of $7.8 million outstanding under an existing convertible note agreement and bank term note agreements. In connection with this financing, the Company issued the bank a warrant to purchase 37,684 shares of the Company's common stock at $7.96 per share. The warrant expires in November 2003.

During fiscal 1993 and 1994 the Company borrowed amounts totaling $7,500,000 under two variable rate convertible note agreements (the "Notes"). The terms of one Note gave the holder the right to purchase up to 20% of the outstanding common stock of the Company for $700,000 in cash or through the conversion of a portion of the Note principal. During 1996, the Note holder elected to exercise this conversion option on the first Note, and upon conversion, was issued 1,281,250 shares of the Company's common stock. The terms of the second Note gave the holder the right to purchase up to 9% of the outstanding common stock of the Company for up to $2.50 per share in cash or through the conversion of an equivalent amount of Note principal. During 1997, the Company repaid the outstanding amount on the second note and the holder elected to exercise its purchase right and received 633,580 shares of common stock for cash of $1,583,950. In connection with the execution of the first convertible note agreement, the holder was given representation on the Company's Board of Directors. During 1997, the Company repaid the $5.0 million balance outstanding under the second Note.

In 1996, the Company entered into a $2 million line of credit and a $3,300,000, 48 month term note agreement with a bank. The line of credit expired in February 1997. The balance outstanding under the $3.3 million term note of approximately $2.8 million was repaid during fiscal 1997. In connection with this financing, the Company issued to the bank a warrant to purchase 41,452 shares of the Company's common stock at $7.96 per share. The warrant expires in March 2001.

The bank term notes are secured by substantially all of the Company's assets. The line of credit and term note agreements require the Company to comply with certain covenants (measured quarterly), including maintaining a minimum level of net worth as well as a ratio for liabilities to net worth and a fixed charge coverage ratio. During 1997, the Company was in violation of certain quarterly covenants which have been waived by the bank. These loans are secured by all assets of the Company and limit other outside indebtedness of the Company.

Aggregate maturities of the bank term notes payable for the years ending subsequent to September 30, 1997 are as follows:

                 1998                        $2,200,000
                 1999                         2,200,000

                 2000                         2,200,000
                 2001                         2,200,000
                 2002                           800,000
                                             ----------
                                             $9,600,000
                                             ==========

Interest  expense on the notes payable to bank totaled  $907,000 and $844,000 in
fiscal  1997  and  1996,   respectively,   of  which   $544,000  and   $311,000,
respectively, was capitalized as part of the cost of the Company's title plant.

6.       Commitments

The Company is obligated under various noncancellable operating leases for office space through fiscal 2002. Certain leases provide that the Company pay all or a portion of taxes, maintenance, insurance and other operating expenses. Rent expense is recognized on a straight-line basis over the terms of the leases. Accordingly, rent expense incurred in excess of rent paid is reflected as deferred rent, which is included in accrued expenses in the accompanying balance sheets. Aggregate rent expense was approximately $489,000, $429,000 and $423,000 in fiscal 1997, 1996 and 1995, respectively, of which approximately $247,000, $193,000 and $178,000 was allocated to title plant in fiscal 1997, 1996 and 1995.

The Company has also entered into various capital leases for machinery and equipment.

Future minimum lease payments under noncancellable operating and capital leases are as follows for fiscal years ending September 30:

                                                       Operating Leases            Capital Leases
     Years ending September 30,
     1998                                                  $  482,596                 $163,391
     1999                                                     401,674                  136,821
     2000                                                      69,082                  136,821
     2001                                                      57,674                   86,344
     2002                                                      21,887                   16,841
     Thereafter                                                    --                       --
                                                       ------------------------------------------
     Total minimum lease payments                          $1,032,913                  540,218
                                                       ================
     Less amount representing interest                                                 110,130
                                                                                   --------------
     Present value of minimum lease payments                                            430,088

Less current portion of capital lease obligations                                       122,482
                                                                                   --------------
Capital lease obligations, excluding current portion                                    $307,606
                                                                                   ==============

7.  Shareholders' Equity

On June 20, 1997, the Company's Board of Directors authorized a ten-for-one stock split to shareholders of record on June 20, 1997. All references in the financial statements and notes thereto to the number of shares and per share amounts of the Company's common stock have been retroactively restated to reflect the increased number of common shares outstanding.

Additionally, the Company's Board of Directors approved a stock option plan (the "Plan") that provides for the granting of either incentive stock options or non-qualified stock options to key employees, directors, and consultants of the Company. The Plan provides for the granting of the option to purchase 500,000 shares of common stock. The options granted under the Plan are to purchase common stock at not less than 85% of fair market value at the date of grant. The options are generally exercisable one year from the date of grant and vest monthly thereafter up to 48 months with a term of ten years. To date, no stock options have been granted.

8.  Income Taxes

The Company's provision for income taxes consists of the following:

                           Years ended September 30
                      1997             1996              1995
                  -----------------------------------------------
Current:
Federal           $  323,300         $200,000          $     --
State                 94,310           70,000             1,000
                  -----------------------------------------------

                     417,610          270,000             1,000
Deferred:
Federal              589,424          465,000           185,000
State                173,290          118,000            74,000
                  -----------------------------------------------
                     762,714          583,000           259,000
                  -----------------------------------------------
                  $1,180,324         $853,000          $260,000
           ======================================================

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes have been recognized for capitalized title plant costs that have been amortized for tax purposes.

Significant components of the Company's deferred tax liabilities are as follows:

                                                           September 30
                                                      1997              1996
                                                  -----------------------------
Deferred tax liabilities:
  Capitalized title plant costs                   $1,883,000         $1,316,000
  Capitalized computer software technology           268,000            136,000
  Accrual to cash adjustment                         156,000            156,000
  Depreciation and amortization                      130,000             85,000

  Other, net                                         130,000            103,000
                                                  -----------------------------
Deferred tax liability                            $2,567,000         $1,796,000
                                                  =============================


9.  Employee Benefit Plan

The Company maintains a deferred savings plan for its employees, which allow participants to make contributions by salary reductions pursuant to Section 410(k) of the Internal Revenue Code. Additionally, the plan provides for an employer contribution in such amounts as the Board of Directors may annually determine. The Company made no employer contributions to the plan during fiscal 1997, 1996 and 1995.

                                               Data Tree Corporation
                                                   Balance Sheet
                                                  March 31, 1998
                                                    (Unaudited)


                                                                       March 31, 1998
     Assets

Current Assets
   Cash                                                                    $497,052
   Accounts Receivable, net of allowance for doubtful
     accounts of $42,000                                                  1,375,904
   Other Current Assets                                                     519,047
                                                                         ----------
Total Current Assets                                                      2,392,003

Property and Equipment
   Title Plant                                                           14,504,431
   Equipment                                                              6,271,752
   Furniture and Fixtures                                                   487,304
   Capitalized Software                                                   1,395,572
   Purchased Software                                                       143,103
                                                                         ----------
                                                                         22,802,162
   Accumulated Depreciation                                              (3,354,077)
   Accumulated Amortization                                                (947,300)
                                                                         ----------
    Net Property and Equipment                                           18,500,783

Other Assets                                                                232,589
                                                                        -----------
Total Assets                                                            $21,125,377
                                                                        ===========

     Liabilities and Stockholders' Equity

Current Liabilities
   Accounts Payable                                                        $304,402
   Accrued Expenses and Other Current Liabilities                           631,931
   Income Taxes Payable                                                     638,860
   Deferred Taxes                                                           131,554
   Notes Payable - Current Portion                                        2,200,000
   Current Portion of Obligations under Capital Leases                      167,514
                                                                         ----------
Total Current Liabilities                                                 4,074,261

   Notes Payable                                                          6,250,000
   Obligations under Capital Leases                                         436,601
   Deferred Taxes                                                         2,435,560

Stockholders' Equity
   Common Shares, no par value, Authorized Shares - 10,000,000
      Issued and Outstanding Shares - 7,039,830                              34,350
   Additional Paid in Capital                                             2,368,450
   Retained Earnings                                                      5,508,155
                                                                         ----------
Total Stockholders' Equity                                                7,928,955

Total Liabilities and Stockholders' Equity                              $21,125,377
                                                                        -----------

The accompanying notes are an integral part of these financial statements.

                             Data Tree Corporation
                              Statements of Income
                                  (Unaudited)



                                                             SIX MONTHS ENDED
                                                                MARCH 31
                                                           1998          1997
                                                        ------------------------


Net sales                                               $4,626,394    $3,819,998
Cost of sales                                            1,474,631     1,004,725
                                                        ------------------------
Gross Profit                                             3,151,763     2,815,273

Selling, general and administrative expenses             1,616,161     1,292,549
Research and development                                   286,881             -
                                                        ------------------------
Income from operations                                   1,248,721     1,522,724

Interest expense, net                                      186,343       269,163
                                                        ------------------------
Income before provision for income taxes                 1,062,378     1,253,561

Provision for income taxes                                 424,951       501,426
                                                        ------------------------
Net income                                              $ 637,427     $  752,135
                                                        ========================


The accompanying notes are an integral part of these financial statements.


                                               Data Tree Corporation
                                           Statements of Shareholders' Equity
                                                      (Unaudited)


                                                         SIX MONTHS ENDED MARCH 31, 1998
                                               COMMON STOCK                   RETAINED
                                       SHARES               AMOUNT            EARNINGS        TOTAL
                                 ------------------------------------------------------------------------

Balance at September 30, 1997     7,039,830             $ 2,420,800       $4,870,728        $7,291,528
   Net income                             -                       -          637,427           637,427
                                 ------------------------------------------------------------------------
Balance at March 31, 1998         7,039,830             $ 2,420,800       $5,508,155        $7,928,955
                                 ========================================================================


The accompanying notes are an integral part of these financial statements.



                                               Data Tree Corporation
                                              Statements of Cash Flows
                                                    (Unaudited)



                                                                                  Six Months Ended
                                                                                     March 31,
                                                                            1998                   1997
                                                                    -----------------------------------------
OPERATING ACTIVITES
Net Income                                                                 $637,427            $752,137
Adjustments to reconcile net income to net cash provided
  by operating activities:
     Depreciation and amortization                                          474,069             335,150
     Changes in operating assets and liabilities:
          Accounts receivable                                               (33,927)           (412,219)
          Prepaid expenses and other current assets                          65,291             (78,427)
          Accounts payable                                                 (186,110)            (85,476)
          Accrued expenses and other current liabiliteis                    (28,844)            (87,589)
          Income taxes payable                                              421,250             304,736
                                                                    ----------------------------------------

Net cash provided by operating activities                                 1,349,156             728,310

INVESTING ACTIVITIES
Purchases of property and equipment                                        (105,791)           (426,115)
Computer Software technology                                                     --            (281,058)
Title plant                                                              (1,304,576)         (1,110,011)
                                                                    ----------------------------------------
Net cash used by investing activities                                    (1,410,367)         (1,817,184)

FINANCING ACTIVITIES
Payments on notes payable to bank                                        (1,150,000)           (489,583)
Payments on capital lease obligatins                                        (38,514)            (67,863)

Proceeds from exercise of common stock purchase right                            --           1,583,950
                                                                    ----------------------------------------
Net cash used by financing activities                                    (1,188,514)          1,026,504

Decrease in cash and cash equivalents                                    (1,249,725)           (62,370)
Cash and cash equivalents at beginning of year                            1,746,777            641,848
                                                                    ----------------------------------------
Cash and cash equivalents at end of period                               $  497,052          $ 579,478
                                                                    ========================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                                            $  534,973          $ 414,056
Income taxes paid                                                        $       --          $ 197,659
                                                                    ========================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES
Capital lease obligations entered into for equipment                     $  212,541          $ 212,068
                                                                    ========================================


The accompanying notes are an integral part of these financial statements.

                              Data Tree Corporation
                          Notes to Financial Statements
                                 March 31, 1998
                                   (Unaudited)



Note 1 - Basis of Presentation

The unaudited interim financial statements presented do not include all of the information and note disclosures required by generally accepted accounting principles. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. The statement of operations for the six months ended March 31, 1998 may not be indicative of the expected results for the year ended September 30, 1998.


Note 2 - Subsequent Event

In April 1998, Data Tree obtained a $3 million revolving credit facility from a commercial bank. The credit facility accrues interest at the bank's prime rate of interest, expires in March 1999 and is guaranteed by The First American Financial Corporation ("FAFCO").

On March 27, 1998, Data Tree entered into an Agreement and Plan of Merger with FAFCO under which all of the outstanding shares of Data Tree would be acquired by FAFCO. Completion of the merger is subject to approval of the shareholders of Data Tree and certain other terms and conditions.

                                                                         ANNEX A



                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                    THE FIRST AMERICAN FINANCIAL CORPORATION,


                            IMAGE ACQUISITION CORP.,


                             DATA TREE CORPORATION,


                                       AND


                                  HARISH CHOPRA




                           Dated as of March 27, 1998

                                TABLE OF CONTENTS

                                                                            Page


SECTION 1....................................................................-2-
     DEFINITIONS AND INTERPRETATIONS.........................................-2-
          1.1      Defined Terms.............................................-2-
          1.2      Principles of Construction................................-7-

SECTION 2....................................................................-8-
     THE MERGER AND RELATED MATTERS..........................................-8-
          2.1      The Merger................................................-8-
          2.2      Company Actions...........................................-8-
          2.3      Conversion of Shares......................................-8-
          2.4      Dissenting Shares.........................................-9-
          2.5      Surrender of Certificates................................-10-
          2.6      No Further Rights of Transfers...........................-11-
          2.7      Stock Option and Other Plans.............................-11-
          2.8      Articles of Incorporation of the Surviving
                   Corporation..............................................-11-
          2.9      By-Laws of the Surviving Corporation.....................-12-
          2.10     Directors and Officers of the Surviving
                   Corporation..............................................-12-
          2.11     Closing..................................................-12-

SECTION 3...................................................................-12-
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
     MAJOR SHAREHOLDER......................................................-12-
          3.1      Existence and Good Standing..............................-12-
          3.2      Binding Effect...........................................-13-
          3.3      Capitalization...........................................-13-
          3.4      Subsidiaries and Investments.............................-13-
          3.5      Financial Statements and No Material Changes.............-13-
          3.6      Books and Records........................................-14-
          3.7      Title to Properties; Encumbrances........................-14-
          3.8      Real Property............................................-15-
          3.9      Leases...................................................-15-
          3.10     Material Contracts.......................................-15-
          3.11     Restrictive Documents....................................-16-
          3.12     Litigation...............................................-16-
          3.13     Taxes....................................................-16-
          3.14     Insurance................................................-18-
          3.15     Intellectual Properties..................................-18-
          3.16     Compliance with Laws.....................................-18-
          3.17     Governmental Licenses....................................-18-
          3.18     Labor Matters............................................-18-
          3.19     Employee Benefit Plans...................................-19-
          3.20     Interests in Clients, Suppliers, Etc.....................-23-
          3.21     Bank Accounts, Powers of Attorney and Compensation
                   of Employees.............................................-23-
          3.22     No Changes Since Balance Sheet Date......................-24-
          3.23     Consents and Approvals; No Violations....................-24-
          3.24     Disclosure...............................................-25-
          3.25     Broker's or Finder's Fees................................-25-
          3.26     Copies of Documents......................................-25-

SECTION 4...................................................................-25-
     REPRESENTATIONS AND WARRANTIES OF FAFCO AND FAFCOSUB...................-25-
          4.1      Existence and Good Standing; Power and Authority.........-25-
          4.2      Consents and Approvals; No Violations....................-26-
          4.3      Restrictive Documents....................................-26-
          4.4      Broker's or Finder's Fees................................-26-
          4.5      FAFCO Common Shares......................................-27-

SECTION 5...................................................................-29-
     TRANSACTIONS PRIOR TO THE EFFECTIVE TIME...............................-29-
          5.1      Conduct of the Business of the Company Prior to
                   Closing..................................................-29-
          5.2      Review of the Company....................................-30-
          5.3      Exclusive Dealing........................................-30-
          5.4      Shareholder Approval.....................................-31-
          5.5      Best Efforts.............................................-31-
          5.6      HSR Act..................................................-31-

SECTION 6...................................................................-32-
     CONDITIONS PRECEDENT TO MERGER.........................................-32-
          6.1      Conditions Precedent to Obligations of FAFCO,
                   FAFCOSUB, and the Company and the Major
                   Shareholder..............................................-32-
          6.2      Conditions Precedent to Obligations of FAFCO and
                   FAFCOSUB.................................................-33-
          6.3      Conditions Precedent to Obligation of the Company and
                   the Major Shareholder....................................-35-

SECTION 7...................................................................-36-
     COVENANTS RELATING TO SECURITIES MATTERS...............................-36-
          7.1      Prospectus Supplement....................................-36-
          7.2      Listing..................................................-37-

SECTION 8...................................................................-38-
     OTHER COVENANTS........................................................-38-
          8.1      Amended Returns..........................................-38-
          8.2      Tax Free Reorganization..................................-38-
          8.3      Continuity of Interest...................................-38-
          8.4      Continuity of Business Enterprise........................-38-
          8.5      Directors and Officers Indemnification...................-38-
          8.6      Employee Matters.........................................-39-

SECTION 9...................................................................-39-
     TERMINATION............................................................-39-
          9.1      Events of Termination....................................-39-
          9.2      Effect of Termination....................................-40-

SECTION 10..................................................................-40-
     SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION...........................-40-
          10.1     Survival of Representations..............................-40-
          10.2     Indemnification..........................................-41-
          10.3     Indemnification Procedure................................-42-

SECTION 11..................................................................-44-
     MISCELLANEOUS..........................................................-44-
          11.1     Knowledge................................................-44-
          11.2     Expenses.................................................-45-
          11.3     Governing Law............................................-45-
          11.4     Jurisdiction; Agents for Service of Process..............-45-
          11.5     Publicity................................................-45-
          11.6     Notices..................................................-46-
          11.7     Parties in Interest......................................-47-
          11.8     Counterparts.............................................-47-
          11.9     Entire Agreement.........................................-47-
          11.10    Amendments...............................................-47-
          11.11    Severability.............................................-47-
          11.12    Third Party Beneficiaries................................-48-


SCHEDULES

3.1      Jurisdiction Where Qualified
3.3 List of Shareholders, Options, Warrants and Other Rights to Capital Stock as of the Date of the Merger Agreement
3.6      Records, Systems, Controls, etc. in Control of Third Parties
3.7      Encumbrances
3.9      Leases
3.10     Material Contracts
3.12     Litigation
3.13     Tax Matters
3.14     List of Insurance Policies
3.15     Intellectual Properties
3.19     Employee Benefit Plans
3.20     Interests in Clients, Suppliers, etc.
3.21     Bank Accounts, Powers of Attorney and Compensation of Employees
3.22     Changes Since Balance Sheet Date
3.23     Consents and Approvals
3.25     Broker's or Finder's Fees
4.6      Registration and Other Rights

EXHIBITS

Exhibit A         Article of Incorporation of the Company
Exhibit B         Bylaws of the Company
Exhibit C         Contribution and Joint Venture Agreement
Exhibit D         Operating Agreement
Exhibit E         Employment Agreement
Exhibit F         Noncompetition Agreement
Exhibit G         Supply Agreement
Exhibit H         Secured Promissory Note
Exhibit I         Form of Cooley Godward LLP Opinion
Exhibit J         Form of Opinion of Counsel for R2
Exhibit K         Form of White & Case LLP Opinion
Exhibit L         Form of FAFCO and FAFCOSUB Tax Representation Letter
Exhibit M         Form of the Company's Tax Representation Letter

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of March 27, 1998 (this "Agreement"), by and among The First American Financial Corporation, a California corporation ("FAFCO"), Image Acquisition Corp., a California corporation and a wholly-owned subsidiary of FAFCO ("FAFCOSUB"), Data Tree Corporation, a California corporation (the "Company"; the Company together with FAFCOSUB, the "Constituent Corporations") and Harish Chopra, an individual residing in Rancho Santa Fe, California (the "Major Shareholder").

                              W I T N E S S E T H:

     WHEREAS, FAFCO and FAFCOSUB are corporations duly organized and existing under the laws of the State of California and FAFCOSUB is a wholly-owned subsidiary of FAFCO;

     WHEREAS, the Company is a corporation duly organized and existing under the laws of the State of California with an authorized capitalization as set forth in Section 3.3 hereof;

     WHEREAS, the Board of Directors of the Company has approved and declared fair to, and in the best interests of, the Company and its shareholders, and the board of directors of FAFCOSUB and FAFCO, as the sole shareholder of FAFCOSUB, has approved, the merger of FAFCOSUB with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding Share (as defined below) will be cancelled and converted into the right to receive the Merger Consideration (as defined below) to which each such Share is entitled;

                  WHEREAS, the Parties (as defined below) desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     WHEREAS, in order to effectuate and facilitate the Merger, each Party has independently determined that its in its best interest to enter into this Agreement and to consummate the transactions contemplated hereby;

     WHEREAS, by executing this Agreement the Parties intend to adopt a plan of reorganization within the meaning of Section 368 of the Code (as defined below);

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    SECTION 1
                         DEFINITIONS AND INTERPRETATIONS

     1.1 Defined Terms.

     In this Agreement the following words and expressions shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

     "Agreed Claims" shall have the meaning provided in Section 10.3(d);

     "Agreement" shall have the meaning provided in the first paragraph of this Agreement;

     "Antitrust Division" means the Antitrust Division of the Department of Justice;

     "Articles of Incorporation" shall have the meaning provided in Section 2.8;

     "Average Price" means the arithmetic average of the last reported sales price of one FAFCO Common Share as reported on the New York Stock Exchange for the twenty consecutive Trading Days ending on the Trading Day immediately prior to the Data Tree Shareholder Meeting;

     "Balance Sheet" shall have the meaning provided in Section 3.5(a);

     "Balance Sheet Date" shall have the meaning provided in Section 3.5(a);

     "Business Day" shall mean any day, excluding Saturday, Sunday or any day which shall be a legal holiday in the State of California;

     "By-Laws" shall have the meaning provided in Section 2.9;

     "Certificate" shall mean the certificate referenced in Section 10.3 of this Agreement which shall:

          (i) state that the Indemnified Party has paid or properly accrued Damages or reasonably anticipates that it will incur liability for Damages for which such Indemnified Party is entitled to indemnification pursuant to this Agreement; and

          (ii) specify in reasonable detail each individual item of Damage included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled under Section 10.3 of this Agreement;

     "Closing" shall have the meaning provided in Section 2.11;

     "Closing Date" shall have the meaning provided in Section 2.11;

     "Code" shall have the meaning provided in Section 3.19(a);

     "Company" shall have the meaning provided in the first paragraph of this Agreement;

     "Constituent Corporations" shall have the meaning provided in the first paragraph of this Agreement;

     "Corporations Code" shall mean the California Corporations Code;

     "Damages" shall have the meaning provided in Section 10.2(a);

     "Data Tree Common Certificate" shall have the meaning provided in Section 2.5(a);

     "Data Tree Shareholder Meeting" shall have the meaning provided in Section 5.4;

     "Dissenting Shareholders" shall have the meaning provided in Section 2.4;

     "Effective Time" shall have the meaning provided in Section 2.1(a);

     "Employee  Benefit  Plans"  shall  have the  meaning  provided  in  Section
3.19(a);

     "ERISA" shall have the meaning provided in Section 3.19(a);

     "Excepted Shares" means (i) any Shares which are held by any subsidiary of the Company or in the treasury of the Company, or which are held, directly or indirectly, by FAFCO or any direct or indirect subsidiary of FAFCO (including FAFCOSUB) and (ii) Shares held by Dissenting Shareholders;

     "Exchange Agent" shall have the meaning provided in Section 2.5(a);

     "FAFCO" shall have the meaning provided in the first paragraph of this Agreement;

     "FAFCO Common Certificates" shall have the meaning provided in Section 2.5(a);

     "FAFCO Common Shares" means the common shares, par value $1.00, of The First American Financial Corporation;

     "FAFCO Parties" shall have the meaning provided in Section 10.2(a);

     "FAFCOSUB" shall have the meaning provided in the first paragraph of this Agreement;

     "FAFCOSUB Common Shares" means the common shares, no par value, of FAFCOSUB;

     "FTC" means the Federal Trade Commission;

     "HSR Act" shall have the meaning provided in Section 3.23;

     "Imperial Warrants" means each of Imperial Warrant I, Imperial Warrant II and Imperial Warrant III, or all of them, as the case may be;

     "Imperial Warrant I" means the warrant, expiring March 3, 2003, giving Imperial Bank the right to purchase 41,452 Shares at $7.96 per Share;

     "Imperial Warrant II" means the warrant, expiring November 27, 2003, giving Imperial Bank the right to purchase 37,684 Shares at $7.96 per share;

     "Imperial Warrant III" means the warrant, expiring April 22, 2004, giving Imperial Bank the right to purchase 31,000 Shares at $10.50 per share;

     "Indemnified Party" has the meaning provided in Section 10.3;

     "Indemnifying Party" has the meaning provided in Section 10.3;

     "Intellectual Property" means all domestic and foreign patents, patent applications, registered and unregistered trade marks and service marks, registered and unregistered copyrights, computer programs, databases, trade secrets and proprietary information;

     "IRS" shall have the meaning provided in Section 3.19(c);

     "Key Employee Bonuses" means an amount not to exceed $200,000;

     "Licenses" shall have the meaning provided in Section 3.17;

     "Major Shareholder" shall have the meaning provided in the first paragraph of this Agreement;

     "Material Adverse Effect" means, with respect to any Person, a material adverse effect on (i) the validity or enforceability of this Agreement, (ii) the ability of such Person to perform its obligations under this Agreement (iii) the business, assets, conditions or results of operations of the Person and its subsidiaries, taken as a whole; provided however, that any adverse change, event or effect that is proximately caused by (i) conditions affecting the United States economy generally or the economy of the regions in which the Person conducts a material part of its business, (ii) by conditions affecting the industry in which the Person competes, (iii) by the announcement of the Merger or by virtue of this Agreement, including without limitation, compliance by such Person with its covenants hereunder or thereunder or (iv) the breach by any other Person of any covenant or obligation set forth in this Agreement shall not be taken into account in determining whether there has been a Material Adverse Effect;

     "Merger" shall have the meaning provided in third WHEREAS clause hereto;

     "Merger Consideration" means, with respect to each Shareholder, the number of FAFCO Common Shares to be received by such Shareholder at the Effective Time which shall equal the product of (a) the quotient resulting from the division of the Per Share Interest by the Average Price, expressed as a decimal to the thousandths place and (b) the number of Shares set forth opposite such Shareholder's name on Schedule 3.3 hereto; provided, however that (i) if the aggregate number of FAFCO Common Shares to be received by all Shareholders at the Effective Time as determined in accordance with the preceding formula exceeds 838,095 less the aggregate number of FAFCO Common Shares that the Dissenting Shareholders would be entitled to under the preceding formula had such Dissenting Shareholders not so dissented, the number of FAFCO Common Shares to be received by such Shareholder at the Effective Time shall equal the product of 838,095 and such Shareholder's Percentage Interest as of the Effective Time, and (ii) in lieu of a fractional FAFCO Common Share, such Shareholder shall receive cash in the form of a check (rounded to the nearest cent) drawn against FAFCO in an amount equal to the product of (x) the Average Price and (y) the fractional interest;

     "Merger  Documents"  means  those  documents  required to be filed with the
California   Secretary  of  State  in  accordance   with  section  1103  of  the
Corporations Code;

     "Multiemployer Plan" shall have the meaning provided in Section 3.19(c);

     "Number of Shares Outstanding" is the number 7,039,830 plus 41,452 if Imperial Warrant I is exercised, plus 37,684 Imperial Warrant II is exercised plus 31,000 if Imperial Warrant III is exercised;

     "Operating   Agreement"   shall  have  the  meaning   provided  in  Section
6.1(f)(ii);

     "Party" or "Parties" each of FAFCO, FAFCOSUB, the Company and the Major Shareholder or all of them, as the case may be;

     "PBGC" shall have the meaning provided in Section 3.19(c);

     "Percentage Interest" shall mean, with respect to any Shareholder on any date, the quotient resulting from the division of the number of Shares held by such Shareholder on such date by the total number of Shares issued and outstanding on such date;

     "Permitted Liens" shall have the meaning provided in Section 3.7;

     "Per Share Interest" means the quotient resulting from the division of the Purchase Price by the Number of Shares Outstanding;

     "Person" shall mean and include any individual, partnership, joint venture, association, joint stock company, corporation, trust, limited liability company, unincorporated organization, a group and a government or other department, agency or political subdivision thereof;

     "Prospectus Supplement" shall have the meaning provided in Section 7.1(a);

     "Purchase Price" means $43,113,373 less Surplus Expenses;

     "Registration Statement" shall have the meaning provided in Section 7.1(a);

     "Related Documents" shall mean all of the documents and agreements described in Section 6.1(f);

     "Related Party" shall have the meaning provided in Section 6.2(j);

     "Returns" shall have the meaning provided in Section 3.13(a);

     "SEC" means the Securities and Exchange Commission;

     "SEC Reports" shall have the meaning provided in Section 4.7;

     "Securities Act" shall mean the Securities Act of 1933, as amended;

     "Share" or "Shares" means one or more of the 7,039,830 (plus 41,452 if Imperial Warrant I is exercised, plus 37,684 if Imperial Warrant II is exercised plus 31,000 if Imperial Warrant III is exercised) issued and outstanding common shares, no par value, of the Company;

     "Shareholder" means those Persons listed on Schedule 3.3 as owning Shares;

     "Surplus Expenses" shall have the meaning provided in Section 11.2;

     "Surviving Corporation" shall have the meaning provided in Section 2.1(b);

     "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity;

     "Trading Day" means a day on which the New York Stock Exchange is open for at least one-half of its normal business hours; and

     "US GAAP" means United States generally accepted accounting principles applied on a consistent basis.

     1.2 Principles of Construction.

     (a) All references to Sections, subsections, Schedules and Exhibits are to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limiting and means "including without limitation."

     (b) All accounting terms not specifically defined herein shall be construed in accordance with US GAAP.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

     (d) The Table of Contents hereto and the Section headings herein are for convenience only and shall not affect the construction hereof.

     (e) This Agreement is the result of negotiations among and has been reviewed by each Party's counsel. Accordingly, this Agreement shall not be construed against any Party merely because of such Party's involvement in its preparation.

                                    SECTION 2
                         THE MERGER AND RELATED MATTERS

     2.1 The Merger.

     (a) Subject to the terms and conditions of this Agreement, the Merger Documents shall be duly prepared, executed and acknowledged by the Constituent Corporations and shall be filed with the California Secretary of State on the Closing Date. The Merger shall become effective upon the filing of the Merger Documents with the California Secretary of State in accordance with the provisions and requirements of the Corporations Code (the "Effective Time").

     (b) At the Effective Time, FAFCOSUB shall be merged with and into the Company and the separate corporate existence of FAFCOSUB shall cease, and the Company shall continue as the surviving corporation under the laws of the State of California (the "Surviving Corporation") and shall continue to use the name of the Company (which, for the avoidance of doubt, is "Data Tree Corporation").

     (c) From and after the Effective Time, the Merger shall have the effects provided for in section 1107 of the Corporations Code.

     2.2 Company Actions. The Company hereby consents to the Merger and represents, together with the Major Shareholder, that its Board of Directors (at a meeting duly called and held) has (i) determined by the unanimous vote of the Directors that the Merger is fair to, and in the best interests of, the Shareholders, (ii) approved the Merger and (iii) recommended approval and adoption of the Merger to the Shareholders.

     2.3 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of FAFCO, FAFCOSUB, the Company or any of their respective shareholders (including, without limitation, the Major Shareholder):

     (a) Each Share then issued and outstanding, other than Excepted Shares, shall be converted into the Merger Consideration. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a Data Tree Common Certificate representing any such Shares shall cease to have any rights with respect thereto. All FAFCO Common Shares to be received by holders of Shares pursuant to the Merger shall be duly authorized, validly issued and outstanding, fully paid and nonassessable, free of preemptive rights, and will not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto. All FAFCO Common Shares to be received by holders of Shares pursuant to the Merger shall have been registered by FAFCO under the Securities Act and shall have been issued in compliance with all federal securities laws, California securities laws and the securities laws of any other state within the United States in which any Shareholder is domiciled (provided that FAFCO is provided with a list of such states at least ten days prior to the Closing
Date);

     (b) Excepted Shares shall be cancelled at the Effective Time and shall not receive the Merger Consideration or any cash payment with respect to a fractional share; and

     (c) Each FAFCOSUB Common Share shall be converted into one common share, no par value, of the Surviving Corporation.

     2.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, but only to the extent required by California law, Shares issued and outstanding immediately prior to the Effective Time and held by holders of Shares that were not voted in favor of the Merger and who comply with all the provisions of Chapter 13 of the Corporations Code concerning the right of holders of Shares to dissent from the Merger and require appraisal of their Shares ("Dissenting Shareholders") shall not be converted into or represent the right to receive the Merger Consideration but shall become the right to receive such consideration as may be determined to be due such Dissenting Shareholder pursuant to the law of the State of California. From and after the Effective Time, Dissenting Shareholders shall not have and shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation. If any Dissenting Shareholder shall fail to assert or perfect, or shall waive, rescind, withdraw or otherwise lose, such holder's right to dissent and obtain payment under Chapter 13 of the Corporations Code, then such Shares shall automatically be converted into and represent only the right to receive (upon surrender of a Data Tree Common Certificate previously representing such Shares) FAFCO Common Shares in accordance with Section 2.3(a) (and cash in lieu of any fractional share in accordance with the terms of this Agreement). The Company shall give FAFCO and FAFCOSUB (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of FAFCO, settle or offer to settle any demand for appraisal.

     2.5 Surrender of Certificates.

     (a) Exchange of Data Tree Common Certificate; Other Purchase Price. At or prior to the Effective Time, or as soon as practicable thereafter, FAFCO shall deposit with First American Trust Company (the "Exchange Agent") in trust for the holders of certificates which immediately prior to the Effective Time represented Shares (each such certificate a "Data Tree Common Certificate"), and each such holder will be entitled to receive, upon surrender of one or more Data Tree Common Certificates to the Exchange Agent in the manner set forth in subsection (b) below, certificates representing the FAFCO Common Shares (the "FAFCO Common Certificates") into which the Shares represented by such Data Tree Common Certificates were converted in the Merger.

     (b) Exchange Procedures. As soon as practicable after the date of this Agreement, FAFCO and the Company shall cause the Exchange Agent to mail and/or make available to each holder of a Data Tree Common Certificate (other than those which are held by any subsidiary of the Company or in the treasury of the Company or which are held directly or indirectly by FAFCO or any direct or indirect subsidiary of FAFCO, including FAFCOSUB) a copy of the Prospectus Supplement and a notice and letter of transmittal advising such holder of the proposed Merger and the procedure for surrendering to the Exchange Agent such Data Tree Common Certificate in exchange for the Merger Consideration deliverable in respect thereof pursuant to this Section 2. Upon the surrender for cancellation to the Exchange Agent of such Data Tree Common Certificates, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereon, and any other items specified by the letter of transmittal, the Exchange Agent shall promptly transfer to the Person entitled thereto the Merger Consideration deliverable in respect thereof. The Merger Consideration shall be transferred by delivery of a FAFCO Common Certificate registered in the name of such Person representing the number of FAFCO Common Shares to be received by such Person and a check drawn on FAFCO in the amount of any fractional interest to be received by such Person.

     Until so surrendered, each Data Tree Common Certificate shall be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the Merger Consideration deliverable in respect thereof to which such Person is entitled pursuant to this Section 2. No interest shall be paid or accrued in respect of any cash payment due for a fractional share. Data Tree Common Certificates so surrendered shall be cancelled upon the effectiveness of the Merger.

     (c) Registration Name on Certificates. If the Merger Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Data Tree Common Certificate surrendered in exchange therefor is registered, it shall be a condition to the payment of the Merger Consideration that the Data Tree Common Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

     (d) Unavailable Certificates. In the event any Data Tree Common Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Section 2, provided that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Data Tree Common Certificate claimed to have been lost, stolen or destroyed.

     (e) Merger Not Consummated. In the event the Merger is not consummated for any reason, FAFCO and the Company shall direct the Exchange Agent to return to
(i) each Person who deposited a Data Tree Share Certificate and any other agreements or instruments tendered to the Exchange Agent by such Person and (ii) FAFCO, the Merger Consideration.

     2.6 No Further Rights of Transfers. At and after the Effective Time, each holder of a Data Tree Common Certificate shall cease to have any rights as a shareholder of the Company, except for, in the case of a holder of a Data Tree Common Certificate (other than Excepted Shares), the right to surrender his or her Data Tree Common Certificate in exchange for the Merger Consideration or, in the case of a Dissenting Shareholder, to perfect his or her right to receive payment for his or her shares pursuant to California law if such holder has validly perfected and not withdrawn his or her right to receive payment for his or her shares, and no transfer of Shares shall be made on the stock transfer books of the Surviving Corporation. Data Tree Common Certificates presented to the Surviving Corporation after the Effective Time shall be cancelled and exchanged as provided in this Section 2. At the close of business on the day of the Effective Time the stock ledger of the Company with respect to the Shares shall be closed.

     2.7 Stock Option and Other Plans. Prior to the Closing Date, the board of directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide for the cancellation or termination, effective on or before the Closing Date, of all the outstanding employee stock options to purchase Shares heretofore granted under any stock option plan of the Company applicable to employees, including, without limitation, that certain 1997 Stock Option Plan listed as item (a)(1) on
Schedule 3.19.

     2.8 Articles of Incorporation of the Surviving Corporation. The articles of incorporation of the Company, as in effect immediately prior to the Effective Time and attached hereto as Exhibit A, shall be the articles of incorporation of the Surviving Corporation and thereafter shall continue to be its articles of incorporation (the "Articles of Incorporation") until amended as provided therein and under the Corporations Code.

     2.9 By-Laws of the Surviving Corporation. The by-laws of the Company, as in effect immediately prior to the Effective Time and attached hereto as Exhibit B, shall be the by-laws of the Surviving Corporation and thereafter shall continue to be its by-laws (the "By-Laws") until amended as provided therein and under the Articles of Incorporation and the Corporations Code.

     2.10 Directors and Officers of the Surviving Corporation. At the Effective Time, the directors of FAFCOSUB immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, until the next annual shareholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

     2.11 Closing. The closing of the Merger (the "Closing") shall take place at the offices of White & Case, 633 West Fifth Street, Suite 1900, Los Angeles, California, as soon as practicable after the last of the conditions set forth in
Section 6 hereof is fulfilled or waived (subject to applicable law) but in no event later than the first Business Day thereafter, or at such other time and place and on such other date as FAFCO and the Company shall mutually agree (the "Closing Date").


                                    SECTION 3
                         REPRESENTATIONS AND WARRANTIES
                    OF THE COMPANY AND THE MAJOR SHAREHOLDER

     The Company and the Major Shareholder represent, warrant and agree, severally and not jointly, as follows:

     3.1 Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to conduct its business, and is in good standing in each jurisdiction listed on Schedule 3.1, which are the only jurisdictions in which the character or location of the property owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary except for any jurisdiction where the failure to so qualify would not cause a Material Adverse Effect.

     3.2 Binding Effect. This Agreement has been duly executed and delivered by the Company and the Major Shareholder and constitutes the valid and binding agreement of the Company and the Major Shareholder enforceable against the Company and the Major Shareholder, as the case may be, in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

     3.3 Capitalization. The authorized capital stock of the Company is 10,000,000 common shares, without par value, of which 7,039,830 (plus 41,452 if Imperial Warrant I is exercised, plus 37,684 if Imperial Warrant II is exercised plus 31,000 if Imperial Warrant III is exercised) are issued and outstanding as of the date of this Agreement and owned of record by the shareholders as set forth on Schedule 3.3. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on
Schedule 3.3, there is not and as of the Effective Time there will not be, outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any Shares, any other securities of the Company, or any equity interest in the Company or its business.

     3.4 Subsidiaries and Investments. The Company does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

     3.5 Financial Statements and No Material Changes.

     (a) FAFCO has heretofore been furnished with the balance sheets of the Company as of September 30, 1997, September 30, 1996 and September 30, 1995, inclusive, and the related statements of income, shareholders' equity and cash flows for the years then ended, all certified by Ernst & Young LLP (the balance sheet of the Company as at September 30, 1997 is hereinafter referred to as the "Balance Sheet"). FAFCO also has heretofore been furnished with the unaudited balance sheet of the Company as of December 31, 1997 and the related statements of income, shareholders' equity and cash flow (collectively, the "Unaudited Financial Statements"). Such financial statements, including the footnotes thereto, except as indicated therein, have been prepared in accordance with US GAAP. The Balance Sheet fairly presents, in all material respects, the financial position of the Company at the date thereof and, except (i) as indicated therein
(ii) for obligations, including under contracts, that are not required to be recorded as a liability under US GAAP or disclosed in notes to financial statements and (iii) as disclosed on Schedule 3.5, reflects all claims against and all debts and liabilities of the Company, fixed or contingent, as at the date thereof and the related statements of income, shareholders' equity and cash flows fairly present, in all material respects, the results of the operations of the Company and the changes in the Company's financial position for the periods indicated. The unaudited balance sheet as of December 31, 1997 fairly presents, in all material respects, the financial condition of the Company at the date thereof and, except (x) as indicated therein, (y) for obligations, including under contracts, that are not required to be recorded as a liability under US GAAP or disclosed in notes to financial statements and (z) as disclosed on
Schedule 3.5, reflect all claims against and all debts and liabilities of the Company, fixed or contingent, as at the respective dates thereof, and the related statements of income, shareholders' equity and cash flows fairly present, in all material respects, the results of the operations of the Company and the changes in its financial position for the periods indicated.

     (b) Since September 30, 1997 (the "Balance Sheet Date") there has been no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise other than changes reflected in the Unaudited Financial Statements and changes in the ordinary course of business that have not had and are not reasonably expected to have a Material Adverse Effect on the Company.

     (c) Since September 30, 1997, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company except changes resulting from changes in accounting pronouncements of the Financial Accounting Standards Boards or changes in applicable laws or rules or regulations thereunder.

     3.6 Books and Records. The minute books of the Company contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the Shareholders and Board of Directors of the Company. Except (i) as set forth on Schedule 3.6, (ii) for license agreements listed on Schedule 3.15 and (iii) for "shrinkwrap" software license agreements, the Company has no records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

     3.7 Title to Properties; Encumbrances. Except as set forth on Schedule 3.7 and except for properties and assets reflected in the Balance Sheet or acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, the Company has good, valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the Financial Statements, except as indicated in the notes thereto, and (b) all of the properties and assets purchased by the Company since the Balance Sheet Date; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in the Balance Sheet, (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Company in the operation of its business, (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (iv) liens that will not have a Material Adverse Effect on the Company and (v) liens described on Schedule 3.7 (liens of the type described in clauses (i), (ii) and (iii) above are hereinafter sometimes referred to as "Permitted Liens"). Except as set forth on Schedule 3.7, all tangible assets of the Company are located within the United States.

     3.8 Real Property. The Company does not own, directly or indirectly, in whole or in part any interest in any real property.

     3.9 Leases. Schedule 3.9 contains an accurate and complete list of all real property and tangible property leases to which the Company is a party (as lessee or lessor). Each lease set forth on Schedule 3.9 (or required to be set forth on
Schedule 3.9) is in full force and effect; all rents and additional rents due by the Company to date on each such lease have been paid (other than any pass through expenses not yet invoiced to the Company); in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease, other than any event, occurrence or act that would not have a Material Adverse Effect on the Company. The tangible property leased by the Company is in a state of good maintenance and repair, reasonable wear and tear excepted. Except as set forth on Schedule 3.9, none of the tangible property leased by the Company is located outside the United States.

     3.10 Material Contracts. Except as set forth on Schedule 3.10, the Company is not bound by (a) any agreement, contract or commitment relating to the employment of any Person (as hereinafter defined) by the Company or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock,
(c) any agreement, contract or commitment relating to capital expenditures in excess of $25,000 per individual item or $100,000 in the aggregate, (d) any loan or advance to, or investment in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (f) any management service, consulting or any other similar type contract, other than the Company's Titlescape subscription system agreements entered into in the ordinary course of its business, (g) any agreement, contract or commitment limiting the ability of the Company to engage in any line of business or to compete with any Person, (h) any agreement, contract or commitment not entered into in the ordinary course of business which involves $50,000 or more and is not cancelable without penalty within 30 days or (i) any agreement, contract or commitment which might reasonably be expected to have a Material Adverse Effect. Each contract or agreement set forth on Schedule 3.10 (or required to be set forth on Schedule 3.10) is in full force and effect. The Company has not violated any of the terms or conditions of any contract or agreement set forth on Schedule 3.10 (or required to be set forth on Schedule 3.10) in any material respect, and, to the best knowledge, information and belief of the Company and the Major Shareholder, all of the covenants to be performed by any other party thereto have been fully performed.

     3.11 Restrictive Documents. Except as set forth on Schedule 3.11, the Company is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which (a) has or might reasonably be expected to have a Material Adverse Effect on the Company, or (b) would restrict the ability of the Company to acquire any property or conduct business in any area.

     3.12 Litigation. Except as set forth on Schedule 3.12, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of the Company and the Major Shareholder any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of the Company and the Major Shareholder, threatened, against or affecting the Company or any of its properties or rights which could materially and adversely affect the right or ability of the Company to carry on its business as now conducted, or which could have a Material Adverse Effect. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a Material Adverse Effect on the Company.

     3.13 Taxes.

     (a) Tax Returns. The Company has timely filed or caused to be timely filed with the appropriate taxing authorities all material returns, statements, forms and reports for Taxes (the "Returns") that are required to be filed by, or with respect to, the Company on or prior to the Closing Date. The Returns have accurately reflected in all material respects and will accurately reflect in all material respects all liability for Taxes of the Company for the periods covered thereby.

     (b) Payment of Taxes. All material Taxes and Tax liabilities of the Company for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date (the "Pre-Closing Period") have been timely paid or adequately accrued and disclosed and fully provided for on the books and records of the Company in accordance with US GAAP.

     (c) Other Tax Matters.

          (i) Except as set forth on Schedule 3.13(c)(i), the Company has not been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality nor has the Company received any written notices from any taxing authority relating to any issue which could affect the Tax liability of the Company.

          (ii) Except as set forth on Schedule 3.13(c)(ii) the Company (A) has not, as of the Closing Date, entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company and
(B) is not, as of the Closing Date, currently contesting the Tax liability of the Company before any court, tribunal or agency.

          (iii) The Company has not been included in any "consolidated," "unitary" or "combined" Return provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

          (iv) All Taxes which the Company is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

          (v) The Company is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (vi) There are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company or any predecessor or affiliate thereof and any other party (including the Major Shareholder and any predecessors or affiliates thereof) under which FAFCO or the Company could be liable for any Taxes or other claims of any party.

          (vii) The Company has not applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

          (viii) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company as a consenting corporation, as defined in Section 341 of the Code.

     3.14 Insurance. Set forth on Schedule 3.14 is a complete list of insurance policies which the Company maintains with respect to its businesses, properties or employees. Such policies are in full force and effect and are free from any right of termination on the part of the insurance carriers (other than any statutory or contract rights to terminate for convenience upon notice or to decline to renew). Such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which the Company and its property and assets are normally exposed in the operation of its business. There has not been any material adverse change in the Company's relationship with its insurers or in the premiums payable pursuant to such policies during the past year.

     3.15 Intellectual Properties. The Company possesses or has adequate rights to use all material Intellectual Property necessary for the operation of the business of the Company as now conducted. All of the Intellectual Property that is material to the conduct of the Company's business taken as a whole is listed on Schedule 3.15 and is owned by the Company free and clear of any and all encumbrances that would have a Material Adverse Effect on the Company or its ability to utilize the item of Intellectual Property to which such encumbrance relates other than any material Intellectual Property that is licensed to Company as disclosed on Schedule 3.15 hereto. The use of the Intellectual Property by the Company does not conflict with, infringe upon, violate or interfere with or constitute a misappropriation of any Intellectual Property owned by any other Person, except where such conflict, infringement, violation or interference would not result in a Material Adverse Effect on Company. The Company has not received written notice that the use of any Intellectual Property conflicts with, infringes upon, violates or interferes with the rights of any other Person. The Company is not in default under the terms of any third party license or other right to use Intellectual Property which default is likely to have a Material Adverse Effect on Company.

     3.16 Compliance with Laws. The Company is in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees, except where the failure to comply is not likely to have a Material Adverse Effect.

     3.17 Governmental Licenses. The Company has all governmental licenses, permits, franchises, approvals and other authorizations of any governmental authority (the "Licenses") necessary to own, lease and operate its properties and enable it to carry on its business as presently conducted except for those Licenses, the lack of which would not have a Material Adverse Effect on the Company. All Licenses held by the Company, are in full force and effect.

     3.18 Labor Matters. (a) The Company is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to comply is not likely to have a Material Adverse Effect, and has not and is not engaged in any unfair labor practice; (b) no unfair labor practice complaint against the Company is pending before the National Labor Relations Board; (c) there is no labor strike, dispute slowdown or stoppage actually pending or threatened against or involving the Company; (d) no representation question exists respecting the employees of the Company; (e) no grievance which might have a Material Adverse Effect upon the Company exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; (f) no collective bargaining agreement is currently being negotiated by the Company; and (g) the Company has not experienced any material labor difficulty during the last three years.

     3.19 Employee Benefit Plans.

     (a) List of Plans. Set forth in Schedule 3.19(a) is an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, profit-sharing, pension, or retirement, deferred compensation, medical, life, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company (including, for this purpose and for the purpose of all of the representations in this Section 3.19, any predecessors to the Company and all employers (whether or not incorporated) that would be treated together with the Company and/or the Shareholders as a single employer (1) within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), or (2) as a result of the Company and/or the Shareholders being or having been a general partner of any such employer), since September 2, 1974 ("Employee Benefit Plans").

     (b) Status of Plans. Each Employee Benefit Plan (including any related trust) complies in form with the requirements of all applicable laws, including, without limitation, ERISA and the Code, except for any noncompliance that will not have a Material Adverse Effect on the Company, and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. No complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur, and no proceedings have been instituted, and no condition exists and no event has occurred that could constitute grounds, under Title IV of ERISA to terminate or appoint and trustee to administer any Employee Benefit Plan. The Company has no commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. Except as required to maintain the tax-qualified status of any Employee Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof. No Employee Benefit Plan is a "multiple employer plan" within the meaning of the Code or ERISA.

     (c) Liabilities. No Employee Benefit Plan subject to Section 412 or 418B of the Code or Section 302 of ERISA has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code or Section 302 of ERISA, respectively, or has applied for or obtained a waiver from the Internal Revenue Service ("IRS") of any minimum funding requirement or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA. Except for payments of premiums to the Pension Benefit Guaranty Corporation ("PBGC"), which have been timely paid in full, the Company has not incurred any liability (including, for this purpose and for the purpose of all of the representations in this Section 3.19, any indirect, contingent, or secondary liability) to the PBGC in connection with any Employee Benefit Plan covering any active, retired or former employees or directors of the Company, including, without limitation, any liability under Section 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility or withdrawn from any such Employee Benefit Plan in a manner which could subject it to liability under Section 4062, 4063 or 4064 of ERISA, or knows of any facts or circumstances that might give rise to any liability of the Company to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any claims being made against FAFCO by the PBGC.

     The Company has not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Section 4201 or 4204 of ERISA to any Employee Benefit Plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) ("Multiemployer Plan"), and no event has occurred and no condition or circumstance has existed, that presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any such Multiemployer Plan which could result in any liability of the Company to any such Multiemployer Plan.

     The Company does not maintain any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code or Section 607(1) of ERISA) that has not been administered and operated in all respects in compliance with the applicable requirements of Sections 601-609 of ERISA and Section 4980B of the Code and the Company is not subject to any material liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. Each Employee Benefit Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements, except where the failure to meet such requirement would not result in a material liability of the Company, and each program of benefits for which employee contributions are provided pursuant to elections under any Employee Benefit Plan meets the requirements of the Code applicable thereto. The Company does not maintain any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

     The Company does not maintain any Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and the Company does not have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service (other than (i) benefit coverage mandated by Section 4980B of the Code, or similar state laws,
(ii) death or retirement benefits under any Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code, (iii) benefits the full cost of which are borne by the current or former employees of the Company (or the employees' beneficiaries), (iv) disability benefits for employees currently away from work under any Company disability plan that is an "employee welfare benefit plan" (as such term is defined in section 3(1) of ERISA and (v) life insurance benefits in respect of employees who died while in service, the premiums for which are solely payable prior to the death of such employee). The Company does not have any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code.

     Except as set forth in Schedule 3.19(a), the Company has not incurred any liability for any tax or excise tax arising under Chapter 43 of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

     No asset of the Company is subject to any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such lien. The Company has not been required to provide any security under Section 307 of ERISA or Section 401(a)(29) or 412(f) of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such requirement to provide any such security.

     There are no actions, suits, claims or disputes pending, or, to the best knowledge, information and belief of the Company and the Major Shareholder threatened, anticipated or reasonably expected to be asserted against or with respect to any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or reasonably expected to be asserted against the Company or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. No Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

     (d) Contributions. Full payment has been timely made of all amounts which the Company is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Company is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the best knowledge, information and belief of the Major Shareholder no event has occurred and no condition or circumstance has existed that could reasonably give rise to any such challenge or disallowance. The Company has made adequate provision for reserves in accordance with US GAAP to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Employee Benefit Plan, applicable law or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

     (e) Funded Status; Withdrawal Liability. No Employee Benefit Plan is covered by Title IV of ERISA.

     (f) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has, as currently in effect, been determined to be so qualified by the IRS. Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has, as currently in effect, been determined to be so exempt by the IRS. To the best knowledge, information and belief of the Company and the Major Shareholder, since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust.

     (g) Transactions. No "reportable event" (as such term is defined in Section 4043 of ERISA) for which the 30-day notice requirement has not been waived by the PBGC has occurred or is expected to occur with respect to any Employee Benefit Plan. Neither the Company nor any of its respective directors, officers, employees or, to the best knowledge, information and belief of the Company and the Major Shareholder, other persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

     (h) Triggering Events. Except as set forth on Schedule 3.19(h), the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in
Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company. No Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

     (i) Documents. The Company has made available to FAFCO and its counsel true and complete copies of all material documents in connection with each Employee Benefit Plan, including, without limitation (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications;
(iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent IRS determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code; (v) the annual report on IRS Form 5500-series for each of the last three years for each Employee Benefit Plan required to file such form; (vi) the most recently prepared actuarial valuation report for each Employee Benefit Plan covered by Title IV of ERISA; (vii) the most recently prepared financial statements; and (viii) all contracts and agreements relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements.

     3.20 Interests in Clients, Suppliers, Etc. Except as set forth on Schedule 3.20, to the Company's and the Major Shareholder's best knowledge, information and belief neither the Major Shareholder nor, to the Company's and the Major Shareholder's knowledge without inquiry or further investigation, any other officer or director of the Company possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of the Company. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934, as amended, of 1% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 3.20.

     3.21 Bank Accounts, Powers of Attorney and Compensation of Employees. Set forth on Schedule 3.21 is an accurate and complete list showing (a) the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, (b) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof and (c) the names of all persons whose compensation from the Company for the fiscal year ended on the Balance Sheet Date exceeded an annualized rate of $50,000, together with a statement of the full amount paid or payable to each such person for services rendered during such fiscal year.

     3.22 No Changes Since Balance Sheet Date. Except as set forth on Schedule 3.22, since the Balance Sheet Date, except as expressly contemplated by this Agreement, the Company has not (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (b) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens), (c) sold, transferred or otherwise disposed of any assets except in the ordinary course of business, (d) made any capital expenditure or commitment therefor, except in the ordinary course of business, (e) declared or paid any dividend or made any distribution on any shares of its capital stock, (f) redeemed, purchased or otherwise acquired any shares of its capital stock, (g) granted or issued any option, warrant or other right to purchase or acquire any shares of its capital stock,
(h) made any bonus or profit sharing distribution or payment of any kind, (i) increased its indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business, or made any loan to any Person, (j) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to the Company, (k) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business, (l) cancelled or waived any claims or rights of substantial value, (m) made any change in any method of accounting or auditing practice, (n) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business, or (o) agreed, whether or not in writing, to do any of the foregoing.

     3.23  Consents  and  Approvals;  No  Violations.  Assuming  (i) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") are made and the waiting period thereunder has been terminated or expired, (ii) the Shareholders approve the Merger and (iii) the Merger Documents are accepted for filing with the California Secretary of State, the execution and delivery of this Agreement by the Company and the Major Shareholder and the consummation of the transactions contemplated hereby will not (a) violate any provision of the articles of incorporation or by-laws (or equivalent) of the Company, (b) violate any statute, ordinance, rule, regulation, order or decree of any court or any governmental or regulatory body, agency or authority applicable to the Company or the Major Shareholder, (c) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Company is a party, or by which it or any of its properties or assets may be bound, excluding from the foregoing clauses (c) and (d) filings, notices, permits, consents and approvals the absence of which, and violations, breaches, defaults, conflicts and liens which, in the aggregate, would not have a Material Adverse Effect on the Company.

     3.24 Disclosure. None of this Agreement, any Schedule, Exhibit or certificate attached hereto or delivered pursuant to this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Company or the Major Shareholder which is reasonably likely to have a Material Adverse Effect on the Company and which has not been disclosed in a Schedule, Exhibit or certificate attached or provided hereto.

     3.25 Broker's or Finder's Fees. Subject to Section 11.2 and except as set forth on Schedule 3.25, no agent, broker, person or firm acting on behalf of any of the Major Shareholder or the Company is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

     3.26 Copies of Documents. The Major Shareholder or the Company have caused to be made available for inspection and copying by FAFCO and its advisers, true, complete and correct copies of all documents referred to in this Section 3 or in any Schedule or Exhibit attached hereto.


                                    SECTION 4
              REPRESENTATIONS AND WARRANTIES OF FAFCO AND FAFCOSUB

     Each of FAFCO and FAFCOSUB represents, warrants and agrees, severally and not jointly, as follows:

     4.1 Existence and Good Standing; Power and Authority. Each of FAFCO and FAFCOSUB is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of FAFCO and FAFCOSUB has the corporate power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized and approved by all required corporate action of FAFCO and FAFCOSUB and constitutes the legal, valid and binding obligation of FAFCO and FAFCOSUB and is enforceable against FAFCO and FAFCOSUB in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

     4.2 Consents and Approvals; No Violations. Assuming (i) the filings required under the HSR Act are made and the waiting period thereunder has been terminated or expired, (ii) the Registration Statement has been filed and declared effective and any waiting period under the Securities Act has expired,
(iii) the Shareholders approve the Merger, (iv) the Merger Documents are accepted for filing with the California Secretary of State and (v) assuming the Prospectus Supplement is delivered to the Shareholders at lease twenty (20) Business Days prior to the Data Tree Shareholders Meeting the execution and delivery of this Agreement by FAFCO and FAFCOSUB and the consummation of the transactions contemplated hereby will not (a) violate any provision of the articles of incorporation or by-laws (or equivalent) of FAFCO or FAFCOSUB, (b) violate any statute, ordinance, rule, regulation, order or decree of any court or any governmental or regulatory body, agency or authority applicable to FAFCO or FAFCOSUB, (c) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of FAFCO or FAFCOSUB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which either FAFCO or FAFCOSUB is a party, or by which they or any of their properties or assets may be bound, excluding from the foregoing clauses
(c) and (d) filings, notices, permits, consents and approvals the absence of which, and violations, breaches, defaults, conflicts and liens which, in the aggregate, would not have a Material Adverse Effect on FAFCO or FAFCOSUB taken as a whole.

     4.3 Restrictive Documents. Neither FAFCO nor FAFCOSUB is subject to any charter, by-law, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which has or might reasonably be expected to have a Material Adverse Effect on FAFCO or FAFCOSUB.

     4.4 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of FAFCO or FAFCOSUB is, or will be, entitled to any commission or broker's or finder's fees from any of the Parties hereto, or from any Person controlling, controlled by or under common control with any of the Parties hereto, in connection with any of the transactions contemplated by this Agreement.

     4.5 FAFCO Common Shares. The FAFCO Common Shares to be delivered at Closing have been authorized and, when delivered at Closing, will be validly issued, fully paid, nonassessable and registered pursuant to an effective registration statement under the Securities Act and will be issued in compliance with all federal and state securities laws.

     4.6 Capitalization. The authorized capital stock of FAFCO is 1,000 shares of Series A Junior Participating Preferred Shares, $1.00 par value, none of which are issued and outstanding and 36,000,000 common shares, $1.00 par value, of which 17,850,189 are issued and outstanding as of the date of this Agreement. All such outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable, were not issued in violation or breach of any preemptive or similar rights, and have been issued in compliance with all applicable federal and state securities laws. Except for options granted under FAFCO's 1996 Employee Stock Option Plan and the 1997 Directors Stock Plan, and except as set forth on Schedule 4.6, there are no outstanding options, warrants, convertible securities or other securities or rights issued or granted by FAFCO which entitle the holder thereof to purchase or acquire FAFCO Common Shares and none of the foregoing will arise as a result of the execution or performance of this Agreement or the transactions contemplated herein. Except as set forth on
Schedule 4.6, no Person has any demand or piggyback registration rights in respect of their FAFCO Common Shares.

     4.7 SEC Reports and Financial Statements. Each form, report, schedule, registration statement, definitive proxy statement filed by FAFCO with the SEC prior to the date hereof (as such documents have been amended prior to the date hereof, the "SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and, since the first date on which FAFCO Common Shares were listed for trading on the New York Stock Exchange, the rules of the New York Stock Exchange. FAFCO has made available to the Company accurate and complete copies of all SEC Reports filed by the Company since January 1, 1997. None of the SEC Reports, as of their respective dates, contained or contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of FAFCO and its subsidiaries included in such SEC Reports comply as to form in all material respects with applicable accounting requirements and with published rules and regulations of the SEC with respect thereto, have been prepared in accordance with US GAAP (except as may be indicated in the notes thereto, or in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects, subject, in the case of the unaudited interim financial statements, to normal, year-end adjustments, the consolidated financial position of FAFCO and its subsidiaries as of the dates thereof and neither FAFCO nor any of its subsidiaries has incurred any liabilities and obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature except liabilities, obligations and contingencies (a) which are reflected in the consolidated balance sheet of FAFCO and its subsidiaries at December 31, 1997, (b) which (i) were incurred in the ordinary course of business after December 31, 1997 or (ii) are disclosed in the SEC Reports filed after December 31, 1997, (c) which are not required to be recorded as a liability under US GAAP or disclosed in notes to financial statements or (d) which individually or in the aggregate are not expected to have a Material Adverse Effect on FAFCO. Since December 31, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of FAFCO or any of its subsidiaries except changes resulting from changes in accounting pronouncements of the Financial Accounting Standards Boards or changes in applicable laws or rules or regulations thereunder.

     4.8 No Material Changes. Except as contemplated by this Agreement or as disclosed in any SEC Report or for changes in the ordinary course of business that have not had and are not reasonably expected to have a Material Adverse Effect on FAFCO or its subsidiaries taken as a whole, since December 31, 1997 there has been no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of FAFCO, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise.

     4.9 Litigation. Except as disclosed in the SEC Reports, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of FAFCO any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of FAFCO, threatened, against or affecting FAFCO or its subsidiaries or any of its or their properties or rights which could have a Material Adverse Effect taken as a whole. Neither FAFCO nor its subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a Material Adverse Effect on FAFCO or its subsidiaries taken as a whole.

     4.10 Compliance with Laws. FAFCO and its subsidiaries are in compliance in all material respects with (i) all applicable laws, regulations, orders, judgments and decrees, except where the failure to comply would not likely have a Material Adverse Effect on FAFCO and its subsidiaries taken as a whole and
(ii) FAFCO and its subsidiaries have not violated any of the terms or conditions of any material contract or agreement in any material respect, and, to the best knowledge, information and belief of FAFCO, all of the covenants to be performed by any other party thereto have been fully performed.

     4.11 Disclosure. None of this Agreement, any Schedule, Exhibit or certificate attached hereto or delivered pursuant to this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to FAFCO which is reasonably likely to have a Material Adverse Effect on FAFCO.


                                    SECTION 5
                    TRANSACTIONS PRIOR TO THE EFFECTIVE TIME

     5.1 Conduct of the Business of the Company Prior to Closing. During the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations only according to its ordinary and usual course of business; use its reasonable efforts to preserve intact its business organizations, keep available the services of its officers and employees (without having any obligation to provide retention packages) and maintain existing relationships with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with it; confer with FAFCO concerning operational matters of a material nature (other than any matters relating to sales presentations in which the Company is competing with First American Real Estate Solutions LLC or its affiliates) and report periodically to FAFCO concerning the business, operations and finances of the Company. Notwithstanding the immediately preceding sentence, prior to the Effective Time, except as may be first approved in writing by FAFCO or as is otherwise permitted or required by this Agreement, the Company shall and the Major Shareholder shall cause the Company to (a) refrain from amending or modifying its articles of incorporation or by-laws from their respective forms on the date of this Agreement, (b) refrain from increasing any bonuses, salaries, or other compensation to any director, officer, employee or stockholder or entering into any employment, severance, or similar agreement with any director, officer, or employee (except that the Company may adopt a severance or bonus plan for payment of the Key Employee Bonuses and may pay the President of the Company a bonus of $62,500 on or about March 31, 1998), (c) refrain from adopting or increasing any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees, (d) refrain from entering into any contract or commitment except contracts and commitments in the ordinary course of business, (e) refrain from increasing its indebtedness for borrowed money, except current borrowings in the ordinary course of business, (f) refrain from canceling or waiving any claim or right of substantial value which individually or in the aggregate is material, (g) refrain from declaring or paying any dividends in respect of its capital stock or redeeming, purchasing or otherwise acquiring any of its capital stock, (h) refrain from making any material change in accounting methods or practices, except as required by law or US GAAP, (i) refrain from issuing or selling any shares of capital stock or any other securities, or issuing any securities convertible into, or options, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or making any other changes in its capital structure, except such issuances or sales of securities which the Company is already obligated to make as of the date of this Agreement and which are disclosed to FAFCO, (j) refrain from selling, leasing or otherwise disposing of any material asset or property other than sales of inventory in the ordinary course of business, (k) refrain from making any capital expenditure or commitment therefor, except in the ordinary course of business, (l) refrain from writing off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material, (m) to the extent not included in clauses (a) through (l) above, refrain from taking any of the actions described in Section 3.22 and (n) refrain from agreeing in writing to do any of the foregoing.

     5.2 Review of the Company. (a) FAFCO may, prior to the Closing Date, directly or through its representatives, review the properties, books and records of the Company and its financial and legal condition to the extent FAFCO deems necessary or advisable to familiarize itself with such properties and other matters; such review shall not, however, affect the representations and warranties made by the Company or the Major Shareholder in this Agreement or the remedies of FAFCO for breaches of those representations and warranties. The Company shall and the Major Shareholder shall cause the Company to permit FAFCO and its representatives to have, after the date of execution of this Agreement, full access to the premises and to all the books and records of the Company and to cause the officers of the Company to furnish FAFCO with such financial and operating data and other information with respect to the business and properties of the Company as FAFCO shall from time to time reasonably request.

     (b) In the  event  of  termination  of this  Agreement,  FAFCO  shall  keep confidential any material information obtained from the Company or the Major Shareholder concerning the Company's properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material (or becomes so ascertainable) and, at the request of the Company, shall return to the Company all copies of any schedules, statements, documents or other written information obtained in connection therewith, including any materials prepared by FAFCO or its representatives (except for work product encompassed by the attorney-client privilege) containing any such confidential information, except to the extent that such materials contain information confidential to FAFCO, in which case such materials shall be destroyed. The Company and the Major Shareholder shall deliver or cause to be delivered to FAFCO such additional instruments, documents, certificates and opinions as FAFCO may reasonably request for the purpose of (a) verifying the information set forth in this Agreement and on any Schedule or Exhibit attached hereto and (b) consummating or evidencing the transactions contemplated by this Agreement.

     5.3 Exclusive Dealing. During the period from the date of this Agreement through the Closing Date, the Company and the Major Shareholder shall not take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than FAFCO, concerning any purchase of the Shares or any merger, sale of substantially all of the assets of the Company or similar transaction involving the Company.

     5.4 Shareholder Approval. In order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law, promptly call a special meeting of the Shareholders (the "Data Tree Shareholder Meeting") or solicit written consents from its Shareholders for the purpose of voting upon this Agreement and the Merger and the Company agrees that this Agreement and the Merger shall be submitted at such Data Tree Shareholder Meeting (or in connection with such written consent); provided, however, that the Data Tree Shareholder Meeting shall not be held, or a written consent solicited, on a day earlier than the day that is twenty (20) Business Days after the Prospectus Supplement has been delivered to the Shareholders. The Company agrees that it will include in materials distributed to the Shareholders in connection with the Merger the recommendation of its board of directors that holders of Shares approve and adopt this Agreement and approve the Merger. The Major Shareholder will cause all Shares owned or controlled by the Major Shareholder to be voted in favor of the Merger. FAFCO will cause all shares of FAFCOSUB to be voted in favor of the Merger.

     5.5 Best Efforts. Each of the Company, FAFCO, FAFCOSUB and the Major Shareholder shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their respective best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective best efforts to obtain, prior to the Effective Time, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company, FAFCO and FAFCOSUB as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions the Merger; provided, however, that no loan agreement or contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, and no contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company, FAFCO or FAFCOSUB in order to obtain any such consent, approval or authorization without first obtaining the written approval of the Parties.

     5.6 HSR Act. The Company and FAFCO shall, as soon as practicable, file a Notification and Report Form under the HSR Act with the FTC and the Antitrust Division and shall use their best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.


                                    SECTION 6
                         CONDITIONS PRECEDENT TO MERGER

     6.1 Conditions Precedent to Obligations of FAFCO, FAFCOSUB, and the Company and the Major Shareholder. The respective obligations of FAFCO and FAFCOSUB, on the one hand, and the Major Shareholder and the Company, on the other hand, to effect the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Closing Date of each of the following conditions:

     (a) Approval of Company's Shareholders. This Agreement and the Merger shall have been approved and adopted by the requisite vote or consent of the stockholders of the Company in accordance with applicable law and the Company's articles of incorporation and by-laws;

     (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated;

     (c) Injunction. No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger and the transactions contemplated by this Agreement and which is in effect at the Closing Date;

     (d) Statutes; Governmental Approvals. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger; all governmental and other consents and approvals, if any, disclosed on any Schedule attached hereto or necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received, except where the failure to obtain a consent will not have a Material Adverse Effect on the Company or FAFCO;

     (e) No Litigation. As of the Effective Time, no action or proceedings shall have been instituted before a court or other government body or by any public authority to restrain or prohibit the consummation of the Merger (each Party agreeing to use commercially reasonable efforts to avoid the effect of any order or having any injunction lifted) and the consummation of the transactions contemplated by the agreements described in Section 6.1(f);

     (f) Agreements. On or before the Closing Date, the following agreements shall have been duly executed and delivered by each of the respective parties thereto:

          (i) the Contribution and Joint Venture Agreement, substantially in the form of Exhibit C;

          (ii)   the   Operating   Agreement   (the   "Operating    Agreement"),
substantially in the form of Exhibit D;

          (iii) the Employment  Agreement,  substantially in the form of Exhibit
E;

          (iv) the Noncompetition Agreement, substantially in the form of Exhibit F;

          (v) the Supply Agreement, substantially in the form of Exhibit G; and

          (vi) the Promissory Note substantially in the form of Exhibit H;

     (g) Securities Matters. As of the Closing Date, the SEC shall have declared effective a Registration Statement covering the (i) issuance by FAFCO of the FAFCO Common Shares to be delivered to the Shareholders and (ii) resale of the FAFCO Common Shares to be received by any Shareholder subject to Rule 145 and all applicable time periods under the Securities Act shall have expired and no stop order shall have been issued by the SEC with respect to the Registration Statement;

     (h) Dissenting Shareholders. There shall be no Dissenting Shareholder and the period during which any Shareholder who or which failed to vote in favor of the Merger has the right to perfect dissenters' rights shall have expired or the Shareholder shall have waived such right; and

     (i) Listing. As of the Closing Date, the FAFCO Common Shares to be delivered shall have been listed with the New York Stock Exchange, subject only to official notice of issuance.

     6.2 Conditions Precedent to Obligations of FAFCO and FAFCOSUB. The obligations of FAFCO and FAFCOSUB to effect the Merger are also subject to the satisfaction or waiver, at the specified time, of each of the following conditions:

     (a) Truth of Representations and Warranties. The representations and warranties of the Company and the Major Shareholder contained herein that are qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects, in each case at and as of the date of this Agreement and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date or as contemplated in this Agreement), and the Company and the Major Shareholder shall have delivered to FAFCO, a certificate dated the Closing Date, to such effect; provided, however that the representations and warranties contained in
Section 3.5(b) need only be true and accurate as of the date of this Agreement.

     (b) Performance of Agreements. All of the agreements of the Company and the Major Shareholder to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and the Company and the Major Shareholder shall have delivered to FAFCO a certificate, dated the Closing Date, to such effect;

     (c) Opinions of Counsel. On the Closing Date FAFCO shall have received a favorable opinion, dated the Closing Date, of (i) Cooley Godward LLP, counsel to the Company, in the form set forth in Exhibit I and (ii) counsel to R. Squared Limited, in the form set forth in Exhibit J;

     (d) Good Standing and Other Certificates. As of the Closing Date, the Company shall have delivered to FAFCO (a) copies of the Company's articles of incorporation including all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation, (b) a certificate from the Secretary of State or other appropriate official of the Company's jurisdiction of incorporation to the effect that the Company is in good standing in such jurisdiction and listing all charter documents of the Company on file, (c) a certificate from the Secretary of State or other appropriate official in each State in which the Company is qualified to do business to the effect that the Company is in good standing in such State, (d) a certificate as to the tax status of the Company from the appropriate official in its jurisdiction of incorporation and each state in which the Company is qualified to do business and (e) a copy of the by-laws of the Company, certified by the Secretary of the Company as being true and correct and in effect on the Closing Date;

     (e) No Material Adverse Change. As of the Closing Date (i) there shall have been no Material Adverse Effect on the Company and there shall not have occurred any change or development that would reasonably be expected to have a Material Adverse Effect on the Company, (ii) the Related Documents shall be in full force and effect, and no event shall have occurred and no condition shall exist which has, or could reasonably be expected to have, a material adverse effect upon (A) the validity or enforceability of any Related Document or (B) the ability of any party (other than FAFCO) to any Related Document to perform its obligations under such Related Document and (iii) no party (other than FAFCO) to any Related Document shall have breached any material covenant of such party thereunder or failed to perform any material obligation of such party thereunder;

     (f) Imperial Warrants. As of the Closing Date, Imperial Bank shall have either put or exercised the Imperial Warrants and, if exercised, Imperial Bank shall have voted its Shares in favor of the Merger;

     (g) Intra-Company Debt. As of the Closing Date, all indebtedness, other than travel and similar advances, of the Major Shareholder, any Shareholder or the directors, officers and employees of the Company to the Company shall have been repaid in full, except for approximately the $170,000 owed the Company by Kumar Corporation as evidenced by a certain promissory note;

     (h) Proceedings. As of the Closing Date, all corporate proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to FAFCO and its counsel, and FAFCO shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all corporate proceedings in connection therewith;

     (i) FIRPTA Statement. The Company shall furnish to FAFCO on or before the Closing Date a copy of a statement, dated not more than thirty days prior to the Closing Date, issued by the Company pursuant to Section 1.897-2(h) of the Code, certifying that the Shares delivered pursuant to the Merger are not a U.S. real property interest as defined in section 897 of the Code; and

     (j) Related Party Transactions. On or before the Closing Date, all agreements and/or arrangements between the Company on the one hand and any Shareholder (or any Person controlling, controlled or under common control with any Shareholder) (such Shareholder or other Person, a "Related Party") on the other hand, entered into on or before the date of this Agreement, shall have been reduced to written agreements in form and substance reasonably satisfactory to FAFCO.

     6.3 Conditions Precedent to Obligation of the Company and the Major Shareholder. The obligation of the Company and the Major Shareholder to effect the Merger are also subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

     (a) Opinions of Counsel. On the Closing Date the Company shall have received (i) a favorable opinion, dated the Closing Date, of White & Case LLP, counsel to FAFCO and FAFCOSUB, in the form set forth in Exhibit K and (ii) a tax opinion, dated the Closing Date, of Cooley Godward LLP to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by the Company or its shareholders as a result of the transactions contemplated by this Agreement;

     (b) Good Standing Certificate. As of the Closing Date FAFCO and FAFCOSUB shall have delivered to the Company and the Major Shareholder (i) copies of the articles of incorporation of FAFCO and FAFCOSUB, respectively, including all amendments thereto, certified by the Secretary of State of the State of California and (ii) a certificate from the Secretary of State of the State of California to the effect that FAFCO and FAFCOSUB, respectively, is in good standing in such State, and listing all charter documents of FAFCO on file;

     (c) Truth of Representations and Warranties. The representations and warranties of FAFCO and FAFCOSUB contained herein that are qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects, in each case at and as of the date of this Agreement and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date or as contemplated in this Agreement), and FAFCO shall have delivered to the Company and the Major Shareholder a certificate, dated the Closing Date, to such effect; provided, however that the representations and warranties contained in the third sentence of Section 4.6 and Section 4.8 need only be true and accurate as of the date of this Agreement.

     (d) Performance of Agreements. All of the agreements of FAFCO and FAFCOSUB to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and FAFCO and FAFCOSUB shall have delivered to the Company and the Major Shareholder a certificate, dated the Closing Date, to such effect;

     (e) Proceedings. As of the Closing Date, all proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, the Major Shareholder and their respective counsel, and the Company and the Major Shareholder shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith;

     (f) No Material Adverse Change. As of the Closing Date there shall have been no Material Adverse Effect on FAFCO and there shall not have occurred any change or development that would reasonably be expected to have a Material Adverse Effect on FAFCO; and

     (g) FAFCO Common Share Price. On each Trading Day between the date of the Data Tree Shareholder Meeting and the Closing Date the average closing sales price of a FAFCO Common Share for the preceding five Trading Days shall have been equal to or greater than $42.525.


                                    SECTION 7
                    COVENANTS RELATING TO SECURITIES MATTERS

     7.1 Prospectus Supplement.

     (a) FAFCO, the Company and the Major Shareholder shall jointly prepare and FAFCO shall file with the SEC as soon as practicable following the date of this Agreement a Prospectus Supplement (the "Prospectus Supplement") to registration statement no. 333-45459 of FAFCO (the "Registration Statement"), which Prospectus Supplement shall describe, among other things, the transactions contemplated by this Agreement. The Prospectus Supplement shall also cover the resale of FAFCO Common Shares received by all Shareholders who are subject to Rule 145 (promulgated under the Securities Act restrictions on resale. The portion of the Registration Statement relating to the registration of FAFCO Common Shares for resale will be maintained and kept effective until the earlier of (i) one year from the Effective Time and (ii) the time at which each selling Shareholder named in the Registration Statement can sell all FAFCO Common Shares held by such Shareholder in a 90 day period pursuant to the resale restrictions imposed by Rule 145 under the Securities Act. All Shareholders subject to Rule 145 restrictions are the intended beneficiaries of this covenant, which shall survive the Closing. FAFCO, and the Company shall also take any action (other than, with respect to FAFCO and the Company, qualifying to do business in any jurisdiction in which they are not now so qualified) required to be taken under state blue sky or securities laws in connection with the issuance of FAFCO
Common Shares necessary to fulfill the transaction contemplated by this Agreement. FAFCO, the Company and the Major Shareholder shall each furnish the other all information concerning FAFCO, the Company or the Major Shareholder, as the case may be, and all such other information required for use in the Prospectus Supplement and each of FAFCO, the Company and the Major Shareholder shall each take such other action as the other may reasonably request in connection with the preparation of the Prospectus Supplement. FAFCO shall use commercially reasonable efforts to have or to cause the Registration Statement and the Prospectus Supplement to become effective as promptly as practicable and shall take all action required under applicable federal or state securities laws in connection with the issuance of FAFCO Common Shares in the Merger (other than qualifying to do business in any jurisdiction in which FAFCO is not now so qualified).

     (b) If at any time prior to the Closing Date any event with respect to FAFCO, the Company or the Major Shareholder shall occur which is required at that time to be described in the Prospectus Supplement, the Party with respect to whom the event occurs shall promptly notify the other Parties, and to the extent required by law, FAFCO will promptly file an amendment or supplement with the SEC and disseminate such amendment to the Shareholders.

     7.2 Listing. FAFCO shall promptly prepare and submit to the New York Stock Exchange listing applications covering the FAFCO Common Shares to be issued in the Merger, and shall use its best efforts to cause such shares to be approved for listing and trading on the New York Stock Exchange prior to the Effective Time, subject to official notice of issuance.


                                    SECTION 8
                                 OTHER COVENANTS

     8.1 Amended Returns. The Company shall not file any amended federal, state, local and foreign tax return and tax report with respect to the Company without the prior written consent of FAFCO.

     8.2 Tax Free Reorganization. The Company, FAFCO and FAFCOSUB each acknowledges and agrees that (i) it intends the Merger to constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) it will report the Merger as such a reorganization in any and all Returns filed by it. At or prior to the Closing, FAFCO, together with FAFCOSUB, and the Company will execute and deliver to White & Case LLP and Cooley Godward LLP tax representation letters substantially in the form set forth in Exhibits L and M, respectively, for the purpose of (A) the review of the federal income tax consequences of the Merger and the preparation and rendering of a tax opinion in accordance with this Agreement by Cooley Godward LLP and (B) the preparation of the discussion of the tax consequences of the Merger to be included in the Prospectus Supplement.

     8.3 Continuity of Interest. (a) Except for transfers described in Section 368(a)(2)(C) of the Code and transfers permitted to be made pursuant to Treasury Regulation Sections 1.368-1(d), -1(e) and -2(k)(2) FAFCO has no plan or intention to: (i) liquidate the Company; (ii) merge the Company with or into another corporation including FAFCO or its affiliates; (iii) sell, distribute or otherwise dispose of the stock of the Company; or (iv) cause the Company to sell or otherwise dispose of any of its assets or of any assets acquired from FAFCOSUB, except for dispositions made in the ordinary course of business or payment of expenses incurred by the Company pursuant to the Merger; and

     (b) Except for repurchases or redemptions of FAFCO Common Stock that are consistent with past practices and pursuant to pre-existing purchase programs that were not created or modified in connection with the Merger, neither FAFCOSUB nor FAFCO nor any "related person" (as such term is defined by Treasury Regulation Section 1.368-1(e)(3)) of FAFCOSUB or FAFCO will, in connection with the Merger, repurchase or redeem any of the FAFCO Common Stock to be issued to the Shareholders in the Merger.

     8.4 Continuity of Business Enterprise. FAFCO intends that, following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business in accordance with Treasury Regulation Section 1.368-1(d).

     8.5 Directors and Officers Indemnification. FAFCO shall, and FAFCO shall cause the Surviving Corporation to, keep in effect provisions of the articles of incorporation and bylaws of Company providing for exculpation of director liability and indemnification of directors, officers and agents of Company to the fullest extent permitted under the Corporations Code, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the right of indemnification of such directors, officers and agents. FAFCO shall, and shall cause the Surviving Corporation to, keep in effect and cause compliance with the terms and conditions of the indemnification agreements, if any, between Company and each of its directors in effect as of the date of this Agreement.

     8.6 Employee Matters. From and after the Effective Time the employees of the Surviving Corporation shall cease to participate in any Employee Benefit Plans or any other benefit plan of the Company and shall from and after the Effective Time participate in FAFCO's employee benefit plans, as in effect from time to time, in the same manner as similarly situated employees of other FAFCO subsidiaries.

     At or before the Effective Time, FAFCO and the Company shall make reasonable provision for the crediting of each of the Company's employee's accrued and unused sick leave, vacation and holiday time and the crediting of each employee's accumulated deductibles, in each case, as of the Effective Time, for purposes of similar FAFCO employee policies and employee welfare plans, which recognize such time or deductibles.


                                    SECTION 9
                                   TERMINATION

     9.1 Events of Termination. This Agreement may be terminated (a) at any time by mutual written agreement of the Parties, (b) by FAFCO by written notice to the Major Shareholder and the Company, if the conditions set forth in Section
6.1 and 6.2 (other than the execution and delivery by FAFCO of the agreements set forth in Section 6.1(f)) hereof shall not have been complied with or performed on or prior to the 90th day from the date hereof (or such later date as the Parties may have agreed to in writing) in any material respect and FAFCO shall not have materially breached any of its representations, warranties, covenants or agreements contained herein, (c) by FAFCO by written notice to the Company and the Major Shareholder, if the Board of Directors of the Company shall have withdrawn or modified in any manner adverse to FAFCO or FAFCOSUB its approval or recommendation of the Merger, (d) by the Company and/or the Major Shareholder by written notice to FAFCO, if the conditions set forth in Section
6.1 and Section 6.3 (other than the execution and delivery by the Major Shareholder and R. Squared Limited of the agreements set forth in Section 6.1(f)) hereof shall not have been complied with or performed on or prior to the 90th day from the date hereof (or such later date as the Parties may have agreed to in writing) in any material respect and the Company or the Major Shareholder shall not have materially breached any of their representations, warranties, covenants or agreements contained herein, (e) by the Company and/or the Major Shareholder by written notice to FAFCO, if the Average Price is less than (but not equal to) $42.525, (f) by any of the Parties by written notice to the other Parties if the Effective Time shall not have occurred within one month after the Closing Date or (g) by FAFCO by written notice to the Company and the Major Shareholder, to be received no later than the date that is two weeks after the date of this Agreement, if FAFCO is not satisfied with its due diligence review of the Related Parties, provided that such due diligence review is limited to such Related Party's existence, good standing, power and authority to enter into and perform its obligations under the agreements it has with the Company, and the enforceability of such agreements, and, further, with regard to Data Tree India Private Limited, only, that (1) it has good, valid and marketable title to all of its assets, (2) all leases to which it is a party are in full force and effect and all rents and additional rents to be paid by it on each such lease have been paid, (3) it is not bound by, subject to or a party to any material contract or restrictive document, (4) that there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding involving it, (5) it has timely filed or cause to be timely filed with the appropriate taxing authorities all returns and has timely paid or provided for all material Taxes, (6) it has all Licenses necessary to own, lease and operate its properties and enable it to carry on its business as presently conducted and (7) it is in compliance with all applicable labor laws and has not experienced any material labor difficulty in the last year.

     9.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 9.1, all further obligations of the Parties hereto under this Agreement (other than pursuant to Sections 5.2(b) (Review of the Company), 11.2 (Expenses) and 11.5 (Publicity) which shall continue in full force and effect) shall terminate without further liability or obligation of any Party to any other Party hereunder; provided, however, that no Party shall be released from liability hereunder if this Agreement is terminated and the transaction abandoned by reason of (a) willful failure of such Party to have performed its obligations hereunder and (b) any knowing misrepresentation made by such Party of any matter set forth herein.


                                   SECTION 10
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     10.1 Survival of Representations.

     (a) The representations and warranties of the Company and the Major Shareholder contained in Section 3 (or in any certificate delivered by the Company or the Major Shareholder in connection with the Closing related to any such representation and warranty of the Company or the Major Shareholder) are made only as of the date of this Agreement and as of the Closing Date, as the case may be. Such representations and warranties shall expire for all purposes at 12:01 A.M., Pacific Standard Time, on the day after the six month anniversary of the Closing Date. Without limiting the foregoing, except solely as and to the extent provided in Sections 10.1(c) and 10.2, from and after any such expiration of any such representation or warranty of the Company or the Major Shareholder, such representation or warranty shall be of no further force or effect, and FAFCO shall not assert any claim or bring any legal action, suit or other proceeding based upon or relating to any inaccuracy in or breach of, or any breach of any obligation in respect of, or any other claim with respect to, such representation or warranty.

     (b) The  representations  and warranties of FAFCO and FAFCOSUB contained in
Section 4 (or in any certificate delivered by FAFCO or FAFCOSUB in connection with the Closing related to any such representation and warranty of FAFCO or FAFCOSUB) are made only as of the date of this Agreement and the Closing Date, as the case may be. Such representations and warranties shall expire for all purposes at 12:01 A.M., Pacific Standard Time, on the day after the six month anniversary of the Closing Date. Without limiting the foregoing, except solely as and to the extent provided by Sections 10.1(c) and 10.2, from and after any such expiration of any such representation or warranty of FAFCO, such representation or warranty shall be of no further force or effect, and neither the Company, the Major Shareholder nor any other Shareholder shall assert any claim or bring any legal action, suit or other proceeding based upon or relating to any inaccuracy in or breach of any obligation in respect of or any other claim with respect to, such representation or warranty.

     (c) All claims for indemnification under Section 10.2 with respect to the representations and warranties contained herein, or in any certificate referred to in Sections 10.1(a) or (b), must be asserted on or prior to the date of expiration of such representations and warranties set forth in Section 12.1(a) or (b), as the case may be, by the transmittal of written notice to the other Parties prior to such date of expiration in accordance with Section 10.3, and all legal actions, suits or other proceedings with respect to such claims must be brought within 90 days after such date of expiration.

     10.2 Indemnification.

     (a) The Major Shareholder agrees to indemnify and hold FAFCO and its officers, directors, shareholders, employees, agents and any successors thereto (the "FAFCO Parties"), harmless from any and all losses, liabilities, obligations, damages, costs and expenses (including reasonable attorney fees) (collectively, "Damages") suffered or paid as a result of or arising out of the failure of any representation or warranty made by the Major Shareholder or the Company in Section 3 of this Agreement (or in any certificate delivered by the Company or the Major Shareholder in connection with the Closing related to any such representation and warranty of the Company or the Major Shareholder) to be true and correct in all material respects as of the date hereof or as of the Closing Date, as the case may be; provided, however, that the FAFCO Parties shall be entitled to indemnification with respect to Damages (i) only after the aggregate amount of such Damages exceeds two hundred fifty thousand U.S. dollars ($250,000), provided that once such damages exceed two hundred fifty thousand U.S. dollars ($250,000), subject to clause (ii) below, FAFCO shall be entitled to indemnification as to all Damages (including the initial two hundred fifty thousand U.S. dollars ($250,000) and (ii) equal to or less than two million U.S. dollars ($2,000,000).

     (b) FAFCO agrees to indemnify and hold each Shareholder and the Company harmless from Damages suffered or paid as a result of or arising out of the failure of any representation or warranty made by FAFCO or FAFCOSUB in Section 4 of this Agreement (or in any certificate delivered by FAFCO or FAFCOSUB in connection with the Closing related to any such representation and warranty of FAFCO or FAFCOSUB) to be true and correct in all material respects as of the date hereof or as of the Closing Date, as the case may be; provided, however, that the Shareholders and the Company shall be entitled to indemnification with respect to Damages (i) only after the aggregate amount of such Damages exceeds two hundred fifty thousand U.S. dollars ($250,000), provided that once such damages exceed two hundred fifty thousand U.S. dollars ($250,000), subject to clause (ii) below, the Shareholders and the Company, in the aggregate, shall be entitled to indemnification as to all Damages (including the initial two hundred fifty thousand U.S. dollars ($250,000) and (ii) equal to or less than two million U.S. dollars ($2,000,000), in the aggregate.

     (c) The sole recourse and remedy of FAFCO for any inaccuracy in or breach of, or any breach of any obligation with respect of, or any other claim with respect to, any representation or warranty or alleged representation or warranty by or on behalf of the Major Shareholder or the Company contained in or made pursuant to this Agreement or any other certificate, instrument, or document delivered pursuant hereto or thereto, shall be under the provisions of and to the extent provided in this Section 10. FAFCO shall comply with this Section 10.2(c), will not assert any inaccuracy, breach or claim or seek any recourse or remedy in respect thereof other that under the provisions of this Section 10.

     (d) The sole recourse and remedy of the Shareholders and the Company for any inaccuracy in or breach of, or any breach of any obligation in respect of, or any claim with respect to, any representation or warranty or alleged representation or warranty by or on behalf of FAFCO or FAFCOSUB contained in or made pursuant to this Agreement, or any other certificate, instrument or document delivered pursuant hereto or thereto, shall be under the provisions of and to the extent provided for in this Section 10. The Company and the Shareholders shall comply with this Section 10.2(d), and not assert any such inaccuracy, breach or claim or seek any recourse or remedy in respect thereof other than under the provisions of this Section 10.

     (e) The obligations to indemnify and hold harmless pursuant to this Section
10.2 shall survive the consummation of the transactions contemplated by this Agreement.

     10.3 Indemnification Procedure.

     (a) Promptly after the incurring of Damages by any Party or other Person entitled to indemnification under this Section 10 (each, an "Indemnified Party"), including, without limitation, any claim by a third party described in
Section 10.3(c) which might give rise to indemnification hereunder, the Indemnified Party shall promptly deliver a Certificate to the Party that is required to indemnify such Indemnified Party under Section 10 (such indemnifying Party, the "Indemnifying Party").

     (b) In case the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Certificate, the Indemnifying Party shall, within ten days after receipt by the Indemnifying Party of such Certificate, deliver to the Indemnified Party a written notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the 30-day period beginning on the date of receipt by the Indemnified Party of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then such dispute shall be settled by arbitration in the County of Orange, State of California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect and, as to matters not specifically governed thereby, shall comply with the provisions of the California Arbitration Act (Cal. Code Civ. Proc. Sections 1280-1294.2). There shall be three arbitrators, one to be chosen by each party directly at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator he or it selects and of his or its own attorneys and the expenses of his or her witnesses, and all other fees and costs shall be borne equally by the parties. Judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction.

     (c) Promptly after the assertion by any third party of any claim against any Indemnified Party that, in the judgment of such Indemnified Party, may result in the incurring by such Indemnified Party of Damages for which such Indemnified Party would be entitled to indemnification pursuant to this Agreement, such Indemnified Party shall deliver to the Indemnifying Party a written notice describing in reasonable detail such claim and such Indemnifying Party may, at its option, assume the defense of the Indemnified Party against such claim (including the employment of counsel, who shall be reasonably satisfactory to such Indemnified Party), and the payment of expenses. An Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (x) the Indemnifying Party shall have failed, within a reasonable time after having been notified by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (y) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party or (z) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there may be on or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party, but the assertion of which would be adverse to the interests of the Indemnified Party. No Indemnifying Party shall be liable to indemnify any Indemnified Party for any settlement of any such action or claim effected without the written consent of the Indemnifying Party, but if settled with the written consent of the Indemnifying Party, or if there be a final judgment for the plaintiff in any such action, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of such settlement or judgment. An Indemnified Party's election to defend against the claim of any third party shall be without prejudice to its rights to seek indemnification from the Indemnifying Party under this Section 10.3. An Indemnifying Party may challenge a claim for indemnification pursuant to Section 10.3(b) while assuming the defense of the underlying claim under this Section 10.3(c).

     (d) Claims for Damages specified in any Certificate to which an Indemnifying Party shall not object in writing within ten days of receipt of such Certificate, claims for Damages covered by a memorandum of agreement of the nature described in Section 10.3(b), claims for Damages the validity and amount of which have been the subject of arbitral determination as described in Section 10.3(b) and claims for Damages the validity and amount of which shall have been the subject of a final judicial determination, or shall have been settled with the consent of the Indemnifying Party, as described in Section 10.3(c) are hereinafter referred to as "Agreed Claims". Within ten business days of the determination of the amount of any Agreed Claims, the Indemnifying Party shall pay to the Indemnified Party an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated in writing by the Indemnified Party not less than one business day prior to such payment.


                                   SECTION 11
                                  MISCELLANEOUS

     11.1 Knowledge. Except as otherwise set forth herein, where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge, information and belief of (i) the Company and/or Major Shareholder, the Company and the Major Shareholder each confirms that it or he has made due and diligent inquiry as to the matters that are the subject of such representations and warranties or (ii) FAFCO, FAFCO confirms that its president, chief financial officer, general counsel and tax director has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

     11.2 Expenses.

     (a) In connection with the transactions contemplated by this Agreement and the related documents, the Company shall pay the reasonable fees and expenses of the counsel, auditors and financial advisors of the Company and all reasonable fees and expenses of the counsel to the Major Shareholder. The sum total amount of such expenses that exceed $1,000,000 shall be known as "Surplus Expenses".

     (b) Except as provided in Section 11.29(a), the other Parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement and the documents described herein, including, without limitation, the fees and expenses of their respective counsel, auditors and financial advisers.

     11.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to agreements executed and to be performed solely within such State.

     11.4 Jurisdiction; Agents for Service of Process. Any judicial proceeding brought against any of the Parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of California, or in the United States District Court for the Central District of California, and, by execution and delivery of this Agreement, each of the Parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

     11.5 Publicity. Except as otherwise required by law, neither the Company nor the Major Shareholder shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior consent of FAFCO to the contents and the manner of presentation and publication thereof, which consent shall not be unreasonably withheld. Except as otherwise required by law, FAFCO shall not issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the Company and the Major Shareholder to the contents and the manner of presentation and publication thereof, which consent shall not be unreasonably withheld.

     11.6 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows:

if to FAFCO or FAFCOSUB, to:

         The First American Financial Corporation
         114 East Fifth Street
         Santa Ana, California  92702
         Telephone:        714-558-3211
         Facsimile:        714-647-2242
         Attention:        Parker S. Kennedy

with a copy to:

         White & Case LLP
         633 West Fifth Street, Suite 1900
         Los Angeles, California  90071
         Telephone:        213-620-7700
         Facsimile:        213-687-0758
         Attention:        Neil W. Rust

if to the Company, to:

         Data Tree Corporation
         550 West "C" Street, Suite 2040
         San Diego, California  92101
         Telephone:        619-231-3300
         Facsimile:        619-231-3301
         Attention:        Harish K. Chopra

with a copy to:

         Cooley Godward LLP
         4365 Executive Drive, Suite 1100
         San Diego, California  92121
         Telephone:        619-550-6064
         Facsimile:        619-452-3555
         Attention:        Barbara L. Borden

if to the Major Shareholder, to:

         Harish K. Chopra
         P.O. Box 9360
         Rancho Santa Fe, California  92067
         Telephone:        619-759-9959
         Facsimile:        619-759-1747

with a copy to:

         Sheppard, Mullin, Richter & Hampton LLP
         501 W. Broadway, 19th Floor
         San Diego, California  92101
         Telephone:        619-338-6618
         Fax:              619-234-3815
         Attention:        Michael Changaris

or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered, sent by facsimile or three business days after deposit into the U.S. mail.

     11.7 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     11.8  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which taken together shall constitute one instrument.

     11.9 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     11.10 Amendments. This Agreement may not be amended or modified orally, but only by an agreement in writing signed by FAFCO, the Company and the Major Shareholder.

     11.11 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     11.12 Third Party Beneficiaries. Except as expressly provided herein, each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto or the Shareholders.

         IN WITNESS WHEREOF, each of FAFCO, FAFCOSUB and the Company has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized and the Major Shareholder, has signed this Agreement, all as of the day and year first above written.

                                         THE FIRST AMERICAN FINANCIAL
                                            CORPORATION


                                        By____________________________
                                          Name:
                                          Title:


                                       IMAGE ACQUISITION CORP.


                                        By____________________________
                                          Name:
                                          Title:


                                        DATA TREE CORPORATION


                                        By____________________________
                                          Name:
                                          Title:



                                          ____________________________
                                              Harish K. Chopra

                                                                       EXHIBIT A


                         CERTIFICATE OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF
                              DATA TREE CORPORATION


     HARISH K. CHOPRA and MICHAEL D. REYNOLDS certify that:

     FIRST: They are the President and Secretary, respectively, of DATA TREE CORPORATION, a California corporation (the "Corporation").

     SECOND: Article V of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:

     "V. STOCK

     The corporation is authorized to issue one class of stock to be designated "Common Stock". The total number of shares which the Corporation is authorized to issue is ten million (10,000,000) shares. Upon this amendment of the Articles of Incorporation, each outstanding share of Common Stock shall be split and converted into ten (10) shares of Common Stock."

     THIRD: The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

     FOURTH: The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with the Articles of Incorporation of this Corporation and Section 903 of the California Corporations Code. The total number of outstanding shares of this Corporation is 703,983 shares of Common Stock. The percentage vote required was more than 50% of the outstanding Common Stock. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required.

     I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.

     Dated: May 20, 1997


     /s/ Harish K. Chopra
     ------------------------------
     HARISH K. CHOPRA, President

     /s/ Michael D. Reynolds
     ------------------------------
     MICHAEL D. REYNOLDS, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                              DATA TREE CORPORATION

                     (Formerly Image Provider Systems, Inc.)



Harish K. Chopra, Robert F. Rice, and Peter J. Wetterlind, and each of them, declare and certify as follows:

1. DATA TREE CORPORATION, (formerly Image Provider Systems, Inc.), was incorporated on January 4, 1988 as Image Provider Systems, Inc., Corporation Number 1426074. On July 29, 1992, the name of said Corporation was changed to DATA TREE CORPORATION, Document A 421134.

2. Harish K. Chopra is one of three (3) Directors, the President, the Chief Financial Officer, and the owner of 60.9756%. of the total issued and outstanding capital stock of DATA TREE CORPORATION.

3. Robert F. Rice is one of three (3) Directors, and the owner of 7.8049% of the total issued and outstanding capital stock of DATA TREE CORPORATION.

4.   Peter J. Wetterlind is one of three (3) Directors of DATA TREE CORPORATION.

5. Harish K. Chopra, Robert F. Rice, and Peter J. Wetterlind are all and the only Directors of DATA TREE CORPORATION.

6. Harish K. Chopra, Robert F. Rice, and Peter J. Wetterlind, and each of them, adopted, effective as of July 26, 1993, the amendment to the Articles of Incorporation of DATA TREE CORPORATION as set forth hereinbelow.

7. Said amendment has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 512,500. The number of shares voting in favor of said amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

                                      FIRST

Article III is amended to read as follows:

     III.     DIRECTORS

     "The number of  Directors of the  Corporation  shall be not less than three
     (3) , nor more than five (5) , the exact number to be determined by amendment to the Bylaws of the Corporation approved by a majority of the total issued and outstanding capital stock of the Corporation."

Harish K. Chopra, Robert F. Rice, and Peter J. Wetterlind, as the Directors and owners of a total of 68.7805% of the total issued and outstanding capital stock of DATA TREE CORPORATION, and each of them, further declare and certify, under the penalty of perjury as defined by and under the laws of the State of California, that the matters set forth in the foregoing Certificate of Amendment of Articles of Incorporation of DATA TREE CORPORATION are true and correct of their own knowledge.

Dated:   July 30, 1993.


                    /s/ Harish K. Chopra
                    ------------------------------------------------------------
                    HARISH K. CHOPRA, Director, President, Chief Financial Officer, and Owner of 60.9756% of the total issued and outstanding capital stock of DATA TREE CORPORATION (formerly Image Provider Systems, Inc.)


                    /s/  Robert F. Rice
                    ------------------------------------------------------------
                    ROBERT F. RICE, Director and owner of 7.8049% of the total issued and outstanding capital stock of DATA TREE CORPORATION (formerly Image Provider Systems, Inc.)


                    /s/ Peter J.  Wetterlind
                    ------------------------------------------------------------
                    PETER J. WETTERLIND, Director of DATA TREE corporation (formerly Image Provider Systems, Inc.)


                    /s/ Logan L. Hines
                    ------------------------------------------------------------
                    Logan ("Pat") Hines, Secretary of DATA TREE CORPORATION (formerly Image Provider Systems, Inc.)

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                          IMAGE PROVIDER SYSTEMS, INC.

Harish K. Chopra, Robert F. Rice, and Peter J. Wetterlind, and each of them, declare and certify as follows:

1. IMAGE PROVIDER SYSTEMS, INC., a California Corporation organized under the General Corporation Law of the State of California, was incorporated on January 4, 1988 as Corporation Number 1426074.

2. Harish K. Chopra is one of three Directors, the President, Secretary, Chief Financial Officer, and the owner of 60.19% of the total issued and outstanding capital stock of IMAGE PROVIDER SYSTEMS, INC.

3. Robert F. Rice is one of three Directors, and the owner of 7.58% of the total issued and outstanding capital stock of IMAGE PROVIDER SYSTEMS, INC.

4.   Peter J.  Wetterlind is one of three  Directors of IMAGE PROVIDER  SYSTEMS,
     INC.

5. Harish K. Chopra, Robert F. Rice, and Peter J. Wetterlind are all and the only Director of IMAGE PROVIDER SYSTEMS, INC.

6. Harish K. Chopra Robert F. Rice, and Peter J. Wetterlind, and each of them adopted, effective as of July 29, 1992, the two (2) amendments to the Articles of Incorporation of IMAGE PROVIDER SYSTEMS, INC. as set forth hereinbelow.

7. Said amendments have been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 527,500. The number of shares voting In favor of said amendments equaled or exceeded the vote required. The percentage vote required was more than 50%.

                                      FIRST

     Article I is amended to read as follows:

     I. "The name of this Corporation is DATA TREE CORPORATION".

                                     SECOND

     Article V is amended to read as follows:

     V. STOCK

     "The Corporation is authorized to issue ten million (10,000,000) shares of capital stock."

Said Harish K. Chopra, Robert F. Rice, and Peter J. Wetterlind, as the Officers, Directors, and owners of 67.77% of the total issued and outstanding capital stock of IMAGE PROVIDER SYSTEMS, INC., and each of them, further declare and certify under the penalty of perjury as defined by and under the laws of the State of California that the matters set forth in the foregoing Certificate of Amendment of Articles of Incorporation are true and correct of their own knowledge.



Dated:  July 22, 1992.



     /s/ Harish K. Chopra
     ------------------------------------------------------------
     HARISH K. CHOPRA, Director, President, Secretary, Chief Financial Officer, and Owner of 60.19% of the total issued and outstanding capital stock Of IMAGE PROVIDER SYSTEMS, INC.


     /s/ Robert F. Rice
     ------------------------------------------------------------
     ROBERT F.  RICE;  Director-land  owner of 7.58% of the total issued  and  outstanding  capital  stock of  IMAGE  PROVIDER
     SYSTEMS, INC.


     /s/ Peter J. Wetterlind
     ------------------------------------------------------------
     PETER J. WETTERLIND, Director of IMAGE PROVIDER SYSTEMS, INC.

                           ARTICLES OF INCORPORATION OF

                          IMAGE PROVIDER SYSTEMS, INC.



I.   NAME

The name of the corporation is Image Provider Systems. Inc.

II.  PURPOSE

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III. DIRECTORS

The number of Directors of the corporation is one (1). The name and address of the person appointed as initial director is:

1.  Harish K. Chopra      408 Caldwell Court, San Dimas, CA 9,1773

IV.  AGENT FOR SERVICE OF PROCESS

The name and address of this corporation's initial agent for service of process in this state is:

                     Harish K. Chopra
                     408 Caldwell Court
                     San Dimas, CA 91773

V.   STOCK

The corporation is authorized to issue one million (1,000,000) shares of capital stock.

VI.  CLOSE CORPORATION

This corporation is a close corporation. All of the corporation's issued shares shall be held of record by not more than 35 persons.


IN WITNESS WHEREOF the undersigned who is the above named initial Director of this corporation, have executed the Articles of Incorporation on January 4, 1988.


                                                            /s/ Harish K. Chopra
                                                            --------------------
                                                            Harish K. Chopra


The undersigned, being the person named above as the initial director, declares that he is the person who executed the foregoing Article of Incorporation, which execution is his act and deed.


Dated:  1-4-88


                                                            /s/ Harish K. Chopra
                                                            --------------------
                                                            Harish K. Chopra

                                                                       EXHIBIT B

                            CERTIFICATE OF ADOPTION

                                       OF

                             AMENDMENT TO BYLAWS OF

                              DATA TREE CORPORATION

                     (formerly Image Provider Systems, Inc.)

                          EFFECTIVE AS OF JULY 26, 1993

I, the undersigned, do hereby certify as follows:

1. I am the President of DATA TREE CORPORATION, (formerly Image Provider Systems, Inc.), a corporation organized under the General Corporation Law of the State of California, and the holder of approximately 61% of the total issued and outstanding capital stock of said Corporation;

2. The Bylaws of DATA TREE CORPORATION, (formerly Image Provider Systems, Inc.), have been duly amended through July 26, 1993 as follows:

                                      FIRST

Article II, Section 1, Principal Executive Office, is hereby amended to fix the principal executive office of the Corporation at:

          330 North "D" Street, Suite 405
          San Bernardino, California 92401

                                     SECOND

Article IV, Section 2, Number of Directors, is hereby amended to provide that the authorized number of Directors of this Corporation shall be five (5).

                                      THIRD

Article VII, Fiscal Year, shall be amended to provide that the fiscal year of the Corporation shall begin on the first day of October and end on the last day of September of each year.

IN WITNESS WHEREOF, I have hereunto set my hand effective as of the 26th day of July, 1993.

                                   /s/Harish  K.  Chopra
                                   Harish  K.  Chopra,
                                   President,  Director,  and the holder of
                                   60.9756%   of  the  total   issued   and
                                   outstanding  capital  stock of DATA TREE
                                   CORPORATION,  (formerly  Image  Provider
                                   Systems, Inc.)

Approved:

                                   /s/Robert F. Rice
                                   ROBERT F. RICE,  Director and owner of
                                   7.8049% of the total issued and  outstanding
                                   capital stock of DATA TREE CORPORATION,
                                   (formerly Image Provider Systems, Inc.)



                                   /s/Peter  J.  Wetterlind
                                   PETER J WETTERLIND, Director of DATA TREE
                                   CORPORATION,(formerly Image Provider Systems, Inc.)

Approved:

                                   /s/ Logan  Hines  Logan,   ("Pat")
                                   Hines,  Secretary,  DATA  TREE
                                   CORPORATION,  (formerly  Image
                                   Provider Systems, Inc.)

                                     BY LAWS

                                       OF

                          IMAGE PROVIDER SYSTEMS, INC.


                                    ARTICLE I

                                   DEFINITIONS

Section 1.  Purpose of  Bylaws

These Bylaws shall serve to govern and regulate the affairs of the Corporation, except as otherwise provided by the Corporations Code of the State of California and other applicable statutes or the Articles of Incorporation of the Corporation.


Section 2.  Board

As used in these Bylaws, the term "Board" means the Board of Directors of the Corporation.


Section 3.  Directors

As used in these Bylaws in relation to any power or duty requiring collective action, the term "Directors" means the Board of Directors of the Corporation.


Section 4.  Articles

As used in these Bylaws, the term "Articles" means the Articles of Incorporation of the Corporation.


Section 5.  Code

As used in these Bylaws, the term "Code" means the Corporations Code of the State of California as from time to time amended.


Section 6.  Construction

Except as otherwise provided in these Bylaws or when the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular; the masculine gender includes the feminine and neuter genders; and the term "person" includes both a corporation and a natural person.


                                   ARTICLE II

                                     OFFICES


Section 1.  Principal Executive Office

The principal executive office of the Corporation is hereby fixed and located at:

            398 West Fourth Street, Suite 205
            San Bernardino, California 92401.

The Board is hereby granted full power and authority to change the location of said principal executive office to any place within or outside the State of California.

If the principal executive office is located outside the State of California, and if the Corporation has one or more business offices within the State of California, the Board shall fix and designate a principal business office within the State of California.

Any change of location of the principal executive office of the Corporation shall be noted on a schedule which shall be attached to these Bylaws.


Section 2.  Other Offices

The Corporation may also have offices at such other places within or outside the State of California where the Corporation is qualified to do business as the Board may from time to time designate or the business of the Corporation may require.


                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS


Section 1.  Annual Meetings of Shareholders

a.   Place of Meetings

     Meetings of shareholders shall be held either at the principal executive office of the Corporation or at any other place within or without the State of California which may be designated either by the Board or by the written consent, given either before or after the meeting and filed with the Secretary, of all persons entitled to vote at such meeting.

b.   Time of Meetings; Business Transacted

     The annual meeting of shareholders shall be held on the third Tuesday of April of each year, at the hour of 10:00 A.M., if not a legal holiday; and if a legal holiday, on the next succeeding full business day. Provided, however, that any annual meeting may be adjourned as provided in these Bylaws.

     If the annual meeting of shareholders shall not be held on the date above specified, the Board shall cause a meeting in lieu thereof to be held as soon thereafter as convenient, and, in any case, not later than sixty (60) days after the date designated above, and any business transacted or election held at such meeting shall be as valid as if transacted or held at the annual meeting.

     At the annual meeting, Directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.


Section 2.  Special Meetings of Shareholders

a.   Persons Entitled to Call

     A special meeting of the shareholders may be called at any time by the Board, the Chairperson of the Board, if any, the President, or one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at such meeting.

     A special  meeting of the  shareholders  may also be called as  provided in section 5 of article IV hereof on filling vacancies on the Board.

b.   Method of Calling

     If a special meeting is called by any person or persons other than the Board, the request shall be in writing, shall specify the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered or certified mail or by telegraphic or other facsimile transmission to the Chairperson of the Board, if any, the President, any Vice President, or the Secretary of the Corporation.

     The officer receiving such request shall cause notice to be promptly given to all shareholders entitled to vote, in accordance with the provisions of section 3 hereof, that a meeting will be held at the time requested by such person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request.

     Nothing contained in this subsection (b) shall be construed as limiting, fixing, or otherwise affecting the time when a meeting of shareholders called by action of the Board may be held.


Section 3.  Notice of Shareholders' Meetings

a.   Notice of Meetings

     Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given to each shareholder entitled to vote thereat, subject to the provisions of subsection (f) hereof.

b.   Method of Giving Notice of Meeting or Report

     Notice of a shareholders' meeting or any report thereof shall be given either personally or by first-class mail, postage prepaid, or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

     If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service because it could not be delivered to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if they shall be available for the shareholder on written demand at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of such notice or report to all other shareholders.

     An affidavit of the mailing or other means of giving such notice or report of any shareholders' meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation giving such notice or report, and shall be filed and maintained in the minute book of the Corporation.

c.   Time of Notice

     Notice of any meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten (10) nor more than sixty (60) days before the date of the meeting. Provided, however, that notice of a special meeting of shareholders shall be sent to each shareholder entitled thereto forthwith and in any event within twenty (20) days after the receipt of the request for such meeting as provided in section 2(b) hereof.

d.   Contents of Notice

     1)   Generally

          The notice of any meeting of shareholders shall state the place, date, and hour of the meeting and:

          a) in the case of a special meeting, the general nature of the business to be transacted, or

          b) in the case of the annual meeting, those matters which the Board, at the time of giving such notice intends to present for action by the shareholders.

          The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees whom, at the time of such notice, management intends to present for election.

     2)   Additional Contents of Notice

          If action is proposed to be taken at any meeting of shareholders for approval of:

          a) a contract or transaction in which a Director has a direct or indirect financial interest, pursuant to section 310 of the Code;

          b) an amendment to the Articles, pursuant to section 902 of the Code;

          c) a reorganization of the Corporation, pursuant to section 1201 of the Code;

          d) a voluntary dissolution of the Corporation pursuant to section 1900 of the Code; or

          e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to section 2007 of the Code,

          the notice of such meeting shall also state the general nature of such proposal.

e.   Notice of Adjourned Meeting

     Any meeting of shareholders may adjourn by the vote of a majority of the shares represented either in person or by proxy to another time or place or from day to day or time to time until its business is completed or, if a quorum is not and was not present in person or by proxy, until a quorum shall attend. Any adjournment and the reason for it shall be recorded in the minutes of the meeting.

     If the adjournment is for more than forty-five (45) days, or if the time and place of the adjourned meeting are not announced at the meeting at which the adjournment is taken, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. Otherwise, no notice of the adjourned meeting need be given. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

f.   Validation of Defectively Called or Noticed Meeting

     The transactions of any meeting of shareholders, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes.

     Said waiver, consent, or approval need not specify either the business to be transacted or the purpose of any meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in subsection (d)(2) hereof, said waiver, consent, or approval shall state the general nature of such proposal.

     All such waivers, consents, or approvals shall be filed with and maintained in the corporate records.

     Attendance by any person at a meeting shall also constitute a waiver of notice of such meeting, except when such person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if such objection is expressly made at such meeting.

Section 4.   Quorum of Shareholders

a.   Definition of Quorum

     A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. Provided, however, that whenever shares are disqualified under any provision of the Code from voting on any matter, they shall not be considered outstanding for the determination of a quorum at any meeting to act on such matter under any other provision of such Code, the Articles, or these Bylaws.

b.   Loss of Quorum.

     The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business notwithstanding the withdrawal of shareholders sufficient to leave less than a quorum, if any such action taken is approved by at least a majority of the shares required to constitute a quorum.

c.   Adjournment for Lack of Quorum

     In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in subsection (b) hereof.


Section 5.  Determining Shareholders of Record

a.   Record Date Fixed By Board

     For purposes of determining the shareholders entitled to notice of any meeting, to vote, to give consent to corporate action without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other lawful action, the Board may fix in advance a record date, which date shall not be more than sixty (60) nor less than ten (10) days prior to the date of any such meeting, nor more than sixty (60) days prior to any such action without a meeting, any such payment, or any such exercise of rights.

b.   Record Date Not Fixed By Board

     If no record date is fixed:

     1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

     2) The record date for determining shareholders entitled to give consent to corporate action without a meeting, when no prior action by the Board has been taken, shall be the day on which the first such written consent is given; and

     3) The record date for determining shareholders for any other purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such action, whichever is later.

c.   Record Date for Adjourned Meeting

     A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board must, however, fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

d.   Rights of Shareholders of Record

     Shareholders on the record date are entitled to notice, to vote, to give consent to corporate action without a meeting, to receive payments of any dividends or other distributions or allotments of any rights, or to exercise any rights in respect of any other lawful action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles or in the Code.


Section 6.  Voting

a.   Votes Per Share

     Except as otherwise provided in subsection (c) hereof, and except as may otherwise be provided in the Articles, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Whenever shares are disqualified by the Code from voting on any matter, they shall not be considered outstanding for the determination of the required vote to approve action on such matter under any other provision of the Code, the Articles, or these Bylaws.

b.   Voting Procedure

     1)   Voice or Ballot

          Shareholders may vote by voice or ballot. Provided, however, that any election of Directors must be by ballot if demanded by any shareholder at a meeting and before the voting has begun.

     2)   Election of Directors.

          At a meeting of shareholders at which Directors are to be elected, no shareholder shall be entitled to cumulate votes (that is, cast for any one or more candidates a number of votes greater than the number of such shareholder's shares) unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice at the meeting prior to commencement of the voting of his or her intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination by casting for any one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or distributing such shareholder's votes on the same principle among any or all such candidates as the shareholder sees fit. The candidates receiving the highest number of such votes, up to the number of Directors to be elected, shall be elected.

     3)   Matters Other than the Election of Directors

          On any matter other than the election of Directors, any shareholder may vote part of his or her shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal. However, if such shareholder fails to specify the number of shares which he or she is voting affirmatively, it will be conclusively presumed that his or her approving vote is with respect to all shares that such shareholder is entitled to vote.

          If a quorum is present, the affirmative vote of the majority of the shares represented at a meeting of shareholders and entitled to vote on any matter other than the election of Directors shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or the Articles.


Section 7.  Proxies

Every person entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by such person and filed with the Secretary of the Corporation.

Except as otherwise provided by written agreement between the parties, the recordholder of shares which such person holds as pledgee or otherwise as security or which belong to another must issue to the pledgor or to the owner of such shares, on demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

a.   Validity of Proxy

     A proxy shall be deemed signed if the shareholder's name is placed on the proxy, whether by manual signature, typewriting, telegraphic transmission, or otherwise, by the shareholder or the shareholder's attorney in fact. A proxy bearing no handwritten or handprinted signature is presumptively invalid; provided, however, that facsimile signatures from securities brokers or dealers and by banks and trust companies are presumptively valid in the absence of evidence of lack of authenticity or authorization.

     If a proxy bears a legible date, it will be presumed to have been executed on that date. The dates contained on the proxies presumptively determine the order of their execution, regardless of the postmark dates on the envelopes in which they are transmitted. If a proxy bears no legible date, it will be presumed to have been executed on the postmark date on the envelope in which it was transmitted. In the absence of evidence of such postmark date, the proxy will be presumed to have been executed on the date it was received by the Corporation.

b.   Duration of Proxy

     A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless:

     1) Revoked by the person executing it, prior to the vote pursuant to such proxy, by a writing delivered to the Corporation stating that such proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing such proxy; or

     2) Written notice of the death or incapacity of the maker of any proxy is received by the Corporation before the vote pursuant to said proxy is counted;

     Provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided therein.

c.   Proxy Providing for Irrevocability

     1)   When Proxy is Irrevocable

          A proxy which states that it is irrevocable is irrevocable for the period specified therein when it is held by any of the following or a nominee of any of the following:

          a)   A pledgee;

          b) A person who has purchased or agreed to purchase or holds an option to purchase the shares, or a person who has sold all or a portion of such person's shares in the Corporation to the maker of the proxy;

          c) A creditor or creditors of the Corporation or the shareholder who extended or continued credit to the Corporation or the shareholder in consideration of the proxy, if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extending or continuing such credit; or

          d) A person who has contracted to perform services as an employee of the Corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee, and the period of employment contracted for.

          In addition, a proxy may be made irrevocable, notwithstanding the death or incapacity of the maker thereof, if it is given to secure the performance of a duty or to protect a title, either legal or equitable, until the happening of events which by its terms discharge the obligations secured by the proxy.

     2)   When Irrevocable Proxy is Revocable

          Notwithstanding  the period of  irrevocability  specified in paragraph
          (1) hereof, such proxy becomes revocable when the pledge is redeemed, the option or agreement to purchase is terminated, the seller no longer owns any shares of the Corporation or dies, the debt of the Corporation or the shareholder is paid, or the period of employment provided for in the contract of employment has terminated.

          A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of such provision, unless the existence of the proxy and its irrevocability appears on the certificate representing such shares.

d.   Directors' Determination of Execution and Use of Proxies

          The Board may, in advance of any annual or special meeting of shareholders, prescribe additional regulations concerning the manner of execution, filing, and validation of proxies which are intended to be voted at any such meeting.


Section  8.  Conduct of Meetings

a.   Presiding Officer and Secretary

     The presiding officer at each meeting of shareholders shall be the President of the Corporation, or in his or her absence any Vice President designated by the President, or if no such officer is present a person chosen at the meeting by a majority in interest of the shareholders represented in person or by proxy and entitled to vote.

     The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, or if no such officer is present a person designated by the presiding officer at such meeting shall act as secretary of the meeting and take minutes of such meeting.

b.   Procedure

     Procedural matters at shareholders' meetings shall be governed by Robert's Rules of Order insofar as such rules are not inconsistent with the Code, the Articles, or these Bylaws.


Section 9.  Shareholders' Action by Written Consent Without a Meeting

a.   When Authorized

     Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     In the case of an election of Directors, however, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of Directors; provided, however, that a Director may be elected at any time to fill a vacancy on the Board that has not been filled by the Directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of Directors.

     All such consents shall be filed with and maintained in the corporate records.

b.   Notice of Shareholders' Approval

     If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders has not been received, the Secretary of the Corporation shall give prompt notice of the corporate action approved by the shareholders without a meeting in the manner specified in section 3 hereof.

     In the case of approval of the following actions, such notice shall be given at least ten (10) days before the consummation of any action authorized by such approval:

     1) Any contract or transaction in which a Director has a direct or indirect financial interest, pursuant to section 310 of the Code;

     2) Any indemnification by the Corporation of any of its agents, pursuant to section 317 of the Code;

     3) Any reorganization of the Corporation, pursuant to section 1201 of the Code; or

     4) Any distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to section 2007 of the Code.

c.   Revocation of Consent

     Any shareholder, a transferee of his or her shares, a personal representative of such shareholder, or their respective proxyholders may revoke any such written consent by a writing received by the Secretary of the Corporation prior to the time that written consents for the number of shares required to authorize the proposed action have been filed with the Secretary, but may not do so thereafter. The revocation is effective on its receipt by the Secretary.


                                   ARTICLE IV

                                    DIRECTORS


Section 1.  Powers

Subject to the provisions of the Code, the Articles, and these Bylaws relating to action required to be approved by the shareholders, and provided that the Board may delegate the day to day operations of the business of the Corporation to others, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.


Section 2.   Number of Directors

The authorized number of Directors of this Corporation shall be three (3).

The authorized number of Directors may be changed by a duly adopted amendment to the Articles or by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. Provided, however, that an amendment reducing the number of Directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of shareholders, or if the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote.


Section 3.   Election and Term of Office of Directors

Directors shall be elected at each annual meeting of shareholders and shall hold office until the next such annual meeting. Provided, however, that if any such annual meeting of shareholders is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of shareholders held for that purpose. Each Director, including a Director elected to fill a vacancy on term for which elected and until a successor has been elected and qualified.


Section 4.   Vacancies on the Board

a.   When Vacancy Occurs

     A vacancy or vacancies on the Board shall be deemed to exist:

     1)   In the event of the death, resignation, or removal of any Director;

     2)   If the authorized number of Directors is increased; or

     3) If the shareholders fail, at any meeting of shareholders at which any Director or Directors are to be elected, to elect the number of Directors to be voted for at such meeting.

b.   Reduction in Authorized Number of Directors

     No reduction in the authorized number of Directors shall have the effect of removing any Director before such Director's term of office expires.

c.   Resignation of Director

     Any Director may resign effective on giving written notice to the Chairperson of the Board, if any, the President, the Secretary, or the Board, unless the notice specifies a later time for the resignation to become effective. If the resignation of a Director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

     Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

d.   Removal of Director

     No Director may be removed from office prior to the expiration of such Director's term of office other than in accordance with the following provisions:

     1)   Removal by the Board

          The Board may remove any Director who has been declared of unsound mind by a court order or convicted of a felony.

     2)   Removal by Shareholders

          Any or all of the Directors may be removed by the shareholders without cause if such removal is approved by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, subject to the following:

          a) No Director may be removed, unless the entire Board is removed, when the votes cast against removal (or not consenting in writing to such removal) would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, at which all shares entitled to vote were voted) and the entire number of Directors authorized at the time of the Director's most recent election were then being elected; and

          b) When by the provisions of the Articles the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more Directors, any Director so elected may be removed only by the applicable vote of the holders of the shares of such class or series.

     3)   Removal by Court

          Shareholders holding at least ten percent (10%) of the number of outstanding shares of any class may sue in the superior court of the county in which the principal executive office of the Corporation is located, to remove from office any Director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the Corporation. In such case, the Corporation must be made a party to the action.


Section 5.  Filling Vacancies

a.   By the Board

     Except as otherwise provided in the Articles or in these Bylaws, and except for a vacancy created by the removal of a Director as provided in section 4(d) hereof, vacancies on the Board may be filled by a majority of the Directors then in office, whether or not less than a quorum, or by a sole remaining Director.

     Each Director so elected shall hold office until the next annual meeting of shareholders and until a successor has been elected and qualified.

b.   By Shareholders

     The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors and any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

     Each Director so elected shall hold office until the next annual meeting of shareholders and until a successor has been elected and qualified.

c.   By Special Meeting of Shareholders

     If, after the filling of any vacancy by the Directors, the Directors then in office who have been elected by the shareholders shall constitute less than a majority of the Directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at such time outstanding having the right to vote for such Directors may call a special meeting of shareholders, or apply to the superior court of the county in which the principal executive office of the Corporation is located for an order that a special meeting be held, to elect the entire Board.

     Each Director so elected shall hold office until the next annual meeting of shareholders and until a successor has been elected and qualified.

     Notwithstanding any other provision of these Bylaws, the term of office of any Director shall terminate on the election of a successor as provided in this subsection (c).


Section 6.  Meetings of the Board

a.   Call of Meetings

     Meetings of the Board may be called by the Chairperson of the Board, if any, the President, any Vice President, the Secretary, the Chief Financial Officer, or any Director of the Corporation.

b.   Place of Meetings

     1)   Regular Meetings

          Regular meetings of the Board may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation.

     2)   Special Meetings

          Special meetings of the Board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation.

     3)   Meetings by Telephone

          Any meeting, regular or special, may be held by conference telephone or similar communication equipment, whenever such participation is authorized by resolution adopted by the Board, so long as all Directors participating in such meeting can hear one another. All Directors participating in such meeting shall be deemed to be present in person.

c.   Time of Meetings

     1)   Regular Meetings

          a)   Annual Meeting

               Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.

          b)   Other Regular Meetings

               Other regular meetings of the Board shall be held at such time as shall from time to time be fixed by the Board.

     2)   Special Meetings

          Special meetings of the Board shall be held on four (4) days' notice by first-class mail, postage prepaid, or forty-eight (48) hours' notice delivered personally or by telephone.

d.   Notice of Meetings

     1)   Regular Meetings

          Regular meetings of the Board shall be held without notice.

     2)   Special Meetings

          Notice of the time and place of any special meeting of the Board must be:

          a) in writing and delivered personally to each Director or sent to each Director by first-class mail, postage prepaid, or by telegraph or telegram, charges prepaid, addressed to such Director at his or her address as shown on the records of the Corporation; or

          b)   by telephone.

          Notice by mail must be deposited in the United States mail in the place where the Corporation principal executive office is located at least four (4) days prior to the time the meeting is to be held. Notice by telegraph or telegram must be delivered to the telegraph company in the place where the Corporation's principal executive office is located at least forty-eight (48) hours prior to the time the meeting is to be held. Notice delivered personally or by telephone must be delivered or given at least forty-eight (48) hours prior to the time the meeting is to be held.

          Oral notice given personally or by telephone may be communicated either to the Director or to any person at the office of the Director whom the person giving the notice has reason to believe will promptly communicate it to the Director.

          The notice need not specify the purpose of the meeting nor the place of the meeting if the meeting is to be held at the principal executive office of the Corporation.

          Notice given as herein provided shall constitute due and legal notice.

     3)   Entry of Service of Notice

          The fact of service of notice, showing that notice was given in the manner provided hereinabove, shall be filed with and maintained in the corporate records and shall be conclusive on the question of service of notice.

     4)   Registration of Address for Notice

          Each Director shall register his or her address with the Secretary, and notices of meetings mailed or telegraphed to such address shall constitute valid notices thereof.

e.   Waiver of Notice

     The transactions of any meeting of the Board, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes thereof. Said waiver, consent, or approval need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with and maintained in the corporate records.

     Notice of a meeting shall also be deemed given to any Director who attends the meeting without objecting, either before or at the beginning of the meeting, to the lack of notice to such Director.


Section 7.  Quorum

a.   Definition of Quorum

     1)   Where Corporation has only one Director

          Where the Corporation has only one Director, one Director shall constitute a quorum for purposes of the Code, the Articles, and these Bylaws.

     2)   Where Corporation has two or more Directors

          Where the Corporation has two (2) or more Directors, a quorum for the transaction of business shall be:

          a) not less than one-third (1/3) of the authorized number of Directors; or

          b)   not less than two (2) Directors, whichever is larger.

b.   Loss of Quorum

     Business may continue to be transacted at any meeting at which a quorum is initially present notwithstanding the withdrawal of Directors sufficient to leave less than a quorum, so long as any action taken is approved by at least a majority of the required quorum for such meeting.


Section 8.  Adjourned Meeting

a.   When Permitted

     A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

b.   Notice of Adjournment

     Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours. In that case, notice of the time and place shall be given to the Directors who are not present at the time of the adjournment in the manner specified in section 6(d)(2) hereof, before the time of such adjourned meeting.


Section 9.  Conduct of Meetings

a.   Presiding Officer and Secretary

     The presiding officer at each meeting of the Board shall be the Chairperson of the Board, if any, or in his or her absence the Vice Chairperson of the Board, if any, or the President, or if he or she is not present any Vice President, and if no such officer is present any Director chosen by a majority of the Directors present.

     The Secretary or an Assistant Secretary shall attend and take minutes of each meeting of the Board. In the absence of such officer, the presiding officer at such meeting shall designate some person present to take minutes of the meeting.

b.   Procedure

     Procedural matters at meetings of the Board shall be governed, so far as practicable, by Robert's Rules of Order, provided such rules are not inconsistent with the Code, the Articles, these Bylaws, or Board resolutions.


Section 10.  Transactions of Board

a.   In General

          Except as otherwise provided in the Articles or in these Bylaws, every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of the following sections of the Code:

     1) Section 310 of the Code relating to approval of contracts or transactions in which a Director has a direct or indirect material financial interest;

     2)   Section 311 of the Code relating to the appointment of committees; and

     3)   Section 317(e) of the Code relating to indemnification of Directors.

b.   Validity of Transactions

     The transactions of any meeting of the Board, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with and maintained in the corporate records.


Section 11.  Action Without a Meeting

Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with and maintained in the corporate records. Such action by written consent shall have the same force and effect as a unanimous vote of the Board at a meeting duly held after regular call and notice.


Section 12.  Board Committees

a.   Authority to Appoint.

     The Board may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two (2) or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of such committee.

     Vacancies on any committee may be filled by the Board only.

b.   Authority of Committees

     The Board may delegate to any such committee any of the Board's powers and authority in the management of the business and affairs of the Corporation, consistent with the Articles, these Bylaws, and the Code, except with respect to the following:

     1)   The  approval  of  any  action  for  which  the  Code  also   requires
          shareholders' approval or approval of the outstanding shares.

     2)   The filling of vacancies on the Board or on any committee.

     3) The fixing of compensation of any Director for serving on the Board or on any committee.

     4)   The amendment or repeal of these Bylaws or the adoption of new bylaws.

     5) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

     6) A distribution to the shareholders as defined in section 166 of the Code, except at a rate, in a periodic amount, or within a price range determined by the Board.

     7) The appointment of any other committee of the Board or of any member thereof.

c.   Conduct of Committee Meetings

     1) The Chairperson of the Board, if any, or the President of the Corporation shall be an ex-officio member of each Board committee so appointed.

     2) The Board may prescribe the manner in which committee proceedings are conducted or authorize the committee to do so.

     3) Regular meetings of any committee shall be held at the time and place specified in any resolution duly adopted by the Board or, in the absence thereof, by the committee. On failure to designate a meeting place, such meetings shall be held at the principal executive office of the Corporation.

     4) Special meetings of any committee may be called by the chairperson of the committee, any two members of the committee, the Chairperson of the Board, if any, or the President by written notice to each committee member. Such special meetings of the committee shall be held at the time and place specified in such notice or, on failure to specify the place, at the principal executive office of the Corporation.

     5) Notice of such special meetings of the committee shall be given in the same manner as specified in section 6(d) hereof for the giving of notice of special meetings of the Board.

     6) A majority of the authorized number of members of any committee shall constitute a quorum of such committee for the transaction of business.

     7) Minutes shall be kept of each committee meeting. The original or a copy of such minutes, certified by the committee chairperson or such other person as such committee chairperson designates, shall be delivered to the Secretary of the Corporation for filing in the corporate records and a copy thereof shall be retained by the committee.

     8) The transactions of any meeting of any committee, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after such meeting, each of the members not present signs a written waiver of notice, a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with and maintained in the corporate records and in the committee records.

     9) Any action required or permitted to be taken by any Board committee may be taken without a meeting, if all members of the committee shall individually or collectively consent in writing such action. Such written consent or consents shall be filed with and maintained in the corporate records and in the committee records.


Section 13.  Fees and Compensation of Directors

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for their expenses, if any, as may be fixed or determined from time to time by resolution of the Board. Provided, however, that nothing contained herein shall be construed in any way to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such services.


Section 14.  Transactions with Corporation

a.   Interested Directors

     No contract or other transaction between the Corporation and one or more of its Directors, or between the Corporation and any corporation, firm, or association in which one or more of such Directors has a material financial interest, is either void or voidable because such Director or such other corporation, firm, or association are parties, or because such Director is present at the meeting of the Board or Board committee which authorizes, approves, or ratifies such contract or transaction, if:

     1) The material facts as to the transaction and as to such Director's interest therein are fully disclosed or known to the shareholders, and such contract or transaction is approved in good faith by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote other than the shares owned by such interested Director or Directors; or

     2) The material facts as to the transaction and as to such Director's interest therein are fully disclosed or known to the Board or Board committee, such Board or Board committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of such interested Director or Directors, and the contract or transaction is just and reasonable as to the Corporation at the time it is authorized, approved, or ratified; or

     3) As to contracts or transactions not approved as provided in subparagraphs (1) and (2) hereof, the person asserting the validity of such contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the Corporation at the time it was authorized, approved, or ratified.

          A mere common directorship does not constitute a material financial interest within the meaning of the above provisions. Nor is a Director interested within the meaning of the above provisions in a resolution fixing the compensation of another Director as a Director, officer, or employee of the Corporation, notwithstanding the fact that the first Director is also receiving compensation from the Corporation.

b.   Common Directors

     No contract or other transaction between the Corporation and any corporation or association of which one or more of the Directors of this Corporation are directors is either void or voidable because such Director or Directors are present at the Board or Board committee meeting which authorizes, approves, or ratifies such contract or transaction, if:

     1) The material facts as to the transaction and as to such Director's other directorship are fully disclosed or known to the Board or Board committee, and the Board or Board committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the common Director or Directors, or the contract or transaction is approved in good faith by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote; or

     2) As to contracts or transactions not approved as provided in subparagraph (1) hereof, such contract or transaction is just and reasonable as to the Corporation at the time it is authorized, approved, or ratified.

     This subsection (b) does not apply to contracts or transactions covered by subsection (a) hereof.

Interested or common Directors may be counted in determining the presence of a quorum at a meeting of the Board or Board committee which authorizes, approves, or ratifies a contract or transaction.


                                    ARTICLE V

                                    OFFICERS


Section 1.  Number and Titles

The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of section 3 hereof.

Any number of offices may be held by the same person.

In its discretion, the Board may leave unfilled any office except President, Secretary, and Chief Financial Officer.


Section 2.  Election of Officers

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of sections 3 or 4 hereof, shall be chosen annually by the Board, and each shall hold office and serve at the pleasure of the Board subject to any rights which any such officer may have under any contract of employment with the Corporation, until his or her successor shall be appointed or until he or she shall resign, be removed from office, or become otherwise disqualified to serve.


Section 3.  Other Officers

The Board may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided by these Bylaws or as the Board may from time to time determine.


Section 4.  Vacancies

If the office of President, Secretary, or Chief Financial Officer becomes vacant by reason of death, resignation, removal, or otherwise, the Board shall forthwith fill it by appointing a successor officer who shall hold such office for the unexpired term.

If any other office becomes vacant, the Board may, in its discretion, leave such office unfilled for such period as it may determine, or it may appoint a successor officer to fill such vacancy in the manner specified in section 3 hereof.


Section 5.  Removal and Resignation of Officers

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the vote of the Board at any regular or special meeting of the Board or by the unanimous written consent of the Directors then in office without a meeting, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time, without prejudice to the rights the Corporation may have under any contract to which the officer is a party, by giving written notice to the Chairperson of the Board, if any, or to the President or Secretary. Resignation from office does not, however, ipso facto constitute resignation from the Board. Any such resignation shall take effect on the date such notice is received or at such later date as is specified therein. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.


Section 6.  Compensation of Officers

Officers shall receive such salaries and other compensation as shall be determined from time to time by the Board.


Section 7.  Chairperson of the Board

The Chairperson of the Board, if any, shall if present preside at meetings of the Board and shall exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or prescribed by the Code or these Bylaws.


Section 8.  President

Subject to such supervisory powers as may be given by the Board to the Chairperson of the Board, if any, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction, and control of the business and affairs and of the officers of the Corporation. He or she shall preside at all meetings of the shareholders and in the absence of the Chairperson of the Board, if any, at all meetings of the Board. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.


Section 9.  Vice Presidents

In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board shall perform all the duties of the President. When acting as President, such Vice President shall have all the powers of and be subject to all the restrictions upon the President. Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or these Bylaws and by the President or the Chairperson of the Board, if any.


Section 10.  Secretary

The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may direct, a book of minutes of all meetings and actions of Directors, committees of Directors, and shareholders. Such minutes shall include the time and place of holding meetings, whether regular or special, and, if special, how authorized, the notice given, the names of those present at Directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and a description of the proceedings.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board, a share register or duplicate share register, showing the name and address of every shareholder, the number and class of shares held by each shareholder, the number and date of every certificate issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required by these Bylaws or by the Code to be given, shall keep the seal of the Corporation, if any, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.


Section 11.  Chief Financial Officer

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, the financial, accounting, and tax books and records of the Corporation, including of its assets, liabilities, shareholders' equity, income, expenses, receipts, disbursements, gains, losses, properties, business transactions, and shares. Said books and records shall at all reasonable times be open to inspection by any Director.

The Chief Financial Officer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. He or she shall disburse, or cause to be disbursed, the funds of the Corporation as may be ordered by the Board, shall render, or cause to be rendered, to the President upon request appropriate accounts and reports of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.


                                   ARTICLE VI

                         RECORDS, REPORTS, AND DOCUMENTS


Section 1.  Checks, Drafts, Evidences of Indebtedness

All checks, drafts, and other orders for payment of money, notes, and other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board.


Section 2.  Representation of Shares of Other Corporations

The Chairperson of the Board, if any, the President, any Vice President, or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. Such authority may be exercised in person or by proxy.


Section 3.  Corporate Contracts and Instruments; How Executed

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or other agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless such action is authorized or ratified by the Board, or unless such authority is within the agency power of such officer or agent, no officer, agent, or employee shall have any power or authority to bind the Corporation in any way by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or for any amount.

The corporate seal, if any, shall not be required to be affixed to any document.


Section 4.  Certificates For Shares

A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when such shares are fully paid. The Board may authorize the issuance of certificates for shares as partly paid provided that such certificates shall state the amount of the consideration to be paid therefor and the amount paid.

All certificates for shares of capital stock of the Corporation shall state the number of shares and the class or series of such shares and shall be signed in the name of the Corporation by the Chairperson of the Board, if any, or the President or any Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of such signatures may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to hold such office prior to the issuance of the certificate, such certificate may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar held such office on the date of issue.


Section 5.  Lost Certificates

Except as otherwise provided herein, no new certificate for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and cancelled.

In case any share certificate or certificate for any other security is lost, stolen, or destroyed, the Board may authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.


Section 6.  Maintenance Of Share Register

The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board, a record of its shareholders, including the names and addresses of all shareholders and the number and class of shares held by each shareholder.


Section 7.  Maintenance of Bylaws

The Corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during normal office hours. If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in the State of California, the Secretary shall, upon the written request of any shareholder, furnish to such shareholder a copy of these Bylaws as amended to date.


Section 8.  Maintenance of Other Corporate Records

The accounting books and records and the minutes of the proceedings of the shareholders and of the Board and of any committee or committees of the Board shall be kept at such place or places as designated by the Board, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form and the accounting books and records shall be kept in written form or in any other form capable of being converted into written form.


Section 9.  Annual Report to Shareholders

The annual report to shareholders referred to in section 1501 of the Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to the shareholders of the Corporation as the Board may consider appropriate.


Section 10.  Annual Statement of General Information

The  Corporation  shall,  during  the month of XX5 in each  year,  file with the
Secretary  of  State  of  the  State  of   California  a  statement  of  general
information, in compliance with the provisions of section 1502 of the Code.


                                   ARTICLE VII

                                   FISCAL YEAR


The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year.


                                  ARTICLE VIII

                                   AMENDMENTS


Section 1.  Amendment By Shareholders

Subject to the provisions of section 2 of article IV hereof regarding a reduction in the authorized number of Directors, new bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.


Section 2.  Amendment By Directors

Subject to the rights of the shareholders as provided in section 1 hereof, bylaws, other than a bylaw or an amendment thereto changing the authorized number of Directors, may be adopted, amended, or repealed by the Board.

                                                                      EXHIBIT C





                    CONTRIBUTION AND JOINT VENTURE AGREEMENT

                                  By and Among

                    THE FIRST AMERICAN FINANCIAL CORPORATION,

             FIRST AMERICAN REAL ESTATE INFORMATION SERVICES, INC.,

                    FIRST AMERICAN REAL ESTATE SOLUTIONS LLC,

                               R. SQUARED LIMITED

                                       and

                                HARISH K. CHOPRA



                                 _____ __, 1998

                               TABLE OF CONTENTS<F1>

<F1> This Table of Contents is provided for convenience  only, and does not form a part of the attached Contribution and Joint Venture.

                                                                                               Page


SECTION 1.  DEFINITIONS....................................................................... 2
         1.01.    Defined Terms............................................................... 2
         1.02.    Principles of Construction.................................................. 10

SECTION 2.  ORGANIZATION OF NEWCO; CLOSING; SCOPE OF BUSINESS................................. 10
         2.01.    Organization................................................................ 10
         2.02.    Contributions............................................................... 11
         2.03.    Effective Time.............................................................. 12
         2.04.    Instruments of Transfer and Conveyance...................................... 12

SECTION 3.  REPRESENTATIONS AND WARRANTIES.................................................... 12
         3.01.    Authorization and Validity of the Agreement................................. 12
         3.02.    DTI......................................................................... 13

SECTION 4.  COVENANTS......................................................................... 13
         4.01.    Best Efforts................................................................ 13
         4.02.    Consents; Further Assurances................................................ 14
         4.03.    Notices of Certain Events................................................... 14
         4.04.    DTI......................................................................... 15

SECTION 5.  PUTS AND CALLS.................................................................... 15
         5.01.    R2 Put Option............................................................... 15
         5.02.    FAFCO Call Option........................................................... 17
         5.03.    General Put/Call Provisions................................................. 19
         5.04.    Dispute Resolution.......................................................... 19

SECTION 6.  DTI; FINANCING.................................................................... 20
         6.01.    DTI......................................................................... 20
         6.02.    Loans to NEWCO.............................................................. 21

SECTION 7.  TERMINATION....................................................................... 21
         7.01.    Events of Termination....................................................... 21
         7.02.    Effect of Termination....................................................... 21

SECTION 8.  MISCELLANEOUS..................................................................... 22
         8.01.    Fees and Expenses........................................................... 22
         8.02.    Extension; Waiver........................................................... 22
         8.03.    Confidentiality............................................................. 22
         8.04.    Public Announcements........................................................ 22
         8.05.    Records Retained by FAFCO, R2 and NEWCO..................................... 22
         8.06.    Notices..................................................................... 23
         8.07.    Entire Agreement............................................................ 24
         8.08.    Binding Effect; Benefit; Assignment......................................... 24
         8.09.    Amendment and Modification.................................................. 24
         8.10     Effect of Termination....................................................... 25
         8.11     Counterparts................................................................ 25
         8.12     Applicable Law; Submission to Jurisdiction.................................. 25
         8.13     Severability................................................................ 25
         8.14     Access to Records........................................................... 25


          CONTRIBUTION AND JOINT VENTURE AGREEMENT, made as of ___________, 1998 (this "Agreement"), by and among THE FIRST AMERICAN FINANCIAL CORPORATION, a California corporation ("FAFCO"), FIRST AMERICAN REAL ESTATE INFORMATION SERVICES, INC., a California corporation, ("FAREISI"), FIRST AMERICAN REAL ESTATE SOLUTIONS LLC, a California limited liability company ("FARES") and R. SQUARED LIMITED, an Irish company ("R2"), and HARISH K. CHOPRA, an individual residing in Rancho Santa Fe, California ("CHOPRA").

                              W I T N E S S E T H :


          WHEREAS, FARES owns and operates the Digistar Business (as defined below);

          WHEREAS, Data Tree Corporation, a California corporation ("Data Tree") owns and operates the Data Tree Business (as defined below);

          WHEREAS, CHOPRA is the President and Chief Executive Officer of Data Tree and CHOPRA, together with R2, an Irish company owns approximately a 44% interest in Data Tree;

          WHEREAS, FAFCO, Image Acquisition Corp. ("FAFCOSUB"), Data Tree and CHOPRA have entered into an Agreement and Plan of Merger, dated as of March 27, 1998 (the "Merger Agreement"), pursuant to which, at the Effective Time, FAFCOSUB will merge with and into Data Tree (the "Merger") whereby Data Tree will become a wholly-owned subsidiary of FAFCO (Data Tree, as the post-Merger subsidiary of FAFCO, the "Surviving Corporation");

          WHEREAS, FAFCO desires to contribute $_________<F1> to FAFCOSUB (the "Cash Contribution");

<F1> Amount to be inserted shall be the sum of the Surplus  Expenses (as defined in the Merger Agreement) and $486,627 (which represents the key employee bonuses and the put payment on the Imperial Warrants (as defined in the Merger Agreement).


          WHEREAS, FAFCO desires to loan to FAFCOSUB (the "FAFCO Loan") and FAFCOSUB desires to borrow from FAFCO a certain sum, to be specified at the Closing;<F2>

<F2> The sum shall be $1,000,000 less the amount,  if any, by which the Imperial
Bank facility is increased prior to Closing.


          WHEREAS, FAFCO desires to contribute all of the capital stock of the Surviving Corporation to FAREISI;

          WHEREAS, FAREISI desires to cause the Surviving Corporation to contribute the Data Tree Business, the Cash Contribution and the FAFCO Loan to FARES;

          WHEREAS, FARES desires that R2 and CHOPRA agree not to compete with, or against, the Data Tree Business following FARES' acquisition of the Data Tree Business;

          WHEREAS, FARES and R2 desire to become the joint owners of a California limited liability company to be formed pursuant to Section 2.01 of this Agreement to own and operate the combined Data Tree Business and Digistar Business;

          WHEREAS, to effectuate their intent FAFCO, FAREISI, FARES and R2 deem it advisable to make the contributions set forth in this Agreement; and

          WHEREAS, in order to set forth certain terms and conditions upon which NEWCO will be owned and operated, the Parties desire to enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the Parties agree as follows:


                                   SECTION 1.
                                   DEFINITIONS

          1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjusted Earnings" means, with respect to an Exercise Date or the Option Termination Date, the profits of NEWCO for the 12 consecutive complete calendar month period ended prior to said Exercise Date, or the Option Termination Date, as the case may be, assuming an effective tax rate of 40% (which percentage the Parties may from time to time hereafter agree to adjust to reflect material changes in tax rates), as determined in accordance with US GAAP and excluding (i) the effect, if any, on the profits of NEWCO of any amortization of goodwill resulting from the acquisition of Data Tree in accordance with the Merger Agreement and (ii) Excluded Interest.

          "Affiliate" shall mean and include, with reference to any Person, any other Person, other than NEWCO, Controlling, Controlled by or under common Control with such Person.

          "Agreement" shall mean this Contribution and Joint Venture Agreement, as the same may be amended, modified and/or supplemented from time to time.

          "Business" shall mean the Data Tree Business and/or the Digistar Business, as the context may require.

          "Business Day" shall mean any day, excluding Saturday, Sunday or any day which shall be a legal holiday in the State of California.

          "Business Records" shall have the meaning set forth in Section 8.05.

          "Call Exercise Date" means the day on which FAFCO delivers the Call Exercise Notice.

          "Call Exercise Notice" has the meaning given thereto in Section 5.02(b) hereof.

          "Call Option" means either of the First Call Option, the Second Call Option or the Third Call Option, or all of them, as the context requires.

          "Call  Payment  Date"  shall  have the  meaning  set forth in  Section
4.02(c).

          "Capital Account" shall have the meaning given thereto in the NEWCO Operating Agreement.

          "Cash Contribution" shall have the meaning set forth in the seventh WHEREAS clause hereto.

          "CHOPRA" shall have the meaning set forth in the introductory paragraph to this Agreement.

          "Closing" shall have the meaning set forth in the Merger Agreement.

          "Closing  Date"  shall  have  the  meaning  set  forth  in the  Merger
Agreement.

          "Control" shall mean the power to vote more than 50% of the Voting Interests of an Entity or to otherwise control the management and affairs of such Entity (including by way of the power to veto any material act or decision).

          "Data Tree" shall have the meaning set forth in the fourth WHEREAS clause hereto.

          "Data Tree Business" shall mean the business and operations conducted by Data Tree immediately prior to the Effective Time.

          "Digistar Business" shall mean the business and operations conducted by the "Digistar" division of FARES immediately prior to the Effective Time.

          "DTI"  shall  mean   Datatree   India  Private   Limited,   an  Indian
corporation.

          "DTI  Option  Period"  shall  have the  meaning  set forth in  Section
6.01(a).

          "DTI Purchase Option" shall have the meaning set forth in Section 6.01(a).

          "Effective Date" shall mean the day during which the Effective Time occurs.

          "Effective Time" shall have the meaning provided in the Merger Agreement.

          "Employment Agreement" shall mean that certain Employment Agreement dated the Closing Date by and between CHOPRA and NEWCO.

          "Encumbrances" shall mean all liens, encumbrances, restrictions and claims of every kind and character.

          "Enterprise Value" shall mean, as of any date of determination, an amount in dollars equal to product of the Adjusted Earnings as of such date and 15.

          "Entity" shall mean any Person that is not a natural Person.

          "Excess Working Capital Debt" shall mean Working Capital Debt between the date of this Agreement and the Option Termination Date, incurred from time to time by NEWCO, to the extent the amount of such Working Capital Debt exceeds $2,000,000.

          "Excess Working Capital Period" means each period during which there is any Excess Working Capital Debt.

          "Excluded Interest" shall mean an amount equal to the product of:

               (A) the total interest costs/accruals on Working Capital Debt (for the period for which Adjusted Earnings are measured) for the Excess Working Capital Period, or portion thereof included in the period for which Adjusted Earnings are measured, and

               (B) a fraction, the numerator of which is the Objected Debt and the denominator of which is the Working Capital Debt;

provided, however that (i) the numerator described in paragraph (B) above cannot be a number less than zero and (ii) any pay-downs of Working Capital Debt shall decrease the Objected Debt (which, for the avoidance of doubt, is the numerator in the fraction described in paragraph (B) immediately above) (attached hereto as Exhibit B are examples illustrating the calculation of Excluded Interest; Exhibit B is included for purposes of illustration only and shall not affect the construction hereof).

          "Exercise Date" means a Put Exercise Date, a Call Exercise Date, or both.

          "FAFCO" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "FAFCO Interest" shall have the meaning set forth in Section 2.02(b).

          "FAFCO Loan" shall have the meaning set forth in the eighth WHEREAS clause hereto.

          "FAFCO Note" shall have the meaning set forth in Section 2.02(a).

          "FAREISI" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "FAREISI  Interest"  shall  have the  meaning  set  forth  in  Section
2.02(c).

          "FARES" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "FARES Interest" shall have the meaning set forth in Section 2.02(d).

          "First  Call  Notice"  shall  have the  meaning  set forth in  Section
5.02(b).

          "First Call Option" shall have the meaning set forth in Section 5.02(a)(i).

          "First Put/Call Period" shall mean the period commencing on the First Trigger Date and ending on the day preceding the Second Trigger Date.

          "First  Put  Notice"  shall  have the  meaning  set  forth in  Section
5.01(b).

          "First Put Option" shall have the meaning set forth in Section 5.01(a)(i).

          "First Trigger Date" shall mean March 31, 2001.

          "Forced   Call"   shall  have  the   meaning   set  forth  in  Section
5.02(a)(iii).

          "Forced Call Notice" shall have the meaning set forth in Section 5.02(d).

          "Forced Call Payment Date" shall have the meaning set forth in Section 5.02(d).

          "Forced Call Price" means the Enterprise Value as of the Option Termination Date multiplied by the Membership Interest of R2, expressed as a decimal.

          "Interests" shall mean the FAFCO Interest, the FARES Interest and/or the FAREISI Interest, as the context may require.

          "Major Exchange" shall mean any one of the following securities exchanges or quotation systems: New York Stock Exchange, NASDAQ, American Stock Exchange or Pacific Stock Exchange.

          "Mean Price" means the arithmetic mean of the last reported sales price of one FAFCO common share as reported on the New York Stock Exchange for the twenty consecutive Trading Days ending prior to the date that is two Trading Days before the Exercise Date or ending on such earlier date as may be required by the Securities and Exchange Commission.

          "Membership Interest" shall have the meaning set forth in the NEWCO Operating Agreement.

          "Merger" shall have the meaning set forth in the sixth WHEREAS clause hereto.

          "Merger Agreement" shall have the meaning set forth in the sixth WHEREAS clause hereto.

          "NEWCO" shall mean the California limited liability company to be formed pursuant to Section 2.

          "NEWCO Business" shall mean the business owned and operated by NEWCO after the Closing which shall include, without limitation, the combined Digistar Business and the Data Tree Business.

          "NEWCO  Operating   Agreement"  shall  mean  that  certain   Operating
Agreement, dated the Closing Date, by and between FARES and R2.

          "Noncompetition Agreement" shall mean that certain Noncompetition Agreement, dated the Closing Date by and among NEWCO, R2 and CHOPRA.

          "Note" shall have the meaning provided in Section 2.02(f).

          "Objected Debt" shall mean an amount equal to the Excess Working Capital Debt to which an Objection has been made.

          "Objection" shall mean the written objection of CHOPRA delivered to NEWCO, with a copy to FAFCO, within five business days of NEWCO's delivery to the CHOPRA of notice of its intent to incur Excess Working Capital Debt; provided, however, that (1) CHOPRA's failure to deliver an objection notice shall be deemed to be CHOPRA's approval of NEWCO's incurring of such Excess Working Capital Debt and (2) CHOPRA's approval of/failure to object to or objection to, as the case may be, the total commitment under a revolving credit facility shall constitute approval of or objection to, as the case may be, all draw-downs under such facility up to the maximum amount permitted by that facility, irrespective of the repayment of any principal under such facility and irrespective of whether or not such draw-downs exceed $2,000,000.

          "Option" or "Options" means either a Put Option or a Call Option, or both, as the case may be.

          "Option Price" means, with respect to the exercise of an Option:

               (A) if CHOPRA is employed by NEWCO or any Affiliates of NEWCO at the time such Option is exercised, an amount equal to the product of:

               (x)  the Enterprise Value on the applicable Exercise Date and

               (y) the Membership Interest of R2, that is being sold and purchased pursuant to such Option, expressed as a decimal;

               (B) if CHOPRA's employment with NEWCO and all Affiliates of NEWCO has been terminated by NEWCO "without cause" (as defined in the Employment Agreement) prior to the time such Option is exercised, an amount equal to the greater of:

               (i)  the product of:

                    (x) the Enterprise Value on the applicable Exercise Date and

                    (y) the Membership Interest of R2 that is being sold and purchased pursuant to such Option, expressed as a decimal; and

               (ii) the product of:

                    (x)  $5,000,000 and

                    (y) that portion of R2's Membership Interest that is being sold and purchased pursuant to such Option, expressed as a decimal; and

               (C) if CHOPRA's employment with NEWCO and all Affiliates of NEWCO has been terminated by NEWCO for "cause" (as defined in the Employment Agreement) prior to the time such Option is exercised or if CHOPRA resigns, retires, is disabled or dies prior to the time such Option is exercised, an amount equal to the product of (x) the Enterprise Value on the applicable Exercise Date and (y) the Membership Interest of R2 that is being sold and purchased pursuant to such Option, expressed as a decimal; provided, however, that in no such event shall the Option Price be less than the lesser of:

               (i)  the product of:

                    (x)  $5,000,000 and

                    (y) that portion of R2's Membership Interest that is being sold and purchased pursuant to such Option, expressed as a decimal; and

               (ii) the product of:

                    (x) the Enterprise Value on the date CHOPRA's employment terminated and

                    (y) that portion of R2's Membership Interest that is being sold and purchased pursuant to such Option, expressed as a decimal.

          "Option Termination Date" shall mean March 31, 2005.

          "Panel" shall have the meaning set forth in Section 5.03(b).

          "Panel Date" shall have the meaning set forth in Section 5.03(b).

          "Party" and "Parties" means FAFCO, FAREISI, FARES, R2 and CHOPRA individually and collectively, as the context requires.

          "Permitted Encumbrances" shall mean, with respect to any Entity or any Interest, Encumbrances which (i) are for current taxes, assessments or governmental charges not yet due or (ii) were incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of the Entity, the Interest associated with such Entity, if any, or which could reasonably be expected to materially impair the use thereof in the operation of the Business.

          "Person" shall mean and include any individual, partnership, association, joint stock company, joint venture, corporation, trust, limited liability company, unincorporated organization, government, agency or political subdivision thereof.

          "Prime Rate" means, as of any date of determination, the per annum rate of interest specified as the Prime Rate in the Wall Street Journal published on such date, provided that for any date on which the Wall Street Journal is not published, "Prime Rate" means the per annum rate of interest specified as the Prime Rate in the Wall Street Journal last published before such date.

          "Put Consideration Notice" shall have the meaning provided in Section 5.01(c).

          "Put Exercise Notice" has the meaning given thereto in Section 5.01(b) hereof.

          "Put Exercise Date" means the date on which R2 delivers the Put Exercise Notice.

          "Put Payment Date" shall have the meaning provided in Section 5.01(c).

          "Put Option" means either the First Put Option, the Second Put Option or the Third Put Option, or all of them, as the context requires.

          "R2" shall have the meaning set forth in the introductory paragraph to this Agreement.

          "Second Call Notice" shall have the meaning set forth in Section 5.02(b).

          "Second Call Option" shall have the meaning set forth in Section 5.02(a)(ii).

          "Second Put/Call Period" shall mean the period commencing on the Second Trigger Date and ending on the day preceding the Third Trigger Date.

          "Second  Put  Notice"  shall  have the  meaning  set forth in  Section
4.01(b).

          "Second Put Option" shall have the meaning set forth in Section 5.01(a)(ii).

          "Second Trigger Date" shall mean March 31, 2002.

          "Supply Agreement" means that certain Supply Agreement, dated the Closing Date between NEWCO and R2.

          "Third  Call  Notice"  shall  have the  meaning  set forth in  Section
5.02(b).

          "Third Call Option" shall have the meaning set forth in Section 5.02(a)(iii).

          "Third Put/Call Period" shall mean the period commencing on the Third Trigger Date and ending on the Option Termination Date.

          "Third  Put  Notice"  shall  have the  meaning  set  forth in  Section
5.01(b).

          "Third Put Option" shall have the meaning set forth in Section 5.01(a)(iii).

          "Third Trigger Date" shall mean March 31, 2003.

          "Trading Day" means a day on which the New York Stock Exchange is open for at least one-half of its normal business hours.

          "Transactional Taxes" shall have the meaning set forth in Section 2.01(b)(ii).

          "Trigger Date" means either the First Trigger Date, the Trigger Date or the Third Trigger Date, or all of them, as the context requires.

          "US GAAP" means United States generally accepted accounting principles applied on a consistent basis.

          "Voting Interest" shall mean with respect to any Entity, any equity interest of such Entity having general voting power under ordinary circumstances to participate in the election of a majority of the governing body of such Entity (irrespective of whether at the time any other class or classes of equity interest of such Entity shall have or might have voting power by reason of the happening of any contingency).

          "Working Capital Debt" shall mean indebtedness for borrowed money that is incurred by NEWCO after the date of this Agreement and on or before the Option Termination Date for working capital purposes.

          1.02. Principles of Construction.

          (a) All references to Sections and subsections are to Sections and subsections in this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limiting and means "including without limitation."

          (b) All accounting terms not specifically defined herein shall be construed in accordance with US GAAP.

          (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

          (d) The Table of Contents hereto and the Section headings herein are for convenience only and shall not affect the construction hereof.

          (e) This Agreement is the result of negotiations among and have been reviewed by counsel to the Parties and are the products of all Parties.
Accordingly, this Agreement shall not be construed against any Party merely because of such Party's involvement in the preparation of this Agreement.


                                   SECTION 2.
                             ORGANIZATION OF NEWCO;
                           CLOSING; SCOPE OF BUSINESS

          2.01. Organization.

          (a) NEWCO shall be a limited liability company established under the laws of the State of California, (i) having as its registered name such name as from time to time is set forth in NEWCO's Articles of Organization and (ii) having its principal offices located in San Diego, California or such location as from time to time is set forth in NEWCO's Articles of Organization.

          (b) (i) All out-of-pocket costs of the establishment of NEWCO as a limited liability company as contemplated by Section 2.01(a) (including organizational changes and amendments to organizational documents that may be made on or before the Effective Date) shall be borne by FARES.

          (ii) Except as otherwise provided in Section 11.2(a) of the Merger Agreement, each Party shall bear its own (A) costs incurred as a result of the transfer of any Interests to NEWCO, including payments to third parties, if any, to obtain their consent to such transfer (it being understood and agreed that each Party shall determine, in its sole discretion, whether or not to obtain any such consent), (B) attorneys' fees and related costs incurred by it in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby or thereby, except as may otherwise expressly be provided herein or therein and (C) sales, use, transfer, conveyance, bulk transfer, business and occupation, value added or income taxes, or other taxes, duties, excises or governmental charges imposed by any taxing jurisdiction with respect to the transfer, assignment or conveyance of its Interests or otherwise on account of this agreement or the transactions contemplated hereby including, without limitation, those arising from its corporate reorganizations and intercompany transactions in contemplation of such transactions (the foregoing taxes described in this clause (C) being hereinafter referred to as "Transactional Taxes").

          2.02. Contributions.

          (a) Prior to the Effective Time, FAFCO shall contribute the Cash Contribution to the capital of FAFCOSUB. Concurrently, FAFCO shall make the FAFCO Loan to FAFCOSUB and FAFCOSUB shall deliver to FAFCO a promissory note, in the principal amount of the FAFCO Loan bearing interest at the Prime Rate, in the form attached hereto as Exhibit A, duly executed by FAFCOSUB (the "FAFCO Note").

          (b) Immediately following the Effective Time, FAFCO shall contribute to the capital of FAREISI, free and clear of all encumbrances, all of the capital stock of the Surviving Corporation held by FAFCO as a result of the Merger (the "FAFCO Interest").

          (c) Immediately following the transaction described in subsection (b) above, FAREISI shall cause the Surviving Corporation to contribute to the capital of FARES, free and clear of all encumbrances, except Permitted Encumbrances, the Cash Contribution, the proceeds of the FAFCO Loan and all of the assets, properties, rights, services and interests constituting the Data Tree Business, together with the FAFCO Note and all liabilities and obligations of any nature comprising the Data Tree Business, whether absolute, accrued, contingent or otherwise, and whether due or to become due, arising out of or relating to such assets, properties, rights, services and interests (all such assets, properties, rights, services, liabilities, obligations and interests being transferred are hereinafter collectively referred to as the "FAREISI Interest").

          (d) Immediately following the transactions described in subsection (c) above, FARES shall contribute to NEWCO, (i) free and clear of all Encumbrances, other than Permitted Encumbrances, the FAREISI Interest and (ii) all of the assets, properties, rights, services and interests constituting the Digistar Business, together with all liabilities and obligations of any nature of FARES (other than debt for borrowed money) in respect of the Digistar Business (all such assets, properties, rights, services, liabilities, obligations and interests being transferred hereunder are hereinafter referred to as the "FARES Interest"). In consideration of such contribution, NEWCO shall, in accordance with the NEWCO Operating Agreement, credit the Capital Account of FARES and issue to FARES a Membership Interest in NEWCO equal to 80% of the initial Membership Interests.

          (e) Immediately following the Effective Time, the Noncompetition Agreement entered into between R2 and CHOPRA on the Closing Date shall become effective. Concurrent with the transactions described in subsection (d) above, in consideration of R2 entering into the Noncompetition Agreement, NEWCO shall, in accordance with the NEWCO Operating Agreement, credit the Capital Account of R2 and shall issue to R2 a Membership Interest in NEWCO equal to 1.893% of the initial Membership Interests.

          (f) Concurrent with the transactions  described in subsections (d) and
(e) above, R2 shall deliver to NEWCO a promissory note, dated the effective date, in the principal amount of $11,000,000, bearing interest at a fixed rate of 8% per annum, in the form attached as Exhibit H to the Merger Agreement, duly executed by R2 (the "Note"). In consideration of R2 delivering the Note, NEWCO shall issue to R2 a Membership Interest in NEWCO equal to 18.107% of the Membership Interests.

          2.03. Effective Time. If the closing under the Merger Agreement is consummated, the transactions referred to in Sections 2.02(b), (c), (d), (e),
(f) and (g) shall be deemed, as between the Parties, to have occurred immediately after the Effective Time in the order of priority set forth in
Section 2.02.

          2.04. Instruments of Transfer and Conveyance. The sale, transfer and conveyance of the Interests shall be effected by delivery on or prior to the Effective Date by each Party hereto of such deeds, transfers in registrable form, endorsements, assurances, conveyances, releases, discharges, assignments, certificates, drafts, checks or other instruments of transfer and conveyance, duly executed by such Party or such other Person, as the case may be, as any other Party reasonably deems necessary to vest in NEWCO all right, title and interest in and to the Interests, free and clear of any Encumbrance of any kind, except Permitted Encumbrances.


                                   SECTION 3.
                         REPRESENTATIONS AND WARRANTIES

          3.01. Authorization and Validity of the Agreement. Each of the Parties represents and warrants to each of the other Parties as follows:

          (a) He or it, as the case may be, has full power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Party of this Agreement and the consummation of the transactions contemplated hereby, have, where necessary, been duly authorized and approved by its Board of Directors, if applicable, and shareholder(s), if applicable, and no other corporate or shareholder action is necessary to authorize the execution, delivery and performance by such Party of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Party and, assuming the due execution of this Agreement by the other Parties hereto, is a valid and binding obligations of such Party enforceable against such Party in accordance with its terms, except to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

          (b) Each document and instrument executed by such Party as contemplated by this Agreement, when executed and delivered by such Party in accordance with the terms hereof, shall have been duly executed and delivered by such Party and, assuming due execution and delivery by the other Parties thereto, shall be valid and binding upon such Party and enforceable against such Party in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

          3.02. DTI. CHOPRA further represents and warrants as follows:

          (a) Ownership of Stock. As of the Closing Date, CHOPRA will be the lawful owner of all the capital stock of DTI, other than less than 5% of the capital stock of DTI owned by resident Indian directors, free and clear of all liens, pledges, charges, security interests, encumbrances, restrictions and claims of every kind.

          (b) Options. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreement of any character providing for the purchase, issuance or sale of any of the capital stock of DTI, any other securities of DTI or any interest in DTI or its business.


                                   SECTION 4.
                                   COVENANTS

          4.01.  Best  Efforts.  Except to the extent  specifically  provided in
Section 4.02, each Party shall, and shall cause its respective Affiliates to, cooperate and use its respective reasonable best efforts to take, or cause to be taken, all appropriate action and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, its respective reasonable best efforts to obtain, prior to the Effective Time, all licenses, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with or affecting the Data Tree Business and the Digistar Business as are necessary for consummation of the transactions contemplated by this Agreement; provided, that, except as otherwise specifically required by this Agreement, no loan agreement or contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, and no contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Data Tree Business or the Digistar Business in order to obtain any such consent, approval or authorization without first obtaining the written approval of the other Parties and no Party shall be required to make any cash payment, provide any guaranty or relinquish any property or contractual rights to obtain any such consent, approval or authorization (except for filing fees and fees and expenses of attorneys, accountants and other professional advisors and payments in accordance with the terms of contracts in existence as of the date hereof).

          4.02. Consents; Further Assurances.

          (a) Subject to the proviso to Section 4.01, FAFCO, FAREISI and FARES agree that they will use their best efforts to obtain the written consent of any other necessary party to the assignment of any contract, lease, commitment, sales order, purchase order or undertaking constituting a part of any Interest to be transferred hereunder and, to the extent that any such contract, lease, commitment, sales order, purchase order or undertaking requiring such consent is transferred or assigned pursuant to the terms of this Agreement without such consent, FAFCO, FAREISI and FARES will cooperate with each other and with NEWCO in any lawful arrangement designed to provide each Party and NEWCO the benefits under any such Interest. Notwithstanding Section 4.01 and any other provision of this Section 4.02(a) to the contrary, none of FAFCO, FAREISI or FARES shall be required to seek the consent to the transfer of the FAFCO Interest, the FAREISI Interest or the FARES Interest, as the case may be, of any party to a contract with FAFCO, FAREISI or FARES pursuant to which a consent is required, provided that, in lieu of seeking and obtaining any such required consent, FAFCO, FAREISI or FARES, as the case may be, agrees to indemnify and hold NEWCO harmless from all claims, expenses, obligations, damages, costs, payments, liabilities, losses, interest, fines and penalties (including, without limitation, costs and expenses of litigation, reasonable attorneys' fees and reasonable consultants' fees, but excluding any special or consequential or indirect damages) suffered or paid, directly or indirectly, through application of NEWCO's assets or otherwise, as a result of or arising out of the failure of FAFCO, FAREISI or FARES, as the case may be, to seek or obtain any such required consent.

          (b) Subject to the proviso to Section 4.01, on or after the Effective Date and without further consideration, FAFCO, FAREISI and FARES shall, from time to time, execute and deliver such further instruments of conveyance, assignment and transfer and shall take, or cause to be taken, such other action as NEWCO or any other Party may reasonably request for the more effective conveyance, assignment and transfer to NEWCO of any of the Interests, and FAFCO, FAREISI and FARES shall lend its assistance to NEWCO or any other Party in the collection and reduction to possession of the Interests, in the exercise of rights with respect thereto and otherwise in the effectuation of the intentions and purposes of this Agreement.

          4.03. Notices of Certain Events. Each Party hereto shall promptly notify the other Parties of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental entity in connection with the transactions contemplated by this Agreement;

          (c) any actions, suits, claims (or to its knowledge, investigations) or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement; and

          (d) such Party's obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause (i) any representation or warranty contained in this Agreement to be untrue and inaccurate in any material respect, or (ii) any material failure of any Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, that no such notification shall affect the representations, warranties or obligations of the Parties or the conditions to the obligations of the Parties hereunder or thereunder.

          4.04. DTI.

          (a) During the DTI Option Period, Chopra shall not permit DTI to wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person.

          (b) During the DTI Option Period, Chopra shall not permit DTI to create or suffer to exist any lien, pledge, charge, security interest, encumbrance, restriction or claim of any kind upon any of DTI's assets, whether now owned or hereafter acquired, to secure any debt or other obligation.


                                   SECTION 5.
                                 PUTS AND CALLS

          5.01. R2 Put Option.

          (a) (i) During the First Put/Call Period, R2 shall, unless FAFCO has delivered the First Call Notice, have the right (the "First Put Option") to sell to FAFCO 33-1/3% (but not less than 33-1/3%) of the Membership Interest owned by R2 on the First Trigger Date.

               (ii) If by the Second Trigger Date, R2 has not sold any of its Membership Interest to FAFCO, during the Second Put/Call Period R2 shall, unless FAFCO has delivered the Second Call Notice, have the right to sell to FAFCO 66-2/3% (but not less than 66-2/3%) of the Membership Interest owned by R2 on the Second Trigger Date. If by the Second Trigger Date, R2 has sold 33-1/3% of the Membership Interest owned by R2 on the First Trigger Date to FAFCO, during the Second Put/Call Period R2 shall, unless FAFCO has delivered the Second Call Notice, have the right to sell to FAFCO 50% (but not less than 50%) of the Membership Interest owned by R2 on the Second Trigger Date. R2's right to sell a portion of its Membership Interest pursuant to this clause (ii) is hereinafter referred to as the "Second Put Option".

               (iii) During the Third Put/Call Period, R2 shall, unless FAFCO has delivered the Third Call Notice, have the right (the "Third Put Option") to sell to FAFCO 100% (but not less than 100%) of the Membership Interest owned by R2 on the Third Trigger Date.

          (b) If R2 elects to exercise the First Put Option, R2 shall deliver written notice of such election (the "First Put Notice") to FAFCO no sooner than the First Trigger Date and no later than 5:00 P.M., Pacific Standard Time, on the Business Day immediately preceding the Second Trigger Date. If R2 elects to exercise the Second Put Option, R2 shall deliver written notice of such election (the "Second Put Notice") to FAFCO no sooner than the Second Trigger Date and no later than 5:00 P.M., Pacific Standard Time, on the Business Day immediately preceding the Third Trigger Date. If R2 elects to exercise the Third Put Option, R2 shall deliver written notice of such election (the "Third Put Notice") to FAFCO no sooner than the Third Trigger Date and no later than 5:00 P.M., Pacific Standard Time, on the Business Day immediately preceding the Option Termination Date. Any written notice delivered to FAFCO pursuant to this subsection (b) is hereinafter referred to as a "Put Exercise Notice".

          (c) If FAFCO receives a Put Exercise Notice, FAFCO shall, within 30 days of its receipt of such Put Exercise Notice, deliver written notice to R2 (a "Put Consideration Notice") specifying (i) the date, which shall be a Business Day no later than 30 days (or, if the Option Price is to be paid by delivery of unrestricted registered FAFCO common shares, as soon as practicable thereafter, but no later than 120 days) after the date of such Put Consideration Notice, on which the Put Option described in such Put Exercise Notice shall be paid (the "Put Payment Date"), (ii) the Option Price and (iii) FAFCO's election, in its sole and unfettered discretion, to pay the Option Price (A) in cash, (B) by delivering to R2 an unsecured promissory note of FAFCO in an aggregate principal amount equal to the Option Price, which promissory note shall have a three year maturity from the Put Payment Date, shall bear interest at the Prime Rate, shall be payable in equal quarterly installments of principal, together with accrued interest thereon, shall be subject to acceleration upon default and shall otherwise be in a form reasonably acceptable to R2, (C) by delivering to R2 that number of unrestricted registered FAFCO common shares listed on a Major Exchange equal to the quotient resulting from the division of the Option Price by the Mean Price (provided that in lieu of delivering a fractional common share, FAFCO shall pay cash in amount equal to the product of the Mean Price and the fractional interest (expressed as a decimal)) or (D) any combination of cash, promissory notes and FAFCO common shares in accordance with the foregoing. In the event that FAFCO fails to timely deliver a Put Consideration Notice, the Put Payment Date shall occur on the date which is 35 days following the date of the applicable Put Exercise Notice and FAFCO shall be deemed to have elected to pay the Option Price in cash.

          (d) On each Put Payment Date,

               (i) R2 shall deliver to FAFCO the certificates, if any, properly endorsed, representing that portion of R2's Membership Interest that is to be sold to FAFCO on such Put Payment Date, together with such other duly executed instruments of transfer reasonably requested by FAFCO to give effect to the purchase and sale of the applicable portion of R2's Membership Interest pursuant to this Section 5.01 and

               (ii) FAFCO shall deliver to R2, in immediately available funds or as otherwise permitted in paragraph (c) above, the Option Price.

          5.02. FAFCO Call Option.

          (a) Except as otherwise provided in 5.02(f):

               (i) During the First Put/Call Period, FAFCO shall, unless R2 has delivered the First Put Notice, have the right (the "First Call Option") to purchase from R2 33-1/3% (but not less than 33-1/3%) of the Membership Interest owned by R2 on the First Trigger Date.

               (ii) If by the Second Trigger Date, R2 has not sold any of its Membership Interest to FAFCO, during the Second Put/Call Period, FAFCO shall, unless R2 has delivered the Second Put Notice, have the right to purchase from R2 66-2/3% (but not less than 66-2/3%) of the Membership Interest owned by R2 on the Second Trigger Date. If by the Second Trigger Date, R2 has sold 33-1/3% of the Membership Interest owned by R2 on the First Trigger Date to FAFCO, during the Second Put/Call Period FAFCO shall, unless R2 has delivered the Second Put Notice, have the right to purchase from R2 50% (but not less than 50%) of the Membership Interest owned by R2 on the Second Trigger Date. FAFCO's right to purchase a portion of R2's Membership Interest pursuant to this clause (ii) is hereinafter referred to as the "Second Call Option".

               (iii) During the Third Put/Call Period, FAFCO shall, unless R2 has delivered the Third Put Notice, have the right (the "Third Call Option") to purchase from R2 100% (but not less than 100%) of the Membership Interest owned by R2 on the Third Trigger Date. If FAFCO does not exercise the Third Call Option at or before 5:00 P.M., Pacific Standard Time on the Business Day immediately preceding the Option Termination Date, FAFCO shall be deemed to have exercised the Third Call Option on the Option Termination Date (the "Forced Call").

          (b) If FAFCO elects to exercise the First Call Option, FAFCO shall deliver written notice of such election (the "First Call Notice") to R2 no sooner than the First Trigger Date and no later than 5:00 P.M., Pacific Standard Time, on the Business Day immediately preceding the Second Trigger Date. If
FAFCO elects to exercise the Second Call Option, FAFCO shall deliver written notice of such election (the "Second Call Notice") to R2 no sooner than the Second Trigger Date and no later than 5:00 P.M., Pacific Standard Time, on the Business Day immediately preceding the Third Trigger Date. If FAFCO elects to exercise the Third Call Option, FAFCO shall deliver written notice of such election (the "Third Call Notice") to R2 no sooner than the Third Trigger Date and no later than 5:00 P.M., Pacific Standard Time, on the Business Day immediately preceding the Option Termination Date. Any written notice delivered to R2 pursuant to this subsection (b) is hereinafter referred to as a "Call Exercise Notice".

          (c) Each Call Exercise Notice shall specify (i) the date, which shall be a Business Day no later than 30 days (or, if the Option Price is to be paid by delivery of unrestricted registered FAFCO common shares, as soon as practicable thereafter, but no later than 120 days) after the date of such Call Exercise Notice, on which the Call Option described in such Call Exercise Notice shall be paid (the "Call Payment Date"), (ii) the Option Price and (iii) FAFCO's election, in its sole and unfettered discretion, to pay the Option Price (A) in cash, (B) by delivering to R2 that number of unrestricted registered FAFCO common shares listed on a Major Exchange equal to the quotient resulting from the division of the Option Price by the Mean Price (provided that in lieu of delivering a fractional common share, FAFCO shall pay cash in amount equal to the product of the Mean Price and the fractional interest (expressed as a decimal)) or (C) any combination of cash, and FAFCO common shares in accordance with the foregoing.

          (d) In the event of a Forced Call, FAFCO shall deliver to R2 no later than 30 days after the Option Termination Date a written notice (the "Forced Call Notice") specifying (i) the date, which shall be a Business Day no later than 30 days (or, if the Forced Call Price is to be paid by delivery of unrestricted registered FAFCO common shares, as soon as practicable thereafter, but no later than 120 days) after the date of such Forced Call Notice, on which the Forced Call described in such Forced Call Notice shall be paid (the "Forced Call Payment Date"), (ii) the Forced Call Price and (iii) FAFCO's election, in its sole and unfettered discretion, to pay the Forced Call Price (A) in cash,
(B) by delivering to R2 that number of unrestricted registered FAFCO common shares listed on a Major Exchange equal to the quotient resulting from the division of the Forced Call Price by the Mean Price (provided that in lieu of delivering a fractional common share, FAFCO shall pay cash in amount equal to the product of the Mean Price and the fractional interest (expressed as a decimal)) or (C) any combination of cash, and FAFCO common shares in accordance with the foregoing (the "Forced Call Notice").

          (e) On each Call Payment Date, if any, or on the Forced Call Payment Date, if applicable, (i) R2 shall deliver to FAFCO the certificates, if any, properly endorsed, representing that portion of R2's Membership Interest that is to be purchased by FAFCO on such Call Payment Date or Forced Call Payment Date, as the case may be, together with such other duly executed instruments of transfer reasonably requested by FAFCO to give effect to the purchase and sale of the applicable portion of R2's Membership Interest pursuant to this Section
5.02 and (ii) FAFCO shall deliver to R2, in immediately available funds or as otherwise permitted in paragraphs (c) and (d) above, the Option Price or the Forced Call Price, as the case may be.

          (f) FAFCO may not exercise its:

               (i) First Call Option if, at the time of its exercise, the Option Price would be less than the product of $16,500,000 and the Membership Interest of R2, expressed as a decimal;

               (ii) Second Call Option if at the time of its exercise:

                    (x) R2 has not sold any of its Membership Interest to FAFCO and the Option Price would be less than the product of $33,000,000 and the Membership Interest of R2, expressed as a decimal or

                    (y) R2 has sold 33-1/3% of its Membership Interest to FAFCO and the Option Price would be less than the product of $16,500,000 and the Membership Interest of R2, expressed as a decimal;

               (iii) Third Call Option if at the time of its exercise:

                    (x) R2 has not sold any of its Membership Interest to FAFCO and the Option Price would be less than the product of $49,500,000 and the Membership Interest of R2, expressed as a decimal or

                    (y) R2 has sold 66-2/3% of its Membership Interest to FAFCO and the Option Price would be less than the product of $16,500,000 and the Membership Interest of R2, expressed as a decimal.

          5.03. General Put/Call Provisions.

          (a) In the event NEWCO is subject to any voluntary or involuntary bankruptcy proceeding at any time after the applicable Trigger Date (unless, in the case of any involuntary proceeding, such proceeding is dismissed within 60 days), the Options shall terminate.

          (b) The place of payment of the Option Price or the Forced Call Price, as the case may be, shall be the principal offices of NEWCO or at such other location as shall be agreed upon in writing by FAFCO and R2 no later than 3 Business Days prior to the time of payment.

          5.04. Dispute Resolution.

          (a) In the event of any  dispute  arising  out of or  relating to this
Section 5 (including, without limitation, any dispute involving the determination of the Option Price or the Forced Call Price or any other amount (including, without limitation, the Adjusted Earnings upon which the Option Price or the Forced Call Price or any such other amount is based) to be paid in connection with the purchase of R2's Membership Interest pursuant to any provision of this Section 5), FAFCO or R2, as the case may be, shall provide written notice to the other party of the dispute, which notice shall specify the notifying party's position. Each of FAFCO and R2 agree to attempt in good faith to resolve any such dispute within 30 days following the receipt of the written notice thereof.

          (b) If the dispute cannot be resolved within the 30 day period described in Section 5.04(a) above, either FAFCO or R2 may, by delivering written notice to the other, submit any such dispute to the following resolution procedure. A panel (the "Panel") shall be created to resolve the dispute and shall be composed of three members who shall be appointed as follows: (i) one Panel member shall be appointed by each of FAFCO and R2 as designated by written notice to the other within 15 days after receipt of the notice submitting the disputes to the resolution procedure and (ii) the third, who shall serve as chairperson, shall be appointed by the two Panel members so appointed pursuant to preceding clause (i) within 10 days after the second appointment pursuant to such clause (i). If a Person, or Persons, entitled to appoint a Panel member fails to appoint such Panel member within the time period permitted therefor, such Panel member shall at the written request of either Party be appointed by the American Arbitration Association. The date on which all Panel members shall have been selected is hereinafter referred to as the "Panel Date". The place of the dispute resolution proceedings and all other matters to be determined by the Panel will be determined by the majority vote of the Panel. Except as provided in Section 5.04(c) below, each of FAFCO and R2 shall bear their respective costs and expenses (including attorneys' fees) in connection with the dispute resolution proceedings and shall be responsible for one-half of the fees, costs and expenses of the Panel.

          (c) The Panel shall render a written decision with reasons therefor within 30 days of the Panel Date. The Panel may award fees, costs and expenses (including attorneys' fees and Panel costs) to the prevailing Party and may award interest on any amount determined to be owing. Any determination by the Panel shall be final and binding upon the Parties and may be enforced by any court of competent jurisdiction in the same manner as a judgment in such court.

          (d) Notwithstanding anything to the contrary contained in this Section 5.04, each of FAFCO and R2 hereby covenant and agree that, in the event of a dispute involving the determination of the Option Price or the Forced Call Price or any other amount to be paid in connection with the purchase of R2's Membership Interest pursuant to any provision of this Section 5, (i) each such Party shall, within the time limit prescribed in Section 5.04(b)(i) above, appoint a representative from its independent certified public accountants as its Panel member and (ii) the third Panel member shall, within the time limit prescribed in Section 5.04(b)(ii) above, be appointed by the two Panel members appointed by the Parties pursuant to clause (i) of this Section 5.04(d) from a firm of independent certified public accountants of nationally recognized standing. If a Person, or Persons, entitled to appoint a Panel member pursuant to this Section 5.04(d) fails to appoint such Panel member within the time period permitted therefor, such Panel member shall at the written request of either Party be appointed by the American Arbitration Association.


                                   SECTION 6.
                                 DTI; FINANCING

          6.01. DTI.

          (a) From and after the date NEWCO purchases all of the images it is required to purchase from R2 pursuant to the Supply Agreement to and including the date that is six months thereafter (the "DTI Option Period"), NEWCO shall have the right (i) to purchase the capital stock of, or merge with DTI, or purchase the assets of DTI or otherwise acquire DTI or its assets for a purchase price of $200,000 or (ii) so long as CHOPRA is employed by NEWCO or any affiliate thereof at the time NEWCO makes its election, to enter into a supply agreement providing (A) for a term no less than the greater of: (x) the remainder of the Term (as defined in the Employment Agreement) and (y) two years from the commencement of such supply agreement, (B) that NEWCO will purchase all of DTI's output at cost, (C) that if CHOPRA's employment with NEWCO and all Affiliates of NEWCO terminates, NEWCO will have sixty days to decide whether to purchase the capital stock of, merge with, purchase the assets of or otherwise acquire DTI or its assets for a purchase price of $200,000, (D) that NEWCO may, directly or through its representatives, review the properties, books and records of DTI and its financial and legal condition to the extent NEWCO deems necessary or advisable to familiarize itself with such properties and other matters and (E) for terms otherwise acceptable to FARES (as the Majority Interest of NEWCO under the NEWCO Operating Agreement) and R2 (the "DTI Purchase Option"). Any amounts paid pursuant to the DTI Purchase Option or Section 6.01(a)(C) shall be paid in cash in immediately available funds.

          (b) If NEWCO elects to exercise the DTI Purchase Option, FAFCO shall deliver written notice of such election to CHOPRA no sooner than the first day the DTI Option Period and no later than 5:00 P.M., Pacific Standard Time, on the last day of the DTI Option Period. As soon as practicable, thereafter, documents, in a form acceptable to NEWCO and CHOPRA, shall be prepared to effect the acquisition of DTI.

          (c) CHOPRA agrees to use his best effort,  to a reasonable  extent, to
(i) assist NEWCO in completing its due diligence review of DTI, (ii) assist NEWCO in structuring the acquisition of DTI in a tax and accounting efficient manner, (iii) convert DTI into the corporate form, or equivalent, or any other form satisfactory to NEWCO and (iv) cause DTI to cooperate in obtaining any consents, licenses, approvals or equivalent necessary to effect the acquisition of DTI.

     (d) On or before the commencement of the DTI Option Period CHOPRA agrees to, and agrees to use his best efforts to cause any Person to, sell, convey and transfer to DTI (i) all of the assets and liabilities of Data Tree (India) Corporation and (ii), to the extent such assets and liabilities are used to provided the products and services described in the Supply Agreement, the assets and liabilities of any other Entity controlled by CHOPRA and/or R2 providing to NEWCO and/or R2 the products and services described in the Supply Agreement.

          6.02. Loans to NEWCO. To the extent that any Party lends or advances funds to NEWCO, the Parties agree that the Party lending or advancing funds shall be entitled to receive interest thereon at a rate per annum not to exceed the Prime Rate.


                                   SECTION 7.
                                  TERMINATION

          7.01. Events of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by mutual consent of the Parties or in the event the Merger Agreement is terminated pursuant to Section 9 of the Merger Agreement.

          7.02. Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 7.01, all further obligations of the Parties hereto under this Agreement shall terminate without further liability or obligation of either Party to the other Parties hereunder; provided, however, that no Party shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) willful failure of such Party to have performed its obligations hereunder or (ii) any knowing misrepresentation made by such Party of any matter set forth herein.


                                   SECTION 8.
                                  MISCELLANEOUS

          8.01. Fees and Expenses. Except as provided in Section 2.01(b) above, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

          8.02. Extension; Waiver. At any time prior to the Effective Date, the Parties hereto, by action taken by or on behalf of the respective Boards of Directors or other governing body of such Parties, may (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein of the other Parties or in any document, certificate or writing delivered pursuant hereto or thereto by the other Parties or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

          8.03. Confidentiality. Subject to the requirements of applicable law, each Party shall maintain in confidence all information (i) transferred to NEWCO by reason of the transfer of Interests and (ii) all information received from the other Party as a result of any due diligence investigation conducted relative to the execution of the Agreement and shall use such information only for the benefit of NEWCO and, except in accordance with the immediately succeeding sentence, shall not disclose any such information to a third party or make any unauthorized use thereof. The obligation of confidentiality and non-use shall not apply to any information which (a) is or becomes generally available to the public through no fault of the receiving party, (b) is independently developed by the receiving party, (c) is received in good faith from a third party who is lawfully in possession of such information and has the lawful right to disclose or use it, (d) is required by a court order or regulatory or governmental agency to be disclosed or (e) the delivering Party in good faith believes it is required by law or regulatory authority to disclose; provided, however, that the other Parties shall first be notified of such good faith belief, and the delivering Party shall not make any such disclosure if a Party provides an opinion prepared by independent counsel that the disclosure is not so required.

          8.04. Public Announcements. The Parties agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation and review by the other Party of a copy of such release or statement, unless required by applicable law.

          8.05. Records Retained by FAFCO, R2 and NEWCO. Except as may otherwise be provided in this Agreement, FAFCO, FAREISI, FARES and R2 shall transfer and deliver, or cause to be transferred and delivered, and FAFCO, FAREISI, FARES and R2 shall cause their Affiliates to transfer and deliver to NEWCO after the Closing all data, records and other information which pertain to its respective Interests (with the exception of documents created for this transaction) including, without limitation, tax records and personnel records necessary for NEWCO to conduct the NEWCO Business (all of the foregoing being hereinafter called the "Business Records"). To the extent that the original copies of any such Business Records also contain information relating to any Party or any of its Affiliates not relating to its Interests, said Party may deliver to NEWCO copies deleting such information but shall not destroy the original Business Records except in accordance with normal record retention policies (or otherwise take action to make such original Business Records unavailable to NEWCO). Any Business Records which any Party requires in connection with pending or threatened litigation, or which are otherwise subject to hold orders as provided in said Party's record retention and protection policies, may be retained by said Party and copies thereof delivered to NEWCO.

          8.06. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by mail, postage prepaid, sent by telecopier, as follows:

          (a) if to R2, to it at:

              R. Squared Limited
              c/o Royal Bank of Canada Trust Co. (Cayman) Limited
              P.O. Box 1586, George Town, Grand Cayman
              Cayman Islands, British West Indies
              Telephone:  345-949-0253
              Telecopier: 345-949-5777
              Attention:  Piers Strandling

          (b) if to CHOPRA at:

              Harish K. Chopra
              P.O. Box 9360
              Rancho Santa Fe, California  92067
              Telephone:  619-759-9959
              Telecopier: 619-759-1747

          (c) if to FAFCO, FAREISI or FARES, to it at:

              The First American Financial Corporation
              114 East Fifth Street
              Santa Ana, California  92702
              Telephone:  (714) 558-3211
              Telecopier: (714) 647-2242
              Attention:  Parker S. Kennedy

              with a copy to:

              White & Case
              633 West Fifth Street, 19th Floor
              Los Angeles, California  90071
              Telephone:   (213) 620-7700
              Telecopier:  (213) 687-0758
              Attention:  Neil W. Rust


or to such other Person or address as any Party shall specify by notice in writing to each of the other Parties. Except for a notice of a change of address, which shall be effective only upon receipt thereof, all such notices, requests, demands, waivers and communications properly addressed shall be effective and deemed delivered: (i) if sent by U.S. mail, three Business Days after deposit in the U.S. mail, postage prepaid; (ii) if sent by FedEx or other overnight delivery service, two Business Days after delivery to such service;
(iii) if sent by personal courier, upon receipt; and (iv) if sent by facsimile, upon receipt.

          8.07. Entire Agreement. This Agreement and the other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the Parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto unless specifically set forth to the contrary herein.

          8.08. Binding Effect; Benefit; Assignment.

          (a) This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of each other Party. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          (b) Notwithstanding anything stated in the foregoing paragraph (a), upon acknowledging this Agreement by its execution of the signature page hereto, NEWCO will be, for all purposes, treated as third party beneficiary to the representations and warranties of each Party in this Agreement.

          8.09. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in writing by the Parties hereto in any and all respects before the Effective Date (notwithstanding any shareholder approval), by action taken by the respective Boards of Directors of such Parties, or by the respective officers authorized by such Boards of Directors, provided, that after any such shareholder approval, no amendment may be made which by law requires further approval by such shareholders without such further approval.

          8.10. Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 7, all further obligations of the parties hereto under this Agreement (other than pursuant to Sections 8.01, 8.03 and 8.06) shall terminate without further liability or obligation of either party to the other party hereunder; provided, however, that no party shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) willful failure of such party to have performed its obligations hereunder or (ii) any knowing misrepresentation made by such party of any matter set forth herein.

          8.11.  Counterparts.   This  Agreement  may  be  executed  in  several
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          8.12. Applicable Law; Submission to Jurisdiction.

          (a) This Agreement and the legal relations between the Parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws rules thereof.

          (b) Except in the case of disputes in relation to Section 5, each of the Parties agrees that any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of California or the United States District Court for the Central District of California and, by execution and delivery of this Agreement, each Party hereby irrevocably submits itself in respect of its property, generally and unconditionally to the non-exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each Party consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address for notices to it set forth in Section
8.06 and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other matter permitted by law.

          8.13 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          8.14 Access to Records. At all times that R2 is a member of NEWCO, and thereafter for the sole purpose of determining the accuracy of the Option Price or the Forced Call Price, as the case may be, R2 shall have the right to make copies of all books and records of NEWCO; provided, however that R2 shall maintain in confidence all such books and records of NEWCO.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed in their respective corporate names by their respective officers, each of whom is duly and validly authorized and empowered, all as of the day and year first above written.


                                   THE FIRST AMERICAN FINANCIAL CORPORATION


                                   By______________________________________
                                     Name:
                                     Title:


                                   FIRST AMERICAN REAL ESTATE
                                     INFORMATION SERVICES, INC.


                                   By_______________________________________
                                     Name:
                                     Title:


                                   FIRST AMERICAN REAL ESTATE SOLUTIONS LLC


                                   By_______________________________________
                                     Name:
                                     Title:


                                   R. SQUARED LIMITED


                                   By_______________________________________
                                     Name:
                                     Title:


                                      ______________________________________
                                      Harish K. Chopra


ACKNOWLEDGED AND AGREED TO:

DATA TREE LLC


By_______________________________
  Name:
  Title:

                                                                      EXHIBIT A

                                     FORM OF
                                 PROMISSORY NOTE


$__________                                                Santa Ana, California
                                                             _________ __, 1998


          IMAGE ACQUISITION CORP., a corporation organized and existing under the laws of the State of California (together with its successors and assigns, the "Payor"), hereby promises to pay to the order of THE FIRST AMERICAN
FINANCIAL CORPORATION or its assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, on ______ __, 2000, the principal sum of _________ UNITED STATES DOLLARS ($__________) or, if less, the then unpaid principal amount of this Note.

          The Payor promises also to pay interest on the unpaid principal amount from time to time outstanding hereunder in like money at said location from the date hereof until repaid in full at the Prime Rate, said interest to be payable on any repayment (on the amount repaid), at maturity and, after maturity, on demand. For purposes of this Note, "Prime Rate" shall mean, as of any date of determination, the per annum rate of interest specified as the Prime Rate in the Wall Street Journal published on such date, provided that for any date on which the Wall Street Journal is not published, "Prime Rate" shall mean the per annum rate of interest specified as the Prime Rate in the Wall Street Journal last published prior to such date.

          This Note is the FAFCO Note referred to in the Contribution and Joint Venture Agreement, dated as of ________ __, 1998 (the "Contribution Agreement"), by and among the Payee, First American Real Estate Information Services, Inc., First American Real Estate Solutions LLC, R. Squared Limited and Harish K. Chopra and is entitled to the benefits thereof.

          Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

          This Note may be voluntarily repaid by the Payor prior to maturity, in whole or in part, without premium or penalty. The Payee is hereby authorized to record all repayments hereof in its books and records, and such books and records shall constitute prima facie evidence of the accuracy of the information contained therein.

          The Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          All  payments   under  this  Note  shall  be  made   without   offset,
counterclaim or deduction of any kind.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA.



                                        IMAGE ACQUISITION CORP.



                                        By ___________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT B


                           EXCLUDED INTEREST EXAMPLES

Assumptions:

     1.   Working Capital Debt (WCD)- $15,000,000

     2.   Objected Amount (OA) - $8,000,000

     3.   Therefore, approved amount = $1,420,000

     4.   Two loans:  $7,000,000 at 10%, simple interest

                      $8,000,000 at 9%, simple interest

     5.   Therefore, total interest payment (TIP) = $1,420,000


                                            OA
Formula:  Excluded Interest (EI) = (TIP) --------
                                            WCD

Example 1:  with assumptions unchanged.

                         $8,000,000
     EI - ($1,420,000) ------------ = $757,333.33
                        $15,000,000

Example 2:  pay-down of $2,000,000 of the 9% debt, WCD now $13,000,000, OA now
            $6,000,000 (i.e., $8,000,000 minus $2,000,000 pay-down)


     TIP=[($6,000,000)(.09)] + [($7,000,000)(.10)]=$1,240,000

                       $6,000,000
     EI=($1,240,000) ------------  = $572,307.69
                      $13,000,000

Example 3:  continuation of Example 2, with an additional pay-down of $4,000,000 of the 10% debt, WCD now $9,000,000, OA now $2,000,000.

     TIP = [$6,000,000)(.09)] + [($3,000,000)(.10)]=$840,000

                   $2,000,000
     EI = ($840,000)----------- = $186,666.67
                   $9,000,000

                                                                       EXHIBIT D



                               OPERATING AGREEMENT
                                       FOR
                                 DATA TREE LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY


                                 By and Between

                    FIRST AMERICAN REAL ESTATE SOLUTIONS LLC

                                       and

                               R. SQUARED LIMITED


                           Dated as of _____ __, 1998

                              TABLE OF CONTENTS<F1>

<F1> This Table of Contents is provided for convenience only and does not form a part of the attached Operating Agreement.

                                                                                            Page

SECTION 1.      DEFINED TERMS; CONSTRUCTION.................................................  1
         1.01   Defined Terms...............................................................  1
         1.02   Construction................................................................  5

SECTION 2.      ORGANIZATIONAL MATTERS......................................................  5
         2.01   Formation of the Company....................................................  5
         2.02   Name of the Company.........................................................  5
         2.03   Term........................................................................  5
         2.04   Principal Office and Registered Agent.......................................  6
         2.05   Addresses of the Members....................................................  6
         2.06   Purpose and Business of the Company.........................................  6

SECTION 3.      CAPITAL CONTRIBUTIONS.......................................................  6
         3.01   Initial Capital Contributions...............................................  6
         3.02   Capital Accounts............................................................  6
         3.03   Revaluation of Capital Accounts.............................................  7
         3.04   No Interest.................................................................  7
         3.05   Return of Capital Account...................................................  7
         3.06   Percentage Interests........................................................  7

SECTION 4.      THE MEMBERS.................................................................  7
         4.01   Limited Liability...........................................................  7
         4.02   Admission of Additional Members.............................................  7
         4.03   Withdrawals.................................................................  8
         4.04   Transactions With The Company...............................................  8
         4.05   Termination of Membership Interest..........................................  8
         4.06   Unanimous Consent of Members................................................  8
         4.07   Approval by the Majority Interest...........................................  9
         4.08   Meetings of the Members.....................................................  9

SECTION 5.      MANAGEMENT AND CONTROL OF THE COMPANY....................................... 11
         5.01   Management and Powers....................................................... 11
         5.02   Officers.................................................................... 11

SECTION 6.      ALLOCATIONS OF NET PROFITS AND NET LOSSES;
                DISTRIBUTIONS............................................................... 14
         6.01   Allocations of Net Profit and Net Loss...................................... 14
         6.02   Special Allocations......................................................... 14
         6.03   Code Section 704(c) Allocations............................................. 16
         6.04   Allocations of Net Profits and Losses and Distributions in
                Respect of a Transferred Interest........................................... 16
         6.05   Distributions of Distributable Cash by the Company.......................... 16
         6.06   Form of Distribution........................................................ 17
         6.07   Restriction on Distributions................................................ 17
         6.08   Return of Distributions..................................................... 18

SECTION 7.      MEMBERSHIP INTEREST TRANSFER RESTRICTIONS................................... 18
         7.01   Transfer Restrictions....................................................... 18
         7.02   Void Transfer............................................................... 18
         7.03   New Members................................................................. 18

SECTION 8.      CONSEQUENCES OF DISSOLUTION EVENTS; TERMINATION OF MEMBERSHIP INTEREST...... 18
         8.01   Dissolution Event........................................................... 18
         8.02   Winding Up the Company...................................................... 19
         8.03   Final Statement............................................................. 19

SECTION 9.      BOOKS AND RECORDS; TAX RETURNS; ACCESS BY MEMBERS........................... 19
         9.01   Company Books and Records................................................... 19
         9.02   Tax Returns................................................................. 20
         9.03   Inspection, Audit and Copies of Records..................................... 21
         9.04   Access...................................................................... 21

SECTION 10.     INDEMNIFICATION AND INSURANCE............................................... 22
         10.01  Indemnification of Agents................................................... 22
         10.02  Insurance................................................................... 22

SECTION 11.     MISCELLANEOUS............................................................... 22
         11.01  FAFCO Overhead Fee.......................................................... 22
         11.02  Specific Performance........................................................ 22
         11.03  Amendments and Modifications................................................ 22
         11.04  Notices..................................................................... 23
         11.05  Counterparts................................................................ 23
         11.06  Governing Law............................................................... 24
         11.07  Successors.................................................................. 24
         11.08  Severability................................................................ 24
         11.09  Entire Agreement............................................................ 24


                               OPERATING AGREEMENT



     This OPERATING AGREEMENT (this "Agreement") for Data Tree LLC, a California limited liability company (the "Company"), dated as of _____ __, 1998, is entered into by and between the First American Real Estate Solutions LLC ("FARES") and R. Squared Limited ("R2").

                                   SECTION 1.
                           DEFINED TERMS; CONSTRUCTION

     1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "ACT" means the Beverly-Killea Limited Liability Company Act, codified in the California Corporations Code, Section 17000 et seq., as the same may be amended from time to time.

     "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the applicable Fiscal Year after (i) crediting thereto any amounts which such Member is, or is deemed to be, obligated to restore pursuant to Treasury Regulations ss. 1.704-2(g)(1) and ss. 1.704-2(i)(5) and (ii) debiting such Capital Account by the amount of the items described in Treasury Regulations ss. 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation ss. 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "ARTICLES" means the Articles of Organization for the Company originally filed with the California Secretary of State and as amended from time to time.

     "BANKRUPTCY" means, with respect to any Person, the occurrence of one or more of the following events: (i) such Person commences a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); (ii) an involuntary case is commenced against such Person and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of, such Person; (iv) such Person commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect; (v) there is commenced against such Person any such proceeding which remains undismissed for a period of 60 days; (vi) such Person is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (vi) such Person suffers the appointment of a custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; (vii) such Person makes a general assignment for the benefit of creditors; or (viii) any corporate or partnership action is taken by such Person for the purpose of effecting any of the foregoing.

     "BUSINESS DAY" means any day, excluding Saturday, Sunday or any day which shall be a legal holiday in the State of California.

     "CAPITAL ACCOUNT" means, with respect to any Member, the capital account which the Company establishes and maintains for such Member pursuant to Section 3.02.

     "CAPITAL CONTRIBUTION" means, with respect to any Member, the total amount of cash and the fair market value of property contributed (net of liabilities secured by such contributed property that the Company is considered to assume under Section 752 of the Code) to the Company by such Member.

     "CODE" means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the provisions of any succeeding law.

     "COMPANY MINIMUM GAIN" has the meaning given to the term "partnership minimum gain" in the Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

     "CONTRIBUTION AGREEMENT" means that certain Contribution and Joint Venture Agreement, dated as of even date herewith, by and among FAFCO, First American Real Estate Information Services, Inc., FARES, Experian Information Solutions, Inc., R2 and Harish K. Chopra.

     "CORPORATIONS CODE" means the California Corporations Code, as amended from time to time, and the provisions of any succeeding law.

     "DISSOLUTION EVENT" means, with respect to any Member, the withdrawal from this Agreement by, the Bankruptcy of, or the dissolution of such Member.

     "DISTRIBUTABLE CASH" means the amount of cash which the Majority Interest, in consultation with the President, deems available for distribution to the Members, taking into account all debts, liabilities, and obligations of the Company then due, and working capital and other amounts which the Majority Interest deems necessary for the Company's business or to place into reserves for customary and usual claims with respect to such business.

     "EMPLOYMENT AGREEMENT" means that certain Employment Agreement, dated as of even date herewith between the Company and Harish K. Chopra.

     "FAFCO" means The First American Financial Corporation.

     "FAFCO OVERHEAD FEE" has the meaning given thereto in Section 11.01.

     "FISCAL YEAR" means the Company's fiscal year, which shall be the calendar year.

     "FORMER MEMBER" has the meaning given thereto in Section 8.01.

     "GAAP" means generally accepted accounting principles in the United States of America applied on a consistent basis.

     "MAJORITY INTEREST" means those Members who hold a majority of the Percentage Interests which all Members hold.

     "MEMBER" means each Person who (i) is an initial signatory to this Agreement or has been admitted to the Company as a Member in accordance with the Articles or this Agreement and (ii) has not become the subject of a Dissolution Event or ceased to be a Member in accordance with Section 8 or for any other reason.

     "MEMBER MINIMUM GAIN" means an amount, determined in accordance with Regulations Section 1.704-2(i)(3) with respect to any Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability.

     "MEMBER NONRECOURSE DEBT" has the meaning given to the term "partner nonrecourse debt" in Regulations Section 1.704-2(b)(4).

     "MEMBER NONRECOURSE DEDUCTIONS" has the meaning given to the term "partner nonrecourse deductions" in Regulations Section 1.704-2(i).

     "MEMBERSHIP INTEREST" means a Member's entire interest in the Company, including, without limitation, the right to receive distributions of the Company's assets and allocations of income, gain, loss, deduction, credit and similar items from the Company pursuant to this Agreement and the Act, the right to vote on or participate in the management, and the right to receive information concerning the business and affairs, of the Company.

     "NET PROFITS" and "NET LOSSES" mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a), (i) including in the calculation thereof all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1), (ii) adding any income of the Company that is exempt from federal income tax and (iii) subtracting any nondeductible expenditures of the Company not properly chargeable to Capital Accounts described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i); provided, however:

          (1) in the event that for purposes of calculating Capital Accounts an asset of the Company is properly reflected on the books of the Company at a book value other than the adjusted tax basis of the asset under the Code, then (a) the amount of any adjustment to such a book value shall be taken into account as gain or loss from the disposition of such asset and (b) after such adjustment depreciation with respect to such asset and any gain or loss resulting from disposition of such asset shall be computed by reference to the book value of the asset as so carried; and

          (2) any items that are specially allocated pursuant to the Agreement other than by allocation as part of Net Profits or Net Losses as such shall not be taken into account in computing Net Profits and Net Losses.

     "NONRECOURSE  DEDUCTION"  has the meaning given to such term in Regulations
Section 1.704-2(b)(1).

     "NONRECOURSE LIABILITY" has the meaning set forth in Regulations Section 1.752- 1(a)(2).

     "PERCENTAGE INTEREST" means, with respect to a Member, the percentage set forth in Section 3.06 with respect to such Member, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement.

     "PERSON" means and includes any individual, partnership, association, joint stock company, joint venture, corporation, trust, limited liability company, unincorporated organization or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "REGULATIONS" means, unless the context clearly indicates otherwise, the regulations in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

     "REMAINING MEMBERS" has the meaning given thereto in Section 8.01.

     "TAX ALLOWANCE AMOUNT" means, with respect to any Member, for any calendar quarter, (i) forty percent (40%) of the excess of (a) the estimated taxable income allocable to such Member arising from its ownership of an Percentage Interest in the Company for the Fiscal Year through such calendar quarter over
(b) any Losses of the Company for prior Fiscal Years and such Fiscal Year that are allocable to such Member that were not previously utilized in the calculation of Tax Allowance Amounts minus (ii) prior distributions of Tax Allowance Amounts for such Fiscal Year, all as determined by the Tax Matters Member in good faith. The amount so determined by the Tax Matters Member shall be the Tax Allowance Amount for such period and shall be final and binding on all Members.

     "TAX MATTERS MEMBER" has the meaning given thereto in Section 9.02(b).

     "TRANSFER"  means  any  sale,  transfer,  assignment,  donation,  exchange, charge, gift, pledge, hypothecation, conveyance, encumbrance or other disposition in any manner whatsoever, voluntarily or involuntarily, including, without limitation, any attachment, assignment for the benefit of creditors or transfer by operation of law or otherwise.

     1.02 Construction. (a) To the fullest extent permissible, each Member and the Company hereby waives such provisions of the California Corporations Code as are inconsistent with the terms hereof.

     (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Schedule references are to this Agreement unless otherwise specified.

     (c) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     (d) The meanings given to terms used herein shall be equally applicable to both the singular and plural forms of such terms.

     (e) The Table of Contents hereto and the Section headings herein are for convenience only and shall not affect the construction hereof.


                                   SECTION 2.
                             ORGANIZATIONAL MATTERS

     2.01 Formation of the Company. The Members have formed a California limited liability company under the laws of the State of California by filing the Articles with the California Secretary of State and entering into this Agreement, which Agreement shall be deemed effective as of the date the Articles were so filed. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     2.02 Name of the Company. The name of the Company shall be "Data Tree LLC." The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Majority Interest deems appropriate or advisable. The Company shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Company or the Majority Interest considers appropriate or advisable.

     2.03 Term. The term of this Agreement commenced on the filing of the Articles and shall continue until the date of dissolution of the Company set forth in the Articles, unless extended or sooner terminated as hereinafter provided.

     2.04 Principal Office and Registered Agent. The Company shall continuously maintain an office and registered agent in the State of California. The principal office of the Company shall be located at San Diego, California or as the Members unanimously may otherwise determine. The Company may also have such offices, anywhere within and without the State of California, as the Majority Interest may determine from time to time, or the business of the Company may require. The registered agent shall be as stated in the Articles or as otherwise determined by the Majority Interest.

     2.05 Addresses of the Members. The respective addresses of the Members are as set forth in Section 11.03.

     2.06 Purpose and Business of the Company. The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act. Without limiting the foregoing, the primary business of the Company shall be to engage in the Data Tree Business and the Digistar Business (as those terms are defined in the Contribution Agreement).


                                   SECTION 3.
                              CAPITAL CONTRIBUTIONS

     3.01 Initial Capital Contributions. Initially each Member shall make Capital Contributions to the Company in the amount and form set forth in
Schedule 3.01 hereof. No Member shall be required to make any additional Capital Contributions.

     3.02 Capital Accounts. The Company shall establish and maintain a separate Capital Account for each Member in accordance with Regulations Section 1.704-1(b)(2)(iv). Each Member shall receive a credit to its Capital Account in the amount of (i) the amount of any Capital Contribution made in cash, (ii) the fair market value (net of liabilities that the Company is considered to assume, or take subject to, under Section 752 of the Code) of any Capital Contribution made in property other than cash, and (iii) allocations to such Member of Net Profits. Each Member's Capital Account shall be debited with (i) the amount of any cash and the fair market value of property distributed to such Member (net of liabilities that such Member is considered to assume or take subject to
Section 752 of the Code), all as may be determined in accordance with this Agreement, and (ii) allocations of Net Losses. If a Member transfers all or a part of its Membership Interest in accordance with this Agreement, such Member's Capital Account attributable to the transferred Membership Interest shall carry over to the new owner of such Membership Interest pursuant to Regulations
Section 1.704-1(b)(2)(iv)(l). If any property other than cash is distributed to a Member, the Capital Accounts of the Members shall be adjusted as if the property had instead been sold by the Company for a price equal to its fair market value and the proceeds distributed. Upon liquidation and winding-up of the Company, any unsold Company property shall be valued to determine the gain or loss which would result if such property were sold at its fair market value at the time of such liquidation. The Capital Accounts of the Members shall be adjusted to reflect how any such gain or loss would have been allocated under
Section 6 if such property had been sold at the assigned values.

     3.03 Revaluation of Capital Accounts. The Capital Accounts of the Members shall be increased or decreased in accordance with Regulations Section 1.704-1(b)(2)(iv)(f) to reflect a revaluation of the property of the Company on the Company's books as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of money or other property as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Majority Interest reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

     3.04 No Interest. Except as provided herein, no Member shall be entitled to receive any interest or other earnings on its Capital Contributions.

     3.05 Return of Capital Account. Except upon the dissolution of the Company or as may be specifically provided in this Agreement, no Member shall have the right to demand or receive the return of all or any part of its Capital Account or its capital contributions to the Company.

     3.06 Percentage Interests. The Percentage Interests of the Members on the date of this Agreement shall be 20% with respect to R2 and 80% with respect to FARES. Immediately following any additional Capital Contributions, including those made by a new Member, the Percentage Interests shall be adjusted by the Company to reflect the new relative proportions of the Capital Accounts of the Members. The Percentage Interests of the Members shall also be adjusted by the Company in the event of a continuation of the Company notwithstanding the termination of a Membership Interest pursuant to Section 4.05 of this Agreement.


                                   SECTION 4.
                                  THE MEMBERS

     4.01 Limited Liability. Except as expressly set forth in this Agreement or required by law, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise.

     4.02 Admission of Additional Members. The Company, with the approval of all the Members, may admit to the Company additional Members. Any additional Members shall obtain Membership Interests and will participate in the management, Net Profits, Net Losses, and distributions of the Company on such terms as are determined unanimously by the Members.

     4.03 Withdrawals. Any Member who is under obligation to render services to the Company may withdraw or resign as a Member at any time upon sixty (60) days prior written notice to the Company, without prejudice to the rights if any, of the Company or other Members under any contract to which the withdrawing Member is a party. Except as provided in the preceding sentence, no other Member (including R2 and FARES) may withdraw or resign as a Member of the Company.

     4.04 Transactions With The Company. Subject to any limitations set forth in this Agreement, a Member may lend money to and transact other business with the Company. Subject to other applicable law, such Member has the same rights and obligations with respect thereto as a Person who is not a Member.

     4.05 Termination of Membership Interest. Upon (i) the transfer of a Member's Membership Interest in violation of Section 7 or (ii) the occurrence of a Dissolution Event as to such Member which does not result in the dissolution of the Company under Section 8, the Membership Interest of a Member shall be terminated by the Company and thereafter that Member shall be entitled only to an economic interest with respect to such Member's withdrawn Membership Interest and not a return of such Member's Capital Account. Each Member acknowledges and agrees that such termination upon the occurrence of any of the foregoing events is not unreasonable under the circumstances existing as of the date hereof.

     4.06 Unanimous Consent of Members. Notwithstanding any other provision of this Agreement, the following matters shall require the unanimous vote of the Members in favor thereof:

     (a) any amendment of the Articles or this Agreement;

     (b) a decision to compromise the obligation of a Member to make a Capital Contribution or return money or property paid or distributed in violation of the Act;

     (c) selecting or changing accounting methods and making other decisions with respect to treatment of items for accounting or financial reporting purposes;

     (d) the sale, lease or other conveyance or transfer, or mortgaging or the placing or suffering of any easement, right of way, security interest, deed of trust, mortgage, option or other encumbrance of any kind on any substantial portion of the property or other assets of the Company, except in the ordinary course of business;

     (e) the incurring of any debt for working capital purposes in excess of $2,000,000 or any other debt in excess of $250,000;

     (f) the determination to make prepayment on any debt of the Company in excess of $250,000 other than in accordance with the instruments evidencing such debt;

     (g) determining whether to terminate or dissolve the Company;

     (h) the acquisition of any real property or any leasehold or other interest therein, other than in the ordinary course of business, so long as the purchase price is not less than $250,000;

     (i) lending of any sum of money by the Company, the extension of credit or becoming a surety, guarantor, endorser or accommodation maker;

     (j) commencement, settlement, assignment, transfer, compromise, release or other action with respect to any claim of the Company or any legal, judicial, arbitral or administrative proceedings, so long as the amount involved in connection therewith is not less than $50,000;

     (k) any other action which under the terms of this Agreement requires the consent or approval of the Members, not including, for the avoidance of doubt, actions requiring the consent or approval of a Majority Interest;

     (l) making a general assignment for the benefit of creditors, filing a voluntary petition under the federal bankruptcy law, filing a petition or answer seeking for the Company a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or seeking, consenting to or acquiescing in the appointment of a trustee or liquidator of the Company;

     (m) any decision the result of which would constitute a default under the terms of any agreement or instrument evidencing any of the debts of the Company;

     (n) engaging in any business other than the primary  business  specified in
Section 2.06 hereof or any business incidental thereto; or

     (o) making any Capital Contribution to the Company, other than the initial Capital Contributions specified on Schedule 3.01.

     4.07 Approval by the Majority Interest. Unless otherwise set forth in this Agreement, in all other matters in which a vote, approval or consent of the Members is required, a vote, consent, or approval of the Majority Interest (or, in instances in which there are defaulting or remaining Members, non-defaulting or remaining Members who hold a majority of Percentage Interests held by all non-defaulting or remaining Members) shall be sufficient to authorize or approve such acts.

     4.08 Meetings of the Members.

     (a) Date, Time and Place of Meetings of Members; Secretary. Meetings of Members may be held at such date, time and place within or without the State of California as the Majority Interest may fix from time to time. No annual or regular meetings of Members are required. However, if such meetings are held, such meetings shall be noticed, held and conducted pursuant to the Act, except as otherwise provided in this Section 4.08. At any Members' meeting, the Majority Interest shall appoint a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be placed in the minute books of the Company.

     (b) Quorum. The presence in person or by proxy of the Majority Interest shall constitute a quorum at a meeting of Members. If there is no such quorum, the Majority Interest present in person or by proxy may adjourn the meeting from time to time until a quorum shall have been obtained.

     (c) Action by Written Consent without a Meeting. Any action that may be taken at a meeting of Members may be taken without a meeting, if a consent in writing setting forth the action so taken, is signed and delivered to the Company within sixty (60) days of the record date for that action by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote on that action at a meeting were present and voted. All such consents shall be filed with the secretary of the Company, and shall be maintained in the Company records. Any Member giving a written consent, or the Member's proxy holders, may revoke the consent by a writing received by the secretary of the Company before written consents of the number of votes required to authorize the proposed action have been filed.

     (d) Telephonic Participation by Member at Meetings. Members may participate in any Members' meeting through the use of any means of conference telephones or similar communications equipment as long as all Members participating can hear one another. A Member so participating is deemed to be present in person at the meeting.

     (e) Proxies. Every Member entitled to vote shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the Company. A proxy shall be deemed signed if the Member's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the Member or the Member's attorney in fact. A proxy may be transmitted by an oral telephonic transmission if it is submitted with information from which it may be determined that the proxy was authorized by the Member or the Member's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Company stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Corporations Code Sections 705(e) and 705(f).


                                   SECTION 5.
                      MANAGEMENT AND CONTROL OF THE COMPANY

     5.01 Management and Powers. In entering into this Agreement, the intent of each Member is to actively engage in the management of the Company; except as provided in Section 4.06, the Majority Interest shall have full, complete and exclusive authority, power and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business, property and affairs, except, to the extent desired by the Majority Interest, insomuch as the Majority Interest delegates to the officers described in Section 5.02 such authority, power and discretion, which delegation may at any time be revoked or limited by the Majority Interest.

     5.02 Officers.

     (a) Appointment of Officers. The Majority Interest may appoint officers at any time. The officers of the Company, if deemed necessary by the Majority Interest, may include a chairperson, president, vice-president, secretary and chief financial officer. The officers shall serve at the pleasure of the Majority Interest, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. No officer need be a resident of the State of California or citizen of the United States. The officers shall exercise such powers and perform such duties as specified in this Agreement and as shall be determined from time to time by the Majority Interest.

     (b) Removal, Resignation and Filling of Vacancy of Officers. Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Majority Interest at any time.

     Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

     A  vacancy  in  any  office   because  of  death,   resignation,   removal,
disqualification or any other cause shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

     (c) Salaries of Officers. The salaries of all officers and agents of the Company shall be fixed by the Majority Interest.

     (d) Duties and Powers of the Chairperson. The chairperson shall, if present, preside at meetings of the Members and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Majority Interest or prescribed by this Agreement. If there is no president, the chairperson shall in addition be the chief executive officer of the Company and shall have the powers and duties prescribed in Section 5.09(e). The initial chairperson shall be Dennis Gilmore.

     (e) Duties and Powers of the President. Subject to Sections 5.01 and 5.02(i) and to such supervisory powers as may be given by the Majority Interest to the chairperson, if there be such an officer, the president shall be the chief executive officer of the Company, and shall, subject to the control of the Majority Interest, have general and active management of the business of the Company and shall see that all orders of the Majority Interest are carried into effect. He or she shall have the general powers and duties of management usually vested in the office of president or chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Majority Interest or this Agreement. He or she alone shall submit all operating budgets relating to the Company to the Members for their approval. The initial president shall be Harish Chopra.

     Subject to Sections 5.01 and 5.02(i) and to such supervisory power as may be given by the Majority Interest to the chairperson, if there shall be such officer, the president shall execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Majority Interest or this Agreement to some other officer or agent of the Company.

     (f) Duties and Powers of Vice-President. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the Majority Interest, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the President and/or the Majority Interest may from time to time prescribe.

     (g) Duties and Powers of Secretary. The secretary shall attend all meetings of the Members and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the Members and shall perform such other duties as may be prescribed by the President and/or the Majority Interest. The secretary shall have custody of the seal, if any, and the secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature. The Majority Interest may give general authority to any other officer to affix the seal of the Company, if any, and to attest the affixing by his or her signature.

     The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Company's transfer agent or registrar, as determined by the Majority Interest, a register, or a duplicate register, showing the names of all Members, their addresses and a record of their Percentage Interests. The secretary shall also keep all documents described in
Section 9 of this Agreement and such other documents as may be required under the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement, or, from time to time, by the Majority Interest. The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

     If the Majority Interest chooses to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the secretary, shall perform the duties and exercise the powers of the secretary, and shall perform such other duties as the Majority Interest may from time to time prescribe.

     (h) Duties and Powers of Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Membership Interests. The books of account shall at all reasonable times be open to inspection by any Member.

     The chief financial officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Majority Interest.

     The chief financial officer shall disburse the funds of the Company as may be ordered by the Majority Interest, taking proper vouchers for such disbursements, and shall, if so requested, render to the president and the Majority Interest an account of all his or her transactions as chief financial officer and of the financial condition of the Company.

     The chief financial officer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in this Agreement or from time to time by the President and/or the Majority Interest.
The chief financial officer shall have the general duties, powers and responsibility of a chief financial officer of a corporation, and shall be the chief financial and accounting officer of the Company.

     If the Majority Interest chooses to elect an assistant financial officer or assistant financial officers, the assistant financial officers in the order of their seniority shall, in the absence, disability or inability to act of the chief financial officer, perform the duties and exercise the powers of the chief financial officer, and shall perform such other duties as the President and/or the Majority Interest shall from time to time prescribe.

     (i) Signing Authority of Officers. Subject to restrictions in this Agreement, including, for the avoidance of doubt, the restrictions in this
Section 5.02(i), and any restrictions imposed by the Majority Interest, any officer, acting alone is authorized (i) to endorse checks, drafts, and other evidences of indebtedness made payable to the order of the Company, but only for the purpose of deposit into the Company's accounts, and (ii), except as set forth below, to sign contracts and obligations on behalf of the Company and to sign all checks, drafts and other evidences of indebtedness. All checks, drafts and other instruments obligating the Company to pay money in an amount of $50,000 or more must be signed on behalf of the Company by any one officer and the chairperson (or any other individual designated by the Majority Interest), acting together or the chairperson acting alone.


                                   SECTION 6.
            ALLOCATIONS OF NET PROFITS AND NET LOSSES; DISTRIBUTIONS

     6.01 Allocations of Net Profit and Net Loss. Subject to the prior special allocations set forth in Section 6.02 hereof, Net Losses and Net Profits shall be allocated as follows:

     (a) Net Loss. Net Loss shall be allocated to the Members in proportion to their Percentage Interests. Notwithstanding the previous sentence, losses allocated to a Member shall not exceed the maximum amount of losses that can be allocated without causing a Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event that any Member would have an Adjusted Capital Account Deficit as a consequence of an allocation of losses in proportion to Percentage Interests, the amount of losses that would be allocated to such Member but for such allocation shall be allocated to the other Members to the extent that such allocations would not cause such other Members to have an Adjusted Capital Account Deficit and allocated among such other Members in proportion to their Percentage Interests. Any allocation of items of loss pursuant to this Section 6.01(a) shall be taken into account in computing subsequent allocations pursuant to this Section 6, and prior to any allocation of items in such Section so that the net amount of any items allocated to each Member pursuant to this Section 6 shall, to the maximum extent practicable, be equal to the net amount that would have been allocated to each Member pursuant to this Section 6 if no reallocation of losses had occurred under this Section 6.01(a).

     (b) Net Profit. Net Profit shall be allocated to the Members in proportion to their Percentage Interests.

     6.02 Special Allocations. Notwithstanding Section 6.01, the following special allocations shall be made in the following order:

     (a) Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain that is allocable to the disposition of Company property subject to a Nonrecourse Liability, which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.02(a) is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith. To the extent permitted by such Regulations and for purposes of this Section 6.02(a) only, each Member's net decrease in Company Minimum Gain shall be determined prior to any other allocations pursuant to this Section 6 with respect to such Fiscal Year and without regard to any net decrease in Company Minimum Gain during such Fiscal Year.

     (b) Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt. If there is a net decrease in Member Minimum Gain attributable to Member Nonrecourse Debt, during any Fiscal Year, each member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to that portion of such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt that is allocable to the disposition of Company property subject to such Member Nonrecourse Debt (which share of such net decrease shall be determined in accordance with Regulations
Section 1.704- 2(i)(5)). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii). This
Section 6.02(b) is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith. Solely for purposes of this Section 6.02(b) each Member's net decrease in Member Minimum Gain shall be determined prior to any other allocations pursuant to this Section 6 with respect to such Fiscal Year, other than allocations pursuant to Section 6.02(a).

     (c) Qualified Income Offset. If a Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specifically allocated to such Member in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible, provided that an allocation pursuant to this Section 6.02(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 6 have been tentatively made as if this Section 6.02(c) were not in this Agreement. The foregoing provision is intended to comply with Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent with such Regulations.

     (d) Gross Income Allocation. In the event that any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year, then each such Member shall be specially allocated items of income in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.02(d) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Section 6 have been tentatively made as if this
Section 6.02(d) were not in this Agreement.

     (e) Nonrecourse Deductions. Any nonrecourse deductions (as defined in Regulations Section 1.704-2(b)(1)) for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their then respective Percentage Interests.

     (f) Member Nonrecourse Deductions. Those items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Regulations Section 1.704-2(i).

     (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset is required to be taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment to the Capital Account shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Regulations Section.

     (h) Subsequent Allocations. Any special allocation of items of income or gain pursuant to Section 6.02(a), 6.02(b), 6.02(c) or 6.02(d) shall be taken into account in computing subsequent allocations pursuant to this Section 6, so that the net amount of any items allocated to each Member shall, to the extent practicable, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 6 if such special allocations under this Section 6.02 had not occurred.

     6.03 Code Section 704(c) Allocations. Notwithstanding any other provision in this Section 6, in accordance with Code Section 704(c) and the Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this Section 6.03 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of profits, losses, or other items of distributions pursuant to any provision of this Agreement.

     6.04 Allocations of Net Profits and Losses and Distributions in Respect of a Transferred Interest. If any Membership Interest is increased or decreased during any Fiscal Year of the Company, Net Profit or Net Loss for such Fiscal Year shall be assigned pro rata to each day in the particular period of such Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member based upon its respective Membership Interest at the close of such day.

     6.05 Distributions of Distributable Cash by the Company.

     (a) Ordinary Distributions. Subject to the provisions of Sections 6.05(b) and (c), upon the approval of the Majority Interest, the Company may make ordinary distributions (in amounts to be determined by the Majority Interest) to the Members pro rata in accordance with their respective Percentage Interests.

     (b) Distribution of Tax Allowance Amounts. Notwithstanding Section 6.05(a) above, as soon as reasonably practicable after the end of each calendar quarter, the Tax Matters Member shall determine the Tax Allowance Amount for every Member in respect of such quarter. Upon such determination, the Company shall distribute each Member's Tax Allowance Amount to such Member provided that such distribution is not prohibited by any agreement to which the Company is then a party or is otherwise bound. All such distributions shall have priority over any distributions pursuant to Section 6.05(a) above. To the extent that the cumulative distributions of Tax Allowance Amounts to a Member pursuant to this
Section 6.05(b) for a Fiscal Year exceed an amount equal to the cumulative Tax Allowance Amount calculated with respect to such Member at the end of such Fiscal Year as if no prior distributions of Tax Allowance Amounts had been made, the excess shall not be treated as a Tax Allowance Amount and shall reduce the amount otherwise distributable to such Member under Section 6.05(a).

     (c) Withholding. The Company is authorized to withhold from distributions to a Member, or with respect to allocations to a Member, and to pay over to a Federal, foreign, state or local government, any amounts required to be withheld pursuant to the Code, or any provisions of any other Federal, foreign, state or local law. Any amounts withheld in accordance with the foregoing shall be treated as having been distributed pursuant to this Section 6 to such Member for all purposes of this Agreement, and shall be offset against the current or next amounts otherwise distributable to such Member.

     6.06 Form of Distribution. A Member, regardless of the nature of the Member's Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members.

     6.07 Restriction on Distributions. (a) No distribution shall be made if, after giving effect to the distribution:

          (i) The Company would not be able to pay its debts as they become due in the usual course of business; or

          (ii) The Company's total assets would be less than the sum of its total liabilities plus, unless this Agreement provides otherwise, the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights of other Members, if any, upon dissolution that are superior to the rights of the Member receiving the distribution.

     (b) The Company may base a determination that a distribution is not prohibited on any of the following:

          (i) financial statements prepared in accordance with GAAP;

          (ii) a fair valuation; or

          (iii) any other method that is reasonable in the circumstances.

     6.08 Return of Distributions. Members who receive distributions made in violation of the Act or this Agreement shall return such distributions to the Company. Except for those distributions made in violation of the Act or this Agreement, no Member shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by a Member or paid by a Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member.


                                   SECTION 7.
             MEMBERSHIP INTEREST TRANSFER RESTRICTIONS; NEW MEMBERS

     7.01 Transfer Restrictions. A Transfer of a Membership Interest or any portion thereof shall require the vote or consent of the Majority Interest in favor of such Transfer.

     7.02 Void Transfer. Any purported Transfer of any Member's Membership Interest in violation of Section 7.01 shall be void and the Company shall not give effect to any such purported Transfer or recognize any such purported transferee. In the event of any such purported Transfer, the Company shall continue to recognize as a Member only those persons whose names appear in the records of the Company.

     7.03 New Members. Additional Persons may be admitted as Members upon the approval of the Members.


                                   SECTION 8.
                       CONSEQUENCES OF DISSOLUTION EVENTS;
                       TERMINATION OF MEMBERSHIP INTEREST

     8.01 Dissolution Event. Upon the occurrence of a Dissolution Event, the Company shall dissolve unless the remaining Members ("Remaining Members") holding a majority of the Percentage Interests which all Remaining Members hold, consent within ninety (90) days of the Dissolution Event to the continuation of the business of the Company. If the Remaining Members consent to the continuation of the business of the Company, the Membership Interest of the Member or Members whose actions or conduct resulted in the Dissolution Event ("Former Member") shall terminate and thereafter such Members or Members shall be entitled only to an economic interest with respect to such Member's or Members' terminated Membership Interest and not a return of such Member's Capital Account.

     8.02 Winding Up the Company. If, upon the occurrence of a Dissolution Event, the Remaining Members fail to consent to the continuation of the business of the Company, the Company shall promptly notify the Members of such dissolution and shall wind up the affairs of the Company and liquidate the Company assets. Such winding up and liquidation shall be accomplished as soon as practicable giving due regard to the prudent liquidation of the Company's assets in such a manner as to preserve the value of the Company's assets to the extent that the Majority Interest deems practicable. Distributions made with respect to the liquidation of the Company shall be made to the Members no later than ninety days following completion of the liquidation. The proceeds of such liquidation shall be paid in the following order:

     (a) first, in payment of the debts and liabilities of the Company and the expenses of liquidation or distribution;

     (b) then, to the establishment of such reserves as may be deemed reasonably necessary by the Majority Interest for any contingent, unliquidated or unforeseen liabilities or obligations of the Company or the Members arising out of or in connection with the Company; and

     (c) then, after making all allocations required by Section 6.01, to Members, in proportion to the positive balance in the Members' respective Capital Accounts after satisfaction of each Member's obligation to the Company.

     8.03 Final Statement. Each of the Members shall be furnished with a statement which shall set forth the assets and liabilities of the Company (as of the date of complete liquidation) and an accounting of the manner in which the assets of the Company were distributed.


                                   SECTION 9.
                BOOKS AND RECORDS; TAX RETURNS; ACCESS BY MEMBERS

     9.01 Company Books and Records. Proper and complete records and books of account of the Company business shall be kept by the Company under the supervision of the Majority Interest and shall, if the Majority Interest so determines, be audited by certified public accountants selected by the Majority Interest. The financial books of the Company shall be maintained in accordance with GAAP. The allocation of the income of the Company for financial reporting purposes shall be in accordance with each respective Membership Interest and shall be calculated in accordance with GAAP.

     The Company shall maintain at its principal office all of the following:

     (a) A current list of the full name and last known business or residence address of each Member, together with the Capital Contributions, Capital Account and Percentage Interest of each Member;

     (b) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

     (c) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

     (d) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

     (e) Copies of the financial  statements of the Company, if any, for the six
(6) most recent Fiscal Years; and

     (f) The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four (4) Fiscal Years.

     9.02 Tax Returns.

     (a) Preparation; Filing. At the expense of the Company, federal and state Company tax returns shall be prepared. Except as otherwise expressly provided in this Agreement, all positions and elections reflected on all Company tax returns shall be taken, and all Company tax returns shall be filed, only after consultation with all the Members. For federal income tax purposes only, the Members agree that their relationship under this Agreement shall constitute a partnership within the meaning of Section 761(a) of the Code. Tax allocations shall be made in accordance with Section 6 hereof. The Members agree to take all action, including the amendment of this Agreement and the execution of other documents as may be required to qualify for such tax treatment. Each Member shall bear the sole expense and cost of preparing its separate tax return. Each Member shall agree to file its separate federal income tax returns in a manner consistent with the provisions of this Agreement and in accordance with applicable federal income tax law. The Members shall provide each other with copies of all correspondence or summaries of other communications with the Internal Revenue Service or U.S. Treasury regarding any aspect of items of Company income, gain, loss or deduction and no Member shall enter into settlement negotiations with the Internal Revenue Service or U.S. Treasury with respect to the federal income tax treatment of any Company item of income, gain, loss or deduction without first giving reasonable written advance notice of such intended action to the other Member(s).

     (b) Tax Matters Member. FARES is hereby designated as the "tax matters partner", as that term is defined in Section 6231(a)(7) of the Code (the "Tax Matters Member"). The Tax Matters Member shall furnish promptly to the Internal Revenue Service a written statement, in accordance with Temporary Treasury Regulations ss. 301.6223(c)-IT (or any successor thereto) in order to cause the Internal Revenue Service to mail to each Member all notices described in Section 6223(a) of the Code or any corresponding provision of any successor federal internal revenue law (and comparable provisions of state and local income tax laws).

     (c) Duties of the Tax Matters Member. The Tax Matters Member shall cooperate with the other Members and shall promptly provide the other Members with copies of notices or other materials from, and inform the other Member of discussions engaged in with, the Internal Revenue Service and shall provide the other Members with notice of all scheduled administrative proceedings, including meetings with Internal Revenue Service agents, technical advice conferences and appellate hearings, as soon as possible after receiving notice of the scheduling of such proceedings. The Tax Matters Member will schedule such proceedings only after consulting all the other Members with a view to accommodating the reasonable convenience of both the Tax Matters Member and all the other Members. The Tax Matters Member shall not take any action of any nature whatsoever including, without limitation, agreeing to extend the period of limitations for assessments, filing a petition or complaint in any court, filing a request for an administrative adjustment of Company items after any return has been filed, or entering into any settlement agreement with the Internal Revenue Service or U.S. Treasury with respect to Company items of income, gain, loss or deduction, in any such case without first consulting each other Member. The Tax Matters Member may request extensions to file any tax return or statement without consulting with, but shall so inform, the other Members. The provisions of this Agreement regarding the Company's tax returns shall survive the termination of the Company and the transfer of any Member's Membership Interest and shall remain in effect for the period of time necessary to resolve any and all matters regarding the federal income taxation of the Company and items of Company income, gain, loss and deduction.

     9.03 Inspection, Audit and Copies of Records. Each Member shall have the right to inspect, make a separate audit and make copies of the books and records of the Company. The Member exercising such right shall bear all expenses incurred in the exercise of these rights.

     9.04 Access. Each Member shall have access at reasonable times and upon reasonable notice, without undue disruption of the business and operations of the Company, to such properties, employees, agents, representatives and information of the Company as it deems reasonably necessary in connection with the ownership of its Membership Interest.


                                   SECTION 10.
                          INDEMNIFICATION AND INSURANCE

     10.01 Indemnification of Agents. The Company shall defend and indemnify any Member, and Harish K. Chopra in his capacity as an officer, and may indemnify any other Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she or it is or was a Member, officer, employee or other agent of the Company or that, being or having been such a Member, officer, employee or agent, he or she or it is or was serving at the request of the Company as a manager, director, officer, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an "agent"), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

     10.02 Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 10.01 or under applicable law.


                                   SECTION 11.
                                  MISCELLANEOUS

     11.01 FAFCO Overhead Fee. The Company shall pay to FAFCO one percent (1.0%) of each month's (or portion thereof) operating revenues of the Company (the "FAFCO Overhead Fee") as compensation for overhead expenses incurred by FAFCO on behalf of the Company. The FAFCO Overhead Fee due in respect of each month shall be paid within 30 days following the end of the month in respect of which such fee is due.

     11.02 Specific Performance. Due to the fact that the parties hereto will be irreparably damaged in the event that this Agreement is not specifically enforced, in the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     11.03 Amendments and Modifications. The provisions of this Agreement may be waived, altered, amended, modified, or repealed, in whole or in part, only on the written consent of all parties to this Agreement. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by all parties to this Agreement.

         11.04 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be addressed as follows:

                If to the Company:

                Data Tree LLC
                550 W. C Street, Suite 2040
                San Diego, California  92101
                Attn:    President
                Telephone:  619-231-3300
                Facsimile:  619-231-3301

                If to FARES:

                First American Real Estate Solutions LLC
                150 Second Avenue, Suite 1600
                St. Petersburg, Florida 33701
                Attn:  John Long
                Telephone: 800-449-8732
                Facsimile:  813-895-3619

                If to R2:

                R. Squared Limited
                c/o Royal Bank of Canada Trust Co. (Cayman) Limited P.O. Box 1586, George Town, Grand Cayman
                Cayman Islands, British West Indies
                Attention:  Piers Strandling
                Telephone:  345-949-0253
                Telecopier: 345-949-5777

or to such other Person or address as any party shall specify by notice in writing to each of the other parties hereto. Except for a notice of a change of address, which shall be effective only upon receipt thereof, all such notices, requests, demands, waivers and communications properly addressed shall be effective: (i) if sent by U.S. mail, three Business Days after deposit in the U.S. mail, postage prepaid; (ii) if sent by FedEx or other overnight delivery service, two Business Days after delivery to such service; (iii) if sent by personal courier, upon receipt; and (iv) if sent by facsimile, upon receipt.

     11.05 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     11.06 Governing Law. This Agreement, including its existence, validity, construction and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the internal laws of the State of California.

     11.07 Successors. Subject to the restrictions against Transfer as herein contained, the provisions of this Agreement shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11.08 Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     11.09 Entire Agreement. This Agreement, including all Schedules attached hereto, constitutes the entire agreement of the parties pertaining to the subject matter hereof, and fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.



                                    FIRST AMERICAN REAL ESTATE SOLUTIONS LLC


                                    By_________________________
                                      Name:
                                      Title:


                                    R. SQUARED LIMITED


                                    By_________________________
                                      Name:
                                      Title:

                                  SCHEDULE 3.01

                          INITIAL CAPITAL CONTRIBUTIONS

R. SQUARED LIMITED:

     R. Squared Limited shall contribute:

          1.   a Noncompetition Agreement valued at $1,150,000; and

          2. a Promissory Note, bearing interest at 8.0% and in the principal amount of $11,000,000, valued at $11,000,000.

FIRST AMERICAN REAL ESTATE SOLUTIONS LLC

     First American Real Estate Solutions LLC shall contribute:

          1. the assets and liabilities of those business operations commonly known as the "Data Tree" business and the "Digistar" business. These businesses are valued at $48,600,000.

                                                                       EXHIBIT E


                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT ("this Agreement"), dated as of _____ __, 1998, between DATA TREE LLC a California limited liability company (the "Company") and HARISH K. CHOPRA, an individual residing in Rancho Santa Fe, California (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Executive is willing to serve as President of the Company and the Company desires to retain the Executive in such capacity on the terms and conditions herein set forth;

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the Company and the Executive hereby agree as follows:


         1.       EMPLOYMENT

         The Company agrees to employ the Executive, and the Executive agrees to be employed by and serve the Company, upon the terms and conditions hereinafter provided for a period of five years commencing as of the date first above referenced (the "Start Date") and continuing until the fifth anniversary of the Start Date (such period, the "Term"), unless earlier terminated pursuant to
Section 5. The Executive hereby represents and warrants that he has the legal capacity to execute and perform this Agreement, that it is a valid and binding agreement against him according to its terms, and that its execution and performance by him does not violate the terms of any existing agreement or understanding to which the Executive is a party or any judgment or decree to which the Executive is subject. In addition, the Executive represents and warrants that he knows of no reason why he is not physically or legally capable of performing his obligations under this Agreement in accordance with its terms.

         2.       POSITION AND DUTIES

         During the Term, the Executive agrees to serve as President of the Company and will have such powers and duties as are commensurate with such position and as reasonably may be conferred upon or delegated to him by the Majority Interest (as that term is defined in that certain Operating Agreement dated as of even date herewith among First American Real Estate Solutions LLC ("FARES") and R. Squared Limited, the "Operating Agreement") of the Company, including without limitation, day-to-day responsibility for the management of the Company. The Executive shall at all times be subject to the policies established by the Majority Interest. In addition, the Executive agrees to serve from time to time in such other positions with the Company as reasonably may be requested by the Majority Interest, and thereafter approved by the governing body of the applicable entity. During the Term, the Executive shall devote substantially all of his business time, effort and skill as is reasonably necessary to accomplish the duties for which the Executive is responsible in accordance with the terms hereof and shall not take part in activities detrimental to the best interests of the Company. The Executive will be based in San Diego, California.

         3.       COMPENSATION

         For all services rendered by the Executive in any capacity required hereunder during the Term, including, without limitation, services as an executive, officer, director or member of any committee of the Company or division thereof, the Executive shall be compensated as follows:

         (a) Base Salary. The Company shall pay the Executive a salary of two hundred-fifty thousand U.S. dollars ($250,000) per annum (the "Base Salary"). The Base Salary shall be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than monthly.

         (b) Bonus. The Executive shall be entitled to receive an annual formula bonus during the Term (the "Bonus") equal to two percent (2.0%) of the Company's pre-tax earnings for each fiscal year, or portion thereof, which are or shall be described in that line item entitled "Income before provision for income taxes" on the Company's Statements of Income for each fiscal year (the "Earnings").

         The annual Bonus shall be paid in quarterly installments, based on two percent (2.0%) of Earnings for each quarter during the fiscal year, or a portion thereof. Each quarterly installment of the Bonus shall be paid within 45 days following the end of each quarter. The annual Bonus shall be determined within 60 days after the end of each fiscal year during the Term. If the annual Bonus for a fiscal year determined in accordance with the preceding paragraph (as prorated for the number of quarters for which quarterly Bonus payments were made to the Executive in respect of such fiscal year) is greater than the sum of the quarterly-paid Bonuses paid to the Executive in respect of such fiscal year, the excess shall be paid to the Executive at the time the annual Bonus is determined. If the annual Bonus so determined (as prorated for the number of quarters for which quarterly Bonus payments were made to the Executive in respect of such fiscal year) is less than the sum of the quarterly-paid Bonuses paid to the Executive in respect of such fiscal year, the deficiency shall be reimbursed by the Executive within five days after the determination of the annual Bonus.

         The Company's fiscal year shall end on December 31 of each calendar year. For purposes of this Agreement only, the Company's first fiscal year shall commence on March 31, 1998 and shall end on December 31, 1998. Should the annual Bonus to which the Executive is entitled at the end of the first fiscal year of the Company during the Term based upon the above formula be less than $250,000, the Company shall pay to the Executive a Bonus of $250,000; accordingly, for the first fiscal year, quarterly Bonus payments shall in all events be no less than $62,500.

         The Earnings shall be calculated by the Company's accountant in accordance with United States generally accepted accounting principles applied on a consistent basis. For the purpose of determining the Bonus, Earnings shall be calculated without taking into account (i) any amortization of goodwill arising out of or in connection with the Merger (as that term is defined in that certain Agreement and Plan of Merger, dated March 27, 1998 by and among The First American Financial Corporation ("FAFCO"), Image Acquisition Corp., Data Tree Corporation and the Executive (the "Merger Agreement") and (ii) the payment or accrual of Excluded Interest (as defined below).

         "Excluded Interest" means an amount equal to the product of:

                  (A) the total interest costs/accruals on Working Capital Debt (for the period for which Earnings are measured) for the Excess Working Capital Period (as defined below) or portion thereof included in the period for which Earnings are measured, and

                  (B) a fraction, the numerator of which is the Objected Debt and the denominator of which is the Working Capital Debt;

provided, however that (i) the numerator described in paragraph (B) above cannot be a number less than zero and (ii) any pay-downs of Working Capital Debt shall decrease the Objected Debt (which, for the avoidance of doubt, is the numerator in the fraction described in paragraph (B) immediately above) (attached hereto as Exhibit A are examples illustrating the calculation of Excluded Interest; Exhibit A is included for purposes of illustration only and shall not affect the construction hereof).

         For the purpose of determining Excluded Interest, the following definitions apply:

         "Excess Working Capital Debt" means Working Capital Debt incurred from time to time by the Company during the Term, to the extent the amount of such Working Capital Debt exceeds $2,000,000.

         "Excess Working Capital Period" means each period during the Term during which there is any Excess Working Capital Debt;

         "Objected Debt" means an amount equal to the Excess Working Capital Debt to which an Objection has been made;

         "Objection" means the written objection of the Executive delivered to the Company (in accordance with Section 9 hereof) within five business days of the Company's delivery to the Executive of notice of its intent to incur Excess Working Capital Debt; provided, however, that (1) the Executive's failure to deliver an objection notice shall be deemed to be the Executive's approval of the Company's incurring of such Excess Working Capital Debt and (2) the Executive's approval of/failure to object to or objection to, as the case may be, the total commitment under a revolving credit facility shall constitute approval of or objection to, as the case may be, all draw-downs under such facility up to the maximum amount permitted by that facility, irrespective of the repayment of any principal under such facility and irrespective of whether or not such draw-downs exceed $2,000,000.

         "Working Capital Debt" means indebtedness for borrowed money that is incurred by the Company during the Term for working capital purposes.


         For the avoidance of doubt, the Earnings shall be net of interest expense, the FAFCO Overhead Fee (as that term is defined in the Operating Agreement) and all other expenses used to calculate earnings in accordance with generally accepted accounting principles.

         (c) Medical and Dental Health Benefits. During the Term, the Executive shall be entitled to medical and dental health benefits in accordance with the practices established by FAFCO with respect to its and their key employees.

         (d) Vacation; Sick Leave. During the Term, the Employee shall be entitled to vacation and sick leave in accordance with the practices established by FAFCO with respect to its key employees.

         (e) Pension Plan. During the Term, the Executive shall participate in FAFCO's pension plans in accordance with the practices established by FAFCO with respect to its key employees.

         (f) Deferred Compensation Plan. The Executive may participate in the FAFCO deferred compensation plan in accordance with the practices established by FAFCO with respect to its key employees.

         (g) Supplemental Benefit Plans. The Executive shall not be entitled to participate in any supplemental benefit plan offered to executive officers of FAFCO and its subsidiaries. For the avoidance of doubt, supplemental benefit plans in effect on the date hereof include the Executive Supplemental Plan and the Management Supplemental Plan.


         4.       BUSINESS EXPENSES

         The Company shall pay or reimburse the Executive for all reasonable travel and out-of-pocket expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement, subject to the Executive's presentation of appropriate vouchers in accordance with such procedures as the Company may from time to time establish for senior officers and to preserve any deductions for federal income taxation purposes to which the Company may be entitled. During the DTI Option Period (as that term is defined in the Contribution Agreement, which in turn is defined in the Operating Agreement), the Company shall not reimburse the Executive for any expenses of any nature related to Data Tree (India) Corporation; thereafter, and in the event the DTI Purchase Option is exercised, such expenses shall be reimbursable.

         5.       TERMINATION OF EMPLOYMENT

         (a) Termination. The Executive's employment hereunder shall terminate prior to the last day of the Term (i) upon the death of the Executive, (ii) upon the Permanent Disability of the Executive, (iii) at the option of the Company for Cause (as defined below) upon written notice from the Company to the Executive, (iv) at the option of the Company Without Cause (as defined below) upon 30 days prior written notice from the Company to the Executive and (v) at the option of the Executive upon 30 days prior written notice from the Executive to the Company.

         (b) Payments. In the event the Executive's employment hereunder shall terminate prior to the last day of the Term as a result of the exercise by the Company of its option to terminate the Executive's employment Without Cause, the Company shall, as liquidated damages or severance, or both, continue, subject to compliance by the Executive with the provisions of Section 6 below, to pay the Executive's Base Salary and Bonus as in effect at the time of such termination at the times and in the manner such Base Salary and Bonus would otherwise have become due and payable until the earlier of (i) the expiration of the Term had such termination not occurred, (ii) the death of the Executive or (iii) the Disability of the Executive.

         In the event the Executive's employment hereunder shall terminate prior to the last day of the Term as a result of (i) the exercise by the Company of its option to terminate the Executive's employment for Cause or (ii) the exercise by the Executive of his option to terminate employment (whether by retirement or otherwise), all earned but unpaid Base Salary as of the date of termination of employment shall be payable in full to the Executive by the Company. In addition, all quarterly Bonus amounts due but not yet paid as of the date of termination shall be payable, provided that if the annual Bonus as determined following the end of the fiscal year in which termination occurs, as pro rated for the number of quarters for which quarterly Bonus payments were made to the Executive in respect of such fiscal year, is less than the quarterly Bonus payments made, the Executive shall reimburse the Company in the amount of the difference within five days of the date of such determination; if such amount is greater than the quarterly Bonus payments made, the Company shall pay the difference within five days of the date of such determination. Except as provided in the preceding two sentences, no other payments of any nature whatsoever, including any Bonus or unearned Base Salary, shall be made, or benefits provided, by the Company under this Agreement.

         (c) Definitions. For purposes of this Agreement, the following terms have the following meanings:

                  (i) "Cause" means (A) the Executive's failure to devote substantially all of his business time, effort and skill as is reasonably necessary to accomplish the duties for which the Executive is responsible in accordance with the terms hereof or the taking part in activities detrimental to the best interests of the Company, (B) a material breach by the Executive of any material term of this Agreement, other than the provisions of Section 2 hereof,
(C) abuse of office or malfeasance by the Executive (including, without limitation, acts or omissions by the Executive that could reasonably be expected to have a material adverse effect on the business, operations, conditions or prospects of the Company), (D) conviction of the Executive of a felony which the Majority Interest reasonably deems to be an "abuse of office" or a crime, (E) the Executive's gross negligence in performance or non-performance of any material duty owed by the Executive in the course of his employment, or the Executive's habitual neglect of his duty, all only after the Company has provided the Executive written warning and 30 days opportunity to improve or (F) any chemical dependence which materially affects the performance of the Executive's duties and responsibilities to the Company.

                  (ii) "Permanent Disability" means the inability of the Executive, as reasonably determined by the Majority Interest and confirmed by competent medical evidence, to work for any period of 90 consecutive days or any 120 non-consecutive days during any twelve consecutive calendar month period due to illness or injury of a physical or mental nature. In order to determine issues of disability, the Executive agrees to submit himself for appropriate medical examination to physicians reasonably acceptable to the Company and the Executive.

                  (iii) "Without Cause" means termination of the Executive's employment by the Company for any reason other than (A) death of the Executive,
(B) Permanent Disability, (C) expiration of the Term or (D) Cause; "Without Cause" shall not include retirement or resignation by the Executive.

         6.       OTHER DUTIES OF THE EXECUTIVE DURING AND AFTER TERM

         (a) Confidential Information. The Executive recognizes and acknowledges that all information pertaining to the affairs, business, clients, customers, vendors, plans or prospects of the Company (collectively, the "Business") (including, without limitation, all customer lists, pricing policies, projections, product development, trade secrets and other privileged and confidential information essential to the Business), as such information may exist from time to time, other than information that the Company has previously made publicly available, is confidential information and is a unique and valuable asset of the Business, access to and knowledge of which are essential to the performance of the Executive's duties under this Agreement. The Executive shall not at any time (during or after the Term), except to the extent reasonably necessary in the performance of his duties under this Agreement, divulge to any person, firm, association, corporation, partnership, limited liability company or governmental agency, any information concerning the Business (except such information as is required by law to be divulged to a government agency or pursuant to lawful process), or make use of any such information for his own purposes. All records, memoranda, letters, books, reports, accounting, experience or other data, and other records and documents relating to the Business, whether made by the Executive or otherwise coming into his possession, are confidential information and are, shall be and shall remain the property of the Company. No copies thereof shall be made which are not retained by the Company, and the Executive agrees, on termination of his employment or on demand of the Company, to deliver the same to the Company.

         The obligation of confidentiality contained herein shall not apply to information which (i) is generally available to the public through no fault of the Executive, (ii) is required by a court order or regulatory or governmental authority to be disclosed or (iii) is believed by the Executive in good faith to be required by a court order or regulatory or governmental authority to be disclosed, provided that before such disclosure the Company shall first be notified of any such good faith belief by the Executive and the Executive shall not make any such disclosure if the Company provides an opinion prepared by independent counsel that the disclosure is not required.

         (b) Intellectual Property. Any software, delivery systems, methods, developments, inventions, processes, techniques, know-how, plans, products, devices and/or improvements or the like, whether registered or filed with any governmental authority or agency (domestic or foreign) or not so registered or filed, which Employee may conceive or make, alone or with others, which are related to the Company's business while in its employ, shall be and remain the property of the Company, and the Executive hereby assigns any and all rights therein to the Company. Employee further agrees on request to execute patent, trademark, servicemark and copyright applications based on such software, delivery systems, methods, developments, inventions and/or improvements, including any other instruments deemed necessary by the Company for the prosecution of such patent, trademark, servicemark and copyright application of the acquisition.

         (c) Non-Interference. For a period of two years after termination of the Executive's employment hereunder, the Executive agrees not to, directly or indirectly, interfere with the employment relationship between the Company and its managers, officers and employees by soliciting any of such individuals to participate in independent business ventures and agrees not to, directly or indirectly, solicit business from any client or prospective client of the Company within any of the Company's markets for the Executive's benefit or for the benefit of any entity in which the Executive has an interest or is employed.

         During the term of this Agreement and thereafter, the Executive shall not take any action to disparage or criticize to any third parties any of the services or products of the Company or to commit any other action that injures or hinders the business of the Company.

         (e) Enforceability. It is the desire and intent of the parties that the provisions of this Section 6 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Section 6 shall be adjudicated to be invalid or unenforceable, this Section 6 shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment shall apply only with respect to the operation of this Section 6 in the particular jurisdiction in which such adjudication is made.

         7.       BREACH BY THE EXECUTIVE

         Both parties to this Agreement recognize that the services to be rendered under this Agreement by the Executive are special, unique and extraordinary in character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement to be performed by the Executive, the Company shall be entitled, if it so elects, to institute and prosecute proceedings consistent with the provisions of Section 14, either in law or in equity, to obtain damages for any breach of this Agreement or to enforce the specific performance thereof by the Executive.

         8.       WITHHOLDING TAXES

         The Company may directly or indirectly withhold from any payments made under this Agreement all Federal, state, city or other taxes as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

         9.       NOTICES

         All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if sent by facsimile or delivered or mailed, postage prepaid by same day or overnight mail as follows:

                  (a)      If to the Company:

                           Data Tree LLC
                           550 W. C Street, Suite 2040
                           San Diego, California  92101
                           Attention:         President
                           Facsimile:         619-231-3301

                           with a copy to:

                    The First American Financial Corporation
                           14 East Fifth Street
                           Santa Ana, California  92701
                           Attention:  President
                           Facsimile:  714-647-2242

                  (b)      If to the Executive:

                           Harish K. Chopra
                           P.O. Box 9360
                           Rancho Santa Fe, California 92067
                           Facsimile: 619-759-1747

or such other address as either party shall have previously specified in writing to the other.

         10.      RIGHTS TO PAYMENTS

         The Executive shall not under any circumstances have any option or right to require payments hereunder otherwise than in accordance with the terms of this Agreement.

         11.      SOURCE OF PAYMENT

         All payments provided for under this Agreement shall be paid in cash from the general funds of the Company; provided, however that to the extent the Company does not have sufficient funds to pay the guaranteed Bonus of $250,000 for the first fiscal year of the Company, FAFCO agrees to make such payment.

         12.      BINDING AGREEMENT

         Except as otherwise expressly provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the Company, its successors and assigns. This Agreement, as it relates to the Executive, is a personal contract and the rights and interest of the Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated.

         13.      AMENDMENTS

         This Agreement may not be waived, amended, modified, supplemented or discharged orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, amendment, modification, supplement or discharge is sought.

         14.      DISPUTE RESOLUTION

         Any dispute arising out of or relating to this Agreement, or breach of this Agreement, shall be settled by arbitration in the County of Orange, State of California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect and, as to matters not specifically governed thereby, shall comply with the provisions of the California Arbitration Act (Cal. Code Civ. Proc. ss.ss.1280-1294.2). There shall be three arbitrators, one to be chosen by each party directly at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator he or it selects and of his or its own attorneys and the expenses of his or her witnesses, and all other fees and costs shall be borne equally by the parties. Judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction.

         15.      SURVIVAL

         The covenants set forth in Section 6 of this Agreement shall survive and shall continue to be binding upon the Executive notwithstanding the termination of this Agreement for any reason whatsoever. The covenants set forth in Section 6 of this Agreement shall be deemed and construed as separate agreements independent of any other provision of this Agreement. It is expressly agreed that the remedy at law for the breach of the covenants of Section 6 is inadequate and that injunctive relief shall be available to prevent the breach or any threatened breach thereof.

         16. EFFECTIVENESS. This Agreement shall become effective at the Effective Time under the Merger Agreement.

         17.      GOVERNING LAW

         THE VALIDITY, INTERPRETATION, PERFORMANCE, AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLEY WITHIN SUCH STATE.

         18.      CAPTIONS

         Section headings are for convenience of reference only and shall not be considered a part of this Agreement.

         19.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on and as of the day and year first above written.


                                                     DATA TREE LLC



                                                     By:________________________
                                                        Name:


                                                     "EXECUTIVE"



                                                      --------------------------
                                                      Harish K. Chopra

                                                                       EXHIBIT A

                           EXCLUDED INTEREST EXAMPLES

Assumptions:

     1.   Working Capital Debt (WCD)- $15,000,000

     2.   Objected Amount (OA) - $8,000,000

     3.   Therefore, approved amount = $1,420,000

     4.   Two loans:  $7,000,000 at 10%, simple interest

                      $8,000,000 at 9%, simple interest

     5.   Therefore, total interest payment (TIP) = $1,420,000


                                            OA
Formula:  Excluded Interest (EI) = (TIP) --------
                                            WCD

Example 1:  with assumptions unchanged.

                         $8,000,000
     EI - ($1,420,000) ------------ = $757,333.33
                        $15,000,000

Example 2:  pay-down of $2,000,000 of the 9% debt, WCD now $13,000,000, OA now
            $6,000,000 (i.e., $8,000,000 minus $2,000,000 pay-down)


     TIP=[($6,000,000)(.09)] + [($7,000,000)(.10)]=$1,240,000

                       $6,000,000
     EI=($1,240,000) ------------  = $572,307.69
                      $13,000,000

Example 3:  continuation of Example 2, with an additional pay-down of $4,000,000 of the 10% debt, WCD now $9,000,000, OA now $2,000,000.

     TIP = [$6,000,000)(.09)] + [($3,000,000)(.10)]=$840,000

                     $2,000,000
     EI = ($840,000)----------- = $186,666.67
                     $9,000,000

                                                                       EXHIBIT F



                            NONCOMPETITION AGREEMENT


                  This NONCOMPETITION AGREEMENT, dated as of _____ __, 1998 (this "Agreement"), among DATA TREE LLC, a California limited liability company (the "Company"), R. SQUARED LIMITED, an Irish company ("R2") and HARISH K. CHOPRA, an individual residing in Rancho Santa Fe, California ("Chopra").


                              W I T N E S S E T H:


         WHEREAS, as of the date hereof, R2 and Chopra collectively own approximately 42.615% of the issued and outstanding common shares (the "Shares") of the Data Tree Corporation ("Data Tree");

         WHEREAS, Chopra, Data Tree, The First American Financial Corporation, a California corporation ("FAFCO"), and Image Acquisition Corp., a California corporation ("FAFCOSUB"), have entered into an Agreement and Plan of Merger, dated as of March 27, 1998 (the "Merger Agreement"), pursuant to which, at the Effective Time (as defined in the Merger Agreement) FAFCOSUB will merge with and into Data Tree (the "Merger") and Data Tree will become, thereby, a wholly-owned subsidiary of FAFCO;

         WHEREAS, FAFCO will contribute all the capital stock of Data Tree to the capital of First American Real Estate Information Services, Inc. ("FAREISI"); immediately thereafter FAREISI will cause Data Tree to contribute all of its assets and liabilities (the "Data Tree Business") to First American Real Estate Solutions LLC ("FARES"); immediately thereafter FARES will contribute the Data Tree Business together with the Digistar Business (as defined in that certain Contribution and Joint Venture Agreement, dated as of the date hereof, by and among FAFCO, FAREISI, FARES, R2, Chopra and Experian Information Solutions, Inc.) to the Company;

         WHEREAS, the Data Tree Business and the Digistar Business include the automation and digitalization of any public records of county recorders or, in the absence of a county recorder, the official recordkeeper for a county or equivalent political subsidivsion and the providing of that information to any person or entity (such services being referred to herein as the "DTD Business");

         WHEREAS, it is a condition precedent to FAFCO's and FAFCOSUB's respective obligation to effect the Merger that R2 and Chopra enter into this Agreement;

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

         1. CONSIDERATION. As consideration for the agreements of R2 and Chopra contained in this Agreement, the Company shall grant R2 a 1.893% membership interest in the Company, the value of which shall be reflected in the capital accounts of the Company as $1,150,000, and the Company shall employ Chopra pursuant to the Employment Agreement of even date herewith (the "Employment Agreement").

         2. NONCOMPETITION; ENFORCEABILITY.

                  (a) R2 and Chopra each acknowledge and agree that R2 and Chopra (i) have knowledge of (and will continue to have access to) trade secrets and confidential information about the Company, its products, customers and methods of doing business, (ii) are, in connection with the execution of this Agreement, and as a resulting effect of the Merger, transferring all their Shares in Data Tree to FAFCO and (iii) will obtain substantial benefit from the transfer of their Shares in Data Tree to FAFCO.

                  (b) In consideration of the foregoing, R2 agrees that R2 will not, and Chopra agrees that neither R2 nor Chopra will, during the Term (as defined in the Employment Agreement) and for a period of two years thereafter (the "Noncompete Period"), regardless of any early termination thereof under the Employment Agreement, within any jurisdiction, domestic or foreign, in which the Company or any subsidiary of the Company is duly qualified to do business, and within any marketing area in which the Company or any subsidiary of the Company is doing a substantial amount of business, directly or indirectly own, manage, operate, control, be employed by, provide consulting services to or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and substantially competitive with the DTD Business.

         3.       ENFORCEABILITY.

                  (a) It is the desire and intent of the parties that the provisions of Section 2 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.

         (b) The parties intend that the covenants contained herein shall be deemed to be a series of separate covenants, one for each county or each state of the United States, including, if applicable, the District of Columbia, Puerto Rico and the Virgin Islands, one for each province in Canada and one for each other state or province or equivalent political subdivision of each country in which the Company or any subsidiary of the Company is duly qualified to do business or is doing a substantial amount of business; provided, however, that in the event that the Company or any subsidiary of the Company is merged with or into FAFCO or an affiliate thereof, the covenants described in this Section 3(b) shall only exist with respect to those countries or political subdivisions, as the case may be, within which the surviving entity is engaged in the document imaging and database management systems business.

         4. BREACH; SURVIVAL. All parties to this Agreement recognize that the services to be rendered under this Agreement by R2 and Chopra are special, unique and extraordinary in character, and that in the event of breach by R2 or Chopra of the terms and conditions of this Agreement to be performed by R2 and/or Chopra, or in the event R2 or Chopra materially breaches any of the covenants of Section 2, the Company shall be entitled, if it so elects, to institute and prosecute proceedings, consistent with the procedures of Section 6 below, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by R2 or Chopra, or to enjoin R2 or Chopra, as the case may be, from performing services for any such other person, firm, corporation or other entity falling within the scope of
Section 2. The covenants of R2 and Chopra under this Agreement shall survive the termination of the Term.

         5. GOVERNING LAW; AMENDMENTS; CAPTIONS. This Agreement shall be governed by and construed in accordance with the law of the State of California. This Agreement may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Section headings are for convenience of reference only and shall not be considered a part of this Agreement.

         6. DISPUTE RESOLUTION. Any dispute arising from or with respect to this Agreement and other agreements referenced herein shall be decided by arbitration in the County of Orange, State of California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect and, as to matters not specifically governed thereby, shall comply with the provisions of the California Arbitration Act (Cal. Code Civ. Proc. ss.ss.1280-1294.2). The parties hereto submit to in personam jurisdiction of state and federal courts located in the County of Orange, State of California, for the purpose of confirming any award resulting from such arbitration or entering a judgment thereon.

         7. PRIOR AGREEMENTS. This Agreement, the Merger Agreement, the Employment Agreement and the other agreements and instruments defined herein and therein contain the entire agreement between the parties and supersedes and terminates all prior agreements, if any, between the parties relating to the subject matter herein addressed.

         8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows:


if to R2 and/or Chopra, to:

                           HARISH K. CHOPRA
                           P.O. Box 9360
                           Rancho Santa Fe, California  92067
                           Facsimile:  619-759-1747

if to the Company, to:

                           DATA TREE LLC
                           550 West "C" Street, Suite 2040
                           San Diego, California  92101
                           Attention:  President
                           Facsimile:  619-231-3301

With a copy to:

                           THE FIRST AMERICAN FINANCIAL CORPORATION
                           114 East Fifth Street
                           Santa Ana, California  92701
                           Attention:  President
                           Facsimile:  714-647-2242

or such other address or number as shall be furnished from time to time in writing by any party to the other parties. Any such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopy or mailed.

         9.  EFFECTIVENESS.   This  Agreement  shall  become  effective  at  the
Effective Time under the Merger Agreement.


                  IN WITNESS WHEREOF, each of the Company and R2 has caused its name to be hereunto subscribed by its officer thereunto duly authorized and Chopra has executed this Agreement, all on and as of the day and year first above written.

                                                     DATA TREE LLC


                                                     By_________________________
                                                       Name:
                                                       Title:


                                                     R SQUARED LIMITED


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     ---------------------------
                                                     Harish K. Chopra

                                                                       EXHIBIT G



________________________________________________________________________________



                                SUPPLY AGREEMENT

                          Dated as of ________ __, 1998


                                     Between


                                  DATA TREE LLC

                                       and


                               R. SQUARED LIMITED



________________________________________________________________________________

                                SUPPLY AGREEMENT


                  THIS SUPPLY AGREEMENT (this "Agreement") dated as of _______ __, 1998 between Data Tree LLC, a California limited liability company ("Data Tree"), and R Squared Limited, an Irish company ("R2").


                              W I T N E S S E T H :


         WHEREAS, R2 is engaged in the business of imaging real estate title records; and

         WHEREAS, Data Tree desires to secure a supply of imaged real estate title records;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         1.       TERM

         The term of this Agreement shall commence upon the date first above-referenced and, unless earlier terminated as provided herein, shall continue in full force and effect for a period of two and one-half years thereafter (the "Term").


         2.       SUPPLY AND COMPENSATION

         2.1 Supply Provided by R2. The parties agree that during the Term, Data Tree shall order, and R2 shall scan or caused to be scanned, not less than 235,000,000 real estate title records (each, a "Title Image") in the aggregate and 23,500,000 Title Images per calendar quarter (the "Quarterly Image Amount") into a database which Data Tree shall own.

         2.2 Price. In full compensation to R2 for its undertakings hereunder, Data Tree shall pay R2 a cost of $0.055 for each Title Image (the "Image Price"). R2 shall send Data Tree a statement of the compensation due it at the end of each month and Data Tree shall pay the same within 15 days of its receipt of each such statement. Any payments due hereunder, and not made by the due date therefor, shall accrue interest that the rate of 8% per annum from the date said payment became delinquent until paid in full (such interest shall be treated for all purposes as part of the amount due hereunder). Notwithstanding the foregoing, the compensation due to R2 for each quarter during the term hereof shall not be less than $1,292,500 (the "Minimum Quarterly Contract Price"); provided, however, that the Minimum Quarterly Contract Price shall not be payable at the end of a calendar quarter if the total number of Title Images delivered during such quarter is less than the Quarterly Image Amount as a direct result of a breach by R2 of its obligations under 6.3(b) hereof.


         3.       TERMINATION

         3.1 Events of Termination. This Agreement may be terminated at any time by mutual written agreement of Data Tree and R2.

         3.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 3.1, all further obligations of the parties hereto under this Agreement shall terminate without further liability or obligation of either party to the other party hereunder; provided, however, that
(a) no party shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of the willful failure of such party to have performed any material obligation hereunder and (b) Data Tree shall be obligated to pay for those Title Images that are of a commercially reasonable quality and which have been scanned into a database on behalf of Data Tree on or prior to the date this Agreement terminates, to the extent such scanned Title Images and database are delivered to Data Tree.


         4.       REPRESENTATIONS OF DATA TREE

         Data Tree represents, warrants, and agrees as follows:

         4.1 Existence and Good Standing. Data Tree is a limited liability company duly organized and validly existing under the laws of the State of California. Data Tree has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and to enter into, execute and deliver this Agreement and perform its obligations hereunder.

         4.2 Binding Effect. This Agreement has been duly executed and delivered by Data Tree and constitutes the valid and binding agreement of Data Tree enforceable against Data Tree in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.


         5.       REPRESENTATIONS OF R2

         R2 represents, warrants and agrees as follows:

         5.1 Existence and Good Standing of R2; Power and Authority. (a) R2 is a company duly organized, validly existing and in good standing under the laws of Ireland. R2 has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and to enter into, execute and deliver this Agreement and perform its obligations hereunder.

         (b) R2 does not engage in business in the United States, and the services to be performed by R2 hereunder shall not be performed in the United States. R2 is not subject to United States withholding tax.

         5.2 Binding Effect. This Agreement has been duly executed and delivered by R2 and constitutes the valid and binding agreement of R2 enforceable against R2 in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

         5.3  Ability  and   Capacity  to   Perform.   R2   currently   has  the
understanding, knowledge and ability to supply, or arrange to supply, the quantity of Title Images herein described.


         6.       COVENANTS

         6.1 Further Assurances and Best Efforts. Each of Data Tree and R2 shall, at its sole cost, on demand do, execute, acknowledge and deliver all and every such further acts and assurances as the other party hereto shall from time to time reasonably require for carrying out the intention or facilitating the performance of the terms of this Agreement.

         6.2 Confidentiality. R2 shall not, during the period of this Agreement or at any time thereafter, divulge to any third party any terms of this Agreement.

         6.3 Responsibility. (a) Data Tree shall be solely responsible at its own cost for providing or otherwise making available to R2 at the location where the services to be provided by R2 hereunder will be performed, adequate software, microfilm and related technical equipment sufficient to enable R2 to provide, or cause to be provided, to Data Tree each quarter Title Images in an amount no less than the Quarterly Image Amount.

         (b) R2 shall be responsible at its own cost for providing, or arranging to have provided, all necessary personnel and non-technical equipment and facilitates sufficient to perform its duties hereunder.

         6.4 Withholding Tax. Provided the representations and warranties contained in Section 5.1(b) hereto are true and accurate under current law, there shall be no tax withholding by Data Tree on payments to R2 hereunder.

         7.       RIGHT OF OFFSET.

         If and to the extent  that Data Tree  breaches  its  obligations  under
Section 6.3(a) hereof and/or the last sentence of Section 2.2 hereof, R2 shall be entitled to offset against payments due to Data Tree under that certain Promissory Note issued by R2 in the original principal amount of $11,000,000 (the "Promissory Note"), for amounts that otherwise would have been due from Data Tree had no breach occurred. The offset shall be applied to the next payment then due under the Promissory Note, and to each payment thereafter until such time as this offset amount shall be reduced to zero. In the event that any amounts are so offset, the total number of Title Images required to be ordered and scanned pursuant to Section 2.1 hereof shall be reduced by a number equal to the offset amount divided by the Image Price. The amount entitled to be offset hereunder is referred to herein as the "Offset."


         8.       MISCELLANEOUS

         8.1 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement and the documents described herein, including, without limitation, the fees and expenses of their respective counsel.

         8.2 Effectiveness. This Agreement shall become effective at the Effective Time under that certain Agreement and Plan of Merger, dated as of March 27, 1998 by and among The First American Financial Corporation, Image Acquisition Corp., Data Tree Corporation and Harish Chopra.

         8.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to agreements executed and to be performed solely within such State.

         8.4 Jurisdiction; Agents for Service of Process. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of California, or in the United States District Court for the Central District of California, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

         8.5 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto. Any attempted transfer, assignment, pledge or hypothecation of this Agreement shall be void ab initio.

         8.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

         8.7 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         8.8 Principles of Construction.

         (a) All references to Sections or subsections are to Sections and subsections in this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limiting and means "including without limitation."

         (b) This Agreement is the result of negotiations among, and has been reviewed by, each party's counsel. Accordingly, this Agreement shall not be construed against any party merely because of such party's involvement in its preparation.

         8.9 Amendment and Modification. This Agreement may not be amended or modified orally, but only by an agreement in writing signed by Data Tree and R2.

         8.10 Waiver. No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right or remedy. No waiver of any breach, failure, right or remedy shall be deemed a waiver of any other breach, failure, right or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

         8.11 Relationship. It is expressly understood and agreed that at no time will the provisions of this Agreement be deemed to create a partnership or any other relationship between R2 and Data Tree other than supplier and purchaser.

         8.12 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows:

if to Data Tree, to:

                           Data Tree Corporation
                           550 West "C" Street, Suite 2040
                           San Diego, California  92101
                           Telephone: 619-231-3300
                           Facsimile: 619-231-3301
                           Attention: Harish K. Chopra

with a copy to:

                           The First American Financial Corporation
                           114 East Fifth Street
                           Santa Ana, California  92702
                           Telephone:  714-558-3211
                           Facsimile:                  714-647-2242
                           Attention:  President


if to R2, to:

                           R. Squared Limited
                           c/o Royal Bank of Canada Trust Co. (Cayman) Limited P.O. Box 1586, George Town, Grand Cayman
                           Cayman Islands, British West Indies
                           Telephone:  345-949-0253
                           Facsimile: 345-949-5777
                           Attention:  Piers Strandling

         IN WITNESS WHEREOF, each of Data Tree and R2 has caused its corporate name to be hereunto subscribed by its duly authorized officer and has signed this Agreement, all as of the day and year first above written.


                                            DATA TREE LLC


                                            By____________________________
                                              Name:
                                              Title:



                                            R. SQUARED LIMITED


                                            By____________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT H

                             SECURED PROMISSORY NOTE

$11,000,000                                               San Diego, California
                                                          ___________, 1998


     FOR VALUE RECEIVED, the undersigned, R. Squared Limited, an Irish company ("Maker"), promises to pay to Data Tree LLC, a California limited liability company ("Payee"), at _______________, ___________, California ______ or at such other place reasonably designated from time to time by Payee, the principal sum of ELEVEN MILLION DOLLARS ($11,000,000), plus interest on the unpaid principal balance at a fixed rate per annum of eight percent (8%).

     Principal and interest under this secured promissory note (this "Note") shall be payable in ten (10) equal quarterly payments in the amount of one million two hundred twenty-four thousand five hundred ninety-two Dollars ($1,224,592) commencing _____________, 1998 and continuing on the first day of each calendar quarter thereafter, until __________, [2000], when the entire amount of unpaid principal and accrued but unpaid interest shall be due and payable in full. Each payment received under this Note shall be applied first against accrued but unpaid interest, and thereafter against unpaid principal.

     Maker may, at its election, prepay this Note at any time, in whole or in part, without penalty or premium.

     Maker hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     At its option, and at any time(s) that Maker may elect, upon notice to Payee (the "Notice"), Maker may deduct from any amounts due under this Note an amount equal to all or any portion of the "Offset" (as that term is described in that certain Supply Agreement, dated as of ___________, 1998, between the Maker and the Payee) up to the full amount of such Offset as of the date of such deduction, but only to the extent that the Maker has not previously deducted such portion of the Offset from amounts due under this Note. The Offset shall be applied to the next payment then due under this Note following the date of the Notice from Maker, and to each payment thereafter until such time as the amount of the Offset shall be reduced to zero.

     To secure its obligations under this Note, Maker hereby grants to Payee a security interest in 90% of the Membership Interest (as such term is defined in the Operating Agreement, dated as of __________, 1998, between Maker and First American Real Estate Solutions LLC) owned by Maker in Payee (the "Collateral"). Payee agrees to release from the security interest granted in this Note 5% of the Collateral (i.e., a 1% Membership Interest) upon its receipt of a principal repayment or prepayment in the aggregate amount of $1,100,000. To the extent of each such release, the Membership Interest so release shall not be Collateral hereunder. To the extent not previously released, Payee agrees to release from the security interest granted in this Note all Collateral once Maker has made payment in full on all principal of and interest on this Note. For as long as this Note remains unpaid, Maker agrees that Maker will not: (i) grant any other lien or security interest with respect to the Collateral and (ii) transfer, whether by sale, gift, or otherwise, any ownership interest in the Collateral without Payee's prior written approval. Upon the reasonable request of Payee, Maker will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to the security interest granted pursuant to this paragraph.

     Maker irrevocably appoints Payee as attorney-in-fact and grants Payee a proxy to do (but Payee shall not be obligated and shall incur no liability to Maker or any third party for failure to do so), after and during the continuance of an Event of Default (as defined below), any act that Maker is obligated by this Note to do and to exercise such rights and powers as Maker might exercise with respect to the Collateral. With respect to voting the Collateral, this paragraph constitutes an irrevocable appointment of a proxy, coupled with an interest, which shall continue until this Note is paid in full. Except as otherwise limited by this Note, as long as no Event of Default shall have occurred, Maker shall be entitled to vote the Collateral and receive distributions with respect thereto.

     As used in this Note, the term "Event of Default" means (i) the failure by Maker to make any payment under this Note when due, if such failure continues for a period of twenty (20) business days or (ii) the grant of any lien or security interest (other than the grant provided in this Note) with respect to the Collateral or (iii) the transfer, whether by sale, gift, or otherwise, any ownership interest in the Collateral without Payee's prior written approval.

     This Note shall be governed by and construed in accordance with the internal laws of the State of California. Principal and interest shall be payable in lawful money of the United States of America.

     THIS NOTE IS NOT NEGOTIABLE AND MAY NOT BE CONVEYED OR ASSIGNED, IN WHOLE OR IN PART, NEGOTIATED OR ENDORSED IN BLANK BY PAYEE WITHOUT THE PRIOR WRITTEN CONSENT OF MAKER. ANY ATTEMPTED ASSIGNMENT, BLANK ENDORSEMENT, OR NEGOTIATION OF THIS NOTE WITHOUT THE PRIOR WRITTEN CONSENT OF MAKER SHALL BE NULL AND VOID.

                                      "MAKER"

                                      R. SQUARED LIMITED,
                                      an Irish Company


                                      By:________________________________
                                      Title:_____________________________

                                                                       EXHIBIT I


                         PROPOSED FORM OF OPINION LETTER
                              OF COOLEY GODWARD LLP

                [The final legal opinion shall contain customary
                        assumptions and qualifications.]

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California.

     2. The Company has the requisite corporate power to own, operate and lease its property and assets and to conduct its business as it is currently being conducted.

     3. All corporate action on the part of the Company, its Board of Directors and its shareholders necessary for the authorization, execution and delivery of the Merger Agreement by the Company and the performance of the Company's obligations under the Merger Agreement has been taken. The Merger Agreement has been duly and validly authorized, executed and delivered by the Company and the Major Shareholder and constitutes a valid and binding agreement of the Company and the Major Shareholder enforceable against the Company and the Major Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     4. The authorized capital stock of the Company consists of (i) 10,000,000 shares of Common Stock, no par value, of which 7,039,830 shares have been issued and are outstanding immediately prior to the Closing. To counsel's knowledge, except as expressly set forth in the Merger Agreement (including the exception schedules thereto relating to the Company (the "Company's Disclosure Schedules")), there are no options, warrants, conversion privileges, or other rights presently outstanding to purchase any authorized but unissued capital stock of the Company. There are no voting agreements, co-sale rights or rights of first refusal applicable to any of the Company's outstanding capital stock under the Company's articles of incorporation, bylaws or any written Company contract disclosed in Schedule 3.10 to the Company Disclosure Schedules.

     5. The execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the Merger as provided therein will not violate any provision of the Company's articles of incorporation or bylaws, and do not constitute a material default (or give rise to any right of termination, cancellation or acceleration) under any provision of any Company contract disclosed in the Company Disclosure Schedules and do not violate or contravene (A) any governmental statute, rule or regulation applicable to the Company or (B) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which counsel is aware, the violation or contravention of which would have a material adverse effect on the Company's business, financial condition and results of operations, taken as a whole.

     6. To counsel's knowledge, there is no action, proceeding or investigation pending or threatened in writing against the Company before any court or administrative agency that questions the validity of the Merger Agreement.

     7. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required to be obtained prior to the Closing in connection with the Company's execution, delivery and performance of the Merger Agreement and the consummation by the Company and the Major Shareholder of the Merger as contemplated therein have been made or obtained, other than the filing of the Merger Documents with the Secretary of State of the State of California as contemplated by Section 2.1(a) of the Merger Agreement.

     8. The Merger Documents have been duly authorized by the Company's Board of Directors and its shareholders and, assuming due approval by the Boards of Directors of FAFCO and FAFCOSUB, respectively, and the shareholders of FAFCOSUB, and compliance by FAFCO and FAFCOSUB with all requirements of applicable law and the Merger Agreement necessary to effect the Merger, upon their filing with the Secretary of State of the State of California, the Merger will be effective.

                                                                       EXHIBIT J


                         PROPOSED FORM OF OPINION LETTER
                               OF COUNSEL FOR R2

                [The final legal opinion shall contain customary
                        assumptions and qualifications.]

     1. R2 has been duly organized and is validly existing as a company under the laws of the Republic of Ireland.

     2. R2 has the requisite corporate power to own, operate and lease its property and assets and to conduct its business as it is currently being conducted.

     3. All corporate action on the part of R2, its Board of Directors and its shareholders necessary for the authorization, execution and delivery of the Related Documents to be signed by R2 and the performance of R2's obligations under the Related Documents to be signed by R2 has been taken. Each of the Related Documents to be signed by R2 has been duly and validly authorized, executed and delivered by R2 and constitutes a valid and binding agreement of R2 enforceable against R2 in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     4. The execution, delivery and performance by R2 of the Related Documents to be signed by R2 will not violate any provision of R2's charter documents and do not violate or contravene (A) any governmental statute, rule or regulation applicable to R2 or (B) any order, writ, judgment, injunction, decree, determination or award which has been entered against R2 and of which counsel is aware, the violation or contravention of which would have a material adverse effect on R2's business, financial condition and results of operations, taken as a whole.

     5. To counsel's knowledge, there is no action, proceeding or investigation pending or threatened in writing against R2 before any court or administrative agency that questions the validity of the Related Documents to be signed by R2.

     6. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the Republic of Ireland required to be obtained prior to the Closing in connection with R2's execution, delivery and performance of the Related Documents to be signed by R2 have been made or obtained.

                                                                       EXHIBIT K


                         PROPOSED FORM OF OPINION LETTER
                               OF WHITE & CASE LLP

                [The final legal opinion shall contain customary
                        assumptions and qualifications.]

     1. Each of FAFCO and FAFCOSUB have been duly incorporated and are validly existing corporations in good standing under the laws of the State of California.

     2. FAFCO has the requisite corporate power to own, operate and lease its property and assets and to conduct its business as it is currently being conducted.

     3. All corporate action on the part of FAFCO and FAFCOSUB, their respective Boards of Directors and shareholders necessary for the authorization, execution and delivery of the Merger Agreement by FAFCO and FAFCOSUB and the performance of FAFCO's and FAFCOSUB's obligations under the Merger Agreement has been taken. The Merger Agreement has been duly and validly authorized, executed and delivered by FAFCO and FAFCOSUB and constitutes a valid and binding agreement of FAFCO and FAFCOSUB enforceable against each of FAFCO and FAFCOSUB in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     4. The authorized capital stock of FAFCO consists of (i) 36,000,000 Common Shares, $1.00 par value, of which ______ shares have been issued and are outstanding immediately prior to the Closing, and (ii) 1,000 Series A Junior Participating Preferred Shares, $1.00 par value, none of which are issued and outstanding immediately prior to the Closing. The FAFCO Common Shares to be issued to the shareholders of the Company in connection with the Merger (the "Merger Shares") have been duly authorized and, when issued pursuant to the terms of the Merger Agreement, will be validly issued, outstanding, fully paid and nonassessable. To counsel's knowledge, except as expressly set forth in the Merger Agreement (including the exception schedules thereto relating to FAFCO (the "FAFCO Disclosure Schedules")) and Exhibit A to counsel's opinion, there are no options, warrants, conversion privileges or other rights presently outstanding to purchase any authorized but unissued capital stock of FAFCO. There are no voting agreements, co-sale rights or rights of first refusal applicable to any of FAFCO's outstanding capital stock under FAFCO's articles of incorporation, bylaws or any FAFCO contract disclosed or attached as Exhibits to FAFCO's SEC Reports or FAFCO's Disclosure Schedules.

     5. The Merger Shares have been registered under the Securities Act of 1933, as amended (the "Act"), pursuant to a registration statement on Form S-4 (the "Registration Statement"). The Registration Statement became effective under the Act by order of the Securities and Exchange Commission (the "SEC") on ________, 1998, and, to counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act. The Merger Shares have been issued in compliance with all federal and California securities laws.

     6. The execution, delivery and performance by FAFCO of the Merger Agreement and the consummation by FAFCO and FAFCOSUB of the Merger as provided therein will not violate any provision of FAFCO's or FAFCOSUB's articles of incorporation or bylaws, and do not constitute a material default (or give rise to any right of termination, cancellation or acceleration) under any provision of any FAFCO contract disclosed in or attached as an Exhibit to FAFCO's SEC Reports or the FAFCO Disclosure Schedules, and do not violate or contravene (A) any governmental statute, rule or regulation applicable to FAFCO or FAFCOSUB or
(B) any order, writ, judgment, injunction, decree, determination or award which has been entered against FAFCO or FAFCOSUB and of which counsel is aware, the violation or contravention of which would have a material adverse effect on FAFCO's business, financial condition and results of operations, taken as a whole.

     7. To counsel's knowledge,  there is no action, proceeding or investigation
pending  or   threatened   in  writing   against   FAFCO  before  any  court  or
administrative agency that questions the validity of the Merger Agreement.

     8. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required to be obtained prior to the Closing in connection with FAFCO's and FAFCOSUB's execution, delivery and performance of the Merger Agreement and the consummation by FAFCO and FAFCOSUB of the Merger as provided therein have been made or obtained, other than the filing of the Merger Documents with the Secretary of State of the State of California as contemplated by Section 2.1(a) of the Merger Agreement.

     9. The Merger Documents have been duly approved by FAFCO's and FAFCOSUB's respective Boards of Directors and FAFCOSUB's shareholder and, assuming due approval by the Board of Directors and shareholders of the Company and compliance by the Company with all requirements of applicable law and the Merger Agreement necessary to effect the Merger, upon their filing with the Secretary of State of the State of California, the Merger will be effective.

                                                              EXHIBIT L


                        FORM OF TAX REPRESENTATION LETTER
                     TO BE EXECUTED BY PARENT AND MERGER SUB


Cooley Godward, LLP                   White & Case LLP
Five Palo Alto Square                 633 West Fifth Street, Suite 1900
3000 El Camino Real                   Los Angeles, California 90071
Palo Alto, California 94306-2155


Re: Merger pursuant to the Agreement and Plan of Merger (the "Reorganization Agreement") dated March __, 1998, among THE FIRST AMERICAN FINANCIAL CORPORATION, a California corporation ("Parent"), IMAGE ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), DATA TREE CORPORATION, a California corporation (the "Company"), and HARISH CHOPRA, and the related Agreement of Merger between Merger Sub and the Company (the "Agreement of Merger").

Ladies and Gentlemen:

This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement. The Reorganization Agreement and the Agreement of Merger, including exhibits and schedules attached thereto, are collectively referred to as the "Agreements."

After consulting with their counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

          1. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's and Merger Sub's net and gross assets held by the Company immediately following the Merger, the following assets will be treated as property held by Merger Sub or the Company, as the case may be, immediately prior but not subsequent to the Merger: (i) assets disposed of by the Company or Merger Sub (other than assets transferred from Merger Sub to the Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period"); (ii) assets used by the Company or Merger Sub to pay shareholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distribution, redemption or other payments in respect of stock of the Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

          2. Parent's principal reasons for participating in the Merger are bona fide business purposes not related to taxes;

          3. Prior to the Merger, Parent will be in "Control" of Merger Sub. As used in this letter, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

          4. In the Merger, shares of stock of the Company representing Control of the Company will be exchanged solely for shares of Parent Common Stock. For purposes of this paragraph, shares of stock of the Company exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of the Company perfecting dissenters' rights, if any, or in lieu of fractional shares of Parent Common Stock) will be treated as shares of stock of the Company outstanding on the date of the Merger but not exchanged for shares of Parent Common Stock;

          5. Parent has no plan or intention to cause the Company to issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing Control of the Company;

          6. Parent has no plan or intention to repurchase or redeem, in connection with the Merger, any of its stock issued pursuant to the Merger.

          7. Except for transfers described in Section 368(a)(2)(C) of the Code and transfers permitted to be made pursuant to Treasury Regulation Sections 1.368-1(d), -1(e) and -2(k)(2) Parent has no plan or intention to: (a) liquidate the Company; (b) merge the Company with or into another corporation including Parent or its affiliates; (c) sell, distribute or otherwise dispose of the stock of the Company; or (d) cause the Company to sell or otherwise dispose of any of its assets or of any assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or payment of expenses incurred by the Company pursuant to the Merger;

          8. In the Merger, Merger Sub will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Agreements;

          9. Parent intends that, following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business;

          10. During the past five (5) years, none of the outstanding shares of capital stock of the Company, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Parent or, to Parent's knowledge, persons related to Parent within the meaning of Treasury Regulation
Section  1.368-1(e)(3);

          11. Neither Parent nor Merger Sub is an investment Company within the meaning of Section 368(a)(F)(iii) and (iv) of the Code;

          12. No shareholder of the Company is acting as agent for Parent in connection with the Merger or the approval thereof; Parent will not reimburse any shareholder of the Company for any stock of the Company such shareholder may have purchased or for other obligations such shareholder may have incurred;

         13. Neither Parent nor Merger Sub is, or will be at the Effective Time of the Merger, under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

         14. Except for repurchases or redemptions of Parent Common Stock that are consistent with past practices and pursuant to pre-existing purchase programs that were not created or modified in connection with the Merger, neither Merger Sub nor Parent nor any "related person" of Merger Sub or Parent (as such term is defined by Treasury Regulation Section 1.368-1(e)(3)) will repurchase or redeem any of the Parent Common Stock to be issued to the shareholders of the Company in connection with the Merger;

          15. Except with respect to (i) payments of cash to shareholders of the Company perfecting dissenters' rights and (ii) payments of cash to shareholders of the Company in lieu of fractional shares of Parent Common Stock, one hundred percent (100%) of the stock of the Company outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Merger Sub and Parent intend that no consideration be paid or received (directly or indirectly, actually or constructively) for stock of the Company other than Parent Common Stock. It is further represented that (i) all payments made for imaging services to be provided by R. Squared Limited to Data Tree LLC are not in excess of the fair market value of such services in the State of California, and such payments are, in fact, less than amounts paid to other comparable providers of such services in the State of California; (ii) with respect to the Promissory Note of R. Squared Limited, in the principal amount of ____________ and bearing interest at 8.0% per annum, contributed to Data Tree LLC in exchange for an eighteen percent Membership Interest therein, such note represents the full purchase price of such Membership Interest for an amount equal to and not less than the fair market value of such Membership Interest; and (iii) with respect to the Noncompetition Agreement contributed to Data Tree LLC in exchange for a two percent Membership Interest therein, the value of such Noncompetition Agreement represents the full purchase price of such Membership Interest for an amount equal to and not less than the fair market value of such Membership Interest;

          16. The total fair market value of all consideration other than Parent Common Stock received by shareholders of the Company in the Merger (including, without limitation, cash paid to shareholders of the Company perfecting dissenters' rights) will be less than ten percent (10%) of the aggregate fair market value of stock of the Company outstanding immediately prior to the Merger;

          17. The total fair market value of the Parent Common Stock received by each shareholder of the Company will be approximately equal to the fair market value of the stock of the Company surrendered in exchange therefor, and the aggregate consideration received by shareholders of the Company in exchange for their stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

          18. Each of Merger Sub, Parent, the Company and each shareholder of the Company will pay separately his, her or its own expenses relating to the Merger;

          19. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount as a result of the Merger, and Parent will assume no liabilities of the Company or any shareholder of the Company in connection with the Merger;

          20. The terms of the Reorganization Agreement and the agreements related thereto are the product of arm's length negotiations;

          21. None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Parent Common Stock received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

         22. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Company shareholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the Company shareholders in exchange for their shares of Company Capital Stock. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock;

         23. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a shareholder of Parent (a "Shareholder") during the Pre-Merger Period (a "Stock Purchase"): (i) the Stock Purchase was made by such Shareholder not as a representative of Parent; (ii) the purchase price paid by such Shareholder pursuant to the Stock Purchase was the product of arm's length negotiations, was not advanced, and will not be reimbursed, either directly or indirectly, by Parent; (iii) at no time was such Shareholder or any other party required or obligated to surrender to Parent the Company Capital Stock acquired in the Stock Purchase, and neither such Shareholder nor any other party will be required to surrender to Parent the Parent Common Stock for which such shares of stock of the Company will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger; and

         24.  Parent  and  Merger  Sub  are   authorized  to  make  all  of  the
representations set forth herein.

The undersigned recognize that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreements and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

The  undersigned   recognize  that  your  opinions  will  not  address  any  tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                       Very truly yours,

                                       THE FIRST AMERICAN FINANCIAL
                                       CORPORATION, a California corporation


                                       By:__________________________________

                                       Title:_______________________________


                                       IMAGE ACQUISITION CORP.,
                                       a California corporation


                                       By:__________________________________

                                       Title:_______________________________

                                                                       EXHIBIT M


                            TAX REPRESENTATION LETTER
                          TO BE EXECUTED BY THE COMPANY


Cooley Godward, LLP                            White & Case LLP
Five Palo Alto Square                          633 West Fifth Street, Suite 1900
3000 El Camino Real                            Los Angeles, California 90071
Palo Alto California 94306-2155

Re: Merger pursuant to the Agreement and Plan of Merger (the "Reorganization Agreement"), dated March __, 1998, among THE FIRST AMERICAN FINANCIAL CORPORATION, a California corporation ("Parent"), IMAGE ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), DATA TREE CORPORATION, a California corporation (the "Company"), and HARISH CHOPRA and the related Agreement of Merger between the Company and Merger Sub (the "Agreement of Merger").

Ladies and Gentlemen:

This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement or the Agreement of Merger. The
Reorganization Agreement and the Agreement of Merger, including exhibits and schedules attached thereto, are collectively referred to as the "Agreements."

After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

         1. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's and Merger Sub's net and gross assets held by the Company immediately following the Merger, the following assets will be treated as property held by Merger Sub or the Company, as the case may be, immediately prior but not subsequent to the Merger: (i) assets disposed of by the Company or Merger Sub (other than assets transferred from Merger Sub to the Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period"); (ii) assets used by the Company or Merger Sub to pay shareholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distribution, redemption or other payments in respect of stock of the Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

         2. Other than in the ordinary course of business or pursuant to its obligations under the Agreements, the Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period;

         3. The Company's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes;

         4. At the Effective Time of the Merger, the Company will have no outstanding equity interests other than those disclosed in Section __ of the Reorganization Agreement. At the time of the Merger, except as specified in the Reorganization Agreement, the Company will have no outstanding warrants, options, or convertible securities or any other type of right outstanding pursuant to which any person could acquire shares of the Company Capital Stock or any other equity interest in the Company, other than those disclosed in Section __ of the Reorganization Agreement or the Disclosure Schedule with respect thereto;

         5. In the Merger, shares of stock of the Company representing "Control" of the Company will be exchanged solely for shares of voting stock of Parent. At the Effective Time of the Merger, there will exist no rights to acquire the Company Capital Stock or to vote (or restrict or otherwise control the vote of) shares of stock of the Company which, if exercised, would affect Parent's acquisition and retention of Control of the Company. For purposes of this paragraph, shares of the stock of Company exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of the Company perfecting dissenters' rights, if any, or in lieu of fractional shares of Parent Common Stock) will be treated as shares of stock of the Company outstanding on the date of the Merger but not exchanged for shares of voting stock of Parent. As used in this letter, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

         6. The total fair market value of all consideration other than shares of Parent Common Stock received by shareholders of the Company in the Merger (including, without limitation, cash paid to Company shareholders perfecting dissenters' rights or in lieu of fractional shares of Parent Common Stock) will be less than ten percent (10%) of the aggregate fair market value of shares of stock of the Company outstanding immediately prior to the Merger;

         7. The Company has no plan or intention to issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing Control of the Company;

         8. Except for transfers described in Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(k)(2), the Company has no plan or intention to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub in the Merger except for dispositions made in the ordinary course of business or to pay expenses incurred by the Company pursuant to the Merger;

         9. The Company intends to continue its historic business or use a significant portion of its historic business assets in a business following the Merger;

         10. The liabilities of the Company have been incurred by the Company in the ordinary course of its business;

         11. The fair market value of the Company's assets will, at the Effective Time of the Merger, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject;

         12. The Company is not and will not be at the Effective Time of the Merger an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

         13. The Company is not and will not be at the Effective Time of the Merger under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

         14. The Company has made no extraordinary distributions within the meaning of Temporary Federal Treasury Regulation Section 1.368-IT(e) with respect to its stock, prior to and in connection with the Merger;

         15. The Company has not redeemed and no "related person" with respect to the Company, as such term is defined by Treasury Regulation Section 1.368-1(e)(3), (without regard to Section 1.368-1(e)(3)(i)(A)), has purchased any Company Capital Stock prior to and in connection with the Merger;

         16. Except with respect to (i) payments of cash to shareholders of the Company lieu of fractional shares of Parent Common Stock, and (ii) payments of cash to shareholders of the Company perfecting dissenters' rights, one hundred percent (100%) of the shares of stock of the Company outstanding immediately prior to the Merger will be exchanged solely for shares of Parent Common Stock. Thus, except as set forth in the preceding sentence, the Company intends that no consideration be paid or received (directly or indirectly, actually or constructively) for shares of stock of the Company other than shares of Parent Common Stock. It is further represented that (i) all payments made for imaging services to be provided by R. Squared Limited to Data Tree LLC are not in excess of the fair market value of such services in the State of California, and such payments are, in fact, less than amounts paid to other comparable providers of such services in the State of California; (ii) with respect to the Promissory Note of R. Squared Limited, in the principal amount of ____________ and bearing interest at 8.0% per annum, contributed to Data Tree LLC in exchange for an eighteen percent Membership Interest therein, such note represents the full purchase price of such Membership Interest for an amount equal to and not less than the fair market value of such Membership Interest; and (iii) with respect to the Noncompetition Agreement contributed to Data Tree LLC in exchange for a two percent Membership Interest therein, the value of such Noncompetition Agreement represents the full purchase price of such Membership Interest for an amount equal to and not less than the fair market value of such Membership Interest;

         17. The fair market value of the shares of Parent Common Stock received by each shareholder of the Company will be approximately equal to the fair market value of the shares of stock of the Company surrendered in exchange therefor and the aggregate consideration received by shareholders of the Company in exchange for their shares of stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

         18. Each of Merger Sub, Parent, the Company and each shareholder of the Company will each pay separately his, her or its own expenses relating to the Merger;

         19. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount as a result of the Merger; Parent will assume no liabilities of the Company or any shareholder of the Company in connection with the Merger;

         20. The terms of the Reorganization Agreement and the other agreements relating thereto are the product of arm's length negotiations;

         21. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to any of their shares of stock of the Company; none of the shares of Parent Common Stock received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

         22. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a shareholder of Parent (a "Shareholder") during the Pre-Merger period (a "Stock Purchase"): (i) to the best knowledge of the Company, (A) the Stock Purchase was made by such Shareholder on its own behalf, rather than as a representative, or for the benefit of Parent, (B) the Stock Purchase was entered into solely to satisfy the separate interests of such Shareholder and the seller, and (C) the purchase price paid by such Shareholder pursuant to the Stock Purchase was the product of arm's length negotiations; and
(ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger; and

         23. The Company is authorized to make all of the representations set forth herein.


The undersigned recognizes that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreements and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of the Company pursuant to Parent's exercise of control over the Company after the Merger.

The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                         Very truly yours,

                                         DATA TREE CORPORATION,
                                         a California corporation



                                         By:___________________________________

                                         Title:________________________________

                                                                         ANNEX B



                               AGREEMENT OF MERGER

         AGREEMENT OF MERGER, dated as of ________ __, 1998 (the "Merger Agreement"), is made and entered into by and among The First American Financial Corporation, a California corporation ("FAFCO"), Image Acquisition Corp., a California corporation ("Merger Sub"), Data Tree Corporation, a California corporation (the "Company"), and Harish Chopra, an individual residing in Rancho Santa Fe, California (the "Major Shareholder"). The Company and Merger Sub are sometimes hereinafter referred to as the "Constituent Corporations."

                              W I T N E S S E T H:

          WHEREAS, FAFCO directly owns the one (1) outstanding share of stock of Merger Sub;

         WHEREAS, FAFCO, the Constituent Corporations and the Major Shareholder have previously entered into an Agreement and Plan of Merger, dated as of March 27, 1998 (the "Agreement and Plan of Merger"), providing for certain representations, warranties and agreements in connection with the transactions contemplated hereby; and

         WHEREAS, the respective boards of directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent
Corporations and in the best interest of the shareholders of the Constituent Corporations that Merger Sub be merged with and into the Company (the "Merger") so that the Company shall be the surviving corporation of the Merger.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    SECTION 1
                                   THE MERGER

          1.1 Effectiveness. The Merger shall become effective (the "Effective Time") upon the filing of this Merger Agreement with the Secretary of State of the State of California in accordance with Section 1103 of the California General Corporation Law (the "CGCL").

          1.2 Merger. At the Effective Time, (i) Merger Sub shall be merged with and into the Company, (ii) the separate existence of Merger Sub shall thereupon cease and (iii) the Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its corporate existence, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, under the laws of the State of California unaffected and unimpaired by the Merger.

          1.3 The Surviving Corporation. The Surviving Corporation shall succeed to all of the rights, privileges, immunities and franchises of Merger Sub, all of the properties and assets of Merger Sub and all of the debts, choses in action and other interests due or belonging to Merger Sub and shall be subject to, and responsible for, all of the debts, liabilities and obligations of Merger Sub with the effect set forth in the CGCL.

          1.4 Further Action. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Merger Agreement or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take all such action.

                                    SECTION 2
                          CORPORATE GOVERNANCE MATTERS

          2.1 Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation and the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

                                    SECTION 3
           MANNER OF CONVERTING SHARES OF THE CONSTITUENT CORPORATIONS

          3.1 Merger Sub Stock. At the Effective Time, each share of the Common Stock of Merger Sub outstanding prior to the Effective Time shall automatically be converted into and become one share of Common Stock of the Surviving Corporation, and each certificate representing shares of Merger Sub shall, without any action on the part of the holder thereof, be deemed to represent the same number of shares of the Surviving Corporation.

          3.2 Conversion of Company Common Stock. Except as provided in Section 3.5, at the Effective Time, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Applicable Multiple (as defined below) of fully paid and non-assessable shares of FAFCO Common Stock, $1.00 par value (the "Shares"). The term "Applicable Multiple" shall mean a fraction the numerator of which is the quotient resulting from the division of the Purchase Price (as defined below) by the number of shares of Company Common Stock outstanding as of the Effective time and the denominator of which is the average of the last reported sales price of one Share as reported on the New York Stock Exchange for the twenty consecutive trading days ending on the trading day immediately prior to the special meeting of the Company's shareholders at which the Company's shareholders will vote to approve the Merger, the Agreement and Plan of Merger and this Merger Agreement. The term "Purchase Price" means the difference between (x) $43,113,373 and (y) such reasonable fees and expenses of the counsel, accountants and financial advisors of the Company and personal counsel to the Major Shareholder which exceed $1,000,000.

          3.3 Closing of the Company's Stock Ledger. At and after the Effective Time, all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company. At the close of business on the day of the Effective Time-the stock ledger of the Company shall be closed with respect to all shares of such Company Common Stock.

          3.4 Exchange of Company Stock Certificates. At or prior to the Effective Time, FAFCO shall deposit with the First American Trust Company (the "Exchange Agent"), in trust for the holders of certificates (a "Company Stock Certificate") which immediately prior to the Effective Time represented shares of the Company's Common Stock, a certificate or certificates representing the number of Shares which each shareholder of the Company is to receive in the Merger. Upon surrender for cancellation to the Exchange Agent of a Company Stock Certificate, together with the letter of transmittal provided to each Company shareholder and duly executed and completed in accordance with the instructions thereon, the Exchange Agent shall promptly transfer to such shareholder the Shares to which such shareholder is entitled pursuant to Section 3.2. Until surrendered as contemplated by this Section-3.4, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of FAFCO Common Stock (and cash in lieu of any fractional share of FAFCO Common Stock as contemplated by Section 3.5), pursuant to this Merger Agreement. If any Company Stock Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue a certificate representing FAFCO Common Stock with respect to such lost, stolen or destroyed Company Stock Certificate in accordance with this Merger Agreement upon delivery by the owner of such lost, stolen or destroyed Company Stock Certificate to the Surviving Corporation of a bond in such sum as the Surviving Corporation may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to the Surviving Corporation against any claim that may be made against the Surviving Corporation with respect to the Company Stock Certificate claimed to have been lost, stolen or destroyed.

          3.5 No Fractional Shares. No fractional shares of FAFCO Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of FAFCO Common Stock shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash in the form of a check drawn on FAFCO in an amount (rounded to the nearest cent) equal to the value of such fractional share of FAFCO Common Stock.

          3.6 Dissenting Shares. Notwithstanding anything to the contrary contained in this Merger Agreement, any shares of Company Common Stock outstanding immediately prior to the Effective Time that were not voted in favor of the Merger and are held by shareholders who have complied with the applicable provisions of Chapter 13 of the CGCL (the "Dissenting Shares") shall not be converted into or represent the right to receive any Shares in accordance with
Section 3.2 (or cash in lieu of fractional shares in accordance with Section 3.5), and each holder of Dissenting Shares shall be entitled only to such rights as may be granted to such holder under Chapter 13 of the CGCL. From and after the Effective Time, a holder of Dissenting Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation. If any holder of Dissenting Shares shall fail to assert or perfect, or shall waive, rescind, withdraw or otherwise lose, such holder's right to dissent and obtain payment under Chapter 13 of the CGCL, then such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of Company Stock Certificate(s) previously representing such shares) FAFCO Common Stock in accordance with
Section 3.2 (and cash in lieu of any fractional share in accordance with Section 3.5).

                                    SECTION 4
                                  MISCELLANEOUS

         4.1      Termination.

         (a) Notwithstanding the approval of this Merger Agreement by the shareholders of the Company and Merger Sub, this Merger Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the parties to this Merger Agreement.

         (b) Notwithstanding the approval of this Merger Agreement by the shareholders of the Company and Merger Sub, this Merger Agreement shall terminate automatically in the event that the Agreement and Plan of Merger shall be terminated as provided therein.

         (c) In the event of the termination of this Merger Agreement as provided above, this Merger Agreement shall become void and there shall be no liability on the part of the Company, Merger Sub, FAFCO or the Major Shareholder or the Company's, Merger Sub's or FAFCO's respective officers or directors, except as otherwise provided in the Agreement and Plan of Merger.

          4.2 Amendment. This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of the Company or Merger Sub, but after such approval, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          4.3 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.


         IN WITNESS WHEREOF, the parties have duly executed this Agreement of Merger as of the date first written above.



                                           THE FIRST AMERICAN FINANCIAL
                                           CORPORATION


                                           By:
                                              Parker S. Kennedy
                                              President


                                           By:
                                              Mark R Arnesen
                                              Secretary



                                           IMAGE ACQUISITION CORP.


                                           By:
                                              Parker S. Kennedy
                                              President


                                           By:
                                              Mark R Arnesen
                                              Secretary



                                           DATA TREE CORPORATION


                                           By:
                                              Harish K. Chopra
                                              President


                                           By:
                                              Michael D. Reynolds
                                              Secretary



                                              Harish K. Chopra

                                                                         ANNEX C


                       CALIFORNIA GENERAL CORPORATION LAW

                         CHAPTER 13. DISSENTERS' RIGHTS

     1300. [RIGHT TO REQUIRE PURCHASE - "DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED]. -- (a) If the approval of the outstanding shares (Section
152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) or paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case were the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c)  As  used  in  this  chapter,   "dissenting   shareholder"   means  the
recordholder of dissenting shares and includes a transferee of record.

     1301. [DEMAND FOR PURCHASE]. -- (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivisions (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

     1302. [ENDORSEMENT OF SHARES]. -- Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     1303. [AGREED PRICE - TIME FOR PAYMENT].-- (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     1304. [DISSENTER'S ACTION TO ENFORCE PAYMENT]. -- (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market values of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     1305. [APPRAISER'S REPORT - PAYMENT - COSTS]. -- (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

     1306. [DISSENTING SHAREHOLDER'S STATUS AS CREDITOR]. -- To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     1307. [DIVIDENDS PAID AS CREDIT AGAINST PAYMENT]. -- Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     1308. [CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS]. -- Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

     1309. [TERMINATION OF DISSENTING SHAREHOLDER STATUS]. -- Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

     1310. [SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION]. -- If litigation is instituted to test the sufficiency of regularity of the votes of the shareholder in authorizing a reorganization, any proceedings under Section 1304 and 1305 shall be suspended until final determination of such litigation.

     1311. [EXEMPT SHARES]. -- This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     1312. [ATTACKING VALIDITY OF REORGANIZATION OR MERGER]. -- (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days, prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                         ANNEX D


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
    SECURITIES EXCHANGE ACT OF 1934

    FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997

                                       OR

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
    SECURITIES EXCHANGE ACT OF 1934

    FOR THE TRANSITION PERIOD FROM                      TO
                                   ---------------------  ---------------------

                        COMMISSION FILE NUMBER: 0-3658

                               ----------------
                   THE FIRST AMERICAN FINANCIAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

      INCORPORATED IN CALIFORNIA                              95-1068610
   (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

            114 EAST FIFTH STREET, SANTA ANA, CALIFORNIA 92701-4642
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                (714) 558-3211
              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

          SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

             COMMON                          NEW YORK STOCK EXCHANGE
   RIGHTS TO PURCHASE SERIES A
 JUNIOR PARTICIPATING PREFERRED              NEW YORK STOCK EXCHANGE
 ------------------------------              -----------------------
      (TITLE OF EACH CLASS)        (NAME OF EACH EXCHANGE ON WHICH REGISTERED)

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                     NONE

                               ----------------

     Indicate by check mark whether registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [_]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (17 C.F.R. 229.405) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [_]

     On March 18, 1998, the aggregate market value of voting stock held by non-affiliates was $887,616,253.

     On  March  18,  1998,   there  were  17,850,189   shares  of  Common  stock
outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE

     Portions of the registrant's definitive proxy statement are incorporated by reference in Part III of this report. The definitive proxy statement will be filed no later than 120 days after the close of Registrant's fiscal year.

  This report includes 58 pages.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART I

ITEM 1. BUSINESS.

     The Company

     The First American Financial Corporation (the "Company") was organized in 1894 as Orange County Title Company, succeeding to the business of two title abstract companies founded in 1889 and operating in Orange County, California. In 1924, the Company commenced issuing title insurance policies. In 1986, the Company began a diversification program by acquiring and developing financial service businesses closely related to the real estate transfer and closing process. The Company is a California corporation and has its executive offices at 114 East Fifth Street, Santa Ana, California 92701-4642. The Company's telephone number is (714) 558-3211. Unless the context otherwise indicates, the "Company," as used herein, refers to The First American Financial Corporation and its subsidiaries.

     General

     The Company, through its subsidiaries, is engaged in the business of providing real estate-related financial and information services to real property buyers and mortgage lenders. These services include title insurance, tax monitoring, credit reporting, property data services, flood certification, field inspection services, appraisal services, mortgage loan servicing systems, mortgage document preparation and home warranty services. The Company also provides investment, trust and thrift services. Financial information regarding each of the Company's primary business segments is included in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Item 8. Financial Statements and Supplementary Data" of Part II of this report. Although industry-wide data for 1997 are not currently available, the Company believes that its wholly owned subsidiary, First American Title Insurance Company ("First American"), was the largest title insurer in the United States, based on premiums written, and its wholly owned subsidiary, First American Real Estate Information Services, Inc., was the nation's largest provider of flood zone determinations, based on the number of flood zone determination reports issued, the nation's largest mortgage credit reporting service, based on the number of credit reports issued, and the nation's second largest provider of tax monitoring services, based on the number of loans under service. The Company also believes that its majority owned subsidiary, First American Home Buyers Protection Corporation, was the second largest provider of home warranties in the United States, based on the number of home protection contracts under service. Substantially all of the Company's title insurance, tax monitoring, credit reporting, flood zone determination and property information business results from resales and refinancings of real estate, including residential and commercial properties, and from the construction and sale of new properties. The Company's home warranty business results from residential resales and does not benefit from refinancings or commercial transactions. Resales and refinancings of residential properties constitute the major source of the Company's revenues. Real estate activity is cyclical in nature and is affected greatly by the cost and availability of long term mortgage funds. Real estate activity and, in turn, the Company's revenue base, can be adversely affected during periods of high interest rates and/or limited money supply. However, this adverse effect is mitigated in part by the continuing diversification of the Company's operations into areas outside of its traditional title insurance business.

     Overview of Title Insurance Industry

     Title insurance has become increasingly accepted as the most efficient means of determining title to, and the priority of interests in, real estate in nearly all parts of the United States. Today, virtually all real property mortgage lenders require their borrowers to obtain a title insurance policy at the time a mortgage loan is made.

     Title Policies. Title insurance policies are insured statements of the condition of title to real property, showing priority of ownership as indicated by public records, as well as outstanding liens, encumbrances and other matters of record, and certain other matters not of public record. Title insurance policies are issued on the basis of a title report, which is prepared after a search of the public records, maps, documents and prior title policies to ascertain the existence of easements, restrictions, rights of way, conditions, encumbrances or other matters affecting the title to, or use of, real property. In certain instances, a visual inspection of the property is also made. To facilitate the preparation of title reports, copies of public records, maps, documents and prior title policies may be compiled and indexed to specific properties in an area. This compilation is known as a "title plant."

     The beneficiaries of title insurance policies are generally real estate buyers and mortgage lenders. A title insurance policy indemnifies the named insured and certain successors in interest against title defects, liens and encumbrances existing as of the date of the policy and not specifically excepted from its provisions. The policy typically provides coverage for the real property mortgage lender in the amount of its outstanding mortgage loan balance and for the buyer in the amount of the purchase price. Coverage under a title insurance policy issued to a real property mortgage lender generally terminates upon the sale of the insured property unless the owner carries back a mortgage or makes certain warranties as to the title.

     Before issuing title policies, title insurers seek to limit their risk of loss by accurately performing title searches and examinations. The major expenses of a title company relate to such searches and examinations, the preparation of preliminary reports or commitments and the maintenance of title plants, and not from claim losses as in the case of property and casualty insurers.

     The Closing Process. Title insurance is essential to the real estate closing process in most transactions involving real property mortgage lenders. In a typical residential real estate sale transaction, title insurance is generally ordered on behalf of an insured by a real estate broker, lawyer, developer, lender or closer involved in the transaction. Once the order has been placed, a title insurance company or an agent conducts a title search to determine the current status of the title to the property. When the search is complete, the title company or agent prepares, issues and circulates a commitment or preliminary title report ("commitment") to the parties to the transaction. The commitment summarizes the current status of the title to the property, identifies the conditions, exceptions and/or limitations that the title insurer intends to attach to the policy and identifies items appearing on the title that must be eliminated prior to closing.

     The closing function, sometimes called an escrow in western states, is often performed by a lawyer, an escrow company or a title insurance company or agent (such person or entity, the "closer"). Once documentation has been prepared and signed, and mortgage lender payoff demands are in hand, the transaction is "closed." The closer records the appropriate title documents and arranges the transfer of funds to pay off prior loans and extinguish the liens securing such loans. Title policies are then issued insuring the priority of the mort- gage of the real property mortgage lender in the amount of its mortgage loan and the buyer in the amount of the purchase price. The time lag between the opening of the title order and the issuance of the title policy is usually be-tween 30 and 90 days.

     Issuing the Policy: Direct vs. Agency. A title policy can be issued directly by a title insurer or indirectly on behalf of a title insurer through agents which are not themselves licensed as insurers. Where the policy is issued by a title insurer, the search is performed by or at the direction of the title insurer, and the premium is collected and retained by the title insurer. Where the policy is issued by an agent, the agent performs the search, examines the title, collects the premium and retains a portion of the premium. The remainder of the premium is remitted to the title insurer as compensation for bearing the risk of loss in the event a claim is made under the policy. The percentage of the premium retained by an agent varies from region to region. A title insurer is obligated to pay title claims in accordance with the terms of its policies, regardless of whether it issues its policy directly or indirectly through an agent.

     Premiums. The premium for title insurance is due and earned in full when the real estate transaction is closed. Premiums are generally calculated with reference to the policy amount. The premium charged by a title insurer or an agent is subject to regulation in most areas. Such regulations vary from state to state.

THE COMPANY'S TITLE INSURANCE OPERATIONS

     Overview. The Company, through First American Title Insurance Company and its subsidiaries, transacts the business of title insurance through a network of more than 300 branch offices and over 4,000 independent agents. Through its branch office and agent network, the Company issues policies in all states (except Iowa), the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands, the Bahama Islands, Canada, Mexico, Bermuda, the United Kingdom and Australia. In Iowa, the Company provides abstracts of title only, because title insurance is not permitted. Through acquisitions and start-ups during the mid-1980s, the Company has grown from a large regional company to a nationwide company, becoming less dependent on operating revenues from any one state or region.

     Based on industry statistics showing premiums written in the major areas in which the Company operates, in 1996, the Company had the largest or second largest share of the title insurance market in 30 states and in the District of Columbia. In addition, the Company's national market share grew from 20.1% in 1995 to 20.4% in 1996. Industry statistics for 1997 are not currently available.

     The Company plans to continue increasing its share of the title insurance market through strategic acquisitions and further development of its existing branch office and agency operations. The Company also will continue to focus on expanding its share of the higher margin title insurance business conducted on behalf of commercial clients. The Company believes its national commercial market share has grown through programs directed at major developers, lenders and law firms.

     Sales and Marketing. The Company markets its title insurance services to a broad range of customers. The Company believes that its primary source of business is from referrals from persons in the real estate community, such as independent escrow companies, real estate brokers, developers, mortgage brokers, mortgage bankers, financial institutions and attorneys. In addition to the referral market, the Company markets its title insurance services directly to large corporate customers and certain mortgage lenders. As title agents contribute a large portion of the Company's revenues, the Company also markets its title insurance services to independent agents. The Company's marketing efforts emphasize the quality and timeliness of its services and its national presence.

     While  virtually all personnel in the Company's  title  insurance  business assist in marketing efforts, the Company maintains a sales force of approximately 1,000 persons dedicated solely to marketing. This sales force is located throughout the Company's branch office network. The Company provides its sales personnel with training in selling techniques, and each branch manager is responsible for hiring the sales staff and ensuring that sales personnel under his or her supervision are properly trained. In addition to this sales force, the Company has approximately 20 sales personnel in its national accounts department. One of the responsibilities of the national accounts department sales personnel is the coordination of marketing efforts directed at large real estate lenders and companies developing, selling, buying or brokering properties on a multistate basis. The Company also supplements the efforts of its sales force through general advertising in various trade and professional journals.

     The Company's increased commercial sales effort during the past decade has enabled the Company to expand its commercial business base. Because commercial transactions involve higher coverage amounts and yield higher premiums, commercial title insurance business generates greater profit margins than does residential title insurance business. Accordingly, the Company plans to continue to emphasize its commercial sales program.

     Although sales outside of the United States account for a small percentage of the Company's revenues, the Company believes that the acceptance of title insurance in foreign markets has increased in recent years. Accordingly, the Company plans to continue its international sales efforts, particularly in Canada, the United Kingdom and Australia.

     Underwriting. Before a title insurance policy is issued, a number of underwriting decisions are made. For example, matters of record revealed during the title search may require a determination as to whether an exception should be taken in the policy. The Company believes that it is important for the underwriting function to operate efficiently and effectively at all decision making levels so that transactions may proceed in a timely manner. To perform this function, the Company has underwriters at the branch level, the regional level and the national level. Based on the low turnover and longevity of First American's employees and its continuing training programs, the Company believes that its underwriting personnel are among the most experienced and well trained in the title insurance industry.

     Agency Operations. The relationship between the Company and each agent is governed by an agency agreement which states the conditions under which the agent is authorized to issue title insurance policies on behalf of the Company. The agency agreement also prescribes the circumstances under which the agent may be liable to the Company if a policy loss is attributable to error of the agent. Such agency agreements typically have a term of one to five years and are terminable immediately for cause.

     Due to the high incidence of agency fraud in the title insurance industry during the late 1980s, the Company instituted measures to strengthen its agent selection and audit programs. In determining whether to engage an independent agent, the Company investigates the agent's experience, background, financial condition and past performance. The Company maintains loss experience records for each agent and conducts periodic audits of its agents. The Company has also increased the number of agent representatives and agent auditors that it employs. Agent representatives periodically visit agents and examine their books and records. In addition to periodic audits, a full agent audit will be triggered if certain "warning signs" are evident. Warning signs that can trigger an audit include the failure to implement Company-required accounting controls, shortages of escrow funds and failure to remit underwriting fees on a timely basis.

     Title Plants. The Company's network of title plants constitutes one of its principal assets. A title search is conducted by searching the public records or utilizing a title plant. While public records are indexed by reference to the names of the parties to a given recorded document, most title plants arrange their records on a geographic basis. Because of this difference, records of a title plant are generally easier to search. Most title plants also index prior policies, adding to searching efficiency. Many title plants are computerized. Certain offices of the Company utilize jointly owned plants or utilize a plant under a joint user agreement with other title companies. The Company believes its title plants, whether wholly or partially owned or utilized under a joint user agreement, are among the best in the industry.

     With the formation of a limited liability corporation ("LLC") with Experian Group on January 1, 1998, the Company enhanced its investment in title plants. Experian Group contributed to the LLC its real estate information division, which the Company believes is the nation's leading operator of title plants, with the second largest repository of imaged title documents.

     The Company's title plants are carried on its balance sheet at original cost, which includes the cost of producing or acquiring interests in title plants or the appraised value of subsidiaries' title plants at dates of acquisition for companies accounted for as purchases. Thereafter, the cost of daily maintenance of these plants is charged to expense as incurred. A properly maintained title plant has an indefinite life and does not diminish in value with the passage of time. Therefore, in accordance with generally accepted accounting principles, no provision is made for depreciation of these plants. Since each document must be reviewed and indexed into the title plant, such maintenance activities constitute a significant item of expense. The Company is able to offset title plant maintenance costs at its plants through joint ownership and access agreements with other title insurers and title agents.

     Reserves for Claims and Losses. The Company provides for title insurance losses based upon its historical experience by a charge to expense when the related premium revenue is recognized. The resulting reserve for known claims and incurred but not reported claims reflects management's best estimate of the total costs required to settle all claims reported to the Company and claims incurred but not reported, and is considered by the Company to be adequate for such purpose.

     In settling claims, the Company occasionally purchases and ultimately sells the interest of the insured in the real property or the interest of the claimant adverse to the insured. The assets so acquired are carried at the lower of cost or fair value, less costs to sell. Notes, real estate and other assets purchased or otherwise acquired in settlement of claims, net of valuation reserves, totaled $12.2 million, $5.0 million and $3.9 million, respectively, as of December 31, 1997.

     Reinsurance and Coinsurance. The Company assumes and distributes large title insurance risks through mechanisms of reinsurance and coinsurance. In reinsurance agreements, in consideration for a portion of the premium, the reinsurer accepts that part of the risk which the primary insurer cedes to the reinsurer over and above the portion retained by the primary insurer. The primary insurer, however, remains liable for the total risk in the event that the reinsurer does not meet its obligation. As a general rule, the Company does not retain more than $25 million of coverage on any single policy. Under coinsurance agreements, each coinsurer is jointly and severally liable for the risk insured, or for so much thereof as is agreed to by the parties. The Company's reinsurance activities account for less than 1% of its total title insurance operating revenues.

     Competition. The title insurance business is highly competitive. The number of competing companies and the size of such companies varies in the different areas in which the Company conducts business. Generally, in areas of major real estate activity, such as metropolitan and suburban localities, the Company competes with many other title insurers. Approximately 90 title insurance underwriters are members of the American Land Title Association, the title insurance industry's national trade association. The Company's major nationwide competitors in its principal markets include Chicago Title and Trust Company (which also includes Ticor Title Insurance Company and Security Union Title Insurance Company) Land America Title Insurance Company (formerly Commonwealth Land Title Insurance Company and Lawyers Title Insurance Company), Stewart Title Guaranty Company, Old Republic Title Insurance Group and Fidelity National Title Insurance Company. In addition to these nationwide competitors, numerous agency operations throughout the country provide aggressive competition on the local level.

     The Company believes that competition for title insurance business is based primarily on the quality and timeliness of service, because parties to real estate transactions are usually concerned with time schedules and costs associated with delays in closing transactions. In those states where prices are not established by regulatory authorities, the price of title insurance policies is also an important competitive factor. The Company believes that it provides quality service in a timely manner at competitive prices.

THE COMPANY'S RELATED BUSINESSES

     As an adjunct to its title insurance business, in 1986 the Company embarked on a diversification program by acquiring and developing financial service businesses closely related to the real estate transfer and closing process. To date, these businesses include tax monitoring, credit reporting, property data services, flood certification, field inspection services, appraisal services, mortgage loan servicing systems, mortgage document preparation and home warranty services. The development of these businesses has allowed the Company to become the nation's leading company offering a full range of services to real property buyers and mortgage lenders. The Company also provides investment, trust and thrift services.

     The Real Estate Information Service Business. The real estate information service business encompasses tax monitoring, mortgage credit reporting, flood certification, mortgage loan servicing systems and other property information services.

     The tax monitoring service, established by the Company in 1987, advises real property mortgage lenders of the status of property tax payments due on real estate securing their loans. With the acquisition of TRTS Data Services, Inc., (now named First American Real Estate Information Services, Inc.) in November 1991, the Company believes that it is the second largest provider of tax monitoring services in the United States.

     Under a typical contract, a tax service provider monitors, on behalf of a mortgage lender, the real estate taxes owing on properties securing such lender's mortgage loans for the life of such loans. In general, providers of tax monitoring services, such as the Company's tax service, indemnify mortgage lenders against losses resulting from a failure to monitor delinquent taxes. Where a mortgage lender requires that tax payments be impounded on behalf of borrowers, providers of tax monitoring services, such as the Company's tax service, may be required to monitor and oversee the transfer of these monies to the taxing authorities and provide confirmation to lenders that such taxes have been paid.

     The Company's tax service business markets its product through a nationwide sales staff which calls on servicers and originators of mortgage loans. The Company's primary source of tax service business is from large multistate mortgage lenders. The Company's only major nationwide competitor in the tax service business is Transamerica Real Estate Tax Service. Because of its broad geographic coverage and the large number of mortgage loans not being serviced by a third party tax service provider, the Company believes that it is well positioned to increase its market share in the tax service market.

     The fee charged to service each mortgage loan varies from region to region, but generally falls within the $44 to $95 price range and is paid in full at the time the contract is executed. The Company recognizes revenues from tax service contracts over the estimated duration of the contracts as the related servicing costs are estimated to occur. However, income taxes are paid on the entire fee in the year the fee is received. The Company maintains minimal reserves for losses relating to its tax monitoring services because historically the Company's losses relating to such services have been negligible, and the Company is not presently aware of any reason why its historical loss experience will not continue at current levels.

     The Company's credit reporting service provides credit information reports for mortgage lenders throughout the United States. These reports are derived from two or more credit bureau sources and are summarized and prepared in a standard form acceptable to mortgage loan originators and secondary mortgage purchasers. The credit reporting service also provides prequalifying reports, merged credit data, resident screening services, business reports, credit scoring tools and personal credit reports. It also has recently branched into the consumer lending and risk scoring areas, providing credit reporting and information management services to automobile dealers, consumers and home equity lenders nationwide. The Company's credit reporting service has grown primarily through acquisitions. In 1994, the Company acquired all of the minority interests in its lower tier subsidiaries Metropolitan Credit Reporting Services, Inc., and Metropolitan Property Reporting Services, Inc. In 1994, the Company also acquired California Credit Data, Inc., and Prime Credit Reports, Inc., and in 1995, the Company acquired Credco, Inc. (now named First American Credco, Inc.). With the acquisition of First American Credco, Inc., the Company believes that it is now the largest mortgage credit reporting service in the United States.

     In January 1995, the Company acquired Flood Data Services, Inc. (now named First American Flood Data Services, Inc.). This business furnishes to mortgage lenders flood zone determination reports, which provide information on whether or not property securing a loan is in a governmentally delineated special flood hazard area. Federal legislation passed in 1994 requires that most mortgage lenders obtain a determination of the current flood zone status at the time each loan is originated and obtain updates during the life of the loan. First American Flood Data Services, Inc., is the largest provider of flood zone determinations in the United States.

     In April 1996, the Company acquired the Excelis Mortgage Loan Servicing System (MLS), now known as Excelis, Inc. Excelis MLS is the only commercially available real-time on-line servicing system that has been developed since 1990 to meet increasingly sophisticated market demands. The software employs rules-based technology which enables the user to customize the system to fit its individual servicing criteria and policies.

     In December 1996, the Company acquired Ward Associates, now known as First American Field Services. The company was combined with First American's existing field services company to provide comprehensive inspection and property preservation services to mortgage lenders nationwide. With the acquisition, the Company believes that it is now the second largest field services company in the United States.

     In May 1997, the Company purchased all of the operations of SMS, other than SMS' flood zone determination business. SMS is a leading provider of real estate information services to the U.S. mortgage and title insurance industries. The acquired businesses include SMS' credit division, which the Company believes is the third largest provider of U.S. mortgage credit information; SMS' property appraisal division, which the Company believes is the second largest provider of U.S. appraisal services; SMS' title division, which provides title and closing services throughout the United States, servicing primarily home equity mortgage institutions; SMS' settlement services business, which provides title plant systems and accounting services, as well as escrow closing software, to the title industry; and a controlling interest in what is believed by the Company to be the largest mortgage document preparation firm.

     On January 1, 1998, the Company and its real estate information service subsidiaries (other than Excelis, Inc.) (the "Real Estate Information Subsidiaries") consummated a business transaction with Experian Group ("Experian"), pursuant to which First American Real Estate Solutions LLC ("FARES") was established. Under the transaction, the Real Estate Information subsidiaries contributed substantially all of their assets and liabilities to FARES in exchange for an 80% ownership interest and Experian transferred substantially all of the assets and liabilities of its Real Estate Solutions division ("RES") to FARES in exchange for a 20% ownership interest. RES is believed to be the nation's foremost supplier of core real estate data, providing, among other things, property valuation information, title information, tax information and imaged title documents. As a result of this transaction, the Company believes that FARES will become the nation's largest and most diverse provider of information technology and decision support solutions for the mortgage and real estate industries.

     The Home Warranty Business. The Company's home warranty business commenced operations in 1984, in part with the proceeds of a $1.5 million loan from the Company which was, in 1986, converted to a majority equity interest. The Company currently owns 79% of its home warranty business, which is operated as a second tier subsidiary, with the balance owned by management of that subsidiary. The Company's home warranty business issues one-year warranties which protect homeowners against defects in household systems and appliances, such as plumbing, water heaters and furnaces. The Company's home warranty subsidiary currently charges approximately $245 to $295 for its basic home warranty contract. Optional coverage is available for air conditioners, pools, spas, washers, dryers and refrigerators for charges ranging from approximately $25 to $125. For an additional charge, coverage is renewable annually at the option of the homeowner upon approval by the home warranty subsidiary. Fees for the warranties are paid at the closing of the home purchase and are recognized monthly over a 12-month period. Home warranties are marketed through real estate brokers and agents. This business is conducted in certain counties of Arizona, California, Nevada, Texas, Utah and Washington. In early 1997, the home warranty subsidiary expanded operations to North and South Carolina. The principal competitor of the Company's home warranty business is American Home Shield, a subsidiary of Service Master L.P.

     The Trust Business. Since 1960, the Company has conducted a general trust business in California, acting as trustee when so appointed pursuant to court order or private agreement. In 1985, the Company formed a banking subsidiary into which its subsidiary trust operation was merged. As of December 31, 1997, the trust operation was administering fiduciary and custodial assets having a market value in excess of $1.3 billion.

     The Thrift Business. During 1988, the Company, through a majority owned subsidiary, acquired an industrial loan corporation (the "Thrift") that accepts thrift deposits and uses deposited funds to originate and purchase loans secured by commercial properties in Southern California. As of December 31, 1997, the Thrift had approximately $62.5 million of demand deposits and $65.5 million of loans outstanding.

     The loans made or acquired by the Thrift currently range in amount from $20,000 to $1,105,000 with an average loan balance of $270,500. Loans are made only on a secured basis, at loan-to-value percentages no greater than 75%. The Thrift specializes in making commercial real estate loans. In excess of 93% of the Thrift's loans are made on a variable rate basis. The average yield on the Thrift's loan portfolio as of December 31, 1997, was 11%. A number of factors are included in the determination of average yield, principal among which are loan fees and closing points amortized to income, prepayment penalties recorded as income, and amortization of discounts on purchased loans. The Thrift's primary competitors in the Southern California commercial real estate lending market are local community banks, other thrift and loan companies and, to a lesser extent, commercial banks. The Company believes that many borrowers who might be eligible for loans from commercial banks use thrift and loan companies, such as the Thrift, because, in general, thrift and loan companies offer longer maturity loans than do commercial banks, which typically offer one-year renewable loans. There is, however, a higher degree of risk associated with longer term loans than shorter term loans. The Thrift's average loan is 60 months in duration.

     The performance of the Thrift's loan portfolio is evaluated on an ongoing basis by management of the Thrift. The Thrift places a loan on nonaccrual status when two payments become past due. When a loan is placed on nonaccrual status, the Thrift's general policy is to reverse from income previously accrued but unpaid interest. Income on such loans is subsequently recognized only to the extent that cash is received and future collection of principal is probable. Interest income on nonaccrual loans which would have been recognized during the year ended December 31, 1997, if all of such loans had been current in accordance with their original terms, totaled $35,000. Interest income actually recognized on these nonaccrual loans for the year ended December 31, 1997, was $24,000. The following table sets forth the amount of the Thrift's nonperforming loans as of the dates indicated.

                                                                YEAR ENDED DECEMBER 31,
                                                       --------------------------------------
                                                       1997    1996    1995    1994    1993
                                                       ----    ----    ------  ------  ------
                                                                      ($000)

NONPERFORMING ASSETS:
Loans accounted for on a nonaccrual basis........      $287    $166   $1,956   $1,741   $1,833
Accruing loans past due 90 or more days..........
Troubled debt restructurings.....................
                                                       ----    ----   ------   ------   ------
  Total..........................................      $287    $166   $1,956   $1,741   $1,833
                                                       ====    ====   ======   ======   ======

     Based on a variety of factors concerning the creditworthiness of its borrowers, the Thrift determined that it had $1,419,000 of potential problem loans in existence as of December 31, 1997.

     The Thrift's allowance for loan losses is established through charges to earnings in the form of provision for loan losses. Loan losses are charged to, and recoveries are credited to, the allowance for loan losses. The provision for loan losses is determined after considering various factors, such as loan loss experience, maturity of the portfolio, size of the portfolio, borrower credit history, the existing allowance for loan losses, current charges and recoveries to the allowance for loan losses, the overall quality of the loan portfolio, and current economic conditions, as determined by management of the Thrift, regulatory agencies and independent credit review specialists. While many of these factors are essentially a matter of judgment and may not be reduced to a mathematical formula, the Company believes that, in light of the collateral securing its loan portfolio, the Thrift's current allowance for loan losses is an adequate allowance against foreseeable losses.

     The following table provides certain information with respect to the Thrift's allowance for loan losses as well as charge-off and recovery activity.

                                                   YEAR ENDED DECEMBER 31,
                                          ------------------------------------------
                                          1997      1996     1995      1994    1993
                                          ------    ------   ------    -----   -----
                                                         ($000)
Allowance for Loan Losses:
  Balance at beginning of year........... $1,050    $1,344   $  950    $ 750   $ 500
                                          ------    ------   ------    -----   -----
  Charge-Offs:
    Real estate-mortgage.................  (136)    (766)    (194)     (311)   (66)
    Assigned lease payments..............    (5)      (9)      (9)      (21)   (44)
    Other................................
                                          ------    ------   ------    -----   -----
                                           (136)    (771)    (203)     (320)   (131)
                                          ------    ------   ------    -----   -----
Recoveries:
  Real estate-mortgage...................     6       26                 55       3
  Assigned lease payments................    22       18       35        28      32
  Other..................................                                        23
                                          ------    ------   ------    -----   -----
                                             28       44       35        83      58
                                          ------    ------   ------    -----   -----
  Net (charge-offs) recoveries...........  (108)    (727)     (168)    (237)    (73)
  Provision for losses...................   243      433       562      437     323
                                          ------    ------   ------    -----   -----
Balance at end of year................... $1,185   $1,050    $1,344    $950    $ 750
                                          ======   =======   ======    =====   =====
Ratio of net charge-offs during the year
 to average loans outstanding during the
 year....................................    .2%     1.4%       .4%      .6%     .2%
                                          ======   ======    ======    =====   =====

     The adequacy of the Thrift's allowance for loan losses is based on formula allocations and specific allocations. Formula allocations are made on a percentage basis which is dependent on the underlying collateral, the type of loan and general economic conditions. Specific allocations are made as problem or potential problem loans are identified and are based upon an evaluation by the Thrift's management of the status of such loans. Specific allocations may be revised from time to time as the status of problem or potential problem loans changes.

  The following table shows the allocation of the Thrift's allowance for loan losses and the percent of loans in each category to total loans at the dates indicated.

                                                      YEAR ENDED DECEMBER 31,
                          -------------------------------------------------------------------------------
                               1997            1996            1995            1994            1993
                          --------------- --------------- --------------- --------------- ---------------
                                    % OF            % OF            % OF            % OF            % OF
                          ALLOWANCE LOANS ALLOWANCE LOANS ALLOWANCE LOANS ALLOWANCE LOANS ALLOWANCE LOANS
                          --------- ----- --------- ----- --------- ----- --------- ----- --------- -----
                                                              ($000)
Loan Categories:
 Real estate-mortgage...   $1,116    100   $1,015    100   $1,300     99    $879      99    $635      98
 Real estate-
  construction..........                                        3      1
 Assigned lease
  payments..............       39              34              41             71       1      95       1
 Other..................       30               1                                             20       1
                           ------    ---   ------    ---   ------    ---    ----     ---    ----     ---
                           $1,185    100   $1,050    100   $1,344    100    $950     100    $750     100
                           ======    ===   ======    ===   ======    ===    ====     ===    ====     ===

ACQUISITIONS

     Commencing in the 1960s, the Company initiated a growth program with a view to becoming a nationwide provider of title insurance. This program included expansion into new geographic markets through internal growth and selective acquisitions. In 1986 the Company began expanding into other real estate-related financial services. To date, the Company has made numerous strategic acquisitions designed to expand not only its direct title operations, but also the range of services it can provide to real property buyers and mortgage lenders. During the current year, some of the key acquisitions made by the Company in furtherance of this strategy were:

     ACQUIRED ENTITY                                        PRINCIPAL MARKET(S)
     ---------------                                        -------------------
     Title Insurance:
       Settlers Abstract................................... Pennsylvania
       Hillam Title Agency................................. Utah
       Klamath County Title Company........................ Oregon
       Illini Title Services, Inc.......................... Illinois
       Pekin Abstract & Title Company...................... Illinois
       Woodford County Abstract & Title.................... Illinois
       Miller Abstract..................................... Missouri
       Donegan Abstract.................................... Texas
       Service Standard.................................... U.S. Virgin Islands
     Real Estate Information Services: (1)
       Strategic Mortgage Services, Inc.................... Nationwide
       Real Estate Solutions (1)........................... Nationwide

--------
(1) On January 1, 1998, the Company formed a limited liability corporation (LLC) with Experian Group (Experian). The purpose of the LLC is to combine certain operations of the Company's subsidiary, First American Real Estate Information Services, Inc., with Experian's Real Estate Solutions division (RES). The LLC is 80% owned by the Company and 20% owned by Experian.

REGULATION

     The title insurance business is heavily regulated by state insurance regulatory authorities. These authorities generally possess broad powers with respect to the licensing of title insurers, the types and amounts of investments that title insurers may make, insurance rates, forms of policies and the form and content of required annual statements, as well as the power to audit and examine title insurers. Under state laws, certain levels of capital and surplus must be maintained and certain amounts of securities must be segregated or deposited with appropriate state officials. Various state statutes require title insurers to defer a portion of all premiums in a reserve for the protection of policyholders and to segregate investments in a corresponding amount. Further, most states restrict the amount of dividends and distributions a title insurer may make to its shareholders.

     The Company's home warranty business also is subject to regulation by insurance authorities in the states in which it conducts such business. The Company's trust company and industrial loan company are both subject to regulation by the Federal Deposit Insurance Corporation. In addition, the Company's trust company is regulated by the California Superintendent of Banks and the Company's industrial loan company is regulated by the California Commissioner of Corporations.

INVESTMENT POLICIES

     The Company invests primarily in cash equivalents, federal and municipal governmental securities, mortgage loans and investment grade debt and equity securities. The largely fixed income portfolio is classified in the Company's financial statements as "available for sale." In addition to the Company's investment strategy, state laws impose certain restrictions upon the types and amounts of investments that may be made by the Company's regulated subsidiaries.

EMPLOYEES

     The following table provides a summary of the total number of employees of the Company as of December 31, 1997:

                                                                       NUMBER OF
            BUSINESS                                                   EMPLOYEES
            --------                                                   ---------
       Title insurance................................................  10,424
       Real estate information services...............................   2,106
       Home warranty..................................................     295
       Trust and banking..............................................     105
                                                                        ------
         Total........................................................  12,930
                                                                        ======

ITEM 2. PROPERTIES.

     The Company owns two adjacent office buildings in Santa Ana, California, which house its executive offices, its trust and banking subsidiary and the Orange County title insurance branch operations. This complex, which contains approximately 105,000 square feet of floor space and an enclosed parking area, comprises one city block. The Company also owns an 18,000 square foot office building located across the street from its main offices. This building is used primarily for storage.

     The Company's title insurance subsidiary, First American, and its subsidiaries, own or lease buildings or office space in more than 400 locations throughout the United States and Canada, principally for their respective title operations.

     The Company's real estate information subsidiary, First American Real Estate Information Services, Inc. ("FAREISI"), houses its national operations in a leased 231,000 square foot office building in Dallas, Texas. FAREISI's corporate headquarters are housed in a leased office building located in St. Petersburg, Florida. In addition, FAREISI and its subsidiaries lease office space in more than 75 locations throughout the United States, principally for their respective operations.

     The Company's home warranty subsidiary owns 1.7 acres of land in Van Nuys, California, which contains a 20,000 square foot office building, a 7,000 square foot warehouse and a parking lot.

     Each of the office facilities occupied by the Company or its subsidiaries is in good condition and adequate for its intended use.

ITEM 3. LEGAL PROCEEDINGS.

     The Company is involved in numerous routine legal proceedings incidental to such businesses described in Item 1 above. Some of these proceedings involve claims for damages in material amounts. At this time, however, the Company does not anticipate that the resolution of any of these proceedings will have a materially adverse effect on its financial condition.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     No matters were submitted to a vote of security holders during the fourth quarter of the fiscal year covered by this report.

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER
MATTERS.

 Common Stock Market Prices and Dividends

     The Company's common stock trades on the New York Stock Exchange (ticker symbol FAF). The approximate number of record holders of common stock on February 25, 1998, was 3,033.

     High and low stock prices and  dividends  for the last two years were (Note
A):

                                          1997                    1996
                                 ----------------------- -----------------------
                                                 CASH                    CASH
                                 ------------- --------- ------------- ---------
                                   HIGH-LOW                HIGH-LOW
   QUARTER ENDED                     RANGE     DIVIDENDS     RANGE     DIVIDENDS
   -------------                 ------------- --------- ------------- ---------
   March 31..................... $29.75-$25.08   $.12    $21.33-$16.75   $.10
   June 30...................... $26.58-$20.92   $.12    $22.50-$16.59   $.12
   September 30................. $40.21-$26.00   $.135   $23.83-$19.50   $.12
   December 31.................. $49.25-$39.83   $.135   $27.42-$22.42   $.12

     While the Company expects to continue its policy of paying regular quarterly cash dividends, future dividends will be dependent on future earnings, financial condition and capital requirements. The payment of dividends is subject to the restrictions described in Note 2 to the consolidated financial statements included in "Item 8. Financial Statements and Supplementary Data" of
Part II of this report.

RECENT SALES OF UNREGISTERED SECURITIES

     In the last three years, the Company has issued unregistered shares of its common stock to the sellers of the businesses in the acquisitions listed below.

                                                           NUMBER
                                                             OF
                                                           SHARES
                                                            (Note  CONSIDERATION
   DATE OF SALE                                              A)      RECEIVED
   ------------                                            ------- -------------
   September 14, 1995.....................................  67,500  $1,108,000
   December 29, 1995......................................  90,000  $1,605,000
   September 13, 1996.....................................  98,063  $2,173,719
   December 10, 1996...................................... 250,715  $5,417,149
   July 8, 1997...........................................   7,200  $  192,600
   November 17, 1997......................................   7,755  $  315,047
   December 31, 1997......................................     825  $   40,630

--------
Note A--After adjustment for 3-for-2 stock split effected January 15, 1998

ITEM 6. SELECTED FINANCIAL DATA.

       THE FIRST AMERICAN FINANCIAL CORPORATION AND SUBSIDIARY COMPANIES

                                          YEAR ENDED DECEMBER 31
                          ----------------------------------------------------------
                             1997        1996        1995        1994        1993
                          ----------  ----------  ----------  ----------  ----------
                           (IN THOUSANDS, EXCEPT PERCENT, PER SHARE AMOUNTS AND
                                              EMPLOYEE DATA)
Revenues................  $1,887,461  $1,597,566  $1,250,216  $1,376,393  $1,398,426
Net income..............  $   64,709  $   53,589  $    7,587  $   18,945  $   66,291
Total assets............  $1,168,144  $  979,794  $  873,778  $  828,649  $  786,448
Notes and contracts
 payable................  $   41,973  $   71,257  $   77,206  $   89,600  $   85,022
Stockholders' equity....  $  411,412  $  352,465  $  302,767  $  292,110  $  283,718
Return on average
 stockholders' equity...        16.9%       16.4%        2.6%        6.6%       26.5%
Cash dividends on common
 shares.................  $    8,818  $    7,928  $    6,850  $    6,869  $    5,840
Per share of common
 stock
 (Notes A & B)--
  Net income
    Basic...............  $     3.73  $     3.12  $      .44  $     1.10  $     3.89
    Diluted.............  $     3.64  $     3.09  $      .44  $     1.10  $     3.89
  Stockholders' equity..  $    23.68  $    20.34  $    17.69  $    17.09  $    16.62
  Cash dividends........  $      .51  $      .46  $      .40  $      .40  $      .34
Number of common shares
 outstanding (Note A)--
  Weighted average
   during the year
    Basic...............      17,362      17,179      17,105      17,171      17,030
    Diluted.............      17,785      17,325      17,105      17,171      17,030
  End of year...........      17,374      17,331      17,117      17,093      17,072
Title orders opened
 (Note C)...............       1,173       1,027         894         873       1,218
Title orders closed
 (Note C)...............         886         775         667         723         933
Number of employees.....      12,930      11,611      10,149       9,033      10,679

--------
Note A--After adjustment for 3-for-2 stock split effected January 15, 1998, and restatement for the adoption of Statement of Financial Accounting Standards No. 128, "Earnings per Share."

Note B--Per share information relating to net income is based on the weighted average number of shares outstanding for the years presented. Per share information relating to stockholders' equity is based on shares outstanding at the end of each year.

Note C--Title order volumes are those processed by the direct title operations of the Company and do not include orders processed by agents.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS.

     Any statements in this document looking forward in time involve risks and uncertainties, including but not limited to the following risks: the effect of interest rate fluctuations; changes in the performance of the real estate markets; the effect of changing economic conditions; and the demand for and the acceptance of the Company's products.

 Results of Operations

     OVERVIEW--As with all providers of real estate-related financial and information services, the Company's revenues depend, in large part, upon the level of real estate activity and the cost and availability of mortgage funds. The majority of the Company's revenues for the title insurance and real estate information segments result from resales and refinancings of residential real estate and, to a lesser extent, from commercial transactions and the construction and sale of new properties. Revenues for the Company's home warranty segment result primarily from residential resale activity and do not benefit from refinancings. Traditionally, the greatest volume of real estate activity, particularly residential resale, has occurred in the spring and summer months. However, in recent years, interest rate adjustments by the Federal
Reserve Board, as well as other economic factors, have caused unusual fluctuations in the traditional pattern of real estate activity. During 1994 the Federal Reserve Board raised interest rates. This, coupled with the persistently poor real estate economy in California and the effects of the traditional seasonal real estate cycle, resulted in a low inventory of open transactions going into 1995. As a result, 1995 first quarter operating revenues experienced a 30% decline when compared with the same period of the prior year. In response to the severe decline in new orders, the Company instituted personnel reductions. However, the cost-cutting measures lagged the revenue declines, resulting in losses for the first quarter 1995. Mortgage interest rates peaked in January 1995 and decreased throughout the remainder of the year and into 1996. This decrease, as well as increased consumer confidence, contributed significantly to an improved national real estate economy during the second half of 1995, and resulted in a 26% improvement in operating revenues when compared to the first half of 1995. This resurgence in real estate activity generated a high inventory of open transactions going into 1996, which, together with the continuation of lower mortgage interest rates, the improved national real estate economy (including the beginnings of a recovery in California) and the Company's successful integration of its diverse businesses, resulted in strong revenues and profits for 1996. These favorable conditions continued into 1997, contributing to record-setting residential resale transactions, an increase in new home sales and renewed commercial activity. In addition, stability in the marketplace prompted an increase in refinance and home equity transactions, primarily towards the latter part of the year. These factors, as well as market share increases in all of the Company's primary business segments, culminated in 1997 being the best year overall in the Company's history.

  OPERATING REVENUES--A summary by segment of the Company's operating revenues is as follows:

                                      1997      %     1996     %     1995     %
                                   ----------- --- ---------- --- ---------- ---
                                          (IN THOUSANDS, EXCEPT PERCENT)
Title Insurance:
  Direct Operations............... $   761,774  41 $  626,314  40 $  517,616  42
  Agency Operations...............     700,193  38    641,919  41    517,173  42
                                   ----------- --- ---------- --- ---------- ---
                                     1,461,967  79  1,268,233  81  1,034,789  84
Real Estate Information...........     331,372  18    246,745  16    145,755  12
Home Warranty.....................      46,859   2     38,351   2     32,531   3
Trust and Banking.................      20,007   1     17,839   1     14,110   1
                                   ----------- --- ---------- --- ---------- ---
                                   $ 1,860,205 100 $1,571,168 100 $1,227,185 100
                                   =========== === ========== === ========== ===

     Operating revenues from direct title operations increased 21.6% in 1997 over 1996 and 21.0% in 1996 over 1995. These increases were attributable to increases in the number of title orders closed by the Company's direct operations, as well as increases in the average revenues per order closed. The Company's direct operations closed 885,600, 775,100 and 667,200 title orders during 1997, 1996 and 1995, respectively, representing increases of 14.3% in 1997 over 1996 and 16.2% in 1996 over 1995. These increases were primarily due to the continuation of lower mortgage interest rates, the improved national real estate economy (including California, a state highly concentrated with direct operations) and an increase in the Company's national market share. The average revenues per order closed were $860, $808 and $776 for 1997, 1996 and 1995, respectively, representing increases of 6.4% in 1997 over 1996 and 4.1% in 1996 over 1995. These increases were primarily attributable to an increased mix of residential resale activity, appreciating home values and a resurgence in commercial real estate activity. Operating revenues from agency operations increased 9.1% in 1997 over 1996 and 24.1% in 1996 over 1995. These fluctuations were primarily attributable to the same factors affecting direct operations mentioned above, compounded by the inherent delay in the reporting by agents.

     Real estate information operating revenues increased 34.3% in 1997 over 1996 and 69.3% in 1996 over 1995. These increases were primarily attributable to the same factors affecting title insurance mentioned above and $53.8 million and $11.3 million of operating revenues contributed by new acquisitions in 1997 and 1996, respectively.

     Home warranty operating revenues increased 22.2% in 1997 over 1996 and 17.9% in 1996 over 1995. These increases were primarily attributable to improvements in certain of the residential resale markets in which this segment operates, successful geographic expansion, increased consumer awareness and increases in the number of annual renewals.

     INVESTMENT AND OTHER INCOME--Investment and other income increased 3.3% in 1997 over 1996. This increase was primarily attributable to a 4.8% increase in the average investment portfolio balance and increased equity in earnings of unconsolidated subsidiaries, offset in part by an increase of $0.9 million in losses from the sales of fixed assets. Investment and other income increased 14.6% in 1996 over 1995. This increase was primarily attributable to an increase in realized investment gains of $1.7 million, as well as an increase in fixed income securities, offset in part by a 5.4% decrease in the average investment portfolio balance.

     SALARIES AND OTHER PERSONNEL COSTS--A summary by segment of the Company's salaries and other personnel costs is as follows:

                                            1997    %    1996    %    1995    %
                                          -------- --- -------- --- -------- ---
                                              (IN THOUSANDS, EXCEPT PERCENT)
   Title Insurance....................... $498,424  77 $413,164  78 $352,745  82
   Real Estate Information...............  119,856  18   90,559  17   57,738  13
   Home Warranty.........................   11,430   2    9,075   2    7,714   2
   Trust and Banking.....................    7,061   1    6,621   1    4,799   1
   Corporate.............................   10,979   2   11,831   2    8,988   2
                                          -------- --- -------- --- -------- ---
                                          $647,750 100 $531,250 100 $431,984 100
                                          ======== === ======== === ======== ===

     The Company's title insurance segment is labor intensive; accordingly, a major variable expense component is salaries and other personnel costs. This expense component is affected by two competing factors: the need to monitor personnel changes to match corresponding or anticipated new orders, and the need to provide quality service. In addition, the Company's growth in operations which specialize in builder and lender business has created ongoing fixed costs required to service accounts.

     Title insurance personnel expenses increased 20.6% in 1997 over 1996 and 17.1% in 1996 over 1995. These increases were primarily attributable to the costs incurred servicing the increasing volume of title orders and, to a lesser extent, acquisition activity and salary increases. Contributing to the increase for 1997 was an increased mix of more labor intensive residential resale transactions. The Company's direct operations opened 1,173,300, 1,026,900 and 894,400 title orders in 1997, 1996 and 1995, respectively, representing increases of 14.3% in 1997 over 1996 and 14.8% in 1996 over 1995.

     Real estate information personnel expenses increased 32.4% in 1997 over 1996 and 56.8% in 1996 over 1995. These increases were primarily attributable to costs incurred servicing the increase in business volume, costs associated with in-house development of new electronic communications delivery systems for information-based products, and approximately $20.7 million and $8.6 million of costs attributable to company acquisitions for 1997 and 1996, respectively.

     Home warranty personnel expenses increased 26.0% in 1997 over 1996 and 17.6% in 1996 over 1995. These increases were primarily due to the additional personnel required to service the increased business volume in the states this segment currently services, as well as new geographic expansion and modest salary increases.

  PREMIUMS RETAINED BY AGENTS--A summary of agent retention and agent revenues is as follows:

                                                        1997     1996     1995
                                                      -------- -------- --------
                                                        (IN THOUSANDS, EXCEPT
                                                               PERCENT)
   Agent Retention................................... $563,137 $516,593 $413,444
                                                      ======== ======== ========
   Agent Revenues.................................... $700,193 $641,919 $517,173
                                                      ======== ======== ========
   % Retained by Agents..............................      80%      80%      80%
                                                      ======== ======== ========

     The premium split between underwriter and agents is in accordance with their respective agency contracts and can vary from region to region due to divergencies in real estate closing practices as well as rating structures. As a result, the percentage of title premiums retained by agents may vary due to the geographical mix of revenues from agency operations.

  OTHER OPERATING EXPENSES--A summary by segment of the Company's other operating expenses is as follows:

                                            1997    %    1996    %    1995    %
                                          -------- --- -------- --- -------- ---
                                              (IN THOUSANDS, EXCEPT PERCENT)
   Title Insurance....................... $247,579  60 $216,514  67 $186,876  72
   Real Estate Information...............  142,985  35   91,249  29   59,527  23
   Home Warranty.........................    2,071        1,323        1,843   1
   Trust and Banking.....................    8,093   2    6,982   2    5,650   2
   Corporate.............................   10,591   3    6,641   2    3,927   2
                                          -------- --- -------- --- -------- ---
                                          $411,319 100 $322,709 100 $257,823 100
                                          ======== === ======== === ======== ===

     Title insurance other operating expenses increased 14.3% in 1997 over 1996 and 15.9% in 1996 over 1995. These increases were primarily the result of the impact created by the changes in incremental costs (i.e., office supplies, document reproduction, messenger services, plant maintenance and title search costs) associated with the relative changes in title order volume. Also contributing to the increases were marginal price level increases, offset in part by successful cost-containment programs.

     Real estate information other operating expenses increased 56.7% in 1997 over 1996 and 53.3% in 1996 over 1995. These increases were primarily attributable to costs incurred servicing the increased business activity, as well as $33.5 million and $7.0 million of other operating costs relating to acquisitions in 1997 and 1996, respectively, offset in part by cost- containment programs. Contributing to the increases were costs incurred developing and enhancing new electronic communications delivery systems for information-based products and costs associated with assimilating and expanding this segment's increased operations.

     Provision for title losses and other claims--A summary by segment of the Company's provision for title losses and other claims is as follows:

                                              1997    %   1996    %   1995    %
                                             ------- --- ------- --- ------- ---
                                               (IN THOUSANDS, EXCEPT PERCENT)
   Title Insurance.......................... $52,924  59 $58,909  68 $68,338  76
   Real Estate Information..................   9,874  11   4,453   5   3,166   3
   Home Warranty............................  27,338  30  23,055  27  18,857  21
   Trust and Banking........................     187          70          26
                                             ------- --- ------- --- ------- ---
                                             $90,323 100 $86,487 100 $90,387 100
                                             ======= === ======= === ======= ===

     The provision for title insurance losses expressed as a percentage of title insurance operating revenues was 3.6% in 1997, 4.6% in 1996, and 6.6% in 1995. These decreases reflect an ongoing improvement in the Company's claims experience. The provision for home warranty losses as a percentage of home warranty operating revenues was 58.3% in 1997, 60.1% in 1996 and 58.0% in 1995. These fluctuations were primarily attributable to the relative changes in the average number of claims per contract experienced during these periods.

     Depreciation and amortization--Depreciation and amortization as well as capital expenditures are summarized in Note 16 to the consolidated financial statements.

     Interest--Interest expense increased 108.4% in 1997 over 1996 and decreased 23.2% in 1996 when compared with 1995. The increase in 1997 was primarily due to $5.7 million of interest expense related to the Company's junior subordinated deferrable interest debentures, offset in part by a 23.7% reduction in the average outstanding debt balance. The decrease in 1996 was primarily attributable to a 13.5% reduction in the average outstanding debt balance and a reduced interest rate option on the Company's variable rate indebtedness. For descriptions of the Company's borrowings under its bank credit agreement and its junior subordinated deferrable interest debentures, see Notes 8 and 13 to the consolidated financial statements, respectively.

     Minority interests--Minority interests in net income of consolidated subsidiaries increased 40.1% in 1997 over 1996 and 23.1% in 1996 over 1995. These increases were attributable to the relatively strong operating results of the Company's less than 100% owned subsidiaries, offset in part by purchases of shares from minority shareholders.

     Pretax profits--A summary by segment of the Company's pretax profits is as follows:

                                          1997     %    1996     %   1995     %
                                        --------  --- --------  --- -------  ---
                                           (IN THOUSANDS, EXCEPT PERCENT)
   Title Insurance..................... $ 95,636   62 $ 66,056   51 $17,540   37
   Real Estate Information.............   45,317   29   52,581   40  19,690   42
   Home Warranty.......................    9,741    6    8,178    6   6,828   14
   Trust and Banking...................    4,062    3    3,728    3   3,304    7
                                        --------  --- --------  --- -------  ---
                                         154,756  100  130,543  100  47,362  100
                                        --------  === --------  === -------  ===
   Corporate...........................  (31,643)      (24,678)     (19,948)
                                        --------      --------      -------
                                        $123,113      $105,865      $27,414
                                        ========      ========      =======

     The Company's profit margins and pretax profits vary according to a number of factors, including the volume, composition (residential or commercial) and type (resale, refinancing or new construction) of real estate activity. For example, in title insurance operations, commercial transactions tend to generate higher revenues and greater profit margins than residential transactions. Further, profit margins from refinancing activities are lower than those from resale activities because in many states there are premium discounts on, and cancellation rates are higher for, refinancing transactions. Cancellations of title orders adversely affect pretax profits because costs are incurred in opening and processing such orders but revenues are not generated. Also, the Company's direct title insurance business has significant fixed costs in addition to its variable costs. Accordingly, profit margins from the Company's direct title insurance business improve as the volume of title orders closed increases. Title insurance profit margins are also affected by the percentage of operating revenues generated by agency operations. Profit margins from direct operations are generally higher than from agency operations due primarily to the large portion of the premium that is retained by the agent. Real estate information pretax profits are generally unaffected by the type of real estate activity but increase as the volume of residential real estate loan transactions increases. Home warranty pretax profits improve as the volume of residential resales increases. In general, the title insurance business is a lower margin business when compared to the Company's other segments. The lower margins reflect the high fixed cost of producing title evidence whereas the corresponding revenues are subject to regulatory and competitive pricing constraints.

     The increases in corporate expenses were primarily attributable to increased costs associated with supporting the overall growth of the Company's businesses, as well as additional unallocated interest expense for 1997 associated with the Company's junior subordinated deferrable interest debentures, and certain unallocated expenses in 1996 associated with employee benefit plans.

     PREMIUM TAXES--A summary by pertinent segment of the Company's premium taxes is as follows:

                                              1997    %   1996    %   1995    %
                                             ------- --- ------- --- ------- ---
                                               (IN THOUSANDS, EXCEPT PERCENT)
   Title Insurance.........................  $16,034  95 $15,927  96 $13,016  96
   Home Warranty...........................      870   5     749   4     611   4
                                             ------- --- ------- --- ------- ---
                                             $16,904 100 $16,676 100 $13,627 100
                                             ======= === ======= === ======= ===

     Insurers are generally not subject to state income or franchise taxes. However, in lieu thereof, a "premium" tax is imposed on certain operating revenues, as defined by statute. Tax rates and bases vary from state to state; accordingly, the total premium tax burden is dependent upon the geographical mix of title insurance and home warranty operating revenues. The Company's underwritten title company (non-insurance) subsidiaries are subject to state income tax and do not pay premium tax. Accordingly, the Company's total tax burden at the state level is composed of a combination of premium taxes and state income taxes. Premium taxes as a percentage of title insurance operating revenues were 1.1% in 1997 and 1.3% in 1996 and 1995. The decrease in the current year was attributable to changes in the geographical mix of title insurance revenues, as well as changes in the Company's non-insurance subsidiaries' contribution to revenues.

     INCOME TAXES--The Company's effective income tax rate, which includes a provision for state income and franchise taxes for non-insurance subsidiaries, was 39.1%, 39.9% and 45.0% for 1997, 1996 and 1995, respectively. The differences in effective rate were primarily due to changes in the ratio of permanent differences to income before income taxes and changes in state income and franchise taxes resulting from fluctuations in the Company's non- insurance subsidiaries' contribution to pretax profits. Information regarding items included in the reconciliation of the effective rate with the federal statutory rate is contained in Note 9 to the consolidated financial statements.

     NET INCOME--Net income and per share information, which has been restated for the 3-for-2 stock split effected January 15, 1998, and the adoption of Statement of Financial Accounting Standards No. 128, "Earnings per Share," are summarized as follows:

                                                           1997    1996    1995
                                                          ------- ------- ------
                                                          (IN THOUSANDS, EXCEPT
                                                            PER SHARE AMOUNTS)
   Net income............................................ $64,709 $53,589 $7,587
                                                          ======= ======= ======
   Net income per share:
     Basic............................................... $  3.73 $  3.12 $ 0.44
                                                          ======= ======= ======
     Diluted............................................. $  3.64 $  3.09 $ 0.44
                                                          ======= ======= ======
   Weighted average shares:
     Basic...............................................  17,362  17,179 17,105
                                                          ======= ======= ======
     Diluted.............................................  17,785  17,325 17,105
                                                          ======= ======= ======

LIQUIDITY AND CAPITAL RESOURCES

     Cash provided by operating activities amounted to $111.2 million, $112.8 million and $38.5 million for 1997, 1996 and 1995, respectively, after claim payments of $81.6 million, $78.0 million and $66.6 million, respectively. The principal non-operating uses of cash and cash equivalents for the three-year period ended December 31, 1997, were for additions to the investment portfolio, capital expenditures, company acquisitions and the repayment of debt. The most significant nonoperating sources of cash and cash equivalents were proceeds from the sales and maturities of certain investments and, in 1997, proceeds from the issuance of junior subordinated deferrable interest debentures. The net effect of all activities on total cash and cash equivalents were increases of $8.1 million and $27.5 million for 1997 and 1996, respectively, and a decrease of $8.3 million for 1995.

     Notes and contracts payable as a percentage of total capitalization as of December 31, 1997, was 7.3% as compared with 16.0% as of the prior year end. The decrease was primarily attributable to an increase in the capital base due to the issuance of junior subordinated deferrable interest debentures, net income for the year, and a net decrease in debt. The Company maintains a $75.0 million revolving line of credit which remained unused as of December 31, 1997. Notes and contracts payable are more fully described in Note 8 to the consolidated financial statements.

     Pursuant to various insurance and other regulations, the maximum amount of dividends, loans and advances available to the Company in 1998 from its principal subsidiary, First American Title Insurance Company, is $52.1 million. Such restrictions have not had, nor are they expected to have, an impact on the Company's ability to meet its cash obligations.

     The Company is evaluating the Year 2000 issue as it relates to its internal computer systems and third party computer systems with which the Company interacts. The Company expects to incur internal staff costs as well as consulting and other expenses related to this issue; these costs will be expensed as incurred. At this time the Company is unable to reasonably estimate the total costs for this issue.

     Due to the Company's significant liquid asset position and its consistent ability to generate cash flows from operations, management believes that its resources are sufficient to satisfy its anticipated operational cash requirements. The Company's strong financial position will enable management to react to future opportunities for acquisitions or other investments in support of the Company's continued growth and expansion.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     Separate financial statements for subsidiaries not consolidated and 50% or less owned persons accounted for by the equity method have been omitted because, if considered in the aggregate, they would not constitute a significant subsidiary.

                                     INDEX

                               PAGE
                               NO.
                               ----
   Report of Independent
    Accountants..............   21
   Financial Statements:
     Consolidated Balance
      Sheets.................   22
     Consolidated Statements
      of Income..............   24
     Consolidated Statements
      of Stockholders'
      Equity.................   25
     Consolidated Statements
      of Cash Flows..........   26
     Notes to Consolidated
      Financial Statements...   27
   Unaudited Quarterly
    Financial Data...........   43
   Financial Statement
    Schedules:
     I. Summary of
      Investments--Other than
      Investments in Related
      Parties................   44
     II. Condensed Financial
      Information of
      Registrant.............   45
     III. Supplementary
      Insurance Information..   49
     IV. Reinsurance.........   51
     V. Valuation and
      Qualifying Accounts....   52

     Financial statement schedules not listed are either omitted because they are not applicable or the required information is shown in the consolidated financial statements or in the notes thereto.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of The First American Financial Corporation:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of The First American Financial Corporation and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          Price Waterhouse LLP

Costa Mesa, California
February 9, 1998

                    THE FIRST AMERICAN FINANCIAL CORPORATION
                            AND SUBSIDIARY COMPANIES

                          CONSOLIDATED BALANCE SHEETS

                                                          DECEMBER 31
                                                  ----------------------------
                                                       1997           1996
                                                  --------------  ------------
                     ASSETS
                     ------
Cash and Cash Equivalents........................ $  181,531,000  $173,439,000
                                                  --------------  ------------
Accounts and Accrued Income Receivable, less
 allowances ($7,602,000 and $5,351,000)..........    128,017,000    89,355,000
                                                  --------------  ------------
Investments:
  Deposits with savings and loan associations and
   banks.........................................     29,029,000    21,674,000
  Debt securities................................    151,503,000   130,576,000
  Equity securities..............................     13,904,000     8,517,000
  Other long-term investments....................     35,047,000    30,414,000
                                                  --------------  ------------
                                                     229,483,000   191,181,000
                                                  --------------  ------------
Loans Receivable.................................     63,378,000    54,256,000
                                                  --------------  ------------
Property and Equipment, at cost:
  Land...........................................     17,059,000    15,869,000
  Buildings......................................     84,935,000    77,265,000
  Furniture and equipment........................    221,071,000   164,762,000
  Less--accumulated depreciation.................   (122,688,000) (100,258,000)
                                                  --------------  ------------
                                                     200,377,000   157,638,000
                                                  --------------  ------------
Title Plants and Other Indexes...................    100,626,000    94,226,000
                                                  --------------  ------------
Assets Acquired in Connection with Claim
 Settlements.....................................     21,119,000    24,270,000
                                                  --------------  ------------
Deferred Income Taxes............................     31,563,000    38,401,000
                                                  --------------  ------------
Goodwill and Other Intangibles, less accumulated
 amortization ($13,093,000 and $11,116,000)......    132,361,000    87,189,000
                                                  --------------  ------------
Deferred Policy Acquisition Costs................     25,016,000    24,753,000
                                                  --------------  ------------
Other Assets.....................................     54,673,000    45,086,000
                                                  --------------  ------------
                                                  $1,168,144,000  $979,794,000
                                                  ==============  ============

                 See Notes to Consolidated Financial Statements

                    THE FIRST AMERICAN FINANCIAL CORPORATION
                            AND SUBSIDIARY COMPANIES

                    CONSOLIDATED BALANCE SHEETS--(CONTINUED)

                                                            DECEMBER 31
                                                    ---------------------------
                                                         1997          1996
                                                    -------------- ------------
       LIABILITIES AND STOCKHOLDERS' EQUITY
       ------------------------------------
Demand Deposits.................................... $   62,475,000 $ 51,321,000
                                                    -------------- ------------
Accounts Payable and Accrued Liabilities:
  Accounts payable.................................     12,220,000    7,218,000
  Salaries and other personnel costs...............     55,973,000   37,270,000
  Pension costs....................................     39,431,000   32,592,000
  Other............................................     60,509,000   53,245,000
                                                    -------------- ------------
                                                       168,133,000  130,325,000
                                                    -------------- ------------
Deferred Revenue...................................    104,124,000  104,133,000
                                                    -------------- ------------
Reserve for Known and Incurred But Not Reported
 Claims............................................    250,826,000  245,245,000
                                                    -------------- ------------
Income Taxes Payable...............................      3,987,000    2,554,000
                                                    -------------- ------------
Notes and Contracts Payable........................     41,973,000   71,257,000
                                                    -------------- ------------
Minority Interests in Consolidated Subsidiaries....     25,214,000   22,494,000
                                                    -------------- ------------
Commitments and Contingencies (Note 12)
Guaranteed Preferred Beneficial Interests in
 Company's Junior Subordinated Deferrable Interest
 Debentures (Note 13)..............................    100,000,000
                                                    --------------
Stockholders' Equity:
  Preferred stock, $1 par value
    Authorized--500,000 shares
    Outstanding--None
  Common stock, $1 par value (Note 14)
    Authorized--36,000,000 shares
    Outstanding--17,374,000 and 17,331,000 shares..     17,374,000   17,331,000
  Additional paid-in capital.......................     43,953,000   43,643,000
  Retained earnings................................    344,645,000  288,754,000
  Net unrealized gain on securities................      5,440,000    2,737,000
                                                    -------------- ------------
      Total Stockholders' Equity...................    411,412,000  352,465,000
                                                    -------------- ------------
                                                    $1,168,144,000 $979,794,000
                                                    ============== ============

                 See Notes to Consolidated Financial Statements

                    THE FIRST AMERICAN FINANCIAL CORPORATION
                            AND SUBSIDIARY COMPANIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                             YEAR ENDED DECEMBER 31,
                                   --------------------------------------------
                                        1997           1996           1995
                                   -------------- -------------- --------------
Revenues
  Operating revenues.............  $1,860,205,000 $1,571,168,000 $1,227,185,000
  Investment and other income....      27,256,000     26,398,000     23,031,000
                                   -------------- -------------- --------------
                                    1,887,461,000  1,597,566,000  1,250,216,000
                                   -------------- -------------- --------------
Expenses
  Salaries and other personnel
   costs.........................     647,750,000    531,250,000    431,984,000
  Premiums retained by agents....     563,137,000    516,593,000    413,444,000
  Other operating expenses.......     411,319,000    322,709,000    257,823,000
  Provision for title losses and
   other claims..................      90,323,000     86,487,000     90,387,000
  Depreciation and amortization..      38,149,000     27,242,000     20,790,000
  Interest.......................       9,994,000      4,796,000      6,242,000
  Minority interests.............       3,676,000      2,624,000      2,132,000
                                   -------------- -------------- --------------
                                    1,764,348,000  1,491,701,000  1,222,802,000
                                   -------------- -------------- --------------
Income before premium and income
 taxes...........................     123,113,000    105,865,000     27,414,000
Premium taxes....................      16,904,000     16,676,000     13,627,000
                                   -------------- -------------- --------------
Income before income taxes.......     106,209,000     89,189,000     13,787,000
Income taxes.....................      41,500,000     35,600,000      6,200,000
                                   -------------- -------------- --------------
Net income.......................  $   64,709,000 $   53,589,000 $    7,587,000
                                   ============== ============== ==============
Net income per common share (Note
 1):
  Basic..........................  $         3.73 $         3.12 $         0.44
  Diluted........................  $         3.64 $         3.09 $         0.44
Weighted average common shares
 outstanding (Note 1):
  Basic..........................      17,362,000     17,179,000     17,105,000
  Diluted........................      17,785,000     17,325,000     17,105,000

                 See Notes to Consolidated Financial Statements

                    THE FIRST AMERICAN FINANCIAL CORPORATION
                            AND SUBSIDIARY COMPANIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                  NET
                                                                              UNREALIZED
                                                   ADDITIONAL                 GAIN (LOSS)
                                        COMMON       PAID-IN      RETAINED        ON
                            SHARES       STOCK       CAPITAL      EARNINGS    SECURITIES
                          ----------  -----------  -----------  ------------  -----------
Balance at December 31,
 1994, as previously
 reported...............  11,395,000  $11,395,000  $44,013,000  $242,356,000  $(5,654,000)
3-for-2 stock split
 (Note 14)..............   5,698,000    5,698,000   (5,698,000)
                          ----------  -----------  -----------  ------------  -----------
Balance at December 31,
 1994, as restated......  17,093,000   17,093,000   38,315,000   242,356,000   (5,654,000)
Net income for 1995.....                                           7,587,000
Cash dividends on common
 shares.................                                          (6,850,000)
Shares issued in
 connection with company
 acquisitions...........     157,000      157,000    2,555,000
Shares issued in
 connection with benefit
 and savings plans......      98,000       98,000    1,055,000
Purchase of Company
 shares.................    (231,000)    (231,000)  (3,361,000)
Net unrealized gain on
 securities.............                                                        9,647,000
                          ----------  -----------  -----------  ------------  -----------
Balance at December 31,
 1995...................  17,117,000   17,117,000   38,564,000   243,093,000    3,993,000
Net income for 1996.....                                          53,589,000
Cash dividends on common
 shares.................                                          (7,928,000)
Shares issued in
 connection with company
 acquisitions...........     300,000      300,000    7,258,000
Shares issued in
 connection with benefit
 and savings plans......      75,000       75,000    1,195,000
Purchase of Company
 shares.................    (161,000)    (161,000)  (3,374,000)
Net unrealized loss on
 securities.............                                                       (1,256,000)
                          ----------  -----------  -----------  ------------  -----------
Balance at December 31,
 1996...................  17,331,000   17,331,000   43,643,000   288,754,000    2,737,000
Net income for 1996.....                                          64,709,000
Cash dividends on common
 shares.................                                          (8,818,000)
Shares issued in
 connection with company
 acquisitions...........      16,000       16,000      532,000
Shares issued in
 connection with benefit
 and savings plan.......     209,000      209,000    4,759,000
Purchase of Company
 shares.................    (182,000)    (182,000)  (4,981,000)
Net unrealized gain on
 securities.............                                                        2,703,000
                          ----------  -----------  -----------  ------------  -----------
Balance at December 31,
 1997...................  17,374,000  $17,374,000  $43,953,000  $344,645,000  $ 5,440,000
                          ==========  ===========  ===========  ============  ===========


                See Notes to Consolidated Financial Statements.

                    THE FIRST AMERICAN FINANCIAL CORPORATION
                            AND SUBSIDIARY COMPANIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              YEAR ENDED DECEMBER 31
                                      -----------------------------------------
                                          1997           1996          1995
                                      -------------  ------------  ------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income.........................  $  64,709,000  $ 53,589,000  $  7,587,000
 Adjustments to reconcile net
  income to cash provided by
  operating activities--
   Provision for title losses and
    other claims....................     90,323,000    86,487,000    90,387,000
   Depreciation and amortization....     38,149,000    27,242,000    20,790,000
   Minority interests in net income.      3,676,000     2,624,000     2,132,000
   Other, net.......................        933,000      (366,000)      207,000
 Changes in assets and liabilities
  excluding effects of company
  acquisitions and noncash
  transactions--
   Claims paid, including assets
    acquired, net of recoveries.....    (81,603,000)  (78,048,000)  (66,639,000)
   Net change in income tax
    accounts........................     11,974,000       381,000    10,777,000
   Increase in accounts and accrued
    income receivable...............    (25,704,000)  (11,324,000)  (22,943,000)
   Increase in accounts payable and
    accrued liabilities.............     17,708,000    34,314,000    11,190,000
   Decrease in deferred revenue.....         (9,000)     (426,000)  (13,588,000)
   Other, net.......................     (9,001,000)   (1,630,000)   (1,418,000)
                                      -------------  ------------  ------------
     Cash provided by operating
      activities....................    111,155,000   112,843,000    38,482,000
                                      -------------  ------------  ------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Net cash effect of company
  acquisitions......................    (49,336,000)  (12,097,000)  (31,054,000)
 Net (increase) decrease in
  deposits with banks...............     (7,355,000)   (3,037,000)      901,000
 Purchases of debt and equity
  securities........................    (80,241,000)  (68,498,000)  (19,513,000)
 Proceeds from sales of debt and
  equity securities.................     39,240,000    46,506,000    41,066,000
 Proceeds from maturities of debt
  securities........................     18,842,000    31,291,000    19,278,000
 Net (increase) decrease in other
  long-term investments.............     (1,117,000)   (2,575,000)    2,761,000
 Net increase in loans receivable...     (9,122,000)   (8,122,000)   (5,588,000)
 Capital expenditures...............    (74,486,000)  (48,785,000)  (29,643,000)
 Net proceeds from sale of property
  and equipment.....................      1,646,000     3,245,000       757,000
                                      -------------  ------------  ------------
     Cash used for investing
      activities....................   (161,929,000)  (62,072,000)  (21,035,000)
                                      -------------  ------------  ------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Net increase in demand deposits....     11,154,000     7,903,000     4,723,000
 Repayment of debt..................    (40,940,000)  (19,674,000)  (20,060,000)
 Proceeds from the issuance of
  junior subordinated deferrable
  interest debentures...............    100,000,000
 Purchase of Company shares.........     (5,163,000)   (3,535,000)   (3,592,000)
 Proceeds from exercise of stock
  options...........................      1,653,000
 Proceeds from issuance of stock to
  employee savings plan.............        980,000
 Cash dividends.....................     (8,818,000)   (7,928,000)   (6,850,000)
                                      -------------  ------------  ------------
     Cash provided by (used for)
      financing activities..........     58,866,000   (23,234,000)  (25,779,000)
                                      -------------  ------------  ------------
Net increase (decrease) in cash and
 cash equivalents...................      8,092,000    27,537,000    (8,332,000)
Cash and cash equivalents--Beginning
 of year............................    173,439,000   145,902,000   154,234,000
                                      -------------  ------------  ------------
Cash and cash equivalents--End of
 year...............................  $ 181,531,000  $173,439,000  $145,902,000
                                      =============  ============  ============
SUPPLEMENTAL INFORMATION:
 Cash paid during the year for:
   Interest.........................  $   8,223,000  $  5,044,000  $  6,108,000
   Premium taxes....................  $  18,103,000  $ 14,146,000  $ 14,048,000
   Income taxes.....................  $  31,292,000  $ 36,682,000  $  6,580,000
 Noncash investing and financing
  activities:
   Shares issued for benefits plan..  $   2,335,000  $  1,270,000  $  1,153,000
   Company acquisitions in exchange
    for common stock................  $     548,000  $  7,558,000  $  2,712,000
   Net unrealized gain (loss) on
    securities......................  $   2,703,000  $ (1,256,000) $  9,647,000
   Liabilities in connection with
    company acquisitions............  $  48,294,000  $ 32,180,000  $ 20,345,000

                 See Notes to Consolidated Financial Statements

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.

DESCRIPTION OF THE COMPANY:

     The First American Financial Corporation ("the Company"), through its subsidiaries, is engaged in the business of providing real estate-related financial and information services to real property buyers and mortgage lenders. These services include title insurance, tax monitoring, credit reporting, property data services, flood certification, field inspection services, appraisal services, mortgage loan servicing systems, mortgage document preparation and home warranties. The Company also provides investment, trust and thrift services.

SIGNIFICANT ACCOUNTING POLICIES:

 Principles of consolidation

     The consolidated financial statements include the accounts of The First American Financial Corporation and all majority-owned subsidiaries. All significant intercompany transactions and balances have been eliminated. Certain 1995 and 1996 amounts have been reclassified to conform with the 1997 presentation.

 Cash equivalents

     The Company considers cash equivalents to be all short-term investments which have an initial maturity of 90 days or less and are not restricted for statutory deposit or premium reserve requirements. The carrying amount for cash equivalents is a reasonable estimate of fair value due to the short-term maturity of these investments.

 Investments

     Deposits with savings and loan associations and banks are short-term investments with initial maturities of more than 90 days. The carrying amount of these investments is a reasonable estimate of fair value due to their short-term nature.

     Debt securities are carried at fair value and consist primarily of investments in obligations of the United States Treasury, various corporations and certain state and political subdivisions.

     Equity securities are carried at fair value and consist primarily of investments in marketable common stocks of corporate entities in which the Company's ownership does not exceed 20%.

     Other long-term investments consist primarily of investments in affiliates, which are accounted for under the equity method of accounting, and notes receivable, which are carried at the lower of cost or fair value less costs to sell.

     The Company classifies its debt and equity securities portfolio as available-for-sale and, accordingly, includes unrealized gains and losses, net of related tax effects, as a separate component of stockholders' equity. Realized gains and losses on investments are determined using the specific identification method.

 Property and equipment

     Furniture and equipment includes computer software acquired and developed for internal use and for use with the Company's products. Software development costs are capitalized from the time technological feasibility is established until the software is ready for use. Capitalized development costs for internal use software include only incremental payments to third parties.

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


     Depreciation on buildings and on furniture and equipment is computed using the straight-line method over estimated useful lives of 25 to 45 and 3 to 10 years, respectively. Capitalized software costs are amortized using the straight-line method over estimated useful lives of 3 to 10 years.

 Title plants and other indexes

     Title plants and other indexes are carried at original cost. Appraised values are used in conjunction with the acquisition of purchased subsidiaries. The cost of daily maintenance (updating) of these plants and other indexes are charged to expense as incurred. Because properly maintained title plants and other indexes have indefinite lives and do not diminish in value with the passage of time, no provision has been made for depreciation.

 Assets acquired in connection with claim settlements

     In connection with settlement of title insurance and other claims, the Company sometimes purchases mortgages, deeds of trust, real property, or judgment liens. These assets, sometimes referred to as "salvage assets," are carried at the lower of cost or fair value less costs to sell.

 Goodwill and other intangibles

     Goodwill recognized in business combinations is amortized over its estimated useful life ranging from 20 to 40 years. Other intangibles, which include customer lists, covenants not to compete and organization costs, are amortized over their estimated useful lives, ranging from 3 to 20 years.

 Impairment of goodwill, loans receivable and other long-lived assets

     The Company  periodically  reviews the carrying  value of  goodwill,  loans
receivable  and  other   long-lived   assets  for  impairment   when  events  or
circumstances warrant such a review.

     To the extent that the undiscounted cash flows related to the businesses underlying the goodwill are less than the carrying value of the related goodwill, such goodwill will be reduced to the amount of the undiscounted cash flows.

     A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans receivable are measured at the present value of expected future cash flows discounted at the loan's effective interest rate. As a practical expedient, the loan may be valued based on its observable market price or the fair value of the collateral, if the loan is collateral dependent.

     To the extent that the undiscounted cash flows related to other long-lived assets are less than the assets' carrying value, the carrying value of such assets is reduced to the assets' fair value.

 Deferred policy acquisition costs

     Deferred policy acquisition costs are directly related to the procurement of tax service and home warranty contracts. These costs are deferred and amortized to expense in the same manner as contract fees are recognized as revenues.

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


 Reserve for known and incurred but not reported claims

     The Company provides for title insurance losses based upon its historical experience by a charge to expense when the related premium revenue is recognized. Title insurance losses and other claims associated with ceded reinsurance are provided for as the Company remains contingently liable in the event that the reinsurer does not satisfy its obligations. The reserve for known and incurred but not reported claims reflects management's best estimate of the total costs required to settle all claims reported to the Company and claims incurred but not reported. The process applied to estimate claims costs is subject to many variables, including changes and trends in the type of title insurance policies issued, the real estate market and the interest rate environment. It is reasonably possible that a change in the estimate will occur in the future.

     The Company provides for claim losses relating to its home warranty business based on the average cost per claim as applied to the total of new claims incurred. The average cost per claim is calculated using the average of the most recent 12 months of claims experience.

 Operating revenues

     Title premiums on policies issued directly by the Company are recognized on the effective date of the title policy and escrow fees are recorded upon close of the escrow. Revenues from title policies issued by independent agents are recorded when notice of issuance is received from the agent.

     Revenues from tax service contracts are recognized over the estimated duration of the contracts as the related servicing costs are estimated to occur.

     Revenues from home warranty contracts are recognized ratably over the 12-month duration of the contracts.

     Interest on loans with the Company's thrift subsidiary is recognized on the outstanding principal balance on the accrual basis. Loan origination fees and related direct loan origination costs are deferred and recognized over the life of the loan.

 Premium taxes

     Title insurance and home warranty companies, like other types of insurers, are generally not subject to state income or franchise taxes. However, in lieu thereof, most states impose a tax based primarily on insurance premiums written. This premium tax is reported as a separate line item in the consolidated statements of income in order to provide a more meaningful disclosure of the taxation of the Company.

 Income taxes

     Taxes are based on income for financial reporting purposes and include deferred taxes applicable to temporary differences between the financial statement carrying amount and the tax basis of certain of the Company's assets and liabilities.

 Earnings per share

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share." SFAS No. 128 became effective for 1997 and requires the presentation of basic and diluted earnings per share on the face of the income statement. Basic earnings per share are computed by dividing net income available to common stockholders by the weighted-average number of

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

common shares outstanding. The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the weighted-average number of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if potential dilutive common shares had been issued.

     The Company's only potential  dilutive common shares are stock options (see
Note 11). Stock options are reflected in diluted earnings per share by application of the treasury stock method. All earnings per share amounts presented have been restated to reflect the adoption of SFAS No. 128.

 Risk of real estate market

     Real estate activity is cyclical in nature and is affected greatly by the cost and availability of long-term mortgage funds. Real estate activity and, in turn, the Company's revenue base, can be adversely affected during periods of high interest rates and/or limited money supply.

 Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the statements. Actual results could differ from the estimates and assumptions used.

 Fiduciary assets and liabilities

     Assets and liabilities of the trusts and escrows administered by the Company are not included in the consolidated balance sheets.

NOTE 2.

STATUTORY RESTRICTIONS ON STOCKHOLDERS' EQUITY AND INVESTMENTS:

     Pursuant to insurance and other regulations of the various states in which the Company's title insurance subsidiary, First American Title Insurance Company (FATICO), operates, the amount of dividends, loans and advances available to the parent company from FATICO is limited, principally for the protection of policyholders. Under such statutory regulations, the maximum amount of dividends, loans and advances available to the parent company from FATICO in 1998 is $52.1 million. Investments carried at $16.5 million were on deposit with state treasurers in accordance with statutory requirements for the protection of policyholders at December 31, 1997. FATICO maintained statutory capital and surplus of $210.3 million and $208.3 million at December 31, 1997 and 1996, respectively. Statutory net income for the years ended December 31, 1997, 1996 and 1995 was $35.9 million, $34.6 million and $11.4 million, respectively.

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3.

DEBT AND EQUITY SECURITIES:

     The amortized cost and estimated fair value of investments in debt securities are as follows:

                                                            GROSS
                                                         UNREALIZED    ESTIMATED
                                              AMORTIZED -------------    FAIR
                                                COST    GAINS  LOSSES    VALUE
                                              --------- ------ ------  ---------
                                                       (IN THOUSANDS)
   December 31, 1997
   U.S. Treasury securities.................. $ 38,972  $  792 $ (46)  $ 39,718
   Corporate securities......................   54,884     717   (22)    55,579
   Obligations of state and political
    subdivisions.............................   38,977   1,092           40,069
   Mortgage-backed securities................   16,186      36   (85)    16,137
                                              --------  ------ -----   --------
                                              $149,019  $2,637 $(153)  $151,503
                                              ========  ====== =====   ========
   December 31, 1996
   U.S. Treasury securities.................. $ 42,956  $  621 $(146)  $ 43,431
   Corporate securities......................   37,636      87  (165)    37,558
   Obligations of state and political
    subdivisions.............................   38,544     290   (23)    38,811
   Mortgage-backed securities................   11,038      37  (299)    10,776
                                              --------  ------ -----   --------
                                              $130,174  $1,035 $(633)  $130,576
                                              ========  ====== =====   ========

     The amortized cost and estimated fair value of debt securities at December 31, 1997, by contractual maturities, are as follows:

                                                                       ESTIMATED
                                                             AMORTIZED   FAIR
                                                               COST      VALUE
                                                             --------- ---------
                                                                (IN THOUSANDS)
   Due in one year or less.................................. $ 17,055  $ 17,220
   Due after one year through five years....................   63,304    63,726
   Due after five years through ten years...................   47,268    49,102
   Due after ten years......................................    5,206     5,318
                                                             --------  --------
                                                              132,833   135,366
   Mortgage-backed securities...............................   16,186    16,137
                                                             --------  --------
                                                             $149,019  $151,503
                                                             ========  ========

     The cost and estimated fair value of investments in equity securities are as follows:

                                                            GROSS
                                                         UNREALIZED
                                                        ------------- ESTIMATED
                                                  COST  GAINS  LOSSES FAIR VALUE
                                                 ------ ------ ------ ----------
                                                         (IN THOUSANDS)
   December 31, 1997
   Common stocks:
     Corporate securities....................... $7,941 $5,856  $(82)  $13,715
     Other......................................     78    111             189
                                                 ------ ------  ----   -------
                                                 $8,019 $5,967  $(82)  $13,904
                                                 ====== ======  ====   =======
   December 31, 1996
   Common stocks:
     Corporate securities....................... $4,614 $3,838  $(82)  $ 8,370
     Other......................................     91     56             147
                                                 ------ ------  ----   -------
                                                 $4,705 $3,894  $(82)  $ 8,517
                                                 ====== ======  ====   =======

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     Sales of debt and equity securities resulted in realized gains of $706,000, $3,257,000 and $1,316,000 and realized losses of $348,000, $646,000 and $358,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The fair value of debt and equity securities was estimated using quoted market prices.

NOTE 4.

LOANS RECEIVABLE:

     Loans receivable are summarized as follows:

                                                                 DECEMBER 31
                                                               ----------------
                                                                1997     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
     Real estate--mortgage.................................... $65,384  $55,835
     Assigned lease payments..................................      50       81
     Other....................................................      36      139
                                                               -------  -------
                                                                65,470   56,055
                                                               -------  -------
     Unearned income on lease contracts.......................     (18)     (33)
     Allowance for loan losses................................  (1,185)  (1,050)
     Participations sold......................................    (481)    (140)
     Deferred loan fees, net..................................    (408)    (576)
                                                               -------  -------
                                                                (2,092)  (1,799)
                                                               -------  -------
                                                               $63,378  $54,256
                                                               =======  =======

     Real estate loans are secured by properties located in Southern California. The average yield on the Company's loan portfolio was 11% for the years ended December 31, 1997 and 1996. Average yields are affected by amortization of discounts on loans purchased from other institutions, prepayment penalties recorded as income, loan fees amortized to income and the market interest rates charged by thrift and loan institutions.

     The fair value of loans receivable was $64.2 million and $54.3 million at December 31, 1997 and 1996, respectively, and was estimated based on the discounted value of the future cash flows using the current rates being offered for loans with similar terms to borrowers of similar credit quality.

     The allowance for loan losses is maintained at a level that is considered appropriate by management to provide for known and inherent risks in the portfolio.

NOTE 5.

ASSETS ACQUIRED IN CONNECTION WITH CLAIM SETTLEMENTS:

                                                                   DECEMBER 31
                                                                 ---------------
                                                                  1997    1996
                                                                 ------- -------
                                                                 (IN THOUSANDS)
     Notes receivable........................................... $12,177 $11,083
     Real estate................................................   5,013   7,156
     Judgments and other........................................   3,929   6,031
                                                                 ------- -------
                                                                 $21,119 $24,270
                                                                 ======= =======

     The above amounts are net of valuation reserves of $11.1 million and $10.3 million at December 31, 1997 and 1996, respectively.

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


     The fair value of notes receivable was $12.5 million and $10.1 million at December 31, 1997 and 1996, respectively, and was estimated based on the discounted value of the future cash flows using the current rates at which similar loans would be made to borrowers of similar credit quality.

     The activity in the valuation reserve is summarized as follows:

                                                                 DECEMBER 31
                                                               ----------------
                                                                1997     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
     Balance at beginning of year............................. $10,278  $11,246
     Provision for losses.....................................   4,678    4,948
     Dispositions.............................................  (3,821)  (5,916)
                                                               -------  -------
     Balance at end of year................................... $11,135  $10,278
                                                               =======  =======

NOTE 6.

DEMAND DEPOSITS:

     Passbook and investment certificate accounts are summarized as follows:

                                                                  DECEMBER 31
                                                                ---------------
                                                                 1997    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
   Passbook.................................................... $13,209 $13,335
   Certificate accounts:
     Less than one year........................................  28,798  23,753
     One to five years.........................................  20,468  14,233
                                                                ------- -------
                                                                $62,475 $51,321
                                                                ======= =======
   Annualized interest rates:
     Passbook..................................................   5%      5%
     Certificate accounts......................................  6%-8%   5%-8%

     The carrying value of the passbook accounts approximates fair value due to the short-term nature of this liability. The fair value of investment certificate accounts was $49.4 million and $38.0 million at December 31, 1997 and 1996, respectively, and was estimated based on the discounted value of the future cash flows using a discount rate approximating current market for similar liabilities.

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


NOTE 7.

RESERVE FOR KNOWN AND INCURRED BUT NOT REPORTED CLAIMS:

     Activity in the reserve for known and incurred but not reported claims is summarized as follows:

                                                     YEAR ENDED DECEMBER 31
                                                   ----------------------------
                                                     1997      1996      1995
                                                   --------  --------  --------
                                                         (IN THOUSANDS)
   Balance at beginning of year................... $245,245  $238,161  $206,743
                                                   --------  --------  --------
   Provision related to:
     Current year.................................   85,645    81,539    82,632
     Prior years..................................    4,678     4,948     7,755
                                                   --------  --------  --------
   Total provision................................   90,323    86,487    90,387
                                                   --------  --------  --------
   Payments related to:
     Current year.................................   39,934    29,680    25,039
     Prior year...................................   39,745    43,967    40,934
                                                   --------  --------  --------
   Total payments.................................   79,679    73,647    65,973
                                                   --------  --------  --------
   Other..........................................   (5,063)   (5,756)    7,004
                                                   --------  --------  --------
   Balance at end of year......................... $250,826  $245,245  $238,161
                                                   ========  ========  ========

     "Other" primarily represents reclassifications to the reserve for assets acquired in connection with claim settlements. Included in 1995 is $10.0 million in purchase accounting adjustments. Claims activity associated with reinsurance is not material and, therefore, not presented separately.

NOTE 8.

NOTES AND CONTRACTS PAYABLE:

                                                                  DECEMBER 31
                                                                ---------------
                                                                 1997    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
   Secured notes payable pursuant to amended credit agreement.. $ 5,320 $37,250
   Trust deed notes with maturities through 2017, secured by
    land and buildings with a net book value of $11,739,
    average rate of 8 1/2%.....................................   7,359   8,630
   Other notes and contracts payable with maturities through
    2005, average rate of 7 1/2%...............................  29,294  25,377
                                                                ------- -------
                                                                $41,973 $71,257
                                                                ======= =======

     In April 1997, the Company paid off the variable rate indebtedness portion of the amended credit agreement with proceeds received from its junior subordinated interest debentures (see Note 13).

     At December 31, 1997, the Company's remaining borrowings under its amended bank credit agreement consisted of fixed rate indebtedness of $5.3 million, maturing in April 1999 and bearing interest at 9.38% per annum.

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


     During July 1997, the Company amended the credit agreement to relax and/or eliminate certain restrictive covenants and increase the revolving line of credit to $75.0 million which was unused as of December 31, 1997. In November 1997, the Company further amended the credit agreement to issue a letter of credit in the amount of $5.7 million to secure its fixed rate obligation and release as security the capital stock of its wholly owned subsidiaries.

     Pursuant to the terms of the credit agreement, the Company is required to maintain minimum levels of capital and earnings and meet predetermined debt to capitalization ratios.

     The aggregate annual maturities for notes and contracts payable in each of the five years after December 31, 1997, are as follows (in thousands):

       1998............................................................. $13,503
       1999............................................................. $11,813
       2000............................................................. $ 5,599
       2001............................................................. $ 4,381
       2002............................................................. $ 1,723

     The fair value of notes and contracts payable was $44.3 million and $70.6 million at December 31, 1997 and 1996, respectively, and was estimated based on the current rates offered to the Company for debt of the same remaining maturities. The weighted average interest rate for the Company's notes and contracts payable was 8% and 7% at December 31, 1997 and 1996, respectively.

NOTE 9.

INCOME TAXES:

  Income taxes are summarized as follows:

                                                           1997    1996    1995
                                                          ------- ------- ------
                                                              (IN THOUSANDS)
     Current:
       Federal........................................... $27,234 $28,535 $3,442
       State.............................................   3,925   6,038  1,810
                                                          ------- ------- ------
                                                           31,159  34,573  5,252
                                                          ------- ------- ------
     Deferred:
       Federal...........................................   9,747     232     70
       State.............................................     594     795    878
                                                          ------- ------- ------
                                                           10,341   1,027    948
                                                          ------- ------- ------
                                                          $41,500 $35,600 $6,200
                                                          ======= ======= ======

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


     Income taxes differ from the amounts computed by applying the federal income tax rate of 35%. A reconciliation of this difference is as follows:

                                                       1997     1996     1995
                                                      -------  -------  ------
                                                          (IN THOUSANDS)
     Taxes calculated at federal rate................ $37,173  $31,216  $4,825
     Tax exempt interest income......................    (651)    (669)   (719)
     Tax effect of minority interests................   1,286      918     746
     State taxes, net of federal benefit.............   3,706    4,442   2,456
     Exclusion of certain meals and entertainment
      expenses.......................................   2,889    2,429   2,391
     Change in tax reserves..........................                   (2,301)
     Other items, net................................  (2,903)  (2,736) (1,198)
                                                      -------  -------  ------
                                                      $41,500  $35,600  $6,200
                                                      =======  =======  ======

     The primary components of temporary differences which give rise to the Company's net deferred tax asset are as follows:

                                                                  DECEMBER 31
                                                                ---------------
                                                                 1997    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
   Deferred tax assets:
     Deferred revenue.......................................... $23,066 $25,709
     Employee benefits.........................................  11,021   9,811
     Title claims and related salvage..........................   3,183  11,934
     Bad debt reserves.........................................   4,952   3,382
     Acquisition reserve.......................................   3,970   2,254
     State taxes...............................................     346     441
     Other.....................................................   7,009   4,261
                                                                ------- -------
       Total deferred tax assets...............................  53,547  57,792
                                                                ======= =======
   Deferred tax liabilities:
     Depreciable and amortizable assets........................  15,116  13,611
     Unrealized gain on securities.............................   2,929   1,475
     Sale leaseback............................................   1,327   1,462
     Other.....................................................   2,612   2,843
                                                                ------- -------
       Total deferred tax liabilities..........................  21,984  19,391
                                                                ------- -------
   Net deferred tax asset...................................... $31,563 $38,401
                                                                ======= =======

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


NOTE 10.

EMPLOYEE BENEFIT PLANS:

     The Company has pension and other retirement benefit plans covering substantially all employees. The Company's principal pension plan, amended to be noncontributory effective January 1, 1995, is a qualified defined benefit plan with benefits based on the employee's years of service and the highest five consecutive years' compensation during the last ten years of employment. The Company's policy is to fund all accrued pension costs. Contributions are intended to provide not only for benefits attributable to past service, but also for those benefits expected to be earned in the future. The Company also has nonqualified unfunded supplemental benefit plans covering certain key management personnel. Benefits under these plans are intended to be funded with proceeds from life insurance policies purchased by the Company on the lives of the executives.

     Net pension cost for the Company's pension and other retirement benefit plans includes the following components:

                               1997      1996     1995
                             --------  --------  -------
                                  (IN THOUSANDS)
   Service cost--benefits
    earned during the year.  $ 10,550  $  9,186  $ 7,798
   Interest cost on
    projected benefit
    obligation.............    11,178     9,764    8,741
   Actual gain on plan
    assets.................   (20,555)  (10,517)  (9,636)
   Net amortization and
    deferral...............    14,531     5,810    4,674
                             --------  --------  -------
   Net periodic pension
   cost....................  $ 15,704  $ 14,243  $11,577
                             ========  ========  =======

  The following table sets forth the plans' status at:

                                                 DECEMBER 31,
                                 ----------------------------------------------
                                          1997                   1996
                                 ----------------------- ----------------------
                                              UNFUNDED               UNFUNDED
                                  FUNDED    SUPPLEMENTAL  FUNDED   SUPPLEMENTAL
                                  PENSION     BENEFIT    PENSION     BENEFIT
                                   PLANS       PLANS      PLANS       PLANS
                                 ---------  ------------ --------  ------------
                                                (IN THOUSANDS)
Present value of benefit
 obligation:
  Vested benefits............... $  97,463    $19,766    $ 74,536    $17,137
  Non-vested benefits...........     8,619      5,303       7,479      5,068
                                 ---------    -------    --------    -------
Accumulated benefit obligation..   106,082     25,069      82,015     22,205
Value of future pay increases...    35,607      7,065      29,663      7,046
                                 ---------    -------    --------    -------
Total projected benefit
 obligation.....................   141,689     32,134     111,678     29,251
Plan assets at fair value.......  (109,357)               (87,096)
                                 ---------    -------    --------    -------
Plan assets less than projected
 benefits obligation............    32,332     32,134      24,582     29,251
Unrecognized net (asset)
 obligation at transition.......       255     (1,441)        307     (1,801)
Prior service cost not yet
 recognized.....................       457     (1,614)        503     (1,802)
Unrecognized net loss...........   (18,682)    (6,280)    (15,005)    (5,419)
Adjustment to recognize minimum
 liability......................                2,270                  1,976
                                 ---------    -------    --------    -------
Accrued pension costs........... $  14,362    $25,069    $ 10,387    $22,205
                                 =========    =======    ========    =======

     The rate of increase in future compensation levels for the plans of 4 1/2% and the weighted average discount rates of 7 1/4% and 7 3/4% were used in determining the actuarial present value of the projected benefit obligation at December 31, 1997 and 1996, respectively. The majority of pension plan assets are invested in U.S. government securities, time deposits and common stocks with projected long-term rates of return of 9%.

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


     The Company's principal profit sharing plan was amended effective January 1, 1995, to discontinue future contributions. The plan holds 2,192,000 and 2,391,000 shares of the Company's common stock, representing 13% and 14% of the total shares outstanding at December 31, 1997, and 1996 respectively.

     The Company also has a Stock Bonus Plan for key employees pursuant to which 86,000, 75,000 and 98,000 common shares were awarded for 1997, 1996 and 1995, respectively, resulting in a charge to operations of $2.2 million, $1.3 million and $1.2 million, respectively. The Plan, as amended December 9, 1992, provides that a total of up to 450,000 common shares may be awarded in any one year.

     Effective January 1, 1995, the Company adopted The First American Financial Corporation 401(k) Savings Plan ("The Savings Plan"), which is available to substantially all employees. The Savings Plan allows for employee elective contributions up to the maximum deductible amount as determined by the Internal Revenue Code.

NOTE 11.

STOCK OPTION PLANS:

     On April 24, 1996, the Company implemented The First American Financial Corporation 1996 Stock Option Plan ("the Stock Option Plan"). Under the Stock Option Plan, options are granted to certain employees to purchase the Company's common stock at a price no less than the market value of the shares on the date of the grant. The maximum number of shares that may be subject to options is 1,875,000. Currently outstanding options become exercisable one to five years, and expire 10 years, from the grant date. On April 24, 1997, the Company implemented The First American Financial Corporation 1997 Directors' Stock Plan ("the Directors' Plan"). The Directors' Plan is similar to the employees' Stock Option Plan, except that the maximum number of shares that may be subject to options is 600,000 and the maximum number of shares that may be purchased pursuant to options granted shall not exceed 2,250 shares during any 12-consecutive-month period.

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." In accounting for its plan, the Company, in accordance with the provisions of SFAS No. 123, applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." As a result of this election, the Company does not recognize compensation expense for its stock option plans. Had the Company determined compensation cost based on the fair value for its stock options at grant date, as set forth under SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                  1997    1996
                                                                 ------- -------
                                                                 (IN THOUSANDS,
                                                                   EXCEPT PER
                                                                 SHARE AMOUNTS)
   Net income:
     As reported................................................ $64,709 $53,589
     Pro forma.................................................. $63,909 $53,070
   Earnings per share:
     As reported
       Basic.................................................... $  3.73 $  3.12
       Diluted.................................................. $  3.64 $  3.09
     Pro forma
       Basic.................................................... $  3.68 $  3.09
       Diluted.................................................. $  3.59 $  3.06

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


     The fair value of each option grant is estimated at the grant date using the Black-Scholes option-pricing method with the following weighted-average assumptions used for grants in 1997 and 1996, respectively: dividend yield of 1.2% and 1.9%; expected volatility of 38.1% and 41.0%; risk-free interest rate of 6.3% and 6.5%; and expected life of six years. The weighted-average fair value of options granted during 1997 and 1996 was $12.79 and $6.57, respectively.

     Transactions involving stock options are summarized as follows:

                                                                        WEIGHTED
                                                                        AVERAGE
                                                              NUMBER    EXERCISE
                                                            OUTSTANDING  PRICE
                                                            ----------- --------
                                                               (IN THOUSANDS,
                                                              EXCEPT WEIGHTED-
                                                              AVERAGE EXERCISE
                                                                   PRICE)
   Balance at December 31, 1995............................
   Granted during 1996.....................................    1,005     $17.08
                                                               -----     ------
   Balance at December 31, 1996............................    1,005     $17.08
   Granted during 1997.....................................       69     $31.50
   Exercised during 1997...................................       97     $17.08
   Forfeited during 1997...................................       44     $17.08
                                                               -----     ------
   Balance at December 31, 1997............................      933     $18.15
                                                               =====     ======

     At December 31, 1997, the range of exercise prices was $17.08--$39.83 and the weighted-average remaining contractual life of outstanding options was six years. The number of options exercisable was 104,250 and the weighted-average exercise price of those options was $17.08. There were no options exercisable at December 31, 1996.

NOTE 12.

COMMITMENTS AND CONTINGENCIES:

     The Company leases certain office facilities, automobiles and equipment under operating leases, which for the most part are renewable. The majority of these leases also provide that the Company will pay insurance and taxes. In 1994, the Company entered into a sale-leaseback agreement with regard to certain furniture and equipment. Under the agreement, the Company agreed to lease the equipment for four years with minimum annual lease payments of $8.3 million.

     Future minimum rental payments under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997, are as follows (in thousands):

       1998............................................................ $ 71,522
       1999............................................................   53,280
       2000............................................................   31,836
       2001............................................................   21,535
       2002............................................................   16,889
       Later Years.....................................................   43,015
                                                                        --------
                                                                        $238,077
                                                                        ========

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


     Total rental expense for all operating leases and month-to-month rentals was $78.3 million, $63.9 million and $58.6 million for 1997, 1996 and 1995, respectively.

     The Company is involved in various routine legal proceedings related to its operations. While the ultimate disposition of each proceeding is not determinable, the Company does not believe that any of such proceedings will have a materially adverse effect on its financial condition or results of operations.

NOTE 13.

JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES:

     On April 22, 1997, the Company issued and sold $100.0 million of 8.5% trust preferred securities, due in 2012, through its wholly owned subsidiary, First American Capital Trust I. In connection with the subsidiary's issuance of the preferred securities, the Company issued to the subsidiary trust 8.5% subordinated interest notes, due 2012. The sole assets of the subsidiary are and will be the subordinated interest notes. The Company's obligations under the subordinated interest notes and related agreements, taken together, constitute a full and unconditional guarantee by the Company of the subsidiary's obligations under the preferred securities. Distributions payable on the securities are included as interest expense in the Company's consolidated income statement.

NOTE 14.

STOCKHOLDERS' EQUITY:

     On October 23, 1997, the Company adopted a Shareholder Rights Plan. Under the Rights Plan, after the close of business on November 15, 1997, each holder of the Company's common shares received a dividend distribution of one Right for each common share held. Each Right entitles the holder thereof to buy a preferred share fraction equal to 1/100,000 of a share of Series A Junior Participating Preferred Shares of the Company at an exercise price of $265 per preferred share fraction. Each fraction is designed to be equivalent in voting and dividend rights to one common share.

     The Rights will be exercisable and will trade separately from the common shares only if a person or group, with certain exceptions, acquires beneficial ownership of 15% or more of the Company's common shares or commences a tender or exchange offer that would result in such person or group beneficially owning 15% or more of the common shares then outstanding. The Company may redeem the Rights at $0.001 per Right at any time prior to the occurrence of one of these events. All Rights expire on October 23, 2007.

     Each Right will entitle its holder to purchase, at the Right's then-current exercise price, preferred share fractions (or other securities of the Company) having a value of twice the Right's exercise price. This amounts to the right to buy preferred share fractions of the Company at half price. Rights owned by the party triggering the exercise of Rights will be void and therefore will not be exercisable.

     In addition, if after any person has become a 15%-or-more stockholder, the Company is involved in a merger or other business combination transaction with another person in which the Company's common shares are changed or converted, or if the Company sells 50% or more of its assets or earning power to another person, each Right will entitle its holder to purchase, at the Right's then-current exercise price, common stock of such other person (or its parent) having a value of twice the Right's exercise price.

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


     On January 15, 1998, the Company distributed a 3-for-2 common stock split in the form of a 50% stock dividend. This resulted in an increase of 5,791,492 common shares outstanding with the par value of these additional shares being capitalized by a transfer from additional paid-in capital to the common stock account. This stock split has been reflected in the consolidated statements of stockholders' equity on a retroactive basis as of December 31, 1994. In order to effect the stock split, the Company increased its authorized shares from
24,000,000 to 36,000,000. All references in the consolidated financial statements with regards to common stock, additional paid-in capital, number of shares of common stock and per share amounts have been restated to reflect the stock split.

NOTE 15.

SUBSEQUENT EVENTS:

     On January 1, 1998, the Company formed a limited liability corporation ("LLC") with Experian Group ("Experian"). The purpose of the LLC is to combine certain operations of the Company's subsidiary, First American Real Estate Information Services, Inc., with Experian's Real Estate Solutions division ("RES"). The LLC is 80% owned by the Company and 20% owned by Experian. RES is a supplier of core real estate data, providing, among other things, property valuation information, title insurance, tax information and imaged title documents.

     This business combination has been accounted for under the purchase method of accounting and, accordingly, the purchase price will be allocated to the assets acquired and liabilities assumed based on the estimated fair values at January 1, 1998. In addition, as a result of the transaction, the Company will recognize a pretax gain of $33.0 million in the first quarter 1998. The operating results of the LLC will be included in the Company's consolidated financial statements commencing January 1, 1998.

NOTE 16.

SEGMENT FINANCIAL INFORMATION:

     The Company's operations include four reportable segments: title insurance, real estate information, home warranty and trust and banking. The title insurance segment issues policies which are insured statements of the condition of title to real property. The real estate information segment provides to lender customers the status of tax payments on real property securing their loans, credit information derived from at least two credit bureau sources, flood zone determination reports which provide information on whether or not a property is in a special flood hazard area, as well as other real estate-related information services. The home warranty segment issues one-year warranties which protect homeowners against defects in home fixtures. The trust and banking segment provides full-service trust and depository services, accepts deposits and makes real estate secured loans.

     The title insurance and real estate information segments operate through networks of offices nationwide. The Company provides its title services through both direct operations and agents throughout the United States. It also offers title services abroad in Australia, the Bahama Islands, Canada, Guam, Mexico, Puerto Rico, the U.S. Virgin Islands and the United Kingdom. Home warranty services are available in Arizona, California, Nevada, North Carolina, South Carolina, Texas, Utah and Washington. The trust, banking and thrift businesses operate in Southern California.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement is effective for 1998 and requires certain information about a company's operating segments and products and services. The Company believes that the adoption of SFAS No. 131 will not materially alter its segment disclosures and related information.

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     Selected financial information about the Company's operations by segment for each of the past three years is as follows:

                                                              DEPRECIATION
                                        PRETAX                    AND        CAPITAL
                           REVENUES  PROFIT (LOSS)   ASSETS   AMORTIZATION EXPENDITURES
                          ---------- ------------- ---------- ------------ ------------
                                                 (IN THOUSANDS)
1997
Title Insurance.........  $1,482,993   $ 95,636    $  656,622   $23,501      $39,190
Real Estate Information.     331,152     45,317       312,666    12,369       33,602
Home Warranty...........      51,005      9,741        81,444       424          768
Trust and Banking.......      20,007      4,062        83,423       604          676
Corporate...............       2,304    (31,643)       33,989     1,251          250
                          ----------   --------    ----------   -------      -------
                          $1,887,461   $123,113    $1,168,144   $38,149      $74,486
                          ==========   ========    ==========   =======      =======
1996
Title Insurance.........  $1,288,947   $ 66,056    $  584,800   $17,236      $30,082
Real Estate Information.     247,810     52,581       225,527     8,281       17,060
Home Warranty...........      41,927      8,178        67,622       296          277
Trust and Banking.......      17,839      3,728        72,473       438        1,366
Corporate...............       1,043    (24,678)       29,372       991
                          ----------   --------    ----------   -------      -------
                          $1,597,566   $105,865    $  979,794   $27,242      $48,785
                          ==========   ========    ==========   =======      =======
1995
Title Insurance.........  $1,052,823   $ 17,540    $  532,697   $13,356      $20,321
Real Estate Information.     147,004     19,690       182,499     6,205        7,984
Home Warranty...........      35,531      6,828        56,637       289          149
Trust and Banking.......      14,110      3,304        63,416       331        1,189
Corporate...............         748    (19,948)       38,529       609
                          ----------   --------    ----------   -------      -------
                          $1,250,216   $ 27,414    $  873,778   $20,790      $29,643
                          ==========   ========    ==========   =======      =======

     Corporate consists primarily of unallocated interest expense, minority interests, equity in earnings of affiliated companies and personnel and other operating expenses associated with the Company's home office facilities.

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

                      UNAUDITED QUARTERLY FINANCIAL DATA

                                                  QUARTER ENDED
                                   --------------------------------------------
                                   MARCH 31 JUNE 30  SEPTEMBER 30  DECEMBER 31
                                   -------- -------- ------------- ------------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Year Ended December 31, 1997
Revenues.......................... $382,877 $450,374   $501,848      $552,362
                                   ======== ========   ========      ========
Income before income taxes........ $  4,766 $ 30,216   $ 33,572      $ 37,655
                                   ======== ========   ========      ========
Net income........................ $  2,866 $ 18,516   $ 20,572      $ 22,755
                                   ======== ========   ========      ========
Net income per share (Note A):
  Basic........................... $    .17 $   1.06   $   1.19      $   1.31
                                   ======== ========   ========      ========
  Diluted......................... $    .16 $   1.05   $   1.16      $   1.27
                                   ======== ========   ========      ========
Year Ended December 31, 1996
Revenues.......................... $347,376 $413,374   $411,304      $425,512
                                   ======== ========   ========      ========
Income before income taxes........ $ 14,982 $ 32,827   $ 23,569      $ 17,811
                                   ======== ========   ========      ========
Net income........................ $  8,582 $ 19,427   $ 13,769      $ 11,811
                                   ======== ========   ========      ========
Net income per share (Note A):
  Basic........................... $    .50 $   1.13   $   0.80      $   0.69
                                   ======== ========   ========      ========
  Diluted......................... $    .50 $   1.13   $   0.79      $   0.67
                                   ======== ========   ========      ========

     The Company's primary business segments are cyclical in nature, with the spring and summer months historically being the strongest. However, interest rate adjustments by the Federal Reserve Board, as well as other economic factors, can cause unusual fluctuations in the Company's quarterly operating results. See Management's Discussion and Analysis in Part 1, Item 7 of this report for further discussion of the Company's results of operations.

     Note A--After adjustment for 3-for-2 stock split effected January 15, 1998, and restatement for the adoption of Statement of Financial Accounting Standards No. 128, "Earnings per Share."

                                                                      SCHEDULE I
                                                                          1 OF 1

                    THE FIRST AMERICAN FINANCIAL CORPORATION
                            AND SUBSIDIARY COMPANIES

       SUMMARY OF INVESTMENTS--OTHER THAN INVESTMENTS IN RELATED PARTIES

                               DECEMBER 31, 1997

              COLUMN A                 COLUMN B     COLUMN C      COLUMN D
              --------               ------------ ------------ ---------------
                                                               AMOUNT AT WHICH
                                                                SHOWN IN THE
         TYPE OF INVESTMENT              COST     MARKET VALUE  BALANCE SHEET
         ------------------          ------------ ------------ ---------------
Deposits with savings and loan
 associations and banks:
  Registrant........................ $     50,000 $     50,000  $     50,000
                                     ------------ ------------  ------------
  Consolidated...................... $ 29,029,000 $ 29,029,000  $ 29,029,000
                                     ------------ ------------  ------------
Debt securities:
  Registrant--None
  Consolidated
    U.S. Treasury securities........ $ 38,972,000 $ 39,718,000  $ 39,718,000
    Corporate securities............   54,884,000   55,579,000    55,579,000
    Obligations of states and
     political subdivisions.........   38,977,000   40,069,000    40,069,000
    Mortgage-backed securities......   16,186,000   16,137,000    16,137,000
                                     ------------ ------------  ------------
                                     $149,019,000 $151,503,000  $151,503,000
                                     ------------ ------------  ------------
Equity securities:
  Registrant--None
  Consolidated...................... $  8,019,000 $ 13,904,000  $ 13,904,000
                                     ------------ ------------  ------------
Other long-term investments:
  Registrant--None
  Consolidated...................... $ 35,047,000 $ 35,047,000  $ 35,047,000
                                     ------------ ------------  ------------
Total Investments:
  Registrant........................ $     50,000 $     50,000  $     50,000
                                     ============ ============  ============
  Consolidated...................... $221,114,000 $229,483,000  $229,483,000
                                     ============ ============  ============

                                                                     SCHEDULE II
                                                                          1 OF 4

                    THE FIRST AMERICAN FINANCIAL CORPORATION
                            AND SUBSIDIARY COMPANIES

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                         PARENT COMPANY BALANCE SHEETS

                                                           DECEMBER 31
                                                    --------------------------
                                                        1997          1996
                                                    ------------  ------------
                      ASSETS
                      ------
Cash and cash equivalents.......................... $  9,657,000  $  8,983,000
                                                    ------------  ------------
Stock of subsidiaries, at equity...................  624,690,000   532,128,000
                                                    ------------  ------------
Deposits with savings and loan associations and
 banks.............................................       50,000         0,000
                                                    ------------  ------------
Property and equipment, at cost:
  Land.............................................      425,000       425,000
  Buildings and building improvements..............    5,006,000     5,006,000
  Less--accumulated depreciation...................   (4,628,000)   (4,442,000)
                                                    ------------  ------------
                                                         803,000       989,000
                                                    ------------  ------------
Other assets.......................................    5,217,000     4,471,000
                                                    ------------  ------------
                                                    $640,417,000   546,621,000
                                                    ============  ============
       LIABILITIES AND STOCKHOLDERS' EQUITY
       ------------------------------------
Dividends payable.................................. $  2,376,000  $  2,118,000
                                                    ------------  ------------
Accrued expenses...................................    1,798,000       322,000
                                                    ------------  ------------
Payable to subsidiaries............................  114,143,000   146,268,000
                                                    ------------  ------------
Notes and contracts payable........................   10,688,000    45,448,000
                                                    ------------  ------------
Guaranteed preferred beneficial interests in
 Company's junior subordinated deferrable interest
 debentures........................................  100,000,000
                                                    ------------
Stockholders' equity:
  Preferred stock, $1 par value; Authorized--
   500,000 shares;
   Outstanding--None
  Common stock, $1 par value; Authorized--
   36,000,000 shares;
   Outstanding--17,374,000 and 17,331,000 shares...   17,374,000    17,331,000
  Additional paid-in capital.......................   43,953,000    43,643,000
  Retained earnings................................  344,645,000   288,754,000
  Net unrealized gain on securities................    5,440,000     2,737,000
                                                    ------------  ------------
    Total stockholders' equity.....................  411,412,000   352,465,000
                                                    ------------  ------------
                                                    $640,417,000  $546,621,000
                                                    ============  ============

                See Notes to Parent Company Financial Statements

                                                                     SCHEDULE II
                                                                          2 OF 4

                    THE FIRST AMERICAN FINANCIAL CORPORATION
                            AND SUBSIDIARY COMPANIES

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                      PARENT COMPANY STATEMENTS OF INCOME

                                                   YEAR ENDED DECEMBER 31
                                             -----------------------------------
                                                1997        1996        1995
                                             ----------- ----------- -----------
Revenues:
  Interest and other income................. $   501,000 $   891,000 $   837,000
  Equity in earnings of subsidiaries........  94,479,000  75,696,000  25,803,000
                                             ----------- ----------- -----------
                                              94,980,000  76,587,000  26,640,000
                                             ----------- ----------- -----------
Expenses:
  Interest..................................   7,450,000   3,635,000   5,040,000
  Depreciation..............................     186,000     186,000     185,000
  Other administrative expenses.............  22,635,000  19,177,000  13,828,000
                                             ----------- ----------- -----------
                                              30,271,000  22,998,000  19,053,000
                                             ----------- ----------- -----------
Net income.................................. $64,709,000 $53,589,000 $ 7,587,000
                                             =========== =========== ===========
Net income per share:
  Basic..................................... $      3.73 $      3.12 $      0.44
                                             =========== =========== ===========
  Diluted................................... $      3.64 $      3.09 $      0.44
                                             =========== =========== ===========
Weighted Average Shares:
  Basic.....................................  17,362,000  17,179,000  17,105,000
                                             =========== =========== ===========
  Diluted...................................  17,785,000  17,325,000  17,105,000
                                             =========== =========== ===========


                See Notes to Parent Company Financial Statements

                                                                     SCHEDULE II
                                                                          3 OF 4

                    THE FIRST AMERICAN FINANCIAL CORPORATION
                            AND SUBSIDIARY COMPANIES

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                    PARENT COMPANY STATEMENTS OF CASH FLOWS

                                               YEAR ENDED DECEMBER 31
                                       ----------------------------------------
                                           1997          1996          1995
                                       ------------  ------------  ------------
Cash flows from operating activities:
  Net income.........................  $ 64,709,000  $ 53,589,000  $  7,587,000
  Adjustments to reconcile net income
   to cash (used for) provided by
   operating activities--
    Depreciation.....................       186,000       186,000       185,000
    Expense relating to stock plans..     2,335,000     1,270,000     1,153,000
    Equity in earnings of
     subsidiaries, net of dividends..   (76,808,000)  (63,697,000)  (25,802,000)
    Other............................                                  (225,000)
  Changes in assets and liabilities,
   excluding effects of company
   acquisitions and noncash
   transactions--
    (Increase) decrease in other
     assets..........................      (746,000)      453,000       503,000
    Increase in dividends payable and
     accrued expenses................     1,734,000       174,000         7,000
    (Decrease) increase in
     intercompany accounts...........   (23,286,000)   23,369,000    40,509,000
                                       ------------  ------------  ------------
      Cash (used for) provided by
       operating activities..........   (31,876,000)   15,344,000    23,917,000
                                       ------------  ------------  ------------
Cash flows from investing activities:
  Capital contribution to subsidiary.   (21,342,000)
  Net increase in deposits with
   banks.............................                                   (50,000)
  Sales of equity securities.........                                 1,933,000
                                       ------------                ------------
      Cash (used for) provided by
       investing activities..........   (21,342,000)                  1,883,000
                                       ------------                ------------
Cash flows from financing activities:
  Proceeds from issuance of junior
   subordinated debentures...........   100,000,000
  Proceeds from exercise of stock
   options...........................     1,653,000
  Proceeds from issuance of stock to
   employee savings plan.............       980,000
  Repayment of debt..................   (34,760,000)  (14,313,000)  (11,121,000)
  Purchase of Company shares.........    (5,163,000)   (3,535,000)   (3,592,000)
  Cash dividends.....................    (8,818,000)   (7,928,000)   (6,850,000)
                                       ------------  ------------  ------------
      Cash provided by (used for)
       financing activities..........    53,892,000   (25,776,000)  (21,563,000)
                                       ------------  ------------  ------------
Net increase (decrease) in cash and
 cash equivalents....................       674,000   (10,432,000)    4,237,000
Cash and cash equivalents--
  Beginning of year..................     8,983,000    19,415,000    15,178,000
                                       ------------  ------------  ------------
  End of year........................  $  9,657,000  $  8,983,000  $ 19,415,000
                                       ============  ============  ============
Supplementary information:
  Cash paid during the year for
   interest..........................  $  5,973,000  $  3,835,000  $  4,986,000
Noncash investing and financing
 activities:
  Shares issued for benefits plans...  $  2,185,000  $  1,270,000  $  1,153,000
  Company acquisitions in exchange
   for common stock..................  $    548,000  $  7,558,000  $  2,712,000

                See Notes to Parent Company Financial Statements

                                                                    SCHEDULE II
                                                                         4 OF 4

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                 NOTES TO PARENT COMPANY FINANCIAL STATEMENTS

NOTE A

  The composition of Notes and Contracts Payable consists of:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1997        1996
                                                        ----------- -----------
   Secured notes payable to financial institutions....  $ 5,320,000 $37,250,000
   Trust deed notes with maturities through 2002,
    average rate of 10%. Secured by land and buildings
    with an aggregate net book
    value of $872,000.................................      623,000     759,000
   Other notes and contracts payable with maturities
    through 2000,
    average rate of 7%................................    4,745,000   7,439,000
                                                        ----------- -----------
                                                        $10,688,000 $45,448,000
                                                        =========== ===========

     The aggregate annual maturities for notes and contracts payable in each of the five years after December 31, 1997, are $5,711,000, $4,180,000, $582,000,
$136,000, and $79,000, respectively.

NOTE B

     The parent company files a consolidated tax return with its subsidiary companies in which it owns 80% or more of the outstanding stock. The current and cumulative tax effects relating to the operations of the parent company are reflected in the accounts of First American Title Insurance Company.

                                                                    SCHEDULE III
                                                                          1 OF 2

                    THE FIRST AMERICAN FINANCIAL CORPORATION
                            AND SUBSIDIARY COMPANIES

                      SUPPLEMENTARY INSURANCE INFORMATION

                             BALANCE SHEET CAPTIONS

COLUMN A                                 COLUMN B        COLUMN C     COLUMN D
--------                             ----------------- ------------ ------------
                                      DEFERRED POLICY     CLAIMS      DEFERRED
SEGMENT                              ACQUISITION COSTS   RESERVES     REVENUES
-------                              ----------------- ------------ ------------
1997
Title Insurance.....................                   $238,141,000 $  2,151,000
Real Estate Information.............    $19,700,000       9,238,000   75,391,000
Home Warranty.......................      5,316,000       3,357,000   26,582,000
Trust and Banking...................                         90,000
Corporate...........................
                                        -----------    ------------ ------------
  Total.............................    $25,016,000    $250,826,000 $104,124,000
                                        ===========    ============ ============

1996
Title Insurance.....................                   $237,596,000 $  4,396,000
Real Estate Information.............    $20,889,000       4,880,000   79,401,000
Home Warranty.......................      3,864,000       2,769,000   20,336,000
Trust and Banking...................
Corporate...........................
                                        -----------    ------------ ------------
  Total.............................    $24,753,000    $245,245,000 $104,133,000
                                        ===========    ============ ============

                                                                    SCHEDULE III
                                                                          2 OF 2

                    THE FIRST AMERICAN FINANCIAL CORPORATION
                            AND SUBSIDIARY COMPANIES

                      SUPPLEMENTARY INSURANCE INFORMATION

                           INCOME STATEMENT CAPTIONS

        COLUMN A             COLUMN F     COLUMN G     COLUMN H     COLUMN I     COLUMN J
        --------          -------------- -----------  ----------- ------------ ------------
                                                                  AMORTIZATION
                                                                  OF DEFERRED
                                             NET                     POLICY       OTHER
                            OPERATING    INVESTMENT      LOSS     ACQUISITION   OPERATING
        SEGMENT              REVENUES      INCOME      PROVISION     COSTS       EXPENSES
        -------           -------------- -----------  ----------- ------------ ------------
1997
Title Insurance.........  $1,461,967,000 $21,026,000  $52,924,000              $247,579,000
Real Estate Information.     331,372,000    (220,000)   9,874,000  $7,532,000   135,453,000
Home Warranty...........      46,859,000   4,146,000   27,338,000     562,000     1,509,000
Trust and Banking.......      20,007,000                  187,000                 8,093,000
Corporate...............                   2,304,000                             10,591,000
                          -------------- -----------  -----------  ----------  ------------
  Total.................  $1,860,205,000 $27,256,000  $90,323,000  $8,094,000  $403,225,000
                          ============== ===========  ===========  ==========  ============
1996
Title Insurance.........  $1,268,233,000 $20,714,000  $58,909,000              $216,091,000
Real Estate Information.     246,745,000   1,065,000    4,453,000  $7,113,000    84,136,000
Home Warranty...........      38,351,000   3,576,000   23,055,000     665,000       658,000
Trust and Banking.......      17,839,000                   70,000                 6,982,000
Corporate...............                   1,043,000                              7,064,000
                          -------------- -----------  -----------  ----------  ------------
  Total.................  $1,571,168,000 $26,398,000  $86,487,000  $7,778,000  $314,931,000
                          ============== ===========  ===========  ==========  ============
1995
Title Insurance.........  $1,034,789,000 $18,034,000  $68,338,000              $186,876,000
Real Estate Information.     145,755,000   1,249,000    3,166,000  $5,891,000    53,636,000
Home Warranty...........      32,531,000   3,000,000   18,857,000   1,748,000        95,000
Trust and Banking.......      14,110,000                   26,000                 5,650,000
Corporate...............                     748,000                              3,927,000
                          -------------- -----------  -----------  ----------  ------------
  Total.................  $1,227,185,000 $23,031,000  $90,387,000  $7,639,000  $250,184,000
                          ============== ===========  ===========  ==========  ============

                                                                     SCHEDULE IV
                                                                          1 OF 1

                    THE FIRST AMERICAN FINANCIAL CORPORATION
                            AND SUBSIDIARY COMPANIES

                                  REINSURANCE

             TITLE
           INSURANCE
           OPERATING                              TITLE          PERCENTAGE
            REVENUES     CEDED TO   ASSUMED     INSURANCE        OF AMOUNT
             BEFORE       OTHER    FROM OTHER   OPERATING        ASSUMED TO
SEGMENT   REINSURANCE   COMPANIES  COMPANIES     REVENUES    OPERATING REVENUES
-------  -------------- ---------- ---------- -------------- ------------------
1997.... $1,461,551,000 $3,609,000 $4,025,000 $1,461,967,000        0.3%
         ============== ========== ========== ==============        ===
1996.... $1,267,309,000 $2,094,000 $3,018,000 $1,268,233,000        0.2%
         ============== ========== ========== ==============        ===
1995.... $1,034,435,000 $2,840,000 $3,194,000 $1,034,789,000        0.3%
         ============== ========== ========== ==============        ===

                                                                     SCHEDULE V
                                                                         1 OF 3

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

                       VALUATION AND QUALIFYING ACCOUNTS

                         YEAR ENDED DECEMBER 31, 1997

        COLUMN A            COLUMN B          COLUMN C              COLUMN D        COLUMN E
        --------          ------------ -----------------------     -----------    ------------
                                              ADDITIONS
                                       -----------------------
                           BALANCE AT  CHARGED TO  CHARGED TO      DEDUCTIONS      BALANCE AT
                           BEGINNING    COSTS AND     OTHER           FROM           END OF
      DESCRIPTION          OF PERIOD    EXPENSES    ACCOUNTS         RESERVE         PERIOD
      -----------         ------------ ----------- -----------     -----------    ------------
Reserve deducted from
 accounts receivable:
  Registrant--None
  Consolidated..........  $  5,351,000 $ 4,510,000                 $ 2,259,000(A) $  7,602,000
                          ============ ===========                 ===========    ============
Reserve for title losses
 and other claims:
  Registrant--None
  Consolidated..........  $245,245,000 $90,323,000 $(4,633,000)(B) $80,109,000(C) $250,826,000
                          ============ =========== ===========     ===========    ============
Reserve deducted from
 loans receivable:
  Registrant--None
  Consolidated..........  $  1,050,000 $   243,000                 $   108,000(A) $  1,185,000
                          ============ ===========                 ===========    ============
Reserve deducted from
 assets acquired in
 connection with claim
 settlements:
  Registrant--None
  Consolidated..........  $ 10,278,000             $ 4,678,000     $ 3,821,000(D) $ 11,135,000
                          ============             ===========     ===========    ============
Reserve deducted from
 deferred income taxes:
  Registrant--None
  Consolidated..........  $    438,000                             $   438,000(E)
                          ============                             ===========
Reserve deducted from
 other assets:
  Registrant--None
  Consolidated..........  $  1,387,000 $   640,000                 $   220,000(D) $  1,807,000
                          ============ ===========                 ===========    ============

--------
Note A--Amount represents accounts written off, net of recoveries.
Note B--Amount represents $45,000 in purchase accounting adjustments, net of a reclassification of $4,678,000 to the reserve for assets acquired in connection with claim settlements.
Note C--Amount represents claim payments, net of recoveries.
Note D--Amount represents elimination of reserve in connection with disposition and/or revaluation of the related asset.
Note E--Amount represents elimination of reserve in connection with the expiration of the related temporary differences.

                                                                     SCHEDULE V
                                                                         2 OF 3

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

                       VALUATION AND QUALIFYING ACCOUNTS

                         YEAR ENDED DECEMBER 31, 1996

        COLUMN A            COLUMN B          COLUMN C               COLUMN D        COLUMN E
        --------          ------------ -----------------------     ------------    ------------
                                              ADDITIONS
                                       -----------------------
                           BALANCE AT  CHARGED TO  CHARGED TO                       BALANCE AT
                           BEGINNING    COSTS AND     OTHER         DEDUCTIONS        END OF
      DESCRIPTION          OF PERIOD    EXPENSES    ACCOUNTS       FROM RESERVE       PERIOD
      -----------         ------------ ----------- -----------     ------------    ------------
Reserve deducted from
 accounts receivable:
  Registrant--None
   Consolidated.........  $  5,970,000 $ 4,386,000                 $ 5,005,000(A)  $  5,351,000
                          ============ ===========                 ===========     ============
Reserve for title losses
 and other claims:
  Registrant--None
   Consolidated.........  $238,161,000 $86,487,000 $(4,915,000)(B) $74,488,000(C)  $245,245,000
                          ============ =========== ===========     ===========     ============
Reserve deducted from
 loans receivable:
  Registrant--None
   Consolidated.........  $  1,344,000 $   433,000                 $   727,000(A)  $  1,050,000
                          ============ ===========                 ===========     ============
Reserve deducted from
 other investments:
  Registrant--None
   Consolidated.........  $    353,000                             $   353,000(D)
                          ============                             ===========
Reserve deducted from
 assets acquired in
 connection with claim
 settlements:
  Registrant--None
   Consolidated.........  $ 11,246,000             $ 4,948,000     $ 5,916,000(D)  $ 10,278,000
                          ============             ===========     ===========     ============
Reserve deducted from
 deferred income taxes:
  Registrant--None
   Consolidated.........  $    856,000                             $   418,000(E)  $    438,000
                          ============                             ===========     ============
Reserve deducted from
 other assets:
  Registrant--None
   Consolidated.........  $  1,420,000 $     2,000                 $    35,000(D)  $  1,387,000
                          ============ ===========                 ===========     ============

--------
Note A--Amount represents accounts written off, net of recoveries.

Note B--Amount represents $33,000 in purchase accounting adjustments, net of a reclassification of $4,948,000 to the reserve for assets acquired in connection with claim settlements.

Note C--Amount represents claim payments, net of recoveries.

Note D--Amount represents elimination of reserve in connection with disposition and/or revaluation of the related asset.

Note E--Amount represents elimination of reserve in connection with the expiration of the related temporary differences.

                                                                     SCHEDULE V
                                                                         3 OF 3
                   THE FIRST AMERICAN FINANCIAL CORPORATION
                           AND SUBSIDIARY COMPANIES

                       VALUATION AND QUALIFYING ACCOUNTS

                         YEAR ENDED DECEMBER 31, 1995

        COLUMN A            COLUMN B          COLUMN C            COLUMN D        COLUMN E
        --------          ------------ ----------------------    -----------    ------------
                                             ADDITIONS
                                       ----------------------
                           BALANCE AT  CHARGED TO  CHARGED TO    DEDUCTIONS      BALANCE AT
                           BEGINNING    COSTS AND    OTHER          FROM           END OF
      DESCRIPTION          OF PERIOD    EXPENSES    ACCOUNTS       RESERVE         PERIOD
      -----------         ------------ ----------- ----------    -----------    ------------
Reserve deducted from
 accounts receivable:
  Registrant--None
   Consolidated.........  $  4,022,000 $ 2,965,000               $ 1,017,000(A) $  5,970,000
                          ============ ===========               ===========    ============
Reserve for title losses
 and other claims:
  Registrant--None
   Consolidated.........  $206,743,000 $90,387,000 $7,004,000(B) $65,973,000(C) $238,161,000
                          ============ =========== ==========    ===========    ============
Reserve deducted from
 loans receivable:
  Registrant--None
   Consolidated.........  $    950,000 $   562,000               $   168,000(A) $  1,344,000
                          ============ ===========               ===========    ============
Reserve deducted from
 other investments:
  Registrant--None
   Consolidated.........  $    353,000                                          $    353,000
                          ============                                          ============
Reserve deducted from
 assets acquired in
 connection with claim
 settlements:
  Registrant--None
   Consolidated.........  $ 12,354,000             $3,019,000    $ 4,127,000(D) $ 11,246,000
                          ============             ==========    ===========    ============
Reserve deducted from
 deferred income taxes:
  Registrant--None
   Consolidated.........  $  2,880,000                           $ 2,024,000(E) $    856,000
                          ============                           ===========    ============
Reserve deducted from
 other assets:
  Registrant--None
   Consolidated.........  $  1,342,000 $    84,000               $     6,000    $  1,420,000
                          ============ ===========               ===========    ============

--------
Note A--Amount represents accounts written off, net of recoveries.
Note B--Amount represents $10,023,000 in purchase accounting adjustments, net of a reclassification of $3,019,000 to the reserve for assets acquired in connection with claim settlements.
Note C--Amount represents claim payments, net of recoveries.
Note D--Amount represents elimination of reserve in connection with disposition and/or revaluation of the related asset.
Note E--Amount represents elimination of reserve in connection with the expiration of the related temporary differences.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

  None

                                   PART III

     The information required by Items 10 through 13 of this report is set forth in the sections entitled "Security Ownership of Certain Beneficial Owners," "Election of Directors," "Security Ownership of Management," "Executive Compensation," "Report of the Compensation Committee on Executive Compensation," "Comparative Cumulative Total Return to Shareholders," "Executive Officers" and "Compliance With Section 16(a) of the Securities Exchange Act of 1934" in the Company's definitive proxy statement, which sections are incorporated in this report and made a part hereof by reference. The definitive proxy statement will be filed no later than 120 days after close of Registrant's fiscal year.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

  (a) 1. & 2. Financial Statements and Financial Statement Schedules

          The Financial Statements and Financial Statement Schedules filed as part of this report are listed in the accompanying index at page 20 in "Item 8" of Part II of this report.

       3. Exhibits (Each management contract or compensatory plan or arrangement in which any director or named executive officer of The First American Financial Corporation, as defined by Item 402(a)(3) of Regulation S-K (17 C.F.R. (S)229.402(a)(3)), participates that is included among the exhibits listed below is identified by an asterisk (*).)

   (3)(a) Restated Articles of Incorporation of The First American Financial
          Corporation dated January 1, 1998.
   (4)(a) Amended and Restated Credit Agreement dated as of July 29, 1997, incorporated by reference herein from Exhibit (4.4) of Quarterly
          Report on Form 10-Q for the quarter ended June 30, 1997.
   (4)(b) Amendment No. 1 dated as of November 10, 1997, to Amended and
          Restated Credit Agreement dated as of July 29, 1997, incorporated by reference herein from Exhibit (4.1) of Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.
   (4)(c) Rights Agreement, dated as of October 23, 1997, incorporated by reference herein from Exhibit 4 of Registration Statement on Form 8-A dated November 7, 1997.
   (4)(d) Junior Subordinated Indenture, dated as of April 22, 1997, incorporated by reference herein from Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.
   (4)(e) Form of New 8.50% Junior Subordinated Deferrable Interest Debenture, incorporated by reference herein from Exhibit 4.2 of Registration
          Statement on Form S-4 dated September 18, 1997.
   (4)(f) Certificate of Trust of First American Capital Trust I, incorporated by reference herein from Exhibit 4.3 of Registration Statement on Form S-4 dated September 18, 1997.
   (4)(g) Declaration of Trust of First American Capital Trust I dated as of
          April 11, 1997, incorporated by reference herein from Exhibit 4.4 of Registration Statement on Form S-4 dated September 18, 1997.

    (4)(h)  Amended and Restated Declaration of Trust of First American Capital
            Trust I dated as of April 22, 1997, incorporated by reference herein from Exhibit 4.3 of Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.
    (4)(i)  Form of New 8.50% Capital Security (Liquidation Amount $1,000 per
            Capital Security), incorporated by reference herein from Exhibit
            4.6 of Registration Statement on Form S-4 dated September 18, 1997.
    (4)(j) Form of New Guarantee Agreement, incorporated by reference herein from Exhibit 4.7 of Registration Statement on Form S-4 dated
            September 18, 1997.
   *(10)(a) Description of Stock Bonus Plan, as amended, incorporated by reference herein from Exhibit (10)(a) of Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
   *(10)(b) Executive Supplemental Benefit Plan dated April 10, 1986, and
            Amendment No. 1 thereto dated October 1, 1986, incorporated by reference herein from Exhibit (10)(b) of Annual Report on Form 10-K for the fiscal year ended December 31, 1988.
   *(10)(c) Amendment No. 2, dated March 22, 1990, to Executive Supplemental
            Benefit Plan, incorporated by reference herein from Exhibit (10)(c) of Annual Report on Form 10-K for the fiscal year ended December
            31, 1989.
   *(10)(d) Management Supplemental Benefit Plan dated July 20, 1988, incorporated by reference herein from Exhibit (10) of Quarterly
            Report on Form 10-Q for the quarter ended June 30, 1992.
   *(10)(e) Pension Restoration Plan (effective as of January 1, 1994), incorporated by reference herein from Exhibit (10)(e) of Annual
            Report on Form 10-K for the fiscal year ended December 31, 1996.
   *(10)(f) 1996 Stock Option Plan, incorporated by reference herein from
            Exhibit 4 of Registration Statement on Form S-8 dated December 30,
            1996.
   *(10)(g) 1997 Directors' Stock Plan, incorporated by reference herein from
            Exhibit 4.1 of Registration Statement on Form S-8 dated December
            11, 1997.
    (10)(h) Registration Rights Agreement dated April 22, 1997, incorporated by reference herein from Exhibit (10.1) of Quarterly Report on Form
            10-Q for the quarter ended June 30, 1997.
    (21)    Subsidiaries of the registrant.
    (23)    Consent of Independent Accountants.
    (27)    Financial Data Schedule.

  (b) Reports on Form 8-K

     During the last quarter of the period covered by this report, the Company filed a Current Report on Form 8-K dated November 7, 1997, reporting that the Company has adopted a shareholder rights plan and, in connection therewith, declared a dividend of Rights to Purchase $1.00 par value Series A Junior Participating Preferred Shares.

                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 THE FIRST AMERICAN FINANCIAL
                                   CORPORATION (Registrant)

                                            /s/ Parker S. Kennedy
                               By: ______________________________________
                                              Parker S. Kennedy
                                                   President
                                        (Principal Executive Officer)

                                 Date: March 20, 1998

                                             /s/ Thomas A. Klemens
                               By: ______________________________________
                                                Thomas A. Klemens
                                            Executive Vice President,
                                              Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

                                          Date: March 20, 1998

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the date indicated.

             SIGNATURE                           TITLE                  DATE
             ---------                           -----                  ----

        /s/ D.P. Kennedy             Chairman and Director         March 20, 1998
____________________________________
            D.P. Kennedy

     /s/ Parker S. Kennedy           President and Director        March 20, 1998
____________________________________
         Parker S. Kennedy

     /s/ Thomas A. Klemens           Executive Vice President,     March 20, 1998
____________________________________  Chief Financial Officer
         Thomas A. Klemens

                                     Director
____________________________________
         George L. Argyros

       /s/ Gary J. Beban             Director                      March 20, 1998
____________________________________
           Gary J. Beban

      /s/ J. David Chatham           Director                      March 20, 1998
____________________________________
          J. David Chatham

      /s/ William G. Davis           Director                      March 20, 1998
____________________________________
          William G. Davis


             SIGNATURE                           TITLE                  DATE
             ---------                           -----                  ----

       /s/ James L. Doti             Director                      March 20, 1998
____________________________________
           James L. Doti

   /s/ Lewis W. Douglas, Jr.         Director                      March 20, 1998
____________________________________
       Lewis W. Douglas, Jr.

      /s/ Paul B. Fay, Jr.           Director                      March 20, 1998
____________________________________
          Paul B. Fay, Jr.

        /s/ Dale F. Frey             Director                      March 20, 1998
____________________________________
            Dale F. Frey

      /s/ Anthony R. Moiso           Director                      March 20, 1998
____________________________________
          Anthony R. Moiso

                                     Director
____________________________________
         Rudolph J. Munzer

      /s/ Frank E. O'Bryan           Director                      March 20, 1998
____________________________________
          Frank E. O'Bryan

      /s/ Roslyn B. Payne            Director                      March 20, 1998
____________________________________
          Roslyn B. Payne

                                     Director
____________________________________
          D. Van Skilling

   /s/ Virginia M. Ueberroth         Director                      March 20, 1998
____________________________________
       Virginia M. Ueberroth


                                 EXHIBIT INDEX


                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                          DESCRIPTION                            PAGE
 -------                        -----------                        ------------

 (3)(a) Restated Articles of Incorporation of The First American Financial Corporation dated January 1, 1998.
 (4)(a) Amended and Restated Credit Agreement dated as of July 29, 1997, incorporated by reference herein from Exhibit (4.4) of Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.
 (4)(b) Amendment No. 1 dated as of November 10, 1997, to Amended and Restated Credit Agreement dated as of July 29, 1997, incorporated by reference herein from Exhibit (4.1) of Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.
 (4)(c) Rights Agreement, dated as of October 23, 1997, incorporated by reference herein from Exhibit 4 of Registration Statement on Form 8-A dated November 7, 1997.
 (4)(d) Junior Subordinated Indenture, dated as of April 22, 1997, incorporated by reference herein from Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.
 (4)(e) Form of New 8.50% Junior Subordinated Deferrable Interest Debenture, incorporated by reference herein from Exhibit 4.2 of Registration Statement on Form S-4 dated September 18, 1997.
 (4)(f) Certificate of Trust of First American Capital Trust I, incorporated by reference herein from Exhibit 4.3 of Registration Statement on Form S-4 dated September 18, 1997.
 (4)(g) Declaration of Trust of First American Capital Trust I dated as of April 11, 1997, incorporated by reference herein from Exhibit 4.4 of Registration Statement on Form S-4 dated September 18, 1997.
 (4)(h) Amended and Restated Declaration of Trust of First American Capital Trust I dated as of April 22, 1997, incorporated by reference herein from Exhibit 4.3 of Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.
 (4)(i) Form of New 8.50% Capital Security (Liquidation Amount $1,000 per Capital Security), incorporated by reference herein from Exhibit 4.6 of Registration Statement on Form S-4 dated September 18, 1997.
 (4)(j) Form of New Guarantee Agreement, incorporated by reference herein from Exhibit 4.7 of Registration Statement on Form S-4 dated September 18, 1997.
*(10)(a) Description of Stock Bonus Plan, as amended, incorporated by reference herein from Exhibit (10)(a) of Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
*(10)(b) Executive Supplemental Benefit Plan dated April 10, 1986, and Amendment No. 1 thereto dated October 1, 1986, incorporated by reference herein from Exhibit
          (10)(b) of Annual Report on Form 10-K for the fiscal year ended December 31, 1988.
*(10)(c) Amendment No. 2, dated March 22, 1990, to Executive Supplemental Benefit Plan, incorporated by reference herein from Exhibit (10)(c) of Annual Report on Form 10-K for the fiscal year ended December 31, 1989.
*(10)(d) Management Supplemental Benefit Plan dated July 20, 1988, incorporated by reference herein from Exhibit
          (10) of Quarterly Report on Form 10-Q for the quarter ended June 30, 1992.
*(10)(e)  Pension Restoration Plan (effective as of January 1,
          1994), incorporated by reference herein from Exhibit
          (10)(e) of Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                          DESCRIPTION                            PAGE
 -------                        -----------                        ------------

 *(10)(f) 1996 Stock Option Plan, incorporated by reference herein from Exhibit 4 of Registration Statement on Form S-8 dated December 30, 1996.
 *(10)(g) 1997 Directors' Stock Plan, incorporated by reference herein from Exhibit 4.1 of Registration Statement on Form S-8 dated December 11, 1997.
  (10)(h) Registration Rights Agreement dated April 22, 1997, incorporated by reference herein from Exhibit (10.1) of Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.
  (21)    Subsidiaries of the registrant.
  (23)    Consent of Independent Accountants.
  (27)    Financial Data Schedule.